        Exhibit 10.1

Execution Version

FOURTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
FOURTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 27, 2025, among NRG Energy, Inc., a Delaware corporation (the “Parent Borrower”), APX Group LLC, a Delaware limited liability company (“APX” and, together with the Parent Borrower, the “Borrowers” and each, individually, a “Borrower”), the Lenders party hereto constituting the Required Lenders under the Credit Agreement immediately prior to giving effect to this Fourteenth Amendment (as defined below) on the Amendment Effective Date (as defined below), the 2025 New Revolving Lenders (as defined below) and Citicorp North America, Inc., as administrative agent (in such capacity and together with its successors, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors, the “Collateral Agent”), which shall constitute the Fourteenth Amendment (this “Fourteenth Amendment”) to the Second Amended and Restated Credit Agreement, dated as of June 30, 2016 (as amended by the First Amendment Agreement, dated as of January 24, 2017, the Second Amendment Agreement, dated as of March 21, 2018, the Third Amendment Agreement, dated as of May 7, 2018, the Joinder Agreement, dated as of November 8, 2018, the Fourth Amendment, dated as of May 28, 2019, the Fifth Amendment Agreement, dated as of August 20, 2020, the Sixth Amendment, dated as of February 14, 2023, the Seventh Amendment, dated as of March 13, 2023, the Eighth Amendment, dated as of April 16, 2024, the Ninth Amendment, dated as of April 22, 2024, the Tenth Amendment, dated as of October 30, 2024, the Eleventh Amendment, dated as of October 30, 2024, the Twelfth Amendment, dated as of November 26, 2024, the Thirteenth Amendment, dated as of December 20, 2024, and as further amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the Amendment Effective Date (as defined below), the “Credit Agreement”), among, inter alios, the Borrowers, the lenders and issuing banks from time to time party thereto, the Administrative Agent and the Collateral Agent.
RECITALS
A.Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement or Amended Credit Agreement (as defined below), as applicable.
B.The Borrowers have requested that the Credit Agreement be amended to (i) establish New Revolving Commitments in an aggregate amount equal to $390,080,000 (the “2025 New Revolving Commitments”), which New Revolving Commitments shall constitute an increase to, and be of the same Class of Revolving Commitments as, the existing Tranche C Revolving Commitments after giving effect to this Fourteenth Amendment on the Amendment Effective Date, and (ii) make certain other modifications to the Credit Agreement, in each case, as more fully set forth herein.
C.Upon executing and delivering a signature page to this Fourteenth Amendment, (i) each of the Lenders party hereto (including the 2025 New Revolving Lenders) will, by the fact of such execution and delivery, be deemed, upon the Amendment Effective Date, to have irrevocably agreed to the terms of this Fourteenth Amendment and the Amended Credit Agreement, and (ii) the 2025 New

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Revolving Lenders will, by the fact of such execution and delivery, be deemed, upon the Amendment Effective Date, to have irrevocably committed to provide New Revolving Commitments (and make Revolving Loans and participate in Letters of Credit with respect thereto) to the Borrowers on and after the Amendment Effective Date, in each case, on the terms and subject to the conditions to availability of such New Revolving Commitments set forth herein and in the Amended Credit Agreement.
D.Upon executing and delivering a signature page to this Fourteenth Amendment, each Borrower, the Administrative Agent and the Collateral Agent will, by the fact of such execution and delivery, be deemed, upon the Amendment Effective Date, to have irrevocably agreed to the terms of this Fourteenth Amendment and the Amended Credit Agreement.
    NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
Article I.
Article II.amendment TO CREDIT AGREEMENT
Section 2.01Subject to the satisfaction of the conditions set forth in Section 4.1 hereof, effective as of the Amendment Effective Date, the parties party hereto hereby agree that:
(a)Amendments to Credit Agreement. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in the form attached hereto as Annex A (the Credit Agreement, as so amended, the “Amended Credit Agreement”), except that any Schedule, Exhibit or other attachment to the Credit Agreement not amended pursuant to the terms of this Fourteenth Amendment or otherwise included as part of Annex A hereto shall remain in full force and effect without any amendment or other modification thereto.
(b)Amendment to Schedules 1.01(e) and 2.23(b). Existing Schedules 1.01(e) and 2.23(b) to the Credit Agreement are amended and restated in their entirety in the forms attached hereto as Annex B and Annex C, respectively.
Article III.
2025 NEW REVOLVING COMMITMENTS; NEW ISSUING BANK; ADMINISTRATIVE AGENT AUTHORIZATION
Section 3.012025 New Revolving Commitments.
(a)In accordance with Section 2.24 of the Credit Agreement, and subject to the satisfaction of the conditions set forth in Section 4.1 hereof and the terms and conditions set forth in the Amended Credit Agreement, on (and after) the effectiveness of this Fourteenth Amendment on the Amendment Effective Date, each Person that executes and delivers a signature page to this Fourteenth Amendment as a “2025 New Revolving Lender” (each, a “2025 New Revolving Lender” and collectively, the “2025 New Revolving Lenders”) hereby irrevocably (A) commits to provide to the Borrowers Revolving Commitments under the Amended Credit Agreement in an aggregate amount equal to the amount set forth opposite each such 2025 New Revolving Lender’s name under the heading “Tranche C Revolving Commitments” on Schedule 1.01(e) attached hereto as Annex B and (B) agrees at any time and from time to time prior to the Tranche C Revolving Termination Date to make Revolving Loans and to
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participate in Letters of Credit in the amount of its Revolving Commitments. For the avoidance of doubt, (i) the 2025 New Revolving Commitments of each of Truist Bank and KeyBank National Association, in each case, as a 2025 New Revolving Lender after giving effect to this Fourteenth Amendment on the Amendment Effective Date, shall be limited to the increase to each 2025 New Revolving Lender’s Tranche C Revolving Commitments immediately prior thereto and (ii) the Tranche C Revolving Commitment listed in Annex B for each 2025 New Revolving Lender reflects the sum of each 2025 New Revolving Lender’s 2025 New Revolving Commitment and its Tranche C Revolving Commitment immediately prior to the Amendment Effective Date.
(b)The parties hereto acknowledge and agree that, as of the Amendment Effective Date, (A) each 2025 New Revolving Lender shall be a “Lender”, a “Revolving Lender”, a “Tranche C Revolving Lender”, a “2025 New Revolving Lender” and a “Secured Party” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations, and shall have all the rights, of a Lender, a Revolving Lender, a Tranche C Revolving Lender, a 2025 New Revolving Lender and a Secured Party, as applicable, thereunder, and (B) the 2025 New Revolving Commitments established hereby (and, when funded, the related Revolving Loans) shall (I) constitute an increase to, and become a part of, the existing Class of Tranche C Revolving Commitments (and Revolving Loans), and (II) be subject to the same terms and conditions applicable to the existing Tranche C Revolving Commitments (and Revolving Loans), in each case, under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents.
(c)The commitments and undertakings of each 2025 New Revolving Lender with respect to its respective 2025 New Revolving Commitments and its portion of the Tranche C Revolving Commitments represented thereby are several and not joint and each such 2025 New Revolving Lender shall not be responsible for any other Revolving Lender’s failure to provide Tranche C Revolving Commitments (or Revolving Loans).
(d)As of the Amendment Effective Date, (i) the Administrative Agent shall reallocate all Revolving Loans outstanding immediately prior to the Amendment Effective Date among all the Revolving Lenders (including the 2025 New Revolving Lenders) such that each Revolving Lender (including each 2025 New Revolving Lender) holds its pro rata share of such Revolving Loans in accordance with its Pro Rata Percentage (determined after giving effect to the establishment of the 2025 New Revolving Commitments effected hereby) and (ii) there shall be an automatic adjustment to the Pro Rata Percentage of each Revolving Lender (including the 2025 New Revolving Lenders) in the aggregate Revolving L/C Exposure to reflect the new Pro Rata Percentage of each Revolving Lender (including each 2025 New Revolving Lender) in the aggregate Revolving L/C Exposure resulting from the establishment of the 2025 New Revolving Commitments effected hereby.
(e)Each 2025 New Revolving Lender represents and warrants that it is sophisticated with respect to decisions to provide assets of the type represented by the 2025 New Revolving Commitments established hereby and either it, or the Person exercising discretion in making its decision to provide its 2025 New Revolving Commitments (and any Revolving Loans relating thereto), if any, is experienced in providing assets of such type.
(f)Each 2025 New Revolving Lender represents and warrants that it has received a copy of the Amended Credit Agreement and the other Loan Documents and has received or has been afforded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Fourteenth Amendment and to provide its 2025 New Revolving Commitments.
Section 3.02New Issuing Bank. The Borrowers hereby designate The Bank of Nova Scotia as an Issuing Bank as contemplated by Section 2.23(k) of the Credit Agreement. Each of the Borrowers, the Administrative Agent and The Bank of Nova Scotia agrees that, on and after the Amendment Effective
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Date, The Bank of Nova Scotia (and its Affiliates) will become an Issuing Bank for all purposes under the Amended Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations, and shall have all the rights, of an Issuing Bank thereunder.
Section 3.03Administrative Agent Authorization. The Borrowers and the 2025 New Revolving Lenders authorize the Administrative Agent to (i) determine all amounts, percentages and other information with respect to the Commitments and Loans of the 2025 New Revolving Lenders, which amounts, percentages and other information may be determined only upon receipt by the Administrative Agent of the signature pages of the 2025 New Revolving Lenders and (ii) enter and complete all such amounts, percentages and other information in the Amended Credit Agreement, as appropriate. The Administrative Agent’s determination and entry and completion shall be conclusive and shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Borrowers under the Amended Credit Agreement, in each case, absent clearly demonstrable error. For the avoidance of doubt, the provisions of Article VIII and Section 9.05 of each of the Credit Agreement and the Amended Credit Agreement shall apply to any determination, entry or completion made by the Administrative Agent pursuant to this Section 2.3.
Article IV.
REPRESENTATIONS AND WARRANTIES.
Section 4.01To induce the Administrative Agent, the Collateral Agent, each 2025 New Revolving Lender and each other Lender party hereto to enter into this Fourteenth Amendment, the Borrowers and each Subsidiary Guarantor represent and warrant to the Administrative Agent, the Collateral Agent, each such 2025 New Revolving Lender and each such other Lender that, as of the Amendment Effective Date:
(a)Each of the Borrowers and the Subsidiary Guarantors has all requisite power and authority, and the legal right, to enter into this Fourteenth Amendment, and to carry out the transactions contemplated by, and perform its obligations under, this Fourteenth Amendment, the Amended Credit Agreement and the other Loan Documents.
(b)This Fourteenth Amendment has been duly authorized, executed and delivered by each of the Borrowers and each Subsidiary Guarantor. This Fourteenth Amendment and the Amended Credit Agreement (i) constitute the Borrowers’ and, with respect to this Fourteenth Amendment only, each Subsidiary Guarantor’s legal, valid and binding obligation, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect affecting creditors’ rights generally and (including with respect to specific performance) subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and to the discretion of the court before which any proceeding therefor may be brought, (ii) will not violate (A) any applicable provision of any material law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of each Borrower or any Subsidiary Guarantor, (B) any order of any Governmental Authority or arbitrator or (C) after giving effect to the transactions contemplated by this Fourteenth Amendment, any provision of any indenture or any material agreement or other material instrument to which the Borrowers or any Subsidiary Guarantor is a party or by which any of them or any of their property is or may be bound, (iii) after giving effect to the transactions contemplated by this Fourteenth Amendment, will not be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or material agreement or other material instrument and (iv) will not
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result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrowers or any other Loan Party (other than Liens created under the Security Documents).
(c)No action, consent or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority is or will be required in connection with this Fourteenth Amendment or the Amended Credit Agreement except for (i) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, if any, (ii) recordation of modifications of the Mortgages, if any, (iii) actions specifically described in Section 3.19 of the Credit Agreement or any of the Security Documents, if any, (iv) any immaterial actions, consents, approvals, registrations or filings or (v) such as have been made or obtained and are in full force and effect.
(d)The representations and warranties set forth in the Amended Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier is not applicable to any representations and warranties that already are qualified or modified by materiality (or Material Adverse Effect) in the text thereof.
Article V.
Section 5.01CONDITIONS TO EFFECTIVENESS OF THIS FOURTEENTH AMENDMENT.
Section 5.01Conditions Precedent. This Fourteenth Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions has been satisfied (or waived):
(a)the Administrative Agent shall have received duly executed and delivered counterparts of this Fourteenth Amendment that, when taken together, bear the signatures of each Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, the Lenders constituting the Required Lenders under the Credit Agreement immediately prior to giving effect to this Fourteenth Amendment on the Amendment Effective Date and the 2025 New Revolving Lenders;
(b)(i) the representations and warranties set forth in Article III of this Fourteenth Amendment shall be true and correct in all material respects on and as of the Amendment Effective Date, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and (ii) at the time of and immediately after giving effect to this Fourteenth Amendment on the Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing;
(c)the Administrative Agent shall have received (i) other than as contemplated by Section 4.2(b), a certificate as to the good standing of each Loan Party as of a recent date, from the Secretary of State of the state of its organization; (ii) a certificate of a Responsible Officer of each Loan Party dated as of the Amendment Effective Date and certifying (A) that the by-laws or other similar governing
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documents, as applicable, of such Loan Party have not been amended or changed since the Fourth Amendment Effective Date, the March 31, 2020 Joinder Agreement or the Sixth Amendment Effective Date, as applicable, other than those changes attached to such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors or other similar governing body, as applicable, of such Loan Party authorizing the execution, delivery and performance of this Fourteenth Amendment and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other formation documents of such Loan Party have not been amended since the Fourth Amendment Effective Date, the March 31, 2020 Joinder Agreement or the Sixth Amendment Effective Date, as applicable, other than those changes attached to such certificate and (D) as to the incumbency and specimen signature of each officer executing this Fourteenth Amendment or any other document delivered in connection herewith on behalf of such Loan Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of a Responsible Officer executing the certificate pursuant to immediately preceding clause (ii) above;
(d)the Administrative Agent shall have received a certificate, dated as of the Amendment Effective Date, duly executed by a Responsible Officer of the Parent Borrower, confirming compliance with the conditions precedent set forth in Section 4.1(b) above;
(a) the Administrative Agent shall have received a solvency certificate, dated as of the Amendment Effective Date, from a Financial Officer of the Parent Borrower, in form and substance reasonably satisfactory to the Administrative Agent, supporting the conclusions that after giving effect to the transactions contemplated by this Fourteenth Amendment, the Borrowers will not be insolvent or be rendered insolvent by the Indebtedness incurred in connection therewith, or be left with unreasonably small capital with which to engage in its businesses, or have incurred debts beyond its ability to pay such debts as they mature;

(b) the Administrative Agent shall have received a written opinion of White & Case LLP, counsel for the Borrowers and certain other Subsidiary Guarantors (i) in form and substance reasonably satisfactory to the Administrative Agent, (ii) dated the Amendment Effective Date and (iii) addressed to the Administrative Agent, the Collateral Agent and the 2025 New Revolving Lenders;

(c) the Administrative Agent, the Collateral Agent and the Lead Arrangers (as defined in the Commitment Letter referred to in the Hurricane Acquisition Agreement) shall have received, to the extent invoiced prior to the Amendment Effective Date, all reasonable and documented out-of-pocket fees and expenses that are required to be paid and/or reimbursed by the Borrowers under the Loan Documents; and

(d) the Administrative Agent shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, that has been reasonably requested by the Administrative Agent or any Revolving Lender.

Section 5.02Condition Subsequent.
(a)Within 120 days after the Amendment Effective Date (or such later date as may be acceptable to the Administrative Agent in its reasonable discretion), the applicable Loan Party shall enter into an amendment to any of the Mortgages existing as of the Amendment Effective Date as the Administrative Agent may reasonably request based on the advice of local counsel in the jurisdiction in
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which the Mortgaged Property subject to such Mortgage is located, in form reasonably acceptable to the Administrative Agent.
(b)The Borrowers shall, for up to 60 days after the Amendment Effective Date, use commercially reasonable efforts to deliver, or cause to be delivered, to the Administrative Agent a certificate from the New York State Department of Taxation and Finance reflecting the payment of all franchise taxes and the filing of all franchise tax returns by (I) ACE Energy, Inc., (II) Gateway Energy Services Corporation, (III) NRG Curtailment Solutions, Inc. and (IV) XOOM Energy New York, LLC.
Article VI.
Section 6.01EFFECT OF AMENDED CREDIT AGREEMENT.
Section 6.01Except as expressly set forth herein or in the Amended Credit Agreement, neither this Fourteenth Amendment nor the Amended Credit Agreement shall by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent or the Issuing Banks under the Credit Agreement, the Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or the Amended Credit Agreement or any other provision of the Credit Agreement, the Amended Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Borrower, any Subsidiary Guarantor or any other Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the Amended Credit Agreement or any other Loan Document in similar or different circumstances.
Section 6.02On the Amendment Effective Date, the provisions of this Fourteenth Amendment and the Amended Credit Agreement will become effective and binding upon, and enforceable against, each Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, each Issuing Bank, each 2025 New Revolving Lender and each other Lender. Upon and after the execution of this Fourteenth Amendment by each of the parties hereto, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, herein,” “hereinafter,” “hereto,” “hereof” and words of like import referring to the Amended Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
Section 6.03This Fourteenth Amendment shall constitute a Loan Document and a Joinder Agreement for all purposes under the Amended Credit Agreement and shall be administered and construed pursuant to the terms of the Amended Credit Agreement.
Article VII.
MISCELLANEOUS
Section 7.01Counterparts. This Fourteenth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Article IV. Delivery of an executed signature page to this Fourteenth Amendment by electronic transmission (including “.pdf”) shall be as effective as delivery of a manually signed counterpart of this Fourteenth Amendment. The words “execution,” “execute”, “signed,” “signature,” “delivery,” and words of like import in or relating to this Fourteenth Amendment and any document to be signed in connection with this Fourteenth Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form,
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each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 7.02Applicable Law; Notices; Waiver of Jury Trial; Severability; Jurisdiction; Consent to Service of Process; Waivers. THIS FOURTEENTH AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS FOURTEENTH AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Sections 9.07, 9.11 and 9.15 of the Amended Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
Section 7.03Headings. Headings used herein are for convenience of reference only, are not part of this Fourteenth Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Fourteenth Amendment.
Section 7.04Reaffirmation. The parties hereto acknowledge and agree that (i) this Fourteenth Amendment and any other Loan Document or other document or instrument executed and delivered in connection herewith do not constitute a novation or termination of the Guaranteed Obligations of the Borrowers and the Subsidiary Guarantors as in effect prior to the Amendment Effective Date and (ii) such Guaranteed Obligations are in all respects continuing (as amended by this Fourteenth Amendment) with only the terms thereof being modified to the extent provided in this Fourteenth Amendment. Each of the Borrowers and the Subsidiary Guarantors hereby consents to the entering into of this Fourteenth Amendment and each of the transactions contemplated hereby, confirms its respective guarantees, pledges, grants of security interests, Liens and other obligations, as applicable, under and subject to the terms of the Security Documents to which it is a party and each of the other Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Fourteenth Amendment or any of the transactions contemplated hereby, such guarantees, pledges, grants of security interests, Liens and other obligations, and the terms of each of the other Security Documents to which it is a party and each of the other Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect and shall continue to secure all Guaranteed Obligations, as amended, reaffirmed and modified pursuant to this Fourteenth Amendment or any of the transactions contemplated thereby.
[Signature pages follow]
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IN WITNESS WHEREOF, the parties hereto have caused this Fourteenth Amendment to be duly executed by their respective officers as of the day and year first above written.

NRG ENERGY, INC.

By:	/s/ Jean-Pierre Breaux
Name:	Jean-Pierre Breaux
Title:	Vice President and Treasurer

APX GROUP LLC

By:	/s/ Jean-Pierre Breaux
Name:	Jean-Pierre Breaux
Title:	Vice President and Treasurer

[SUBSIDIARY GUARANTORS]

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

CITICORP NORTH AMERICA, INC., as Administrative Agent and as Collateral Agent

By: /s/ Ashwani Khubani
Name:    Ashwani Khubani
Title:    Vice President / Managing Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

CITIBANK, N.A., as a Revolving Lender and Issuing Bank

By: /s/ Ashwani Khubani
Name:    Ashwani Khubani
Title:    Vice President / Managing Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

GOLDMAN SACHS BANK USA, as a Revolving Lender

By:	/s/ Robert Ehudin
Name:	Robert Ehudin
Title:	Authorized Signatory

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

BANK OF AMERICA, N.A., as a Revolving Lender and Issuing Bank

By:	/s/ Christopher J. Heitker
Name:	Christopher J. Heitker
Title:	Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

BANK OF MONTREAL, as a Revolving Lender and Issuing Bank

By:	/s/ Michael Cummings
Name:	Michael Cummings
Title:	Managing Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

        MUFG BANK, LTD., as a Revolving Lender

By:	/s/ Jeffrey Fesenmaier
Name:	Jeffrey Fesenmaier
Title:	Managing Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

BARCLAYS BANK PLC, as a Revolving Lender and Issuing Bank

By:	/s/ Kevin Crealese
Name:	Kevin Crealese
Title:	Managing Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Revolving Lender

By:	/s/ Kevin Gay
Name:	Kevin Gay
Title:	Director

By:	/s/ Bruno Pezy
Name:	Bruno Pezy
Title:	Managing Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

DEUTSCHE BANK AG NEW YORK BRANCH, as a Revolving Lender and Issuing Bank

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Director

By:	/s/ Suzan Onal
Name:	Suzan Onal
Title:	Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

JPMORGAN CHASE BANK, N.A., as a Revolving Lender and Issuing Bank

By:	/s/ Santiago Gascon
Name:	Santiago Gascon
Title:	Vice President

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

MORGAN STANLEY BANK, N.A., as a Revolving Lender and Issuing Bank

By:	/s/ Taylor Tripucka
Name:	Taylor Tripucka
Title:	Authorized Signatory

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

MORGAN STANLEY SENIOR FUNDING, INC., as a Revolving Lender

By:	/s/ Taylor Tripucka
Name:	Taylor Tripucka
Title:	Vice President

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

ROYAL BANK OF CANADA, as a Revolving Lender and Issuing Bank

By:	/s/ Matthew Smith
Name:	Matthew Smith
Title:	Authorized Signatory

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

SUMITOMO MITSUI BANKING CORPORATION, as a Revolving Lender

By:	/s/ Alkesh Nanavaty
Name:	Alkesh Nanavaty
Title:	Executive Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

        MIZUHO BANK, LTD., as a Revolving Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Managing Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Revolving Lender

By:	/s/ Andres Barbosa
Name:	Andres Barbosa
Title:	Managing Director

By:	/s/ Carolina Gutierrez
Name:	Carolina Gutierrez
Title:	Executive Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

THE BANK OF NOVA SCOTIA, as a 2025 New Revolving Lender, a Revolving Lender and an Issuing Bank

By:	/s/ David Dewar
Name:	David Dewar
Title:	Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

KEYBANK NATIONAL ASSOCIATION, as a 2025 New Revolving Lender and a Revolving Lender

By:	/s/ Renee M. Bonnell
Name:	Renee M. Bonnell
Title:	Senior Vice President

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

TRUIST BANK, as a 2025 New Revolving Lender and a Revolving Lender

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

[Signature Page to Fourteenth Amendment to Second Amended and Restated Credit Agreement]

AMERICAS 128519402

Annex A

Amended Credit Agreement

(see attached)

Annex B

Annex C

Annex A
Execution Version

Conformed through (i) First Amendment Agreement, dated as of January 24, 2017, (ii) Second Amendment Agreement, dated as of March 21, 2018, (iii) Third Amendment Agreement dated as of May 7, 2018, (iv) Joinder Agreement, dated as of November 8, 2018, (v) the Fourth Amendment, dated as of May 28, 2019, (vi) the Fifth Amendment, dated as of August 20, 2020, (vii) the Sixth Amendment, dated as of February 14, 2023, (viii) the Seventh Amendment, dated as of March 13,

2023, (ix) the Eighth Amendment, dated as of April 16, 2024, (x) the Ninth Amendment, dated as of April 22, 2024, (xi) the Tenth Amendment, dated as of October 30, 2024, (xii) the Eleventh Amendment, dated as of October 30, 2024, (xiii) the Twelfth Amendment, dated as of November 26, 2024, (xiv) the Thirteenth Amendment, dated as of December 20, 2024, and (xv) the Fourteenth Amendment, dated as of May 27, 2025

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 30, 2016

as amended by (i) the First Amendment Agreement, dated as of January 24, 2017, (ii) the Second Amendment Agreement, dated as of March 21, 2018, (iii) the Third Amendment Agreement, dated as of May 7, 2018, (iv) the Joinder Agreement, dated as of November 8, 2018, (v) the Fourth Amendment, dated as of May 28, 2019, (vi) the Fifth Amendment, dated as of August 20, 2020, (vii) the Sixth Amendment, dated as of February 14, 2023, (viii) the Seventh Amendment to Second Amended and
Restated Credit Agreement, dated as of March 13, 2023, (ix) the Eighth Amendment, dated as of April 16, 2024, (x) the Ninth Amendment, dated as of April 22, 2024, (xi) the Tenth Amendment, dated as of October 30, 2024, (xii) the Eleventh Amendment, dated as of October 30, 2024, (xiii) the Twelfth

Amendment, dated as of November 26, 2024, (xiv) the Thirteenth Amendment, dated as of December 20, 2024, and (xv) the Fourteenth Amendment, dated as of May 27, 2025 among

NRG ENERGY, INC.,
as the Parent Borrower,

APX GROUP LLC,

as a Borrower,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

CITIGROUP GLOBAL MARKETS INC., MORGAN STANLEY SENIOR FUNDING, INC., BARCLAYS BANK PLC, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, CREDIT SUISSE SECURITIES (USA) LLC, DEUTSCHE BANK SECURITIES INC., GOLDMAN SACHS BANK USA, JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., ROYAL BANK OF CANADA,

SUMITOMO MITSUI BANKING CORPORATION, BNP PARIBAS, DNB CAPITAL ASA, ING CAPITAL LLC, NATIXIS, NEW YORK BRANCH and BANK OF MONTREAL,
as Joint Lead Arrangers and Joint Lead Bookrunners,

GOLDMAN SACHS BANK USA,
as Syndication Agent,

CITICORP NORTH AMERICA, INC.,
as Administrative Agent and Collateral Agent,

COMMERZBANK AG, NEW YORK BRANCH, KEYBANK CAPITAL MARKETS INC. and
CITIBANK, N.A.,
as Co-Managers
and
BNP PARIBAS,
as Sustainability Structuring Agent

TABLE OF CONTENTS
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Exhibits and Schedules
Exhibit A    Form of Administrative Questionnaire
Exhibit B    Form of Assignment and Assumption
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Joinder Agreement
Exhibit E    Form of Mortgage
Exhibit F    Form of Revolving Note
Exhibit G    Form of Term Note
Exhibit H    Form of Prepayment Notice
Exhibit I    Form of Discounted Purchase Option Notice
Exhibit J    Form of Lender Participation Notice
Exhibit K    Form of Discounted Voluntary Purchase Notice
Exhibit L    [Reserved]
Exhibit M    Form of Non-Bank Certificate

Schedule 1.01(a)    Excluded Foreign Subsidiaries
Schedule 1.01(b)    Excluded Project Subsidiaries
Schedule 1.01(c)    Existing Commodity Hedging Agreements
Schedule 1.01(d)    Mortgaged Properties
Schedule 1.01(e)    Revolving Commitments
Schedule 1.01(f)    Subsidiary Guarantors
Schedule 1.01(g)    [Reserved]
Schedule 1.01(h)    Unrestricted Subsidiaries
Schedule 2.23(a)    [Reserved]
Schedule 2.23(b)    Letter of Credit Commitments
Schedule 3.07    Properties
Schedule 3.08    Subsidiaries
Schedule 3.09    Litigation
Schedule 3.17    Environmental Matters
Schedule 3.18    Insurance
Schedule 3.19(a)    UCC Filing Offices
Schedule 3.19(c)    Mortgage Filing Offices
Schedule 3.20    Owned and Leased Real Property
Schedule 3.23(b)    Rate Proceedings
Schedule 3.23(d)    FERC Matters
Schedule 3.23(g)    Regulatory Status
Schedule 5.09(b)    Title Insurance and Survey Requirements
Schedule 6.01    Existing Indebtedness
Schedule 6.02    Existing Liens
Schedule 6.03    Sale and Leaseback Transactions

SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 2016, among NRG ENERGY, INC., a Delaware corporation (the “Parent Borrower”), APX Group LLC, a Delaware limited liability company (“APX” and, together with the Parent Borrower, the “Borrowers”, and each, a “Borrower”), the LENDERS from time to time party hereto (the “Lenders”), CITICORP NORTH AMERICA, INC. (together with its Affiliates, “CNA”), as administrative agent (in such capacity and together with its successors, the “Administrative Agent”), collateral agent (in such capacity and together with its successors, the “Collateral Agent”) and an Issuing Bank, BANK OF AMERICA, N.A. (together with its Affiliates, “BANA”), as an Issuing Bank, BARCLAYS BANK PLC (together with its Affiliates, “Barclays”), as an Issuing Bank, BNP PARIBAS (together with its Affiliates, “BNPP”), as an Issuing Bank, CREDIT SUISSE AG, NEW YORK BRANCH (together with its Affiliates, “CS”), as an Issuing Bank, DEUTSCHE BANK AG NEW YORK BRANCH (together with its Affiliates, “DB”), as an Issuing Bank, JPMORGAN CHASE BANK, N.A. (together with its Affiliates, “JPM”), as an Issuing Bank, MORGAN STANLEY BANK, N.A. (together with its Affiliates, “MSB”), as an Issuing Bank and NATIXIS, NEW YORK BRANCH (together with its Affiliates, “Natixis”), as an Issuing Bank, and BNP PARIBAS, as sustainability structuring agent (in such capacity and together with its successors, the “Sustainability Structuring Agent”).
A.    Immediately prior to the Closing Date, the Parent Borrower, the lenders party thereto (including certain of the Lenders), Citicorp North America, Inc., as administrative agent, collateral agent and swingline lender thereunder, and the other financial institutions party thereto are party to the Amended and Restated Credit Agreement, dated as of July 1, 2011 (as further amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Agreement”), pursuant to which the lenders party thereto (including certain of the Lenders) agreed, subject to the terms and conditions thereof, to continue to extend credit to the Parent Borrower thereunder in the form of (i) Term Loans (as defined in the Existing Credit Agreement) and (ii) a revolving credit facility (including a letter of credit facility and a swingline loan facility thereunder).
B.    It is understood and agreed that, immediately prior to the Closing Date, the Guaranteed Obligations (as defined in the Existing Credit Agreement) are guaranteed pursuant to the Existing Guarantee and Collateral Agreement and secured pursuant to the Security Documents by a legal, valid, binding and enforceable security interest and a fully perfected Lien in favor of the Collateral Trustee (as defined in the Collateral Trust Agreement), for the ratable benefit of the Secured Parties (as defined in the Existing Credit Agreement), in the Collateral and the proceeds thereof.
C.    The Parent Borrower has requested that certain of the Lenders (as defined in the Existing Credit Agreement) and the other parties hereto (including all Lenders) agree, and such Lenders (as defined in the Existing Credit Agreement) and other parties (including all Lenders) have agreed, subject to the terms and conditions hereof, to continue to extend credit to the Parent Borrower hereunder in the form of (i) Term Loans re-evidenced on the Closing Date in an aggregate principal amount on the Closing Date equal to $1,900,000,000 and (ii) a replacement revolving credit facility (including a letter of credit facility and a swingline loan facility thereunder) in an aggregate principal amount at any time outstanding on the Closing Date not to exceed $2,536,000,000, subject to the limitations set forth herein.
D.    The Parent Borrower will use the proceeds of the Term Loans on the Closing Date, together with other funds available to it, to (i) re-evidence in full all Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, on the terms and subject to the conditions set forth herein, including via the assignment by certain of the Lenders under and as defined in the Existing Credit Agreement who do not remain Lenders hereunder on the Closing Date to certain of the Lenders hereunder as of the Closing Date of certain of the Term Loans under and as defined

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in the Existing Credit Agreement, which shall thereafter be continued as and be deemed to be a portion of the Term Loans hereunder, and (ii) pay or cause to be paid fees, costs and expenses incurred in connection with the Transactions in accordance with the terms and conditions of this Agreement. The revolving credit facility (including the letter of credit facility and the swingline loan facility thereunder) under the Existing Credit Agreement will, on the terms and subject to the conditions set forth herein, be replaced on the Closing Date with the revolving credit facility (including the letter of credit facility and swingline loan facility thereunder) under this Agreement in an aggregate principal amount at any time outstanding on the Closing Date not to exceed $2,536,000,000, subject to the limitations set forth herein.
E.    It is the intent of the parties hereto that (i) this Agreement shall be deemed to be the Credit Agreement (as defined in the Collateral Trust Agreement) for all purposes under the Collateral Trust Agreement and the other Security Documents and, pursuant and in accordance with Section 3.8(b) of the Collateral Trust Agreement, all extensions of credit under this Agreement (including issuances of Letters of Credit) shall constitute extensions of credit under the Credit Agreement (as defined in the Collateral Trust Agreement) for all purposes under the Collateral Trust Agreement and the other Security Documents and shall be deemed to be incurred (solely for purposes of Section 3.8(b) of the Collateral Trust Agreement) on February 2, 2006 and no further designation shall be required to be made so that (a) all extensions of credit under this Agreement (regardless when made or incurred) will be deemed Priority Lien Debt (as defined in the Collateral Trust Agreement) pursuant to clause (i) of the definition thereof and the Guaranteed Obligations will be deemed Priority Lien DFBM Obligations (as defined in the Collateral Trust Agreement) and (b) this Agreement and the other Loan Documents will at all times constitute Priority Lien Documents (as defined in the Collateral Trust Agreement) and (ii) the Guaranteed Obligations under this Agreement will henceforth be guaranteed pursuant to the Existing Guarantee and Collateral Agreement and the Guarantee and Collateral Agreement and secured pursuant to the Security Documents by a legal, valid, binding and enforceable security interest and a fully perfected Lien in favor of the Collateral Trustee (as defined in the Collateral Trust Agreement), for the ratable benefit of the Secured Parties, in the Collateral and the proceeds thereof.
F.    In addition, the Parent Borrower has requested that, on the Closing Date, (i) the Collateral Trust Agreement be amended to make certain changes as more fully set forth in the Restatement Agreement and (ii) the Existing Guarantee and Collateral Agreement be amended and restated in its entirety to make certain changes as more fully set forth in the Guarantee and Collateral Agreement.
G.    On the Fourth Amendment Effective Date, the Parent Borrower repaid all outstanding Term Loans and New Term Loans outstanding on such date immediately prior to the effectiveness of the Fourth Amendment, together with accrued interest thereon.
H.    On the Fourth Amendment Effective Date, the Revolving Lenders have agreed to extend the Maturity Date and increase the aggregate amount of the Revolving Commitments to $2,600,000,000 on the terms and subject to the limitations set forth herein
I.    On the Fifth Amendment Effective Date, (x) the Required Lenders have agreed to effect certain changes to this Agreement as set out herein, (y) the Tranche A Revolving Lenders (as defined in the Fifth Amendment) have agreed to increase the aggregate amount of the Tranche A Revolving Commitments (as defined in the Fifth Amendment) to $3,379,100,000 on the terms and subject to the limitations set forth herein and (z) the Tranche B Revolving Lenders (as defined in the Fifth Amendment) have agreed to establish a new Class of Revolving Loans and to provide Tranche B Revolving Commitments (as defined in the Fifth Amendment) in an aggregate amount of $258,200,000 on the terms and subject to the limitations set forth herein.

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J.    On the Sixth Amendment Effective Date, the Tranche C Revolving Lenders have agreed to effect certain changes to this Agreement as set out herein and to extend Tranche C Revolving Commitments in an amount of $3,755,000,000 on the terms and subject to the limitations set forth herein.
K.    On the Eighth Amendment Effective Date, (i) the 2024 New Term Lenders have agreed to extend 2024 New Term Loans in an amount of $875,000,000 and (ii) the Lenders party to the Eighth Amendment constituting the Required Lenders and the Majority Revolving Lenders immediately prior to the Eighth Amendment Effective Date have agreed to effect certain changes to this Agreement as set out herein, in each case, on the terms and subject to the limitations set forth herein.
L.    On the Tenth Amendment Effective Date, the Revolving Lenders and the Issuing Banks have agreed to extend the Tranche C Revolving Termination Date and effect certain other changes to this Agreement as set forth herein and in the Tenth Amendment on the terms and subject to the conditions set forth herein and therein.
M.    On the Eleventh Amendment Effective Date, the 2024-2 New Term Lenders have agreed to extend 2024-2 New Term Loans in an amount of $450,000,000 on the terms and subject to the limitations set forth herein and in the Eleventh Amendment.
N.    On the Twelfth Amendment Effective Date, the 2024 New Term Lenders have agreed to reduce the Applicable Margin applicable to the 2024 New Term Loans and effect certain other changes to this Agreement on the terms set forth herein and in the Twelfth Amendment, in each case, subject to the conditions set forth therein.
O.    On the Thirteenth Amendment Effective Date, the Parent Borrower and the Administrative Agent have agreed to add APX Group LLC as an additional borrower of the Loans on a joint and several basis with the Parent Borrower and to effect certain other changes to this Agreement on the terms set forth herein and in the Thirteenth Amendment, in each case, subject to the conditions set forth therein.
P.    On the Fourteenth Amendment Effective Date, (i) the Borrowers, the Lenders party to the Fourteenth Amendment, the Administrative Agent and the Collateral Agent have agreed to effect certain changes to this Agreement and (ii) the 2025 New Revolving Lenders have agreed to increase the Tranche C Revolving Commitments in an amount of $390,080,000, in each case, on the terms set forth herein and in the Fourteenth Amendment, subject to the conditions set forth therein.
Q.    Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:
Article VIII.

Definitions
Section 8.01Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“2018 Baseline Sustainability Report” shall mean the sustainability report of the Parent Borrower setting forth each KPI Metric as of December 31, 2018.
“2024 New Term Commitment” shall have the meaning given to such term in the Eighth Amendment and shall include, from and after the Eleventh Amendment Effective Date, a 2024-2 New

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Term Commitment. As of the Eleventh Amendment Effective Date, the aggregate amount of the 2024 New Term Commitments is $450,000,000.
“2024 New Term Lenders” shall mean, at any time, Lenders that have a 2024 New Term Commitment or a 2024 New Term Loan at such time, and shall include, from and after the Eleventh Amendment Effective Date, 2024-2 New Term Lenders.
“2024 New Term Loans” shall mean (a) prior to the Eleventh Amendment Effective Date, the New Term Loans made by the 2024 New Term Lenders to the Parent Borrower on the Eighth Amendment Effective Date pursuant to the Eighth Amendment, and (b) from and after the Eleventh Amendment Effective Date, (x) the New Term Loans made by the 2024 New Term Lenders to the Parent Borrower on the Eighth Amendment Effective Date pursuant to the Eighth Amendment and (y) the 2024-2 New Term Loans.
“2024-2 New Term Commitment” shall have the meaning given to such term in the Eleventh Amendment. As of the Eleventh Amendment Effective Date, the aggregate amount of the 2024-2 New Term Commitments is $450,000,000.
“2024-2 New Term Lenders” shall have the meaning given to such term in the Eleventh Amendment.
“2024-2 New Term Loans” shall mean the New Term Loans made by the 2024-2 New Term Lenders to the Parent Borrower on the Eleventh Amendment Effective Date pursuant to the Eleventh Amendment. From and after the Eleventh Amendment Effective Date, the 2024-2 New Term Loans shall constitute 2024 New Term Loans for all purposes under this Agreement and the Loan Documents.
“2025 New Revolving Commitment” shall have the meaning given to such term in the Fourteenth Amendment.
“2025 New Revolving Lenders” shall have the meaning given to such term in the Fourteenth Amendment.
“ABR”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Commitment” shall have the meaning assigned to such term in Section 6.04(b).
“Acceptable Price” shall have the meaning assigned to such term in Section 2.12(e)(iii).
“Acceptance Date” shall have the meaning assigned to such term in Section 2.12(e)(ii).
“Accepting Lenders” shall have the meaning assigned to such term in Section 9.19(a).
“Account” shall have the meaning assigned to such term in the UCC.
“Acquired Debt” shall mean, with respect to any specified Person, (a) Indebtedness of any other Person or asset existing at the time such other Person or asset is merged with or into, is acquired by, or became a Subsidiary of such specified Person, as the case may be, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Senior Notes” shall mean senior notes issued by (a) prior to the Thirteenth Amendment Effective Date, the Parent Borrower, and (b) from and after the Thirteenth Amendment, the Parent Borrower and/or one or more of its Restricted Subsidiaries, in compliance with this Agreement

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having substantially the same terms in all material respects (other than pricing and maturity) as the Senior Notes or terms more favorable to the Borrowers.
“Additional Senior Notes Documents” shall mean the indentures under which the Additional Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Additional Senior Notes or providing for any Guarantee or other right in respect thereof, in each case as the same may be amended or supplemented from time to time in accordance with the terms hereof and thereof.
“Administrative Agent” shall have the meaning assigned to such term in the preamble.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.05(b).
“Administrative Questionnaire” shall mean an Administrative Questionnaire substantially in the form of Exhibit A, or such other similar form as may be supplied from time to time by the Administrative Agent.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Affiliate Transaction” shall have the meaning assigned to such term in Section 5.13.
“Agents” shall have the meaning assigned to such term in Article VIII.
“Aggregate Revolving Exposure” shall mean the aggregate amount of the Lenders’ Revolving Exposures.
“Agreement” shall mean this Second Amended and Restated Credit Agreement, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time.
“AHYDO Catch-Up Payment” shall mean any payment with respect to any obligations of the Parent Borrower or any Restricted Subsidiary, including subordinated debt obligations, in each case to the extent such payment is necessary to avoid the application of Section 163(e)(5) of the Tax Code.
“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1.00% and (c) the Term SOFR Rate for an interest period of one month beginning on such day (determined as if the relevant ABR Borrowing were a Term SOFR Borrowing) plus 1.00%; provided that, at no time shall the Alternate Base Rate determined pursuant to clause (c) above be less than 1.00% for purposes of this Agreement.
“Alternative Currency” shall mean, with respect to Revolving Loans or Letters of Credit, Canadian Dollars.
“Anti-Corruption Laws” shall mean the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and, to the extent applicable, other similar legislation in any other jurisdictions.

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“Anti-Terrorism Laws” shall mean (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act.
“Applicable Discount” shall have the meaning assigned to such term in Section 2.12(e)(iii).
“Applicable Laws” shall mean, as to any Person, any ordinance, law, treaty, rule or regulation, or any determination, ruling or other directive by or from an arbitrator or a court or other Governmental Authority, including ERCOT, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
“Applicable Margin” shall mean, for any day, a rate per annum equal to, (i) in the case of Revolving Loans (other than as provided in Sections 2.02(b) and (h) and as may be contemplated by immediately succeeding clauses (iii) and (iv), as applicable), (a) with respect to ABR Loans and Canadian Base Rate Loans, 0.75%, and (b) with respect to Term SOFR Loans, Daily Simple SOFR Loans and Term CORRA Loans, 1.75%, (ii) in the case of 2024 New Term Loans, (a) prior to the Twelfth Amendment Effective Date, (I) with respect to ABR Loans, 1.00%, and (II) with respect to Term SOFR Loans, 2.00%, and (b) on and after the Twelfth Amendment Effective Date, (I) with respect to ABR Loans, 0.75%, and (II) with respect to Term SOFR Loans, 1.75%, (iii) in the case of any New Term Loans or New Revolving Loans, the rate specified in the Joinder Agreement applicable thereto and (iv) in the case of any Refinancing Term Loans, Refinancing Revolving Commitments and Refinancing Revolving Loans, the rate specified in the Joinder Agreement applicable thereto.
Following the date on which the Parent Borrower provides a Pricing Certificate pursuant to Section 5.04(e) for the fiscal year ending December 31, 2019, the Applicable Margin for ABR Revolving Loans, Term SOFR Revolving Loans, Daily Simple SOFR Revolving Loans, Canadian Base Rate Revolving Loans and Term CORRA Revolving Loans may be increased or decreased pursuant to the Applicable Sustainability Adjustment as in effect from time to time. For purposes of the foregoing, (a) the Applicable Sustainability Adjustment shall be determined as of the Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered in accordance with Section 5.04(e), based upon the KPI Metrics set forth in the Pricing Certificate and the Applicable Sustainability Adjustment calculations therein (such day, the “Sustainability Pricing Adjustment Date”) and (b) each change in the Applicable Margin for ABR Revolving Loans, Term SOFR Revolving Loans, Daily Simple SOFR Revolving Loans, Canadian Base Rate Revolving Loans and Term CORRA Revolving Loans resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate should have been delivered).
“Applicable Prepayment Event Percentage” shall mean, (a) 100.0%, if the Consolidated First Lien Net Leverage Ratio for the most recently ended Test Period is greater than (X) prior to the Hurricane Acquisition Closing Date, 0.75:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 1.75:1.00, (b) 50.0%, if the Consolidated First Lien Net Leverage Ratio for the most recently ended Test Period is greater than (X) prior to the Hurricane Acquisition Closing Date, 0.25:1.00 and equal to or less than 0.75:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 0.75:1.00 and equal to or less than 1.75:1.00, and (c) 0.0%, if the Consolidated First Lien Net Leverage Ratio for the most recently ended Test Period is equal to or less than (X) prior to the Hurricane Acquisition Closing Date, 0.25:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 0.75:1.00, in each case, calculated on a pro forma basis after giving effect to the applicable Asset Sale and the use of proceeds therefrom; provided that, if the applicable First Lien Net Leverage Ratio used in calculating the foregoing prepayment percentages (after taking into account any such prepayment) would result in such percentage being

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reduced to 50% or 0%, then such reduced prepayment percentage shall apply after giving effect to the required prepayment amount to achieve such reduced prepayment percentage.
“Applicable Sustainability Adjustment” shall mean, for any fiscal year (commencing with the fiscal year ending December 31, 2019), with reference to the reported values of the KPI Metrics in the Pricing Certificate delivered for the end of the most recent previously ended fiscal year:

KPI Metrics	Change in Applicable Margin for ABR Revolving Loans, Canadian Base Rate Revolving Loans, Term SOFR Revolving Loans, Daily Simple SOFR Revolving Loans and Term CORRA Revolving Loans
If both KPI Metrics are ≥ 110% of the applicable Baseline Sustainability Amount	0.030% increase
If both KPI Metrics are ≤ 90% of the applicable Baseline Sustainability Amount	0.030% decrease
If one KPI Metric is ≥ 110%, and the other KPI Metric is < 110% but > 90%, of the applicable Baseline Sustainability Amount	0.015% increase
If one KPI Metric is ≤ 90%, and the other KPI Metric is < 110% but > 90%, of the applicable Baseline Sustainability Amount	0.015% decrease
If both KPI Metrics are < 110% but > 90% of the applicable Baseline Sustainability Amount	No change
If one KPI Metric is ≥ 110%, and the other KPI Metric is < 90%, of the applicable Baseline Sustainability Amount	No change
; provided that, in the event the Parent Borrower fails to timely deliver a Pricing Certificate in accordance with Section 5.04(e), the Applicable Sustainability Adjustment shall be a 0.030% increase in the Applicable Margin for ABR Revolving Loans, Term SOFR Revolving Loans, Daily Simple SOFR Revolving Loans, Canadian Base Rate Revolving Loans and Term CORRA Revolving Loans until the delivery of such Pricing Certificate (and commencing on the Business Day following such delivery, such 0.030% increase shall be rescinded and the Applicable Sustainability Adjustment shall be determined based upon the KPI Metrics set forth in such Pricing Certificate); provided, further that, during such period, if the Parent Borrower determines in good faith that it is not possible to calculate either KPI Metric for any fiscal year for whatever reason, the Administrative Agent (acting on the instructions of the Revolving Lenders entitled to vote in connection therewith pursuant to Section 9.08) and the Parent Borrower will negotiate in good faith to agree on the selection of an alternative measure that is customarily applied by Persons carrying out similar businesses or being subject to similar environmental incentives and, if after 20 Business Days, the Parent Borrower and the Administrative Agent (acting on the instructions of the Revolving Lenders entitled to vote in connection therewith pursuant to Section 9.08) are unable to agree on the selection of such alternative measure, the Applicable Margin applicable to each Type of Loan shall apply without any increase or decrease (and if such increase or decrease was already applied at that point in time, it will then be discontinued as of the end of such 20 Business Day period).
If (a) the Borrowers or the Revolving Lenders become aware of any material inaccuracy in the Applicable Sustainability Adjustment or the KPI Metrics as reported on the applicable Pricing Certificate or (b) the Borrowers and the Revolving Lenders agree that the Applicable Sustainability Adjustment or KPI Metrics

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as calculated by the Parent Borrower at the time of delivery of the relevant Pricing Certificate was inaccurate, and in each case, a proper calculation of the Applicable Sustainability Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Margin for ABR Revolving Loans, Term SOFR Revolving Loans, Daily Simple SOFR Revolving Loans, Canadian Base Rate Revolving Loans and Term CORRA Revolving Loans for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Revolving Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Law, automatically and without further action by the Administrative Agent or any Revolving Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.
“Approved Electronic Communications” shall mean each Communication that any Loan Party is obligated to, or otherwise chooses to, provide to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein, including any financial statement, financial and other report, notice, request, certificate and other information material; provided, however, that, solely with respect to delivery of any such Communication by any Loan Party to the Administrative Agent and without limiting or otherwise affecting either the Administrative Agent’s right to effect delivery of such Communication by posting such Communication to the Approved Electronic Platform or the protections afforded hereby to the Administrative Agent in connection with any such posting, “Approved Electronic Communication” shall exclude (i) any Borrowing Request, Letter of Credit notice (other than as expressly set forth in Section 2.23(b)), notice of conversion or continuation, and any other notice, demand, communication, information, document and other material relating to a request for a new, or a conversion of an existing, Borrowing, (ii) any notice pursuant to Sections 2.12 and 2.13 and any other notice relating to the payment of any principal or other amount due under any Loan Document prior to the scheduled date therefor, (iii) all notices of any Default or Event of Default and (iv) any notice, demand, communication, information, document and other material required to be delivered to satisfy any of the conditions set forth in Article IV or any other condition to any Borrowing or other extension of credit hereunder or any condition precedent to the effectiveness of this Agreement.
“Approved Electronic Platform” shall have the meaning assigned to such term in Section 9.01(d).
“APX” shall have the meaning assigned to such term in the preamble.
“Arrangers” shall mean (1) Citigroup Global Markets Inc., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd., Royal Bank of Canada, Sumitomo Mitsui Banking Corporation, BNP Paribas, DNB Capital ASA, ING Capital LLC, Natixis, New York Branch and Bank of Montreal, (2) the Lead Arrangers (as defined in the Tenth Amendment) and (3) the Lead Arrangers (as defined in the Eleventh Amendment).
“Asset Sale” shall mean (a) the sale, lease (other than an operating lease), conveyance or other disposition of any assets or rights (other than the issuance by the Parent Borrower of any of its Equity Interests to another Person); provided that, the sale, conveyance or other disposition of all or substantially all of the assets of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, shall be governed by the provisions of this Agreement described under Section 6.08 and not by the provisions of Section 6.04 and (b) the issuance or sale of Equity Interests of any of the Parent Borrower’s Restricted Subsidiaries.
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(i)any single transaction or series of related transactions for which the Parent Borrower or its Restricted Subsidiaries receive aggregate consideration of less than (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $150,000,000, (y) 0.75% of Total

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Assets and (z) 6.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $400,000,000, (y) 0.75% of Total Assets and (z) 6.0% of Consolidated Cash Flow for the most recently ended Test Period;
(ii)any transfer of assets or Equity Interests between or among the Parent Borrower and its Restricted Subsidiaries and/or between Restricted Subsidiaries;
(iii)any issuance of Equity Interests by a Restricted Subsidiary to the Parent Borrower or to a Restricted Subsidiary;
(iv)the sale or lease of products or services (including power, capacity, energy, ancillary services, and other products or services, or the sale of any other inventory or contracts related to any of the foregoing (in each case, whether in physical, financial or any other form), or fuel or emission credits);
(v)the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the compromise or collection thereof;
(vi)the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;
(vii)(a) licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles and (b) exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles in the ordinary course of business;
(viii)the sale, lease, conveyance or other disposition for value of energy, fuel or emission credits or contracts for any of the foregoing;
(ix)the sale or other disposition of cash or Cash Equivalents;
(x)dispositions of property (including like-kind exchanges) to the extent that (a) such property is exchanged for credit against the purchase price of similar replacement property (excluding any boot thereon) or (b) the proceeds of such disposition are applied to the purchase price of such replacement property, in each case under Section 1031 of the Code or otherwise;
(xi)any disposition arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets and dispositions of property subject to casualty events;
(xii)any sale and leaseback transaction that is a Permitted Tax Lease;
(xiii)(a) any disposition of Securitization Assets or Seller’s Retained Interest for Fair Market Value in connection with any Permitted Securitization Indebtedness; provided that, the Permitted Securitization Indebtedness issued or incurred in connection therewith is permitted by Section 6.01(b)(xxi) and (b) any disposition of assets related to the incurrence of any Indebtedness permitted to be issued or incurred pursuant Section 6.01(b)(xxvi);
(xiv)any issuance, disposition or pledge of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
(xv)(a) any disposition of any assets or other property not constituting Collateral and (b) the disposition of any assets or other property in the ordinary course of business;

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(xvi)the disposition of (a) obsolete, negligible, immaterial, worn-out, uneconomical, scrap, used, or surplus or mothballed assets (including any such equipment that has been refurbished in contemplation of such disposition) or assets no longer used or useful in the business or no longer commercially desirable to maintain, (b) inventory or goods (or other assets) held for sale in the ordinary course of business and (c) assets for the purposes of charitable contributions or similar gifts to the extent such assets are not material to the ability of the Parent Borrower and the Restricted Subsidiaries, taken as a whole, to conduct their business in the ordinary course;
(xvii)(a) any Restricted Payment that does not violate Section 6.06 (including pursuant to any exceptions provided for in the definition of “Restricted Payment”) or any Permitted Investment, (b) any sale or other disposition deemed to occur as a result of creating, granting or perfecting a Lien not otherwise prohibited by this Agreement and (c) any disposition in compliance with Section 6.08 other than any provision of such Section that permits dispositions permitted under this Agreement;
(xviii)the unwinding of any Hedging Obligations;
(xix)dispositions (a) of Investments in joint ventures (regardless of the form of legal entity) (including Equity Interests) to the extent required by, or made pursuant to, customary buy/sell arrangements or put/call arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements or (b) to joint ventures in connection with the dissolution or termination of a joint venture to the extent required pursuant to joint venture and similar arrangements;
(xx)the surrender or waiver of obligations of trade creditors or customers or other contract rights, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;
(xxi)the disposition of any assets (including Equity Interests) (a) acquired in a transaction permitted under this Agreement, which assets are not used or useful in the core or principal business of the Parent Borrower and its Restricted Subsidiaries or (b) made in connection with the approval of any applicable antitrust authority or otherwise necessary or advisable in the good faith determination of the Parent Borrower to consummate any Acquisition permitted under this Agreement;
(xxii)(a) the termination or collapse of cost sharing agreements and the settlement of any crossing payments in connection therewith and (b) the settlement, discount, write-off, forgiveness, or cancellation of any Indebtedness owing by any present or former consultants, directors, officers, or employees of the Parent Borrower or any Subsidiary;
(xxiii)any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value or usefulness to the business of the Parent Borrower and the Restricted Subsidiaries, taken as a whole, as determined in good faith by the Parent Borrower; and
(xxiv)the issuance of directors’ qualifying shares and the issuance of shares issued to foreign nationals as and to the extent required by applicable law.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit B or such other similar form as shall be approved by the Administrative Agent.
“Attributable Debt” in respect of a sale and leaseback transaction shall mean, at the time of determination, the present value of the obligation of the lessee for net rental payments during the

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remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”
“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.8(v).
“BANA” shall have the meaning assigned to such term in the preamble.
“Barclays” shall have the meaning assigned to such term in the preamble.
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolutions of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services: commercial credit cards, stored value cards, debit cards, purchasing cards, lockboxes, cash and/or treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services, foreign exchange and currency management services, merchant services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with cash management and deposit accounts.
“Banking Services Obligations” shall mean any and all obligations of the Parent Borrower or any Restricted Subsidiary, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) under any arrangement with any Person in connection with Banking Services.
“Bankruptcy Law” shall mean Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal or state or other law for the relief of debtors.
“Baseline Sustainability Amount” shall mean (a) in the case of the Greenhouse Gas Emission Amount, (i) 46 million mTCO₂e (as contained in the 2018 Baseline Sustainability Report) or (ii) if applicable, the most recent Pro Forma Greenhouse Gas Emission Amount as certified by the Parent Borrower pursuant to Section 5.04(e), and (b) in the case of the Revenue Carbon Intensity, 4,628 mTCO₂e/$M (as contained in the 2018 Baseline Sustainability Report). For the avoidance of doubt, no Borrower is under any obligation to update the Pro Forma Greenhouse Gas Emission Amount between the delivery of annual Pricing Certificates pursuant to Section 5.04(e) and is under no obligation to advise of changes to the Baseline Sustainability Amount as a result of a business change throughout the year.

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“Benchmark” shall mean initially the Term SOFR Rate, Daily Simple SOFR or the Term CORRA Reference Rate, as the case may be; provided that, if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate, Daily Simple SOFR, the Term CORRA Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.08.
“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(1) in the case of any Loan denominated in Canadian Dollars, following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term CORRA, if Daily Compounded CORRA is otherwise available, Daily Compounded CORRA; or in the case of any Term Loan denominated in dollars, following a Benchmark Transition Event and a Benchmark Replacement Date with respect to Term SOFR, Daily Simple SOFR; or
(1)(2) in the case of any other Loan (including if the Benchmark Replacement in clause (1) above is not otherwise available) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in dollars at such time in the United States and (b) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in dollars at such time.
“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent and the Parent Borrower decide may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent and the Parent

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Borrower decide is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). For the avoidance of doubt, any amendment effectuating any Benchmark Replacement Conforming Changes shall be made in consultation with the Parent Borrower.
“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:
(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (or, if agreed by the Administrative Agent and the Parent Borrower, the earlier of) (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:
(3)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(4)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(5)a public statement or publication of information by or on behalf of the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

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For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.08.
“Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Benefit Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Tax Code or Section 302 of ERISA, and which is maintained, sponsored or contributed to by the Parent Borrower or any ERISA Affiliate or with respect to which the Parent Borrower otherwise has any liability.
“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BNPP” shall have the meaning assigned to such term in the preamble.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (b) with respect to a partnership, the board of directors of the general partner of the partnership; (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” or “Borrowers” shall have the meaning assigned to such term in the preamble.
“Borrowing” shall mean Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term SOFR Loans, Term CORRA Loans and/or Daily Compounded CORRA Loans, as to which a single Interest Period is in effect.
“Borrowing Request” shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.
“Breakage Event” shall have the meaning assigned to such term in Section 2.16.
“Business Day” shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City are authorized or required by law to close; provided, however, that, when used in connection with a Term SOFR Loan, Daily Simple SOFR Loan, Term CORRA Loan or Daily Compounded CORRA Loan (as applicable) (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude (i) in the case of any Term SOFR Loan or Daily Simple SOFR Loan, any day that is not a U.S. Government Securities Business Day and (ii) in the case of any Term CORRA Loan or Daily Compounded CORRA Loan, any day on which commercial banks in Toronto, Ontario are authorized or required by law to close provided, further, that when used in connection with a Canadian

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Base Rate Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term “Business Day” shall also exclude any day on which commercial banks in Toronto, Ontario are authorized or required by law to close.
“Canadian Base Rate” shall mean, for any day, the annual rate of interest equal to the greater of (a) the annual rate of interest announced by Citibank, N.A. in effect as its prime rate on such day for determining interest rates on Canadian Dollar denominated commercial loans in Canada and commonly known as “prime rate”, and (b) the annual rate of interest equal to the sum of (A) the one-month Term CORRA Reference Rate in effect on such day (determined as if the relevant Canadian Base Rate Borrowing were a Term CORRA Borrowing denominated in Canadian Dollars) and (B) 1.00%, with any such rate to be adjusted automatically, without notice, as of the opening of business on the effective date of any change in such rate; provided that, at no time shall the Canadian Base Rate determined pursuant to clause (b) above be less than 1.00% for purposes of this Agreement.
“Canadian Base Rate Loan” shall mean Revolving Loans bearing interest at a rate by reference to the Canadian Base Rate.
“Canadian Dollars” or “C$” refers to the lawful money of Canada.
“Capital Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” shall mean (a) in the case of a corporation, corporate stock; (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” shall mean:
(a)United States dollars, Euros, any other currency of countries members of the Organization for Economic Co-operation and Development or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time;
(b)(i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that, the full faith and credit of the United States is pledged in support of those securities) and (ii) debt obligations issued by the Government National Mortgage Association, Farm Credit System, Federal Home Loan Banks, Federal Home Loan Mortgage Corporation, Financing Corporation and Resolution Funding Corporation, in each case, having maturities of not more than 12 months from the date of acquisition;
(c)certificates of deposit and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500,000,000;
(d)repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

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(e)commercial paper and auction rate securities having one of the two highest ratings obtainable from Moody’s or S&P and in each case maturing within 12 months after the date of acquisition;
(f)readily marketable direct obligations issued by any state of the United States or any political subdivision thereof, in either case having one of the two highest rating categories obtainable from either Moody’s or S&P; and
(g)money market funds that invest primarily in securities described in clauses (a) through (f) of this definition.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date adopted, issued, promulgated, implemented or enacted.
“Change of Control” shall mean the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent Borrower and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Parent Borrower or any of its Restricted Subsidiaries, and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan); (b) the adoption of a plan relating to the liquidation or dissolution of the Parent Borrower; or (c) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as defined above), other than a corporation owned directly or indirectly by the stockholders of the Parent Borrower in substantially the same proportion as their ownership of stock of the Parent Borrower prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Parent Borrower, measured by voting power rather than number of shares.
“Charges” shall have the meaning assigned to such term in Section 9.09.
“Class”, when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Revolving Loans, Tranche B Revolving Loans, Tranche C Revolving Loans, 2024 New Term Loans, New Revolving Loans, Refinancing Revolving Loans, New Term Loans or Refinancing Term Loans, and, when used in reference to any Commitment, shall refer to whether such Commitment is a Tranche A Revolving Commitment, Tranche B Revolving Commitment, Tranche C Revolving Commitment, 2024 New Term Commitment, New Revolving Commitment, Refinancing Revolving Commitment, New Term Commitment or Refinancing Term Commitment.
“Closing Date” shall mean June 30, 2016.
“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“CNA” shall have the meaning assigned to such term in the preamble.

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“Co-Managers” shall mean Commerzbank AG New York Branch, KeyBank Capital Markets Inc. and CIT Bank, N.A.
“Collateral” shall mean all property and assets of the Loan Parties, now owned or hereafter acquired, other than the Excluded Assets.
“Collateral Agent” shall have the meaning assigned to such term in the preamble.
“Collateral Reinstatement Date” shall have the meaning assigned to such term in Section 9.25.
“Collateral Reinstatement Event” shall mean, after a release of Collateral as provided for in Section 9.25(a), that (a) the most recently announced rating by at least two of the Rating Agencies with respect to the Parent Borrower’s senior, unsecured, non-credit enhanced, long-term debt securities (considering, if any Rating Agency shall have issued more than one such public rating with respect to the Parent Borrower’s senior, unsecured, non-credit enhanced, long-term debt securities, the lowest such public rating issued by such Rating Agency) shall not be an Investment Grade Rating, (b) the most recently announced rating by at least two of the Rating Agencies with respect to the Parent Borrower’s Obligations in respect of the Revolving Loans shall not be an Investment Grade Rating, or at least two of the Rating Agencies shall have ceased to publish a rating with respect to the Parent Borrower’s Obligations in respect of the Revolving Loans or (c) the Parent Borrower notifies the Administrative Agent in writing that it has elected to terminate the Collateral Suspension Period.
“Collateral Release Date” shall have the meaning assigned to such term in Section 9.25.
“Collateral Release Event” shall mean the satisfaction of each of the following conditions:
(h)(i) the senior, unsecured, non-credit enhanced, long-term debt securities of the Parent Borrower, if the Parent Borrower has any such securities outstanding, receive an Investment Grade Rating from at least two of the Rating Agencies (considering, if any Rating Agency shall have issued more than one such public rating with respect to the Parent Borrower’s senior, unsecured, non-credit enhanced, long-term debt securities, the lowest such public rating issued by such Rating Agency) and (ii) the Obligations of the Parent Borrower in respect of the Revolving Loans receive an Investment Grade Rating from at least two of the Rating Agencies after giving effect to the proposed release of Collateral pursuant to Section 9.25;
(i)no 2024 New Term Loans are then-outstanding or each of the 2024 New Term Lenders have agreed to release their security interests in the Collateral in accordance with the terms of this Agreement (which release, for the avoidance of doubt, shall be subject to the requirements set forth in Sections 9.08(b)(vi) hereof);
(j)all Liens securing the obligations in respect of the Senior Secured Notes shall be released substantially concurrently with the release of Liens securing the Guaranteed Obligations on the applicable Collateral Release Date; and
(k)no Event of Default shall have occurred and be continuing.
“Collateral Release Period” shall mean a period commencing on any Collateral Release Date and ending upon the occurrence of a Collateral Reinstatement Date.
“Collateral Trust Agreement” shall mean the Second Amended and Restated Collateral Trust Agreement, dated as of the July 1, 2011, among the Borrowers, each Subsidiary Guarantor, the Collateral Trustee and the other parties thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Collateral Trustee” shall mean Deutsche Bank Trust Company Americas, acting as collateral trustee under the Collateral Trust Agreement, or its successors appointed in accordance with the terms thereof.

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“Commitment” shall mean, with respect to any Lender and as of any date of determination, such Lender’s Tranche A Revolving Commitment, Tranche B Revolving Commitment, Tranche C Revolving Commitment, 2024 New Term Commitment, 2024-2 New Term Commitment, New Term Commitment, New Revolving Commitment, Refinancing Term Commitment, Refinancing Revolving Commitment, Term Commitment or Revolving Commitment as of such date.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.05(a).
“Commodity Hedging Agreements” shall mean the Existing Commodity Hedging Agreements and any other agreement (including each confirmation or transaction entered into or consummated pursuant to any Master Agreement) providing for swaps, caps, collars, puts, calls, floors, futures, options, spots, forwards, any physical or financial commodity contracts or agreements, power purchase, sale or exchange agreements, fuel purchase, sale, exchange or tolling agreements, emissions and other environmental credit purchase or sales agreements, power transmission agreements, fuel transportation agreements, fuel storage agreements, netting agreements, commercial or trading agreements, capacity agreements, weather derivatives agreements, each with respect to, or involving the purchase, exchange (including an option to purchase or exchange), transmission, distribution, sale, lease, transportation, storage, processing or hedge of (whether physical, financial, or a combination thereof), any Covered Commodity, service or risk, price or price indices for any such Covered Commodities, services or risks or any other similar agreements, any renewable energy credits, emission, carbon and other environmental credits and any other credits, assets or attributes, howsoever entitled or designated, including related to any “cap and trade”, renewable portfolio standard or similar program with an economic value and any other similar agreements, in each case, entered into by the Parent Borrower or any Restricted Subsidiary.
“Commodity Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under a Commodity Hedging Agreement.
“Communications” shall mean each notice, demand, communication, information, document and other material provided for hereunder or under any other Loan Document or otherwise transmitted between the parties hereto relating this Agreement, the other Loan Documents, any Loan Party or its Affiliates, or the transactions contemplated by this Agreement or the other Loan Documents including all Approved Electronic Communications.
“Compliance Period” shall mean a four fiscal quarter period if as of the last day of such four fiscal quarter period, the sum of (a) the aggregate outstanding principal amount of all Revolving Loans and (b) the stated amount of all issued and outstanding Letters of Credit (excluding (x) all undrawn Letters of Credit and (y) cash collateralized or backstopped Letters of Credit) exceeds 35% of the Total Revolving Commitment.
“Concurrent Cash Distributions” shall have the meaning assigned to such term in the definition of “Investments.”
“Consolidated Cash Flow” shall mean, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(l)an amount equal to any extraordinary loss (including any loss on the extinguishment or conversion of Indebtedness); plus
(m)any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (without giving effect of the threshold provided in the definition thereof), to the extent such losses were deducted in computing such Consolidated Net Income; plus
(n)provision for taxes based on income, profits or capital, including federal, state, provincial, territorial, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made to the holders of

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Equity Interests or Cash Equivalents of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period, which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries, in each case, to the extent deducted in computing such Consolidated Net Income; plus
(o)the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(p)any expenses or charges (including any professional, underwriting and other fees, closing payments, premiums, expenses and other transaction costs, including to fund any original issue discount and/or upfront fees) related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization, incurrence or issuance of Indebtedness (including a refinancing thereof) or other transaction permitted under this Agreement, in each case, whether or not successful or consummated, including, without limitation, such fees, expenses or charges related to the offering of the Senior Notes and the Senior Secured Notes and the transactions contemplated by this Agreement (including any amendment thereto, including the Eighth Amendment), and deducted in computing Consolidated Net Income; plus
(q)the amount of any minority interest expense deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests); plus
(r)any non-cash gain or loss attributable to Mark-to-Market Adjustments in connection with Hedging Obligations; plus
(s)without duplication, any impairment charges, including any bad debt expense, litigation expenses, fees and charges and all writeoffs, writedowns or other non-cash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus
(t)the amount of any restructuring cost, charge or reserve (including any costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities) and any one time expense relating to enhanced accounting function or other transaction costs, public company costs, costs, charges and expenses in connection with fresh start accounting, and costs related to the implementation of operational and reporting systems and technology initiatives; plus
(u)extraordinary, infrequent, unusual or non-recurring charges, expenses or losses (including unusual or non-recurring expenses), transaction fees and expenses and consulting and advisory fees, indemnities and expenses, severance, integration costs, costs of strategic initiatives, relocation costs, consolidation and closing costs, facility opening and pre-opening costs, business optimization expenses or costs, transition costs, restructuring costs, signing, retention, recruiting, relocation, signing, stay or completion bonuses and expenses (including payments made to employees or producers who are subject to non-compete agreements), and curtailments or modifications to pension and post-retirement employee benefit plans for such period, in each case, together with related tax effects according to GAAP and to the extent such non-cash charges or losses were deducted in computing such Consolidated Net Income; plus
(v)charges, losses or expenses to the extent covered by insurance or otherwise reimbursable or indemnifiable by a third party and actually reimbursed or reimbursable or indemnifiable; plus
(w)for the first 24 months after the date of the execution of the applicable amendment, contract, increased pricing or initiatives, the amount of incremental contract value of the Parent Borrower and its Restricted Subsidiaries that the Parent Borrower in good faith reasonably believes would have been realized or achieved as a Consolidated Cash Flow contribution for the period for which Consolidated Cash Flow is being calculated from (i) increased pricing or volume initiatives and/or (ii) the entry into (and performance under) binding and effective new agreements with new customers or, if generating incremental contract value, new agreements (or amendments to existing agreements) with existing customers (collectively, “New Contracts”) during such period had such New Contracts been effective and had performance thereunder commenced as of the beginning of such period (including, without limitation, such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as

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Consolidated Cash Flow contribution during such period) as long as such incremental contract value is reasonably identifiable and factually supportable (which contract value shall be added to Consolidated Cash Flow until fully realized, shall be subject to certification by management of the Parent Borrower and shall be calculated on a pro forma basis); plus
(x)adjustments reflected in a due diligence quality of earnings report made available to the Administrative Agent (who may share with the Lenders) (subject, in each case, to customary access letters) prepared with respect to the target of an acquisition or other Investment permitted hereunder by (x) a “big-four” nationally recognized accounting firm or (y) any other accounting firm that shall be reasonably acceptable to the Administrative Agent; plus
(y)earn-out, deferred payment or other contingent obligation expense and adjustments thereof incurred in connection with any acquisition or other Investment (including any acquisition or other Investment consummated prior to the Eighth Amendment Effective Date) which is paid or accrued during the applicable period, and any other cash charges resulting from the application of ASC 805, in each case, to the extent deducted in the calculation of Consolidated Net Income; plus
(z)effects of adjustments (including, without limitation, the effects of such adjustments pushed down to the Parent Borrower and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including, without limitation, in the inventory, property and equipment, leases, rights fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or acquisition method accounting, as the case may be, in relation to any consummated acquisition, including acquisitions consummated on or prior to the Eighth Amendment Effective Date, or the amortization or write-off of any amounts thereof; plus
(aa)(i) non-cash Charges or losses in connection with changes in accounting principles or policy and/or (ii) the cumulative effect of a change in accounting principles (effected either through a cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP) and/or any change resulting from the adoption of accounting policies during such period; plus
(ab)any non-cash increase in expenses resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances) or other inventory adjustments (including any non-cash increase in expenses as a result of last-in first-out and/or first-in first-out methods of accounting); plus
(ac)depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus
(ad)non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; in each case, on a consolidated basis and determined in accordance with GAAP; minus
(ae)interest income for such period;
provided, however, that Consolidated Cash Flow of the Parent Borrower will exclude the Consolidated Cash Flow attributable to (i) Excluded Subsidiaries to the extent that the declaration or payment of dividends or similar distributions by the Excluded Subsidiary of that Consolidated Cash Flow is not, as a result of an Excluded Subsidiary Debt Default, then permitted by operation of the terms of the relevant Excluded Subsidiary Debt Agreement (provided that, the Consolidated Cash Flow of the Excluded Subsidiary will only be so excluded for that portion of the period during which the condition described in the preceding proviso has occurred and is continuing), (ii) for purposes of Section 6.06(a)(ii)(1) only, Excluded Project Subsidiaries, except to the extent of any dividends, distributions or

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other returns in respect of any Investments in any Excluded Project Subsidiary, in each case, paid in cash to the Parent Borrower or a Restricted Subsidiary that is not an Excluded Project Subsidiary, (iii) for purposes of Section 6.12 only, Excluded Subsidiaries and Unrestricted Subsidiaries, except to the extent (and solely to the extent) actually distributed in cash to the Parent Borrower or any Subsidiary Guarantor, and (iv) Specified Excluded Subsidiaries and Specified Unrestricted Subsidiaries (other than with respect to Section 6.12, where the preceding clause (iii) governs), except to the extent (and solely to the extent) actually distributed in cash to the Parent Borrower or any Subsidiary Guarantor.
“Consolidated First Lien Net Leverage Ratio” shall mean, on any date (for purposes of this definition, the “Calculation Date”), the ratio of (a) Total Debt on such date that (x) is subject to a first priority Lien on the Collateral (subject to Permitted Liens) or (y) constitutes Capital Lease Obligations or purchase money Indebtedness minus the aggregate amount of all Unrestricted Cash on such date, to (b) Consolidated Cash Flow of the Parent Borrower and its Restricted Subsidiaries for the most recently ended Test Period. For purposes of making the computation referred to above:
(i)Investments and acquisitions that have been made by the Parent Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Parent Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;
(ii)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(iii)any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and
(iv)any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.
“Consolidated Interest Expense” shall mean, for any period, the consolidated cash interest expense of the Parent Borrower and its Restricted Subsidiaries (other than Excluded Project Subsidiaries) for such period, whether paid or accrued (including the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to interest rate Hedging Obligations, but not including amortization of original issue discount and other non-cash interest payments), net of cash interest income.
“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(a)the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions (including pursuant to other intercompany payments but excluding Concurrent Cash Distributions) paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;
(b)for purposes of Sections 6.06 and 6.12 only, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior

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governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(c)the cumulative effect of a change in accounting principles will be excluded;
(d)any net after-tax non-recurring or unusual gains, losses (less all fees and expenses relating thereto) or other charges or revenue or expenses (including relating to severance, relocation and one-time compensation charges) shall be excluded;
(e)any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded, whether under Financial Accounting Standards Board Statement No. 123R, “Accounting for Stock-Based Compensation” or otherwise;
(f)any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;
(g)any gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (other than asset dispositions in the ordinary course of business) shall be excluded; and
(h)any impairment charge or asset write-off pursuant to Financial Accounting Statement No. 142 and No. 144 or any successor pronouncement shall be excluded.
“Consolidated Net Tangible Assets” shall mean the total consolidated assets of the Parent Borrower and its Restricted Subsidiaries, less the sum of goodwill and other intangible assets, in each case determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Parent Borrower.
“Consolidated Secured Net Leverage Ratio” shall mean, on any date (for purposes of this definition, the “Calculation Date”), the ratio of (a) Total Debt on such date that (x) is subject to a Lien on the Collateral (subject to Permitted Liens) or (y) constitutes Capital Lease Obligations or purchase money Indebtedness minus the aggregate amount of all Unrestricted Cash on such date to (b) Consolidated Cash Flow of the Parent Borrower and its Restricted Subsidiaries for the most recently ended Test Period. For purposes of making the computation referred to above:
(i)Investments and acquisitions that have been made by the Parent Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Parent Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;
(ii)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(iii)any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and
(iv)any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.
“Consolidated Total Net Leverage Ratio” shall mean, on any date (for purposes of this definition, the “Calculation Date”), the ratio of (a) Total Debt on such date minus the aggregate amount of all

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Unrestricted Cash on such date to (b) Consolidated Cash Flow of the Parent Borrower and its Restricted Subsidiaries for the most recently ended Test Period. For purposes of making the computation referred to above:
(v)Investments and acquisitions that have been made by the Parent Borrower or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the Parent Borrower or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period;
(vi)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(vii)any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period; and
(viii)any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.
“Contribution Indebtedness” shall mean Indebtedness of the Parent Borrower in an aggregate principal amount not to exceed two times the aggregate amount of cash received by the Parent Borrower after the Issue Date from the sale of its Equity Interests (other than Disqualified Stock) or as a contribution to its common equity capital (in each case, other than to or from a Subsidiary); provided that such Indebtedness (a) is incurred within 180 days after the sale of such Equity Interests or the making of such capital contribution and (b) is designated as “Contribution Indebtedness” pursuant to an Officer’s Certificate on the date of its incurrence. Any sale of Equity Interests or capital contribution that forms the basis for an incurrence of Contribution Indebtedness will not be considered to be a sale of Qualifying Equity Interests and will be disregarded for purposes of Section 6.06.
“Control Agreement” shall mean each Control Agreement to be executed and delivered by each Loan Party and the other parties thereto, as required by the applicable Loan Documents as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“CORRA” shall mean the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).
“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.
“Counterparty Account” shall mean any Deposit Account, Securities Account or Commodities Account (and all cash, Cash Equivalents and other securities or investments substantially comparable to Cash Equivalents therein) pledged to or deposited with the Parent Borrower or any Restricted Subsidiary as cash collateral posted or deposited by a contract counterparty (including a counterparty in respect of Commodity Hedging Obligations) to or for the benefit of the Parent Borrower or any Restricted Subsidiary, in each case, only for so long as such account (and amounts therein) represents a security interest (including as a result of an escrow arrangement) in favor (and not an ownership interest in the amounts therein) of the Parent Borrower or the applicable Restricted Subsidiary.
“Covered Commodity” shall mean any energy, electricity, generation capacity, power, heat rate, congestion, natural gas, nuclear fuel (including enrichment and conversion), diesel fuel, fuel oil, other

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petroleum-based liquids, coal, lignite, weather, emissions and other environmental credits, assets or attributes, waste by-products, renewable energy credit, or other energy related commodity or service (including ancillary services and related risks (such as location basis or other commercial risks)).
“Covered Entity” shall mean any of the following:
(ix)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(x)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(xi)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Credit Event” shall have the meaning assigned to such term in Section 4.01.
“Credit Facilities” shall mean (a) one or more debt facilities (including the debt facilities provided under this Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, credit-linked deposits (or similar deposits) receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit and (b) debt securities sold to institutional investors, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“CS” shall have the meaning assigned to such term in the preamble.
“Cure Amount” shall have the meaning provided in Section 7.03.
“Cure Right” shall have the meaning provided in Section 7.03.
“Daily Compounded CORRA” shall mean, for any Business Day in any Interest Period, CORRA with interest accruing on a compounded daily basis, with the methodology and conventions for this rate (which will include compounding in arrears with a lookback) being established by the Administrative Agent in accordance with the methodology and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded CORRA for business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion; and provided that if the administrator has not provided or published CORRA and a Benchmark Replacement Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA; and provided that if Daily Compounded CORRA as so determined shall be less than the Floor, then Daily Compounded CORRA shall be deemed to be the Floor.
“Daily Compounded CORRA Loan” shall mean a Loan made pursuant to Section 2.01 that bears interest at a rate based on Daily Compounded CORRA.
“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days (or such other period as determined by the Parent Borrower and the Administrative Agent based on then prevailing market conventions) prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such

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SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that, any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Parent Borrower. If Daily Simple SOFR would be less than the Floor, Daily Simple SOFR will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Daily Simple SOFR Loan” shall mean any Loan bearing interest at a rate based on Daily Simple SOFR.
“DB” shall have the meaning assigned to such term in the preamble.
“Declined Proceeds” shall have the meaning assigned to such term in Section 2.13(c).
“Default” shall mean any event or condition which upon notice, lapse of time (pursuant to Section 7.01) or both would constitute an Event of Default.
“Defaulting Lender” shall mean, at any time, subject to the last paragraph of Section 2.26, any Lender that, at such time, has (a) failed to (i) pay any amount required to be paid by such Lender to any Issuing Bank under this Agreement (beyond any applicable cure period), (ii) fund any portion of its Loans (unless such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and, if available to such Lender, supported by reasonable background information provided by such Lender) has not been satisfied), its participations in Letters of Credit or (iii) pay over to the Administrative Agent, the Issuing Bank or any other Lender any other amount required to be paid by it hereunder, (b) notified the Borrowers, the Administrative Agent, the Issuing Bank or any other Lender, in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified and, if available to such Lender, supported by reasonable background information provided by such Lender) a Loan cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent or any Issuing Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; provided that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent, such Issuing Bank of such written certification, or (d) (i) taken any action or become the subject of a Lender Insolvency Event with respect to such Lender or its Parent Company or (ii) has, or has a Parent Company that has, become the subject of a Bail-In Action; provided that, a Lender shall not be a Defaulting Lender pursuant to this clause (d) solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or its Parent Company by a Governmental Authority or agency thereof; provided, further, that none of the reallocation of funding obligations provided for in Section 2.26 as a result of a Lender’s being a Defaulting Lender, the performance by the other Lenders of such reallocated funding obligations or the cash collateralization of a Defaulting Lender’s Revolving L/C Exposure provided for in Section 2.26 will by itself cause the relevant Defaulting Lender to cease to be a Defaulting Lender. A determination, if any, by the Administrative Agent (it being understood and agreed that (A) the Administrative Agent may, but shall be under no obligation to, make any such determination and (B) a determination by the Administrative Agent shall not be required for a Lender to become a Defaulting Lender if the requirements of this definition are otherwise satisfied) that a Lender is a Defaulting Lender under any of clauses (a) through and including (d) above will be conclusive and binding absent manifest error, and, if any such a determination is made, such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.26) upon notification of such determination by the Administrative Agent to the Parent Borrower, the Issuing Bank and the Lenders.

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“Default Right” shall have the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Deposit Account” shall have the meaning assigned to such term in the UCC.
“Designated Non-Cash Consideration” shall mean the Fair Market Value of non-cash consideration received by a Borrower or any Person who is an Affiliate of such Borrower as a result of such Borrower’s ownership of Equity Interests in such Person in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation executed by a Financial Officer of the Parent Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of, or collection on, such Designated Non-Cash Consideration.
“Discount Range” shall have the meaning assigned to such term in Section 2.12(e)(ii).
“Discounted Purchase Option Notice” shall have the meaning assigned to such term in Section 2.12(e)(ii).
“Discounted Voluntary Purchase” shall have the meaning assigned to such term in Section 2.12(e)(i).
“Discounted Voluntary Purchase Notice” shall have the meaning assigned to such term in Section 2.12(e)(v).
“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Latest Maturity Date of all Classes of Loans or Commitments. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Parent Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Parent Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.06. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Parent Borrower and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“dollars” or “$” shall mean lawful money of the United States of America, except when expressly used in reference to the lawful money of another country.
“Dollar Equivalent” shall mean, on the applicable Valuation Date, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.04 using the applicable Exchange Rate with respect to such Alternative Currency at the time in effect on the Valuation Date under the provisions of such Section 1.04.
“Domestic Subsidiary” shall mean any Restricted Subsidiary that was formed under the laws of the United States of America or any state of the United States of America or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Borrowers.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a

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subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eighth Amendment” shall mean the Eighth Amendment to Second Amended and Restated Credit Agreement, dated as of the Eighth Amendment Effective Date, among the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, the 2024 New Term Lenders and the other Lenders party thereto.
“Eighth Amendment Effective Date” shall mean April 16, 2024.
“Eleventh Amendment” shall mean the Eleventh Amendment to Second Amended and Restated Credit Agreement, dated as of the Eleventh Amendment Effective Date, among the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent and the 2024-2 New Term Lenders.
“Eleventh Amendment Effective Date” shall mean October 30, 2024.
“Environmental CapEx Debt” shall mean Indebtedness of the Parent Borrower or its Restricted Subsidiaries incurred for the purpose of financing Environmental Capital Expenditures.
“Environmental Capital Expenditures” shall mean capital expenditures deemed necessary by the Parent Borrower or its Restricted Subsidiaries to comply with Environmental Laws.
“Environmental Laws” shall mean all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances and codes, and legally binding decrees, judgments, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, occupational health and safety, climate change or the presence, Release of, or exposure to, hazardous materials, substances or wastes, or the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or the arrangement for such activities with respect to, hazardous materials, substances or wastes.
“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) non-compliance with any Environmental Law, (b) the generation, manufacture, processing, distribution, recycling, use, handling, transportation, storage, treatment or disposal of, or the arrangement of such activities with respect to, any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials at or from any location or (e) any contract or agreement pursuant to which liability is assumed, imposed or covered by an indemnity with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERCOT” shall mean the Electric Reliability Council of Texas or any other entity succeeding thereto.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

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“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Tax Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Tax Code, is treated as a single employer under Section 414 of the Tax Code.
“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Benefit Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Benefit Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Tax Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Tax Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Benefit Plan; (d) the incurrence by the Parent Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Benefit Plan or the withdrawal or partial withdrawal of the Parent Borrower or any ERISA Affiliate from any Benefit Plan or Multiemployer Plan; (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Benefit Plan or to appoint a trustee to administer any Benefit Plan; (f) the adoption of any amendment to a Benefit Plan that would require the provision of security pursuant to Section 401(a)(29) of the Tax Code or Section 307 of ERISA; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.
“Erroneous Payment” has the meaning assigned to it in Section 9.28(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.28(d).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.28(d).
“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.28(d).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.28(f).
“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning assigned to such term in Section 7.01.
“Excess Proceeds” shall have the meaning assigned to such term in Section 6.04(e).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Exchange Rate” shall mean on any day, with respect to any Alternative Currency, the rate at which such Alternative Currency may be exchanged into dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Bloomberg Key Cross-Currency Rates Page for such Alternative Currency. In the event that such rate does not appear on any Bloomberg Key Cross-Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Alternative Currency are then being conducted, at or about 10:00 a.m. (London time) on such date for the purchase of dollars for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Parent Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

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“Excluded Assets” shall mean:
(xii)(a) any lease, license, contract, property right or agreement to which any Loan Party is a party or any of such Loan Party’s rights or interests thereunder if and only for so long as the grant of a security interest therein under the Security Documents shall constitute or result in a breach, termination or default or invalidity under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that such lease, license, contract, property right or agreement shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist and/or (b) any property if and only for so long as the grant of a security interest therein under the Security Documents shall be prohibited or rendered ineffective under any Applicable Law adopted, issued, promulgated, implemented or enacted, in each case, after the Closing Date (other than to the extent any such Applicable Law would be rendered ineffective pursuant to Section 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable law or principles of equity); provided that such property shall be an Excluded Asset only to the extent and for so long as the prohibition specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such prohibition shall no longer exist;
(xiii)any (a) leasehold interests in real property held by any Loan Party and (b) any fee-owned real property of any Loan Party that, in the case of this clause (b), has an individual book value of less than $225,000,000 (it being understood and agreed that this clause (b) shall not, in and of itself, cause any real property that is a Mortgaged Property as of the Fourteenth Amendment Effective Date to become an Excluded Asset);
(xiv)any Equity Interests in, and any assets of, any Excluded Subsidiary (other than any Excluded Foreign Subsidiary and subject to the proviso below), any Unrestricted Subsidiary and any voting Equity Interests in excess of 66% (or, in the case of NRGenerating International BV, 65%) of the total outstanding voting Equity Interests in any Excluded Foreign Subsidiary;
(xv)any Deposit Account, Securities Account or Commodities Account (and all cash, Cash Equivalents and other securities or investments substantially comparable to Cash Equivalents and Commodity Contracts (as defined in the UCC) held therein) if and only for so long as such Deposit Account, Securities Account or Commodities Account is subject to a Lien permitted under clause (b) of the definition of “Permitted Liens” other than any such permitted Lien held by the Collateral Trustee pursuant to and in accordance with the Collateral Trust Agreement;
(xvi)any asset of a Subsidiary acquired by the Parent Borrower or any Restricted Subsidiary that, at the time of the relevant acquisition or similar Investment, is encumbered to secure Indebtedness permitted by this Agreement to the extent (and for so long as) the documentation governing the applicable Indebtedness assumed in connection with such acquisition or similar Investment prohibits such asset from being pledged to secure the Obligations and the relevant prohibition was not implemented in contemplation of the applicable acquisition or similar Investment (except to the extent such provision is overridden by the UCC or other Requirements of Law);
(xvii)any Equity Interests in, and any assets of, the Hurricane Subsidiaries;
(xviii)[reserved];
(xix)any Equity Interest of a Person or Project Interest held by any Loan Party if and for so long as the pledge thereof under the Security Documents shall constitute or result in a

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breach, termination or default under any joint venture, stockholder, membership, limited liability company, partnership, owners, participation, shared facility or other similar agreement between such Loan Party and one or more other holders of Equity Interests of such Person or Project Interest (other than any such other holder who is the Parent Borrower or a Subsidiary thereof); provided that such Equity Interest shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist;
(xx)any Counterparty Account, and any cash, Cash Equivalents and/or other securities or investments substantially comparable to Cash Equivalents, and other funds and investments held therein and the proceeds thereof, received from a contract counterparty (including a counterparty in respect of Commodity Hedging Obligations) (collectively, the “Counterparty Cash”) but only to the extent that any agreements governing the underlying transactions with a contract counterparty (including a counterparty in respect of Commodity Hedging Obligations) pursuant to which any such Counterparty Cash was received provide that the pledging of, or other granting of any Lien in, the relevant Counterparty Cash as collateral for the Obligations of the Borrowers or a Subsidiary Guarantor under the Loan Documents shall constitute or result in a breach, termination, default or invalidity under any such agreement; provided, however, that such Counterparty Cash shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist, and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist; and provided, further, that any Lien the Borrowers or any Subsidiary Guarantor may have in any such Counterparty Cash shall not be deemed to be an Excluded Asset under this clause (ix) and such Lien shall follow and be treated as part of the underlying agreement (including any Commodity Hedging Obligations) which agreement (including any Commodity Hedging Obligations) shall (to the extent applicable) be subject to the terms and conditions of clause (i) of this definition;
(xxi)any Account of NRG Business Marketing solely to the extent that (a) such Account relates to the sale by NRG Business Marketing of power or capacity that was purchased by NRG Business Marketing from an Excluded Project Subsidiary or from a third party for the benefit of an Excluded Project Subsidiary and (b) the grant of a security interest in such Account under the Security Documents shall constitute or result in a breach, termination or default under any agreement or instrument governing the applicable Non-Recourse Debt of such Subsidiary;
(xxii)the working capital account of Camas Power Boiler Inc. and any trust, fiduciary, cash collateral or regulatory or contractually restricted deposit or securities account of Energy Protection Insurance Company (Vermont) but only to the extent that any agreements governing such deposit or securities account provide that the pledging of, or other granting of any Lien in, the relevant deposit or securities account, and any cash, Cash Equivalents and/or other securities or investments substantially comparable to Cash Equivalents, and other funds and investments held therein and the proceeds thereof, as collateral for the Obligations of a Borrower or a Subsidiary Guarantor under the Loan Documents shall constitute or result in a breach, termination, default or invalidity under any such agreement; provided, however, that such deposit or securities account shall be an Excluded Asset only to the extent and for so long as the consequences specified above shall exist, and shall cease to be an Excluded Asset pursuant to this clause (xi) and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist (unless otherwise constituting an Excluded Asset); and provided, further, that any Lien of any Borrower or any Subsidiary Guarantor may have in any such deposit or securities account shall not be deemed to be an Excluded Asset under this clause (xi) and such Lien shall follow and be treated as part of the underlying agreement which agreement shall (to the extent applicable) be subject to the terms and conditions of clause (i) of this definition;
(xxiii)all properties and assets of the Parent Borrower or any of its Restricted Subsidiaries (other than Equity Interests) secured by Indebtedness permitted by

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Section 6.01(b)(iv) or, at the election of the Parent Borrower pursuant to an Officer’s Certificate delivered to the Administrative Agent and the Collateral Trustee, Indebtedness with respect to Tax-Exempt Bonds permitted under Section 6.01 in an aggregate principal amount at any time outstanding not to exceed (A) prior to the Hurricane Acquisition Closing Date, the greatest of (1) $650,000,000, (2) 2.50% of Total Assets and (3) 20.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (1) $1,250,000,000, (2) 2.50% of Total Assets and (3) 20.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) that is secured by a Permitted Lien only on the Facility with respect to which such Tax-Exempt Bonds shall relate (and related assets of the obligor thereunder) and not by any Collateral, in each case, so long as the granting of a Lien in favor of the Secured Parties would constitute or result in a breach, termination or default under any agreement or instrument governing such applicable Indebtedness permitted by Section 6.01(b)(iv) or such Indebtedness with respect to Tax-Exempt Bonds permitted under Section 6.01, as the case may be, and such properties or assets shall cease to be Excluded Assets once such prohibition ceases to exist and shall immediately and automatically become subject to the security interest granted under the Security Documents;
(xxiv)any other property and assets (a) that have been designated as Excluded Assets in reliance on this clause (xiii) prior to the Fourteenth Amendment Effective Date and/or (b) designated as Excluded Assets to the Administrative Agent in writing by the Parent Borrower on or after the Fourteenth Amendment Effective Date which shall not have, when taken together with all other property and assets that constitute Excluded Assets at the relevant time of determination by virtue of the operation of this clause (xiii), a Fair Market Value determined as of the date of such designation as an Excluded Asset exceeding (A) prior to the Hurricane Acquisition Closing Date, the greatest of (I) $900,000,000, (II) 3.50% of Total Assets and (III) 30.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (I) $1,750,000,000, (II) 3.50% of Total Assets, and (III) 30.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) in the aggregate at any time outstanding (the “General Excluded Assets Basket”) (it being understood, however, that for the avoidance of doubt, in respect of any Excluded Asset designated as such prior to such date of determination, the Fair Market Value of such previously designated Excluded Assets shall be the same as the Fair Market Value initially assigned to such assets) (and, to the extent that the Fair Market Value thereof shall exceed (A) prior to the Hurricane Acquisition Closing Date, the greatest of (I) $900,000,000, (II) 3.50% of Total Assets and (III) 30.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (I) $1,750,000,000, (II) 3.50% of Total Assets, and (III) 30.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) in the aggregate, such property or assets shall cease to be an Excluded Asset to the extent of such excess Fair Market Value and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such amount is exceeded); for the avoidance of doubt, at any time the Parent Borrower elects to have an Excluded Asset become part of the Collateral and cease to be an Excluded Asset, or at any time an Excluded Asset becomes an asset of an Unrestricted Subsidiary, an Excluded Project Subsidiary or an Excluded Foreign Subsidiary, or is sold or otherwise disposed of to a third party that is not a Subsidiary in accordance with the terms hereof, the Fair Market Value (as determined as of the date of such designation as an Excluded Asset) of any such asset shall not be taken into account for purposes of determining compliance with the General Excluded Assets Basket and an amount equal to the Fair Market Value of such asset (as determined as of the date of such designation as an Excluded Asset) will become available under the General Excluded Assets Basket for use by the Borrowers pursuant to this clause (xiii);
(xxv)any Intellectual Property (as defined in the Guarantee and Collateral Agreement) if and to the extent a grant of a security interest therein will result in the loss, abandonment or termination of any material right, title or interest in or to such Intellectual Property (including United States intent-to-use trademark or service mark applications); provided, however, that such Intellectual Property shall be an Excluded Asset only to the extent and for so long as the

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consequences specified above shall exist and shall cease to be an Excluded Asset and shall become subject to the security interest granted under the Security Documents, immediately and automatically, at such time as such consequences shall no longer exist;
(xxvi)upon the sale of such assets to a Securitization Vehicle in accordance with the provisions of this Agreement, the Securitization Assets and, in the event that the pledge of any Sellers’ Retained Interest in respect of any such Securitization Vehicle shall be prohibited by the governing documentation with respect to the applicable Securitization or any other Permitted Securitization Indebtedness and/or any Sellers’ Retained Interest are pledged to secure any other Permitted Securitization Indebtedness, such Sellers’ Retained Interest;
(xxvii)payments in respect of Securitization Assets, while such amounts are in a lockbox, collateral account or similar account established pursuant to a Securitization to receive collections of Securitization Assets;
(xxviii)unless otherwise elected by the Parent Borrower in its discretion and designated by the Parent Borrower to the Administrative Agent in writing, (a) the Equity Interests owned by the Parent Borrower or any of its Restricted Subsidiaries in and all properties and assets of each of the following Subsidiaries: (1) NRG Harrisburg Cooling LLC and (2) Camas Power Boiler Limited Partnership and (b)(1) the leasehold interest of Middletown Power LLC to GenConn Middletown LLC and (2) the leasehold interest of Devon Power LLC to GenConn Devon LLC; and
(xxix)any assets with respect to which the Parent Borrower and the Collateral Agent reasonably determine the cost or other consequences of granting a security interest or obtaining title insurance in favor of the Secured Parties under the Security Documents is excessive in view of the benefits to be obtained by the Secured Parties therefrom and any assets with respect to which granting a security interest in such assets in favor of the Secured Parties under the Security Documents could reasonably be expected to result in an adverse tax consequence that is not de minimis as reasonably determined by the Parent Borrower in consultation with the Collateral Agent.
“Excluded Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary that is a Restricted Subsidiary and that is (or is treated as) for United States federal income tax purposes either (a) a corporation or (b) a pass-through entity owned directly or indirectly by another Foreign Subsidiary that is (or is treated as) a corporation. The Excluded Foreign Subsidiaries on the Sixth Amendment Effective Date are set forth on Schedule 1.01(a).
“Excluded Information” shall have the meaning assigned to such term in Section 2.12(e).
“Excluded Perfection Assets” shall mean any property or assets that (i) do not have a Fair Market Value at any time exceeding $100,000,000 (or, if such property or asset is a Deposit Account or Securities Account, $50,000,000) individually or $150,000,000 in the aggregate in which a security interest cannot be perfected by the filing of a financing statement under the UCC of the relevant jurisdiction or, in the case of Equity Interests, either the filing of a financing statement under the UCC of the relevant jurisdiction or the possession of certificates representing such Equity Interests, (ii) constitute leasehold interests of the Parent Borrower or any of its Restricted Subsidiaries in real property (other than any real property constituting a Facility), (iii) constitute any Deposit Account that is a “zero-balance” account (as long as (x) the balance in such “zero balance” account does not exceed at any time the applicable threshold described in clause (i) above for a period of 24 consecutive hours or more (except during days that are not Business Days) and (y) all amounts in such “zero-balance” account shall either be swept on a daily basis (except on days that are not Business Days) into another Deposit Account that does not constitute an Excluded Perfection Asset or used for third party payments in the ordinary course of business), (iv) constitute motor vehicles and other assets subject to certificates of title to the extent a Lien thereupon cannot be perfected by the filing of a UCC financing statement and (v) constitute Intellectual Property over which a Lien is required to be perfected by actions in any jurisdiction other than the United States. To the extent that the Fair Market Value of any such property or asset exceeds $100,000,000 (or, if

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such property or asset is a Deposit Account or Securities Account, $50,000,000) individually, such property or asset shall cease to be an Excluded Perfection Asset and, to the extent that the Fair Market Value of such property or assets shall exceed $150,000,000 in the aggregate at any time, such property or assets shall cease to be Excluded Perfection Assets to the extent of such excess Fair Market Value. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or in any other Loan Document (including the Guarantee and Collateral Agreement), in no event shall any Loan Party be required to enter into any Control Agreement pursuant to this Agreement or any other Loan Document at any time on and after the Sixth Amendment Effective Date.
“Excluded Proceeds” shall mean (a) any Net Proceeds of an Asset Sale (i) received since the Closing Date and on or prior to the Fourteenth Amendment Effective Date from one or more Asset Sales of Equity Interests in, or property or assets of, any Subsidiaries, (ii) involving the sale of up to $300,000,000 in the aggregate received since the Fourteenth Amendment Effective Date from one or more Asset Sales of Equity Interests in, or property or assets of, any Subsidiaries, and (iii) the sale of up to $75,000,000 of assets per year (with unused amounts in any period being carried over to succeeding periods), in either event if and to the extent such Net Proceeds are designated by a Responsible Officer of the Parent Borrower as Excluded Proceeds and (b) any Net Proceeds of a Specified Asset Sale
“Excluded Project Subsidiary” shall mean, at any time, (A) any Restricted Subsidiary (including any Subsidiary of such Restricted Subsidiary) that (a) is an obligor (or, in the case of a Restricted Subsidiary of an Excluded Project Subsidiary that is such an obligor and is in a business that is related to the business of such Excluded Project Subsidiary that is such an obligor, is otherwise bound, or its property is subject to one or more covenants and other terms of any Non-Recourse Debt outstanding at such time, regardless of whether such Restricted Subsidiary is a party to the agreement evidencing the Non-Recourse Debt (unless otherwise expressly elected by the Parent Borrower in its sole discretion with respect to any such Subsidiaries)) with respect to any Non-Recourse Debt outstanding at such time, in each case if and for so long as the grant of a security interest in the property or assets of such Subsidiary, or the guarantee by such Subsidiary of the Obligations, or the pledge of the Equity Interests of such Subsidiary, in each case in favor of the Collateral Trustee, for the benefit of the Secured Parties, shall constitute or result in a breach, termination or default under the agreement or instrument governing the applicable Non-Recourse Debt; provided that such Subsidiary shall be an Excluded Project Subsidiary only to the extent that and for so long as the requirements and consequences above shall exist; or (b) is not an obligor with respect to any such Non-Recourse Debt as described in clause (a), but is designated by the Parent Borrower as an Excluded Project Subsidiary under and in accordance with this Agreement; and provided, further, that the aggregate Fair Market Value of all outstanding Investments owned by the Parent Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Excluded Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 6.06 or under one or more clauses of the definition of Permitted Investments, as determined by the Parent Borrower and (B) on and after the Hurricane Acquisition Closing Date, the Hurricane Subsidiaries. The Excluded Project Subsidiaries on the Sixth Amendment Effective Date are set forth on Schedule 1.01(b).
“Excluded Subsidiary” shall mean (a) an Excluded Foreign Subsidiary, (b) an Excluded Project Subsidiary, (c) any other Subsidiary all of whose assets, other than a de minimis amount thereof, constitute Excluded Assets pursuant to clause (v) or clause (xiii) of the definition of “Excluded Assets”, (d) [reserved], (e) any captive insurance Subsidiary, (f) any not-for-profit Subsidiary, (g) any Immaterial Subsidiary and/or (h) any special purpose vehicle, including any Securitization Vehicle. For the avoidance of doubt, it is understood and agreed that (i) each Subsidiary of an Excluded Subsidiary shall also be deemed to be an Excluded Subsidiary and (ii) all assets of an Excluded Subsidiary acquired after the designation as such pursuant to clause (c) above, and for as long as such designation remains effective, shall be Excluded Assets; provided that, for the avoidance of doubt, the Hurricane Subsidiaries shall only be deemed Excluded Subsidiaries by virtue of being Excluded Project Subsidiaries.
“Excluded Subsidiary Debt Agreement” shall mean the agreement or documents governing the relevant Indebtedness referred to in the definition of “Excluded Subsidiary Debt Default.”

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“Excluded Subsidiary Debt Default” shall mean, with respect to any Excluded Subsidiary, the failure of such Excluded Subsidiary to pay any principal or interest or other amounts due in respect of any Indebtedness, when and as the same shall become due and payable, or the occurrence of any other event or condition that results in any Indebtedness of such Excluded Subsidiary becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, lapse of time or both) the holder or holders of such Indebtedness or any trustee or agent on its or their behalf to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Banks and any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured in whole or in part by) each such Person’s net income by the United States of America (or any political subdivision thereof), or as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement or any other Loan Document, or sold or assigned any interest in any Loan Document, (b) in the case of a Lender (other than an assignee pursuant to a request by the Parent Borrower under Section 2.21(a)), any United States federal withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.20(a) (it being understood and agreed, for the avoidance of doubt, that any withholding tax imposed on a Lender as a result of a Change in Law occurring after the time such Lender became a party to this Agreement shall not be an Excluded Tax), (c) any withholding Taxes attributable to such Recipient’s failure to comply with paragraphs (d) and (e) of Section 2.20 and (d) any United States federal withholding Taxes imposed under FATCA.
“Exempt Subsidiaries” shall mean, collectively, (i) the Excluded Project Subsidiaries and (ii) each of NRG Ilion LP LLC, NRG Ilion Limited Partnership, Meriden Gas Turbine LLC, LSP-Nelson Energy LLC, NRG Nelson Turbines LLC, NRG McClain LLC, NRG Audrain Holding LLC, NRG Audrain Generating LLC, NRG Peaker Finance Company LLC, NRG Rockford LLC, NRG Rockford Acquisition LLC, NRG SunCap LLC and its direct and indirect subsidiaries and NRG Bluewater Holdings LLC and its direct and indirect subsidiaries.
“Existing Commodity Hedging Agreements” shall mean (a) the Master Power Purchase and Sale Agreement and Cover Sheet dated as of July 21, 2004, the Confirmation thereunder dated as of July 21, 2004 and the Confirmation thereunder dated as of November 30, 2004, each between J. Aron & Company and NRG Texas Power LLC (as successor by merger), and any additional confirmations thereunder (as the same may be amended, supplemented, replaced or otherwise modified from time to time in accordance with the terms hereof and thereof, the “Goldman Sachs Hedge Agreement”) and (b) any other master agreement listed on Schedule 1.01(c), and any confirmations thereunder, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
“Existing Credit Agreement” shall have the meaning assigned to such term in the preamble.
“Existing Guarantee and Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, dated as of July 1, 2011, among the Parent Borrower, each Subsidiary Guarantor, Deutsche Bank Trust Company Americas, as collateral trustee, and the other parties thereto, as amended, restated, amended and restated, supplemented or otherwise modified prior to the Closing Date.
“Existing Indebtedness” shall mean Indebtedness of the Parent Borrower and its Subsidiaries (other than the Indebtedness under the Senior Notes Documents) (a) in existence on the Closing Date and set forth on Schedule 6.01 and (b) in respect of the Existing Tax-Exempt Bonds, in each case, until such amounts are repaid.

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“Existing Tax-Exempt Bonds” shall mean (a) the Industrial Development Revenue Bonds (NRG Energy, Inc. Project) Series 2012 issued by the City of Texas City Industrial Development Corporation, (b) the Exempt Facilities Revenue Refunding Bonds (NRG Energy Project) Series 2020 (Non-AMT) issued by the County of Chautauqua Industrial Development Agency, (c) the Industrial Development Revenue Bonds (NRG Energy, Inc. Project) Series 2012 issued by the Fort Bend County Industrial Development Corporation, (d) the Industrial Development Revenue Bonds (NRG Energy, Inc. Project) Series 2012B issued by the Fort Bend County Industrial Development Corporation, (e) the Exempt Facility Revenue Bonds (Indian River Power LLC Project) Series 2010 issued by the Delaware Economic Development Authority and (f) the Recovery Zone Facility Bonds (Indian River Power LLC Project) issued by Sussex County, Delaware. The aggregate principal amount of the Existing Tax-Exempt Bonds as of the Fifth Amendment Effective Date is $465,487,000.
“Facility” shall mean a power or energy related facility.
“Fair Market Value” shall mean the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by a Responsible Officer of the Parent Borrower.
“FATCA” shall mean Sections 1471 through 1474 of the Tax Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any Treasury Regulation promulgated thereunder, any published administrative guidance implementing such Sections or any agreement entered into pursuant to Section 1471(b)(1) of the Tax Code.
“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, if negative, the Federal Funds Effective Rate shall be deemed to be 0.00%.
“Fees” shall mean the Commitment Fees, the Administrative Agent’s Fees, the L/C Participation Fees, the Issuing Bank Fees and any fees payable pursuant to Section 2.12(d).
“FERC” shall mean the Federal Energy Regulatory Commission or its successor.
“Fifth Amendment” shall mean the Fifth Amendment to Credit Agreement and Third Amendment to Collateral Trust Agreement, dated as of August 20, 2020, among the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, the Collateral Trustee and the Lenders party thereto.
“Fifth Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Fifth Amendment.
“Fifth Amendment Tranche A Revolving Commitments” shall have the meaning assigned to the term “New Tranche A Revolving Commitments” in the Fifth Amendment.
“Financial Officer” of any Person shall mean any of the chief executive officer, chief financial officer or treasurer (or if no individual shall have such designation, the Person charged by the Board of Directors of such Person (or a committee thereof) with such powers and duties as are customarily bestowed upon the individual with such designation) or the audit or finance committee of the Board of Directors of such Person.
“Fitch” shall mean Fitch Ratings Inc. or any successor entity.

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“Fixed Charge Coverage Ratio” shall mean with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person paid or payable in cash for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (for purposes of this definition, the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(a)Investments and acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X, but including all Pro Forma Cost Savings) as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on the same pro forma basis;
(b)the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(c)the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(d)any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period;
(e)any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period; and
(f)if any Indebtedness that is being incurred on the Calculation Date bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).
If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Parent Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto (including any Pro Forma Cost Savings) for such period as if such Investment, acquisition or disposition, or classification of such operation as discontinued had occurred at the beginning of the applicable four-quarter reference period.

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“Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of (a) the consolidated interest expense of such Person and its Restricted Subsidiaries (other than interest expense of any Excluded Subsidiary the Consolidated Cash Flow of which is excluded from the Consolidated Cash Flow of such Person pursuant to the definition of Consolidated Cash Flow hereof) for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus (b) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, plus (c) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; provided that in no event shall any commissions, discounts, fees or charges in respect of, any Indebtedness of any L/C Securities Issuer be included in this clause (c), plus (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable in Equity Interests of the Parent Borrower (other than Disqualified Stock) or to the Parent Borrower or a Restricted Subsidiary, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP, minus (e) interest income for such period.
“Floor” shall mean a rate of interest per annum equal to 0.00%.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are incorporated or organized. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” shall mean any Restricted Subsidiary that is (a) not a Domestic Subsidiary or (b) a Foreign Subsidiary Holding Company.
“Foreign Subsidiary Holding Company” shall mean any Domestic Subsidiary that is a direct parent of one or more Foreign Subsidiaries and holds, directly or indirectly, no other assets other than Equity Interests (or Equity Interests and Indebtedness) of Foreign Subsidiaries and other de minimis assets related thereto.
“Fourteenth Amendment” shall mean the Fourteenth Amendment to Second Amended and Restated Credit Agreement, dated as of the Fourteenth Amendment Effective Date, among the Borrowers, the 2025 New Revolving Lenders, the other Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Fourteenth Amendment Effective Date” shall mean May 27, 2025.
“Fourth Amendment” shall mean the Fourth Amendment Agreement, dated as of May 28, 2019, among the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Fourth Amendment.
“FPA” shall mean the Federal Power Act and the rules and regulations promulgated thereunder, as amended from time to time.
“FPA-Jurisdictional Subsidiary Guarantor” shall have the meaning assigned to such term in Section 3.23(b).

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“FPA MBR Authorizations, Exemptions and Waivers” shall have the meaning assigned to such term in Section 3.23(b).
“Free and Clear Amount” shall have the meaning assigned to such term in Section 2.24(a).
“GAAP” shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that if any operating lease would be considered a capital lease due to changes in the accounting treatment of leases under GAAP since the Closing Date (whether or not such lease was in effect on the Closing Date), then solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Closing Date and such lease shall not be considered a capital lease or otherwise constitute Indebtedness hereunder.
“General Excluded Assets Basket” shall have the meaning assigned to such term in the definition of Excluded Assets.
“GHG Protocol” shall mean the World Resources Institute/World Business Council for Sustainable Development Greenhouse Gas Protocol: A Corporate Accounting and Reporting Standard, Revised Edition.
“Goldman Sachs Hedge Agreement” shall have the meaning given to such term in clause (a) of the definition of “Existing Commodity Hedging Agreements.”
“Governmental Authority” shall mean any nation or government, any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, or any governmental or non-governmental authority regulating the generation and/or transmission of energy, including ERCOT.
“Granting Lender” shall have the meaning assigned to such term in Section 9.04(j).
“Greenhouse Gas Emission Amount” shall mean the total annual carbon dioxide equivalents (CO2e) consisting of carbon dioxide (CO2), methane (CH4) and nitrous oxide (N2O), that constitute Scope 1 emissions (as defined in the GHG Protocol) from fuel combustion in boilers, turbines and engines used for the production of wholesale electric power at facilities owned or controlled by the Parent Borrower and its Subsidiaries, measured in millions of metric tons (mTCO₂ e), as certified by the Parent Borrower in the applicable Pricing Certificate.
“Guarantee” shall mean a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantee and Collateral Agreement” shall mean the Second Amended and Restated Guarantee and Collateral Agreement, dated as of the Closing Date, among the Parent Borrower, each Subsidiary Guarantor, the Collateral Trustee and the other parties thereto, as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“Guaranteed Obligations” shall mean the Credit Agreement Borrower Obligations and the Guarantor Obligations in respect thereof, in each case as such terms are defined in the Guarantee and Collateral Agreement.

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“Hazardous Materials” shall mean (a) any petroleum products or byproducts, coal ash, coal combustion by-products or waste, boiler slag, scrubber residue, flue desulfurization material, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive materials, radioactive waste or radioactive byproducts, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
“Hedging Obligations” shall mean, with respect to any specified Person, (a) all Interest Rate/Currency Hedging Obligations, (b) all Commodity Hedging Obligations, (c) the Obligations and other obligations under any and all other rate swap transactions, basis swaps, credit derivative transactions, forward transactions, equity or equity index swaps or options, bond or bond price or bond index swaps or options, cap transactions, floor transactions, collar transactions or any other similar transactions or any combination of any of the foregoing (including any options to enter into the foregoing), whether or not such transaction is governed by or subject to any Master Agreement, and (d) the Obligations and other obligations under any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (or any successor thereof), any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Hurricane Acquisition” shall mean the acquisition described in the Hurricane Acquisition Agreement.
“Hurricane Acquisition Agreement” shall mean that certain Purchase and Sale Agreement, dated as of May 12, 2025, by and among NRG Energy, Inc., NRG East Generation Holdings LLC, NRG Texas LLC, NRG Demand Response Holdings LLC, NRG Gas Development Company, LLC, Lightning Power Holdings, LLC, CCS Power Holdings, LLC, Thunder Generation, LLC, Linebacker Power Development Funding, LLC and the other parties party thereto, together with all exhibits, schedules and other attachments thereto, as may be amended pursuant to the terms thereof.
“Hurricane Acquisition Closing Date” shall mean the date that the Hurricane Acquisition is consummated pursuant to the terms of the Hurricane Acquisition Agreement.
“Hurricane Subsidiaries” shall mean Lightning Power, LLC and its Subsidiaries (including, in the case of each of the foregoing, any Person that is the surviving entity in any merger with any of the foregoing).
“Immaterial Subsidiary” shall mean, at any time, any Restricted Subsidiary that is designated by the Parent Borrower as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (a) total assets at such time not exceeding 5.00% of the Parent Borrower’s consolidated assets as of the most recent fiscal quarter for which balance sheet information is available and (b) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5.00% of the Parent Borrower’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.
“Increased Amount Date” shall have the meaning provided in Section 2.24(a).
“Incremental Equivalent Debt” shall have the meaning provided in Section 6.01(b)(xxiii).
“incur” shall have the meaning assigned to such term in Section 6.01.
“Indebtedness” shall mean, with respect to any specified Person, any indebtedness of such Person (a) in respect of borrowed money; (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof); (c) in respect of banker’s acceptances;

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(d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions; (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed that in accordance with GAAP would be shown as a liability on the balance sheet of such Person; (f) representing the net amount owing under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP; and (g) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person; provided that, Indebtedness will not include: (i) trade accounts and accrued expenses, intercompany Indebtedness having a term not exceeding one year (inclusive of any rollover or extension terms and to the extent incurred in the ordinary course of business), intercompany Indebtedness existing by virtue of push-down accounting and intercompany Indebtedness arising from ordinary course cash management, tax and/or accounting operations and/or that is eliminated on a consolidated balance sheet, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy warranty or unperformed obligations of the seller of such asset, (v) any earn-out, deferred purchase price or working capital adjustment obligation, non-compete agreement obligations, take-or-pay or similar obligations, consulting obligations and deferred compensation obligations until any such obligation is not paid within five Business Days after becoming due and payable, (vi) Performance Guaranties and other commercial contract Guarantees incurred in the ordinary course of business (other than Guarantees of Indebtedness in respect of borrowed money), until any such obligation is not paid within five Business Days after becoming due and payable, (vii) accruals for payroll and other liabilities accrued in the ordinary course of business, (viii) liabilities associated with customer prepayments and deposits, (ix) amounts payable by and between the Parent Borrower and any of its Subsidiaries in connection with retail clawback or other regulatory transition issues, (x) any Indebtedness defeased by such Person or by any Subsidiary of such Person and (xii) contingent obligations incurred in the ordinary course of business. The amount of Indebtedness of any Person for purposes of clause (g) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid principal amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.
“Indebtedness Obligations” shall mean any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).
“Independent Financial Advisor” shall mean an accounting, appraisal, investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Parent Borrower, qualified to perform the task for which it has been engaged.
“Information” shall have the meaning assigned to such term in Section 9.16.
“Intellectual Property Collateral” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Intellectual Property Security Agreement” shall mean all Intellectual Property Security Agreements executed and delivered by the Loan Parties, each substantially in the applicable form required by the Guarantee and Collateral Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

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“Interest Payment Date” shall mean (a) with respect to any ABR Loan, Canadian Base Rate Loan or Daily Simple SOFR Loan, the last Business Day of each March, June, September and December (beginning with September 30, 2016), (b) with respect to any Term SOFR Loan or Term CORRA Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term SOFR Borrowing or Term CORRA Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and (c) with respect to any Daily Compounded CORRA Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part.
“Interest Period” shall mean, (a) with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1, 3 or 6 months thereafter (or (x) 12 months thereafter if, at the time of the relevant Borrowing, an interest period of such duration is available to all Lenders participating therein or (y) such other periods as agreed to by the Administrative Agent and the affected Lenders to facilitate the alignment of interest payments with other Borrowings or the end of a fiscal or calendar period, as reasonably agreed between the Administrative Agent, the affected Lenders and the Borrowers), as the Borrowers may elect, and (b) with respect to any Term CORRA Borrowing or Daily Compounded CORRA Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is 1 or 3 months thereafter (or (x) 12 months thereafter if, at the time of the relevant Borrowing, an interest period of such duration is available to all Lenders participating therein or (y) such other periods as agreed to by the Administrative Agent and the affected Lenders to facilitate the alignment of interest payments with other Borrowings or the end of a fiscal or calendar period, as reasonably agreed between the Administrative Agent, the affected Lenders and the Borrowers), as the Borrowers may elect; provided, however, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period (other than an Interest Period of seven days) that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interest Rate/Currency Hedging Agreement” shall mean any agreement of the type described in the definition of “Interest Rate/Currency Hedging Obligations.”
“Interest Rate/Currency Hedging Obligations” shall mean, with respect to any specified Person, the obligations of such Person under (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements, interest rate floor transactions or any other similar transactions or any combination of the foregoing (including any options to enter into the foregoing), (b) any other agreements or arrangements designed to manage interest rates or interest rate risk and (c) any agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, including currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, forward foreign exchange transactions or any combination of any of the foregoing (including any options to enter into the foregoing), whether or not such transaction is governed by or subject to any Master Agreement, in each case under clauses (a), (b) and (c), entered into by such Person and not for speculative purposes.
“Investment Grade Rating” shall mean, as applicable, a rating (a) Baa3 or better by Moody’s, (b) BBB- or better by S&P, (c) BBB- or better by Fitch, (d) the equivalent of such rating by such organization or (e) if another Rating Agency has been selected by the Parent Borrower, the equivalent of such rating by such other Rating Agency.

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“Investments” shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Parent Borrower or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Parent Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Parent Borrower’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 6.06(b). The acquisition by the Parent Borrower or any Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Parent Borrower or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 6.06(b). Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value; provided that, to the extent, if any, that a Guarantee and/or credit support results in an Investment, the amount of such Investment will be (x) the fair market value thereof determined first as of the time such Investment is made and thereafter on an annual basis, (y) zero upon such Guarantee and/or credit support being released or terminated and (z) the fair market value of such Guarantee and/or credit support determined as of the time of any modification thereof, if modified or amended.
Notwithstanding anything to the contrary herein, in the case of any Investment made by the Parent Borrower or a Restricted Subsidiary in a Person substantially concurrently with a cash distribution by such Person to the Borrowers or a Subsidiary Guarantor (a “Concurrent Cash Distribution”), then (a) the Concurrent Cash Distribution shall be deemed to be Net Proceeds received in connection with an Asset Sale and applied as set forth above under Sections 2.13(b) and 6.04 and (b) the amount of such Investment shall be deemed to be the Fair Market Value of the Investment, less the amount of the Concurrent Cash Distribution.
“Issue Date” shall mean May 24, 2011.
“Issuing Bank” shall mean, as the context may require, each of (a) BANA, Barclays, BNPP, CNA, DB, JPM, MSB, Natixis, Bank of Montreal, Royal Bank of Canada, The Bank of Nova Scotia and/or any of their respective affiliates, each in its capacity as the issuer of Letters of Credit issued by it hereunder and (b) any other Lender that may become an Issuing Bank pursuant to Section 2.23(i) or 2.23(k), with respect to Letters of Credit issued by such Lender. Unless otherwise specified, in respect of any Letters of Credit, “Issuing Bank” shall refer to the applicable Issuing Bank which has issued such Letter of Credit. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.05(c).
“Jetson Acquisition” shall mean the acquisition described in the Jetson Acquisition Agreement.
“Jetson Acquisition Agreement” shall mean that certain Agreement and Plan of Merger, dated as of December 6, 2022, by and among Vivint Smart Home, Inc., NRG Energy, Inc., and Jetson Merger Sub, Inc., together with all exhibits, schedules and other attachments thereto, as may be amended pursuant to the terms thereof.
“Jetson Acquisition Closing Date” shall mean the date that the Jetson Acquisition is consummated pursuant to the terms of the Jetson Acquisition Agreement.

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“Joinder Agreement” shall mean an agreement substantially in the form of Exhibit D or in another form reasonably satisfactory to the Parent Borrower and the Administrative Agent.
“JPM” shall have the meaning assigned to such term in the preamble.
“Judgment Currency” shall have the meaning assigned to such term in Section 9.25(a).
“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 9.25(a).
“KPI Metrics” shall mean the Greenhouse Gas Emission Amount and the Revenue Carbon Intensity.
“KPI Metric Auditor” shall mean KPMG LLP or other independent public accountants of recognized national standing, in each case acting in its capacity as an independent auditor of the Parent Borrower, designated from time to time by the Parent Borrower; provided that, such replacement KPI Metric Auditor shall be reasonably acceptable to the Sustainability Structuring Agent and shall apply substantially the same auditing standards and methodology used in the 2018 Baseline Sustainability Report.
“L/C Commitment” shall mean the commitment of each Issuing Bank to issue Letters of Credit pursuant to Section 2.23.
“L/C Disbursement” shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.
“L/C Fee Payment Date” shall have the meaning assigned to such term in Section 2.05(c).
“L/C Participation Fee” shall have the meaning assigned to such term in Section 2.05(c).
“L/C Securities Financing” shall mean any financing arrangement involving the issuance by any L/C Securities Issuer of securities to institutional investors and consummated for the purposes of providing letters or credit or other credit support on behalf of the Parent Borrower or any Subsidiary or otherwise as a source of liquidity for the Parent Borrower and its Subsidiaries.
“L/C Securities Issuer” shall mean any Person formed for the purposes of issuing securities pursuant to any L/C Securities Financing.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity date applicable to any Class of Loans or Commitments with respect to such Class of Loans or Commitments at such time, including, for the avoidance of doubt, the latest maturity date of any Term Loan, Revolving Loans or Revolving Commitments.
“LCT Election” shall have the meaning assigned to such term in Section 1.05.
“LCT Test Date” shall have the meaning assigned to such term in Section 1.05.
“Lender Insolvency Event” shall mean that (a) a Lender or its Parent Company is insolvent, or is generally unable to pay its debts as they become due, or admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of its creditors, or (b) such Lender or its Parent Company is the subject of a bankruptcy, insolvency, reorganization, liquidation or similar proceeding, or a receiver, trustee, conservator, intervenor or sequestrator or the like has been publicly appointed for such Lender or its Parent Company, or such Lender or its Parent Company has taken any action in furtherance of or indicating its consent to or acquiescence in any such proceeding or appointment.

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“Lender Participation Notice” shall have the meaning assigned to such term in Section 2.12(e)(iii)..
“Lenders” shall have the meaning assigned to such term in the preamble; provided that, such term shall also include (a) the Persons that become a party hereto pursuant to a Joinder Agreement or a Permitted Amendment and (b) any Person that has become a party hereto pursuant to an Assignment and Assumption (other than in each case any such Person that has ceased to be a party hereto pursuant to an Assignment and Assumption). Unless the context otherwise requires, the term “Lenders” shall include the Issuing Banks.
“Letter of Credit” shall mean, at any time, any letter of credit or bankers’ acceptance issued in dollars or an Alternative Currency pursuant to and in accordance with the terms and provisions of Section 2.23.
“Lien” shall mean, with respect to any asset (a) any mortgage, deed of trust, deed to secure debt, lien (statutory or otherwise), pledge, hypothecation, encumbrance, restriction, collateral assignment, charge or security interest in, on or of such asset; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; and (c) in the case of Equity Interests or debt securities, any purchase option, call or similar right of a third party with respect to such Equity Interests or debt securities. For the avoidance of doubt, “Lien” shall not be deemed to include licenses of intellectual property.
“Limited Condition Transaction” shall mean any permitted acquisition or Investment, any incurrence or irrevocable repayment, redemption, repurchase, satisfaction or discharge of Indebtedness or any Restricted Payment, Asset Sale or fundamental change or any designation of a Restricted Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary, in each case, by the Parent Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned on the availability of, or on obtaining, third party financing.
“Liquidity Facility” shall mean (a) any bilateral letter of credit facility, (b) any secured or unsecured letter of credit facility linked to credit default swaps or similar instruments or (c) any other alternative liquidity facility used to provide, support or cash collateralize letters of credit issued on behalf of the Parent Borrower or any Restricted Subsidiary.
“Loan Documents” shall mean this Agreement, any promissory note delivered pursuant to Section 2.04(e), the Security Documents, each Joinder Agreement (including the Eighth Amendment, the Eleventh Amendment and the Fourteenth Amendment), each Permitted Amendment, the Twelfth Amendment and the Thirteenth Amendment.
“Loan Parties” shall mean the Borrowers and each Subsidiary Guarantor.
“Loans” shall mean, collectively, the Revolving Loans and the Term Loans.
“Majority Revolving Lenders” shall mean, at any time, Lenders having Revolving Loans (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure and unused Revolving Commitments, unused New Revolving Commitments (if any) and unused Refinancing Revolving Commitments (if any) representing greater than 50% of the sum of all Revolving Loans outstanding (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure and all unused Revolving Commitments, unused New Revolving Commitments (if any) and unused Refinancing Revolving Commitments (if any) at such time.
“Majority Term Lenders” shall mean, at any time, Lenders having Term Loans and unused Term Commitments representing greater than 50% of the sum of all Term Loans outstanding and all unused Term Commitments (if any) at such time.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.

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“Mark-to-Market Adjustments” shall mean (a) any non-cash loss attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such loss has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or any similar successor provision; plus (b) any loss relating to amounts paid in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; plus (c) any gain relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated Cash Flow pursuant to clauses (e) and (f) below; minus (d) any non-cash gain attributable to the mark-to-market movement in the valuation of Hedging Obligations (to the extent the cash impact resulting from such gain has not been realized) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities,” or any similar successor provision; minus (e) any gain relating to amounts received in cash prior to the stated settlement date of any Hedging Obligation that has been reflected in Consolidated Net Income in the current period; minus (f) any loss relating to Hedging Obligations associated with transactions recorded in the current period that has been reflected in Consolidated Net Income in prior periods and excluded from Consolidated Cash Flow pursuant to clauses (b) and (c) above.
“Master Agreement” shall have the meaning assigned to such term in the definition of “Hedging Obligations”.
“Material Adverse Effect” shall mean a material adverse change in or material adverse effect on (i) the ability of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, to perform their payment obligations under this Agreement or any of the other Loan Documents or (ii) the material rights and remedies (taken as a whole) of the Arrangers, the Administrative Agent, the Collateral Agent, the Issuing Bank, the Collateral Trustee or the Secured Parties thereunder.
“Material Indebtedness” shall mean Indebtedness for money borrowed (other than the Loans and Letters of Credit) and Hedging Obligations of any one or more of the Parent Borrower or any of the Subsidiaries in an aggregate principal amount or mark-to-market adjustment value exceeding (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $250,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $500,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period.
“Maturity Date” shall mean (a) with respect to any Tranche A Revolving Commitments and Tranche A Revolving Loans, the Tranche A Revolving Termination Date, with respect to any Tranche B Revolving Commitments and Tranche B Revolving Loans, the Tranche B Revolving Termination Date and with respect to any Tranche C Revolving Commitments and Tranche C Revolving Loans, the Tranche C Revolving Termination Date, (b) with respect to the 2024 New Term Loans, April 16, 2031, (c) with respect to any New Term Loans, New Revolving Commitments and New Revolving Loans, the maturity date thereof set forth in the applicable Joinder Agreement and (d) with respect to any Refinancing Term Loans, Refinancing Revolving Loans and Refinancing Revolving Commitments, the maturity date thereof set forth in the applicable Joinder Agreement.
“Maximum Incremental Amount” shall have the meaning assigned to such term in Section 2.24(a).
“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.
“MFN Adjustment” shall have the meaning assigned to such term in Section 2.24(f).
“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Parent Borrower or any Restricted Subsidiary owns Capital Stock.
“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor entity.

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“Mortgaged Properties” shall mean on the Sixth Amendment Effective Date (after giving effect to the Specified Mortgage Releases (as defined in the Sixth Amendment)), each parcel of real property and the improvements located thereon and appurtenants thereto owned or leased by a Loan Party and specified on Schedule 1.01(d), and shall include each other parcel of real property and improvements located thereon with respect to which a Mortgage is granted pursuant to Section 5.09 or 5.10; provided, however, that any Mortgaged Property that becomes an Excluded Asset, or the rights in which are held by any Person that ceases to be a Subsidiary Guarantor pursuant to Section 6.10 hereof or as otherwise provided in the Loan Documents, shall cease to be a Mortgaged Property for all purposes under the Loan Documents and the Collateral Agent and the Collateral Trustee shall take such actions as are reasonably requested by any Loan Party at such Loan Party’s expense to terminate the Liens and security interests created by the Loan Documents in such Mortgaged Property.
“Mortgages” shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications, amendments and restatements of the foregoing and other security documents granting a Lien on any Mortgaged Property to secure the Guaranteed Obligations, each in the form of Exhibit E with such changes as are reasonably satisfactory to the Parent Borrower (which shall be evidenced by the signature thereof by the applicable Loan Party), the Collateral Agent and the Collateral Trustee, in each case, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.
“MSB” shall have the meaning assigned to such term in the preamble.
“MSSF” shall mean Morgan Stanley Senior Funding, Inc. and its Affiliates.
“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Nationally Recognized Statistical Organization” shall mean a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.
“Natixis” shall have the meaning assigned to such term in the preamble.
“Necessary CapEx Debt” shall mean Indebtedness of the Parent Borrower or its Restricted Subsidiaries incurred for the purpose of financing Necessary Capital Expenditures.
“Necessary Capital Expenditures” shall mean capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken for health and safety reasons. The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.
“Net Income” shall mean, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion, excluding, however, (a) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (i) any Asset Sale (without giving effect to the threshold provided for in the definition thereof) or (ii) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (b) any infrequent, unusual or non-recurring gain or loss, together with any related provision for taxes on such infrequent, unusual or non-recurring gain or loss.
“Net Proceeds” shall mean, in respect of an Asset Sale, the aggregate cash proceeds (using the fair market value (as determined in good faith by the Parent Borrower) of any Cash Equivalents) actually received by the Parent Borrower or any Restricted Subsidiary in respect of any Asset Sale (including any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related hedge agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to

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the disposed assets or other consideration received in any other non-cash form), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses, sales commissions, brokerage, consultant and other customary fees and any relocation expenses, in each case, incurred in connection therewith, (ii) the payment of principal, premium, penalty, interest, breakage costs or other amounts in respect of any Indebtedness that is secured by a Lien (other than Indebtedness under a Credit Facility) on the asset subject to such Asset Sale and that is required to be repaid in connection with such Asset Sale (other than Indebtedness under the Loan Documents), (iii) in the case of any Asset Sale by or suffered by a non-wholly-owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (iii)) attributable to minority interests and not available for distribution to or for the account of the Parent Borrower or a wholly-owned Restricted Subsidiary as a result thereof, (iv) Taxes and tax distributions permitted under this Agreement paid or reasonably estimated to be payable or, without duplication, permitted to be paid as a result thereof, together with any repatriation costs associated with receipt or distributions by the applicable taxpayer of such cash proceeds, (v) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (A) related to any of the applicable assets and (B) retained by the Parent Borrower or any of its Restricted Subsidiaries including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition (provided that, to the extent that any amounts are released from such escrow to the Parent Borrower or a Restricted Subsidiary, such amounts net of any related expenses shall constitute Net Proceeds).
“New Commitments” shall have the meaning assigned to such term in Section 2.24(a).
“New Contracts” shall have the meaning assigned to such term in the definition of Consolidated Cash Flow.
“New Revolving Commitments” shall have the meaning assigned to such term in Section 2.24(a).
“New Revolving Lender” shall have the meaning assigned to such term in Section 2.24(b).
“New Revolving Loans” shall have the meaning assigned to such term in Section 2.24(b).
“New Term Commitments” shall have the meaning assigned to such term in Section 2.24(a).
“New Term Lender” shall have the meaning assigned to such term in Section 2.24(c).
“New Term Loans” shall have the meaning assigned to such term in Section 2.24(c).
(a)“Ninth Amendment” shall mean the Ninth Amendment to Second Amended and Restated Credit Agreement, dated as of the Ninth Amendment Effective Date, among the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent and Truist Bank, as a Lender.
“Ninth Amendment Effective Date” shall mean April 22, 2024.
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 9.08(d).
“Non-FPA-Jurisdictional Subsidiary Guarantor” shall have the meaning assigned to such term in Section 3.23(c).
“Non-FPA Sales Authorizations” shall have the meaning assigned to such term in Section 3.23(c).
“Non-Ratio Based Prong” shall have the meaning assigned to such term in Section 2.24(a).

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“Non-Ratio Based Purchase Money Basket” shall have the meaning assigned to such term in Section 6.01(b)(iv).
“Non-Recourse Debt” shall mean (a) Indebtedness as to which neither the Parent Borrower nor any of its Restricted Subsidiaries (other than an Excluded Project Subsidiary) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) other than pursuant to a Non-Recourse Guarantee or any arrangement to provide or guarantee to provide goods and services on an arm’s length basis, or (ii) is directly or indirectly liable as a guarantor or otherwise, other than pursuant to a Non-Recourse Guarantee and (b) to the extent constituting Indebtedness, any Investments in a Subsidiary and, for the avoidance of doubt, pledges by the Parent Borrower or any Subsidiary of the Equity Interests of any Excluded Subsidiary that are directly owned by the Parent Borrower or any Subsidiary in favor of the agent or lenders in respect of such Excluded Subsidiary’s Non-Recourse Debt, to the extent otherwise not prohibited by this Agreement.
“Non-Recourse Guarantee” shall mean any Guarantee by the Borrowers or a Subsidiary Guarantor of Non-Recourse Debt incurred by an Excluded Project Subsidiary as to which the lenders of such Non-Recourse Debt have acknowledged or agreed that they will not have any recourse to the stock or assets of the Borrowers or any Subsidiary Guarantor, except to the limited extent set forth in such guarantee.
“NRG Business Marketing” shall mean NRG Business Marketing LLC, a Delaware corporation that is a wholly owned Subsidiary.
“NYFRB” shall mean the Federal Reserve Bank of New York.
“NYPSC” shall have the meaning assigned to such term in Section 3.23(f).
“NYPSC Subject Company” shall have the meaning assigned to such term in Section 3.23(f).
“Obligation Currency” shall have the meaning assigned to such term in Section 9.25(a).
“Obligations” shall have the meaning assigned to such term in the Collateral Trust Agreement.
“Offer Amount” shall have the meaning assigned to such term in Section 2.13(b).
“Offered Loans” shall have the meaning assigned to such term in Section 2.12(e)(iii).
“Offer Period” shall have the meaning assigned to such term in Section 2.13(b).
“Officer’s Certificate” shall mean a certificate signed on behalf of the Parent Borrower by a Responsible Officer of the Parent Borrower (or other specified officer of the Parent Borrower, as the case may be), which certificate shall include: (a) a statement that the Officer making such certificate has read the applicable covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based, (c) a statement that, in the opinion of such Officer, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the applicable covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such Officer, the applicable condition or covenant has been complied with.
“Original Closing Date” shall mean February 2, 2006.
“Original Issue Date” shall mean June 5, 2009.
“Other Applicable Indebtedness” shall have the meaning assigned to such term in Section 2.13(b).

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“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including interest, fines, penalties and additions to tax) arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.
“Parent Borrower” shall have the meaning assigned to such term in the preamble.
“Parent Company” shall mean, with respect to a Lender, the bank holding company (as defined in Regulation Y of the Board), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
“PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
“Payment Recipient” has the meaning assigned to it in Section 9.28(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Perfection Certificate” shall mean the Pre-Closing UCC Diligence Certificate, dated as of the Closing Date, executed and delivered by the Parent Borrower and each Subsidiary Guarantor, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Performance Guaranty” shall mean any guaranty issued in connection with any Non-Recourse Debt that (i) if secured, is secured only by assets of, or Equity Interests of, an Excluded Project Subsidiary, and (ii) guarantees to the provider of such Non-Recourse Debt or any other Person the (a) performance of the improvement, installation, design, engineering, construction, acquisition, development, completion, maintenance or operation of, or otherwise affects any such act in respect of, all or any portion of the project that is financed by such Non-Recourse Debt, (b) completion of the minimum agreed equity contributions to the relevant Excluded Project Subsidiary, or (c) performance by an Excluded Project Subsidiary of obligations to Persons other than the provider of such Non-Recourse Debt.
“Permitted Amendments” shall mean one or more amendments providing for an extension of the final maturity date of any Loan and/or any Commitment of the Accepting Lenders (provided that such extensions may not result in having more than eight different final maturity dates under this Agreement without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed)) and, in connection therewith and subject to the limitations set forth in Section 9.19, any change in the Applicable Margin and other pricing with respect to the applicable Loans and/or Commitments of the Accepting Lenders and the payment of any fees (including prepayment premiums or fees) to the Accepting Lenders (such changes and/or payments to be in the form of cash, equity interest or other property as agreed by the Parent Borrower and the Accepting Lenders to the extent not prohibited by this Agreement).
“Permitted Business” shall mean the (a) business of acquiring, constructing, managing, developing, improving, maintaining, leasing, owning and operating Facilities, together with any related assets or facilities, (b) the marketing, sale, distribution and delivery of energy and other commodities, and related products and services (including, without limitation, smart home and security products and services), to residential, commercial and industrial customers and (c) any other activities reasonably related to, ancillary to, or incidental to, any of the foregoing activities (including acquiring and holding reserves), including investing in Facilities. It is understood and agreed that the business of the Parent Borrower and its Subsidiaries as of the Fourteenth Amendment Effective Date is, and as of the Hurricane Acquisition Closing Date, after giving effect to the consummation of the Hurricane Acquisition, shall be, a “Permitted Business”.

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“Permitted Cure Security” shall mean an equity security of the Parent Borrower having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Latest Maturity Date of all Classes of Loans or Commitments, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.
“Permitted Debt” shall have the meaning assigned to such term in Section 6.01(b).
“Permitted Investments” shall mean:
(g)any Investment in the Parent Borrower or in a Restricted Subsidiary;
(h)any Investment in an Immaterial Subsidiary;
(i)any Investment in an Excluded Foreign Subsidiary for so long as the Excluded Foreign Subsidiaries do not collectively own more than 20% of the consolidated assets of the Parent Borrower as of the most recent fiscal quarter end for which financial statements are publicly available;
(j)any issuance of letters of credit to support the obligations of any of the Excluded Subsidiaries;
(k)any Investment in Cash Equivalents (and, in the case of Excluded Subsidiaries only, Cash Equivalents or other liquid investments permitted under any Credit Facility to which it is a party);
(l)any Investment by the Parent Borrower or any Restricted Subsidiary in a Person, if as a result of such Investment:
(i)such Person becomes a Restricted Subsidiary and a Subsidiary Guarantor or an Immaterial Subsidiary; or
(ii)such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Parent Borrower or a Restricted Subsidiary that is a Subsidiary Guarantor;
(m)any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.04;
(n)Investments made as a result of the sale of Equity Interests of any Person that is a Subsidiary such that, after giving effect to any such sale, such Person is no longer a Subsidiary, if the sale of such Equity Interests constitutes an Asset Sale and the Net Proceeds received from such Asset Sale are applied as set forth under Section 6.04;
(o)Investments to the extent made in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Parent Borrower;
(p)any Investments received in compromise or resolution of (i) obligations of trade creditors or customers of the Parent Borrower or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;
(q)Investments represented by Hedging Obligations;
(r)loans or advances to employees;
(s)repayments or prepayments of the Loans or pari passu Indebtedness;
(t)any Investment in securities of trade creditors, trade counter-parties or customers received in compromise of obligations of those Persons, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;
(u)negotiable instruments held for deposit or collection;

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(v)receivables owing to the Parent Borrower or any Restricted Subsidiary and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Parent Borrower of any such Restricted Subsidiary deems reasonable under the circumstances;
(w)payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes;
(x)Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;
(y)any Investment in any Person engaged primarily in one or more Permitted Businesses (including Excluded Subsidiaries, Unrestricted Subsidiaries, and Persons that are not Subsidiaries) made for cash since the Issue Date (for the avoidance of doubt, it is understood and agreed that each of the Jetson Acquisition and the Hurricane Acquisition is permitted pursuant to this clause (s));
(z)the contribution of any one or more of the Specified Facilities to a Restricted Subsidiary that is not a Subsidiary Guarantor;
(aa)Investments made pursuant to a commitment that, when entered into, would have complied with the provisions of this Agreement;
(ab)Investments in any Excluded Subsidiary made by another Excluded Subsidiary;
(ac)(i) Investments made pursuant to this clause (w) since the Closing Date and outstanding as of the Fourteenth Amendment Effective Date and (ii) other Investments made since the Fourteenth Amendment Effective Date in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value) in an aggregate outstanding amount not to exceed, as of the date such Investments are made, (A) prior to the Hurricane Acquisition Closing Date, the greatest of (I) $1,300,000,000, (II) 5.0% of Total Assets and (III) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (I) $2,250,000,000, (II) 5.0% of Total Assets and (III) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis); provided, however, that if any Investment pursuant to this clause (w) is made in any Person that is not a Restricted Subsidiary and a Subsidiary Guarantor on the date of the making of the Investment and such Person becomes a Restricted Subsidiary and a Subsidiary Guarantor after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (a) above, and shall cease to have been made pursuant to this clause (w);
(ad)Investments existing on or prior to the Closing Date;
(ae)Permitted Tax Equity Guarantees to the extent such Permitted Tax Equity Guarantees would have been permitted as Investments pursuant to clause (s) above if made in cash;
(af)to the extent constituting an Investment, (i) any arrangement with respect to periodic premium, fee or similar payments made by the Parent Borrower or any Restricted Subsidiary to any L/C Securities Issuer from time to time or obligations in respect of future issuances of Indebtedness, in each case, pursuant to any L/C Securities Financing or (ii) any Standard Securitization Undertaking;
(ag)Investments in Unrestricted Subsidiaries and joint ventures in an aggregate outstanding amount not to exceed, as of the date such Investments are made, (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $300,000,000, (y) 1.25% of Total Assets and (z) 10.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $600,000,000, (y) 1.25% of Total Assets and (z) 10.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis); and
(ah)additional Investments so long as, as of the date such Investments are made, the Consolidated Total Net Leverage Ratio does not exceed, on a pro forma basis, the greater of (i) 4.75:1.00

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or (ii) the Consolidated Total Net Leverage Ratio immediately prior to the consummation of such Investment.
“Permitted Liens” shall mean:
(ai)Liens held by the Collateral Trustee on assets of the Borrowers or any Subsidiary Guarantor in accordance with the Collateral Trust Agreement securing (i) Indebtedness, Letters of Credit and other Guaranteed Obligations hereunder and under the other Loan Documents (other than Indebtedness, Letters of Credit and other Guaranteed Obligations arising from New Commitments pursuant to and in accordance with Section 2.24) and (ii) other than during a Collateral Release Period, Indebtedness and other Indebtedness Obligations under other Credit Facilities and Indebtedness, Letters of Credit and other Guaranteed Obligations arising from New Commitments pursuant to and in accordance with Section 2.24 in an aggregate outstanding principal amount not exceeding under this clause (a)(ii), on the date of the creation of such Liens, the difference between (A) (x) prior to the Hurricane Acquisition Closing Date, the greater of (I) $10,930,250,000 and (II) 42% of Total Assets, and (y) on and after the Hurricane Acquisition Closing Date, the greater of (I) $15,000,000,000 and (II) 42% of Total Assets, and (B) the aggregate principal amount outstanding on such date under clause (a)(i) above less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by the Parent Borrower or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales (other than Excluded Proceeds) and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Parent Borrower or any of its Restricted Subsidiaries since the Issue Date as a result of the application of the Net Proceeds of Asset Sales (other than Excluded Proceeds) in accordance with Section 6.04 (excluding temporary reductions in revolving credit borrowings as contemplated by that covenant);
(aj)Liens to secure obligations with respect to (i) contracts (other than for Indebtedness) for commercial and trading activities for the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service and (ii) Hedging Obligations (which Liens may, in each case, be held by the Collateral Trustee pursuant to and in accordance with the Collateral Trust Agreement);
(ak)Liens (i) in favor of the Borrowers or any of the Subsidiary Guarantors, (ii) incurred by Excluded Project Subsidiaries in favor of any other Excluded Project Subsidiary or (iii) incurred by Excluded Foreign Subsidiaries in favor of any other Excluded Foreign Subsidiary;
(al)Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature;
(am)Liens to secure obligations to vendors or suppliers covering the assets sold or supplied by such vendors or suppliers, including Liens to secure Indebtedness or other obligations (including Capital Lease Obligations) permitted by Sections 6.01(b)(iv), 6.01(b)(xiii), 6.01(b)(xx) and, other than during a Collateral Release Period, 6.01(b)(xxii), covering only the assets acquired with or financed by such Indebtedness;
(an)Liens existing on the Closing Date and set forth on Schedule 6.02;
(ao)Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(ap)Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens;
(aq)survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, oil and gas and other mineral interests and leases and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

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(ar)Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:
(i)the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(ii)the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (1) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancings, refunding, extension, renewal or replacement;
(as)Liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security;
(at)Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Parent Borrower or any of its Restricted Subsidiaries, including rights of offset and set-off;
(au)leases or subleases granted to others that do not materially interfere with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;
(av)statutory Liens arising under ERISA;
(aw)Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Parent Borrower or any Subsidiary; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
(ax)Liens arising from UCC financing statements filed on a precautionary basis in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of this Agreement);
(ay)Liens on assets and Equity Interests of a Subsidiary that is an Excluded Subsidiary;
(az)additional Liens so long as, as of the date such Liens are first created, (A) prior to the Hurricane Acquisition Closing Date, the Consolidated Secured Net Leverage Ratio does not exceed, on a pro forma basis, 3.50:1.00, and (B) on and after the Hurricane Acquisition Closing Date, (x) with respect to any such Liens that rank junior to the Liens on the Collateral securing the Guaranteed Obligations, the Consolidated Secured Net Leverage Ratio does not exceed, on a pro forma basis, 4.00:1.00, and (y) with respect to any such Liens that rank pari passu with the Liens on the Collateral securing the Guaranteed Obligations, the Consolidated First Lien Net Leverage Ratio does not exceed, on a pro forma basis, 3.50:1.00;
(ba)Liens to secure Indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;
(bb)Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;
(bc)Liens on assets or securities deemed to arise in connection with the execution, delivery or performance of contracts to sell such assets or stock otherwise permitted under this Agreement;
(bd)any Liens resulting from restrictions on any Equity Interest or undivided interests, as the case may be, of a Person providing for a breach, termination or default under any joint venture, stockholder, membership, limited liability company, partnership, owners’, participation or other similar agreement between such Person and one or more other holders of Equity Interests or undivided interests of such Person, as the case may be, if a security interest or Lien is created on such Equity Interest or undivided interest, as the case may be, as a result thereof;

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(be)Liens resulting from any customary provisions limiting the disposition or distribution of assets or property (including Equity Interests) or any related restrictions thereon in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest; provided, however, that any such limitation is applicable only to the assets that are the subjects of such agreements;
(bf)those Liens or other exceptions to title, in either case on or in respect of any facility of the Parent Borrower or any Subsidiary, arising as a result of any shared facility agreement entered into after the closing date with respect to such facility, except to the extent that any such Liens or exceptions, individually or in the aggregate, materially adversely affect the value of the relevant property or materially impair the use of the relevant property in the operation of the business of the Parent Borrower or such Subsidiary;
(bg)Liens on cash deposits and other funds maintained with a depository institution, in each case arising in the ordinary course of business by virtue of any statutory or common law provision relating to banker’s liens, including Section 4-210 of the UCC, and/or arising from customary contractual fee provisions, the reimbursement of funds advanced by a depositary or intermediary institution (and/or its Affiliates) on account of investments made or securities purchased, indemnity, returned check and other similar provisions;
(bh)other than during any Collateral Release Period, any Liens on property and assets designated as Excluded Assets from time to time by the Parent Borrower under clause (xiii) of the definition of “Excluded Assets” that are (i) incurred since the Closing Date and existing as of the Fourteenth Amendment Effective Date and (ii) incurred since the Fourteenth Amendment Effective Date in an aggregate amount not to exceed at the time such Liens are first created, when taken together with all other property and assets that constitute Excluded Assets pursuant to such clause at the relevant time of determination, a Fair Market Value in excess of, at the time such Liens are first created, (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $750,000,000, (y) 3.0% of Total Assets and (z) 25.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $1,500,000,000, (y) 3.0% of Total Assets and (z) 25.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis); provided, however, that any Lien created, incurred or assumed pursuant to this clause (z) other than during a Collateral Release Period shall be permitted to remain outstanding during any subsequent Collateral Release Period;
(bi)Liens on accounts receivable, other Securitization Assets, Sellers’ Retained Interest or accounts into which collections or proceeds of Securitization Assets or Sellers’ Retained Interest are deposited, in each case arising in connection with any Permitted Securitization Indebtedness permitted under Section 6.01(b)(xxi);
(bj)Liens incurred by the Parent Borrower or any Subsidiary with respect to obligations not to exceed the sum of (i) the outstanding Indebtedness in respect of the Existing Tax-Exempt Bonds as of the Fourteenth Amendment Effective Date and (ii) (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $1,300,000,000, (y) 5.0% of Total Assets and (z) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $2,250,000,000, (y) 5.0% of Total Assets and (z) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis);
(bk)other than during a Collateral Release Period, Liens on the Collateral securing obligations in respect of Incremental Equivalent Debt and the Senior Secured Notes;
(bl)Liens on assets or Equity Interests of Restricted Subsidiaries that are not Loan Parties securing Indebtedness incurred by such Restricted Subsidiaries in accordance with Section 6.01; and
(bm)Liens securing Indebtedness permitted to be incurred by the Parent Borrower or any Restricted Subsidiary pursuant to Section 6.01(b)(xxiv), Section 6.01(b)(xxvi) and/or Section 6.01(b)(xxvii).

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“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge, other Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that, (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on such Indebtedness and the amount of all expenses and premiums incurred in connection therewith); (b) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Guaranteed Obligations, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Guaranteed Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (c) such Indebtedness is incurred either by the Parent Borrower (and may be guaranteed by any Subsidiary Guarantor) or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.
“Permitted Securitization Indebtedness” shall mean any Third Party Securities issued in connection with a Securitization and any Securitization Related Indebtedness.
“Permitted Tax Equity Financing” shall mean a customary tax equity financing entered into solely in connection with the acquisition (or refinancing) by an Excluded Project Subsidiary of energy generating, transmission or distribution assets (and any assets related thereto).
“Permitted Tax Equity Guarantees” shall mean any unsecured (or secured to the extent permitted in respect of Equity Interests and Investments held in Excluded Subsidiaries) credit support and/or indemnification obligations (or similar obligations and Guarantees) made by an Excluded Project Subsidiary or a direct or indirect parent company of such Excluded Project Subsidiary that has entered into a Permitted Tax Equity Financing in favor of its Tax Equity Partner.
“Permitted Tax Lease” shall mean a sale and leaseback transaction consisting of a “payment in lieu of taxes” program or any similar structure (including leases, sale-leasebacks, etc.) primarily intended to provide tax benefits (and not primarily intended to create Indebtedness).
“Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Pledged Securities” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.
“Prepayment Amount” shall have the meaning assigned to such term in Section 2.24(a).
“Prepayment Date” shall have the meaning assigned to such term in Section 2.13(b).
“Pricing Certificate” shall mean a certificate signed by a Financial Officer of the Parent Borrower in form and substance reasonably satisfactory to the Administrative Agent attaching (a) true and correct copies of the Parent Borrower’s sustainability report for the immediately preceding fiscal year and setting forth each of the Applicable Sustainability Adjustments and, if applicable, the Pro Forma Greenhouse Gas Emission Amount, for the immediately preceding fiscal year and computations in reasonable detail and (b) a review report of the KPI Metric Auditor confirming that the KPI Metric Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in conformity with the applicable reporting criteria.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s 30 largest banks” (or, if The Wall Street Journal ceases quoting a base rate of the type described, the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release

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H.15 (519) entitled “Selected Interest Rates” as the Bank prime loan rate or its equivalent); each change in the Prime Rate shall be effective as of the opening of business on the date such change is publicly announced as being effective. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually available.
“Priority Lien Obligations” shall have the meaning assigned to such term in the Collateral Trust Agreement.
“Pro Forma Cost Savings” shall mean, without duplication, with respect to any period, any pro forma “run rate” cost savings, operating expense reductions and improvements that create cost benefits (including the entry into, amendment or renegotiation of any material contract or arrangement), restructuring charges and cost synergies related to operational efficiencies, strategic and cost saving initiatives, business optimization initiatives, purchasing improvements and operational improvements, acquisitions, divestitures, other Specified Transactions, restructurings, increased pricing or volume, new projects or new contracts and other initiatives and actions, in each case, actually realized or projected by the Parent Borrower to be realized within 24 months after the date of such calculation.
“Pro Forma Greenhouse Gas Emission Amount” has the meaning specified in Section 5.04(e).
“Pro Rata Percentage” of any Revolving Lender at any time shall mean the percentage of the Total Revolving Commitment represented by such Lender’s Revolving Commitment. In the event the Revolving Commitments shall have expired or been terminated, the Pro Rata Percentages of any Revolving Lender shall be determined on the basis of the Revolving Commitments most recently in effect prior thereto.
“Project Interest” shall mean any undivided interest in a Facility.
“Proposed Discounted Purchase Amount” shall have the meaning assigned to such term in Section 2.12(e)(ii).
“Prudent Industry Practice” shall mean those practices and methods as are commonly used or adopted by Persons in the Permitted Business in the United States in connection with the conduct of the business of such industry, in each case as such practices or methods may evolve from time to time, consistent in all material respects with all Applicable Laws.
“PUCT” shall mean the Public Utility Commission of Texas.
“PUHCA” shall mean the Public Utility Holding Company Act of 2005 and the rules and regulations promulgated thereunder, effective February 8, 2006.
“Purchasing Borrower Party” shall mean the Parent Borrower or any of its Subsidiaries that makes a Discounted Voluntary Purchase pursuant to Section 2.12(e).
“PURPA” shall mean the Public Utility Regulatory Policies Act of 1978 and the rules and regulations promulgated thereunder, as amended from time to time.
“QF” shall mean a “qualifying facility” under PURPA.
“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“Qualified Counterparty” shall mean, with respect to any Specified Hedging Agreement, any counterparty thereto.

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“Qualifying Equity Interests” shall mean Equity Interests of the Parent Borrower other than (a) Disqualified Stock and (b) Equity Interests that were used to support an incurrence of Contribution Indebtedness.
“Qualifying Lenders” shall have the meaning assigned to such term in Section 2.12(e)(iv).
“Qualifying Loans” shall have the meaning assigned to such term in Section 2.12(e)(iv).
“Rate” shall have the meaning set forth in the definition of Type.
“Rating Agency” shall mean (a) each of Moody’s, S&P and Fitch and (b) if any of Moody’s, S&P or Fitch ceases to rate the senior, unsecured, non-credit enhanced, long-term debt securities of the Parent Borrower or fails to make such rating publicly available, a Nationally Recognized Statistical Rating Organization selected by the Parent Borrower which shall be substituted for Moody’s, S&P or Fitch, as the case may be.
“Ratio-Based Prong” shall have the meaning assigned to such term in Section 2.24(a).
“Reaffirmation Agreement” shall mean the Reaffirmation Agreement, dated as of the Closing Date, executed and delivered by the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent and the Collateral Trustee in form and substance reasonably acceptable to the Administrative Agent.
“Realizable Value” of an asset shall mean the lesser of (a) if applicable, the face value of such asset and (b) the market value of such asset as determined by the Parent Borrower in accordance with the agreement governing the applicable Securitization Related Indebtedness, as the case may be, (or, if such agreement does not contain any related provision, as determined in good faith by management of the Parent Borrower).
“Reallocated Amount” shall have the meaning assigned to such term in Section 2.24(a).
“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Term SOFR Rate, 6:00 a.m. (New York time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent and the Parent Borrower based on then prevailing market conventions.
“Refinancing Amount Date” shall have the meaning assigned to such term in Section 2.25(a).
“Refinancing Commitments” shall have the meaning assigned to such term in Section 2.25(a).
“Refinancing Loans” shall have the meaning assigned to such term in Section 2.25(a).
“Refinancing Revolving Commitments” shall have the meaning assigned to such term in Section 2.25(a).
“Refinancing Revolving Lender” shall have the meaning assigned to such term in Section 2.25(e).
“Refinancing Revolving Loans” shall have the meaning assigned to such term in Section 2.25(e).
“Refinancing Term Commitments” shall have the meaning assigned to such term in Section 2.25(a).
“Refinancing Term Lender” shall have the meaning assigned to such term in Section 2.25(c).
“Refinancing Term Loan” shall have the meaning assigned to such term in Section 2.25(c).

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“Register” shall have the meaning assigned to such term in Section 9.04(e).
“Regulation S-X” shall mean Regulation S-X under the Securities Act as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by such Lender, an Affiliate of such Lender, the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall mean any release, spill, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, dumping, escaping, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
“Relevant Governmental Body” shall mean (i) with respect to a Benchmark Replacement in respect of Loans denominated in dollars, the Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.
“Replacement Amount” shall have the meaning assigned to such term in Section 2.24(a).
“Required Lenders” shall mean, at any time, Lenders having Loans (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure, unused Revolving Commitments, unused New Revolving Commitments (if any), unused Refinancing Revolving Commitments (if any), unused Term Commitments, unused New Term Commitments (if any) and unused Refinancing Term Commitments (if any) representing greater than 50% of the sum of all Loans outstanding (excluding Swingline Loans), Revolving L/C Exposure, Swingline Exposure, unused Revolving Commitments, unused New Revolving Commitments (if any), unused Refinancing Revolving Commitments (if any), unused Term Commitments (if any), unused New Term Commitments (if any) and unused Refinancing Term Commitments (if any) at such time.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” of a Person shall mean the President, any Financial Officer, the Chief Operating Officer, any Assistant Treasurer, the Controller, any Senior Vice President, Vice President, Secretary or Assistant Secretary of such Person, with respect to certain limited liability companies or partnerships that do not have officers, any manager, managing member or general partner thereof, any other senior officer of such Person designated as such in writing to the Administrative Agent by the Parent Borrower.  Any document (other than a solvency certificate) delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrowers or any other Loan

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Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restatement Agreement” shall mean the Amendment and Restatement Agreement dated as of the Closing Date, among the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent, the swingline lender, each Issuing Bank, the Collateral Trustee and the Lenders party thereto.
“Restricted Investment” shall mean an Investment other than a Permitted Investment.
“Restricted Payment” shall have the meaning assigned to such term in Section 6.06. For purposes of determining compliance with Section 6.06, no Hedging Obligation shall be deemed to be contractually subordinated to the Guaranteed Obligations.
“Restricted Subsidiary” of a Person shall mean any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Unless otherwise indicated, any reference to a “Restricted Subsidiary” shall be deemed to be a reference to a Restricted Subsidiary of the Parent Borrower.
“Retained Prepayment Amount Proceeds” shall mean the cumulative portion of the Net Proceeds of any Asset Sale not required to be applied to prepay the Term Loans pursuant to Section 2.13(b) and Section 6.04 (including due to the Applicable Prepayment Event Percentage being less than 100%) (which, for the avoidance of doubt, shall include any Excluded Proceeds).
“Revenue Carbon Intensity” shall mean the Greenhouse Gas Emission Amount divided by the total operating revenue of the Parent Borrower and its Subsidiaries (as reported in the Parent Borrower’s audited consolidated financial statements for the applicable fiscal year), where total operating revenue is measured in millions of U.S. dollars, as certified by the Parent Borrower in the applicable Pricing Certificate.
“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.
“Revolving Commitment” shall mean, with respect to each Lender, the Tranche A Revolving Commitment, if any, the Tranche B Revolving Commitment, if any, the Tranche C Revolving Commitment (including any 2025 New Revolving Commitment), if any, any New Revolving Commitment, if any, and/or any Refinancing Revolving Commitment, if any, of such Lender.
“Revolving Exposure” shall mean with respect to any Lender at any time, the sum of the Dollar Equivalent of (a) the aggregate principal amount at such time of all outstanding Revolving Loans of such Lender, plus (b) the aggregate amount at such time of such Lender’s Revolving L/C Exposure.
“Revolving L/C Exposure” shall mean, at any time, the sum of the Dollar Equivalent of (a) the aggregate undrawn amount of all Letters of Credit at such time and (b) the aggregate amount of all L/C Disbursements that have not been reimbursed at such time. The Revolving L/C Exposure of any Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Revolving L/C Exposure at such time.
“Revolving Lender” shall mean a Lender with a Revolving Commitment or a Revolving Loan.
“Revolving Loans” shall mean, collectively, the Loans made to the Borrowers pursuant to Section 2.01(c), any New Revolving Loans and/or any Refinancing Revolving Loans.
“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., or any successor entity.
“Sanctioned Country” shall mean, at any time, a country or territory that is subject to comprehensive Sanctions, including, as of the Eighth Amendment Effective Date, the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine, Afghanistan, Cuba, Iran, North

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Korea, Syria, the Crimea region of Ukraine, the so-called Luhansk People’s Republic and the so-called Donetsk People’s Republic.
“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.
“Secured Parties” shall mean the Arrangers, the Administrative Agent, the Collateral Agent, the Co-Managers, the Lenders, the Issuing Banks and, with respect to any Specified Hedging Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Article VIII hereof and Section 7.2 of the Guarantee and Collateral Agreement as if it were a party hereto or thereto; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of any Subsidiary Guarantor under the Guarantee and Collateral Agreement or the Collateral Trust Agreement.
“Securities Account” shall have the meaning assigned to such term in the UCC.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Securitization” shall mean any transaction or series of transactions entered into by the Parent Borrower or any Restricted Subsidiary pursuant to which the Parent Borrower or such Restricted Subsidiary, as the case may be, sells, conveys, assigns, grants an interest in or otherwise transfers, from time to time, to one or more Securitization Vehicles the Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Vehicle), and which Securitization Vehicle finances the acquisition of such Securitization Assets (i) with proceeds from the issuance by it or its subsidiary of Third Party Securities, (ii) with the issuance to the Parent Borrower or such Restricted Subsidiary of Sellers’ Retained Interests or an increase in such Sellers’ Retained Interests, or (iii) with proceeds from the sale or collection of Securitization Assets.
“Securitization Assets” shall mean any accounts receivable originated or expected to be originated by (and owed to) the Parent Borrower or any Restricted Subsidiary (in each case whether now existing or arising or acquired in the future) and any ancillary assets (including contract rights) which are of the type customarily conveyed with, or in respect of which security interests are customarily granted in connection with, such accounts receivable in a securitization transaction and which are sold, transferred or otherwise conveyed by the Parent Borrower or a Restricted Subsidiary to a Securitization Vehicle.
“Securitization Related Indebtedness” shall mean any financing arrangement of any kind other than a Securitization, with a financial institution or other lender or purchaser, in each case to finance the purchase, origination, pooling, funding or carrying of Securitization Assets or Seller’s Retained Interest by the Parent Borrower or any Restricted Subsidiary that is secured solely by such Securitization Assets or Seller’s Retained Interest and with respect to which the holder may have contractual recourse to the Parent Borrower or its Restricted Subsidiaries to the extent of the amount of the financing arrangement that exceeds the Realizable Value of the Securitization Assets and Seller’s Retained Interest related thereto.
“Securitization Vehicle” shall mean a Person that is a direct wholly owned Subsidiary of the Parent Borrower or of any Restricted Subsidiary or of another Securitization Vehicle (a) formed for the purpose of effecting a Securitization, (b) to which the Parent Borrower and/or any Restricted Subsidiary and/or another Securitization Vehicle transfers Securitization Assets and (c) which, in connection

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therewith, issues (or has a subsidiary that is a Securitization Vehicle that issues) Third Party Securities; provided that (i) such Securitization Vehicle shall engage in no business other than the purchase of Securitization Assets pursuant to the Securitization permitted by Section 6.04, the sale of Securitization Assets to another Securitization Vehicle permitted by Section 6.04, the issuance of Third Party Securities or other funding of such Securitization and any activities reasonably related thereto and (ii) such Securitization Vehicle shall either issue Third Party Securities in a manner permitted under Section 6.01(b)(xxi) (or have a subsidiary that is a Securitization Vehicle that issues such Third Party Securities) or be an Unrestricted Subsidiary under this Agreement and an “Unrestricted Subsidiary” under the Senior Notes Documents and the documents relating to the Senior Secured Notes.
“Security Documents” shall mean the Guarantee and Collateral Agreement, the Mortgages, the Control Agreements, the Intellectual Property Security Agreements, the Collateral Trust Agreement, the Reaffirmation Agreement and each of the other security agreements, pledges, mortgages, assignments (collateral or otherwise), consents and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.09 or 5.10.
“Sellers’ Retained Interests” shall mean the debt and/or equity interests (including any intercompany notes) held by the Parent Borrower or any Restricted Subsidiary in a Securitization Vehicle to which Securitization Assets have been transferred in a Securitization permitted by Section 6.04, including any such debt or equity received as consideration for, or as a portion of, the purchase price for the Securitization Assets transferred, and any other instrument through which the Parent Borrower or any Restricted Subsidiary has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.
“Senior Notes” shall mean the Parent Borrower’s 6.625% Senior Notes due 2027, 5.750% Senior Notes due 2028, 5.250% Senior Notes due 2029, 2.750% Convertible Senior Notes due 2048, 3.375% Senior Notes due 2029, 3.625% Senior Notes due 2031 and 3.875% Senior Notes due 2032.
“Senior Notes Documents” shall mean the indentures under which the Senior Notes are issued and all other instruments, agreements and other documents evidencing or governing the Senior Notes or providing for any Guarantee or other right in respect thereof, in each case as the same may be amended or supplemented from time to time in accordance with the terms hereof and thereof.
“Senior Secured Notes” shall mean the Parent Borrower’s 3.750% Senior Secured First Lien Notes due 2024, 4.450% Senior Secured First Lien Notes due 2029, 2.000% Senior Secured First Lien Notes due 2025, 2.450% Senior Secured First Lien Notes due 2027 and 1.841% Senior Secured First Lien Notes due 2023 and any Senior Secured First Lien Notes issued by the Parent Borrower in connection with the consummation of the Jetson Acquisition and/or the Hurricane Acquisition.
“Significant Subsidiary” shall mean any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, as such Regulation is in effect on the Closing Date.
“Sixth Amendment” shall mean the Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of the Sixth Amendment Effective Date, among the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent and the Lenders and Issuing Banks party thereto.
“Sixth Amendment Effective Date” shall mean February 14, 2023.
“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

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“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Day” has the meaning provided in the definition of “Daily Simple SOFR”.
“SOFR Rate Day” has the meaning provided in the definition of “Daily Simple SOFR”.
“SPC” shall have the meaning assigned to such term in Section 9.04(j).
“Specified Asset Sale” shall mean Asset Sales consummated by the Parent Borrower or any of its Subsidiaries prior to the Eighth Amendment Effective Date.
“Specified Event of Default” shall mean any Event of Default under Section 7.01(b), Section 7.01(c), Section 7.01(g) (with respect to the Borrowers) or Section 7.01(h) (with respect to the Borrowers).
“Specified Excluded Subsidiary” shall mean any Excluded Subsidiary created or acquired after the Fourteenth Amendment Effective Date (other than the Hurricane Subsidiaries).
“Specified Facility” shall mean each of the following Facilities, or any part thereof and/or any other assets set forth below: (a) the Facilities held on the Closing Date by Vienna Power LLC, Meriden Gas Turbine LLC, Norwalk Power LLC, Connecticut Jet Power LLC (excluding the assets located at the Cos Cob site), Devon Power LLC, Montville Power LLC (including the Capital Stock of the entities owning such Facilities provided that such entities do not hold material assets other than the Facilities held on the Closing Date); (b) the following Facilities, or any part thereof: P.H. Robinson, H.O. Clarke, Webster, Unit 3 at Cedar Bayou, Unit 2 at T.H. Wharton and Greens Bayou; (c) the Capital Stock of the following Subsidiaries if such Subsidiary holds no assets other than the Capital Stock of a Foreign Subsidiary of the Parent Borrower: NRG International LLC, NRG Asia Pacific, Ltd., NRG International II Inc. and NRG International III Inc.; and (d) the Equity Interests issued by, and any assets (including any Facilities), of Long Beach Generation LLC and Middletown Power LLC.
“Specified Hedging Agreement” shall mean any Interest Rate/Currency Hedging Agreement entered into by the Borrowers or any Subsidiary Guarantor and any Qualified Counterparty.
“Specified Representations” shall mean the representations and warranties of each of the Borrowers and the other Loan Parties set forth in the following sections of this Agreement: (i) Section 3.01(a) and (d) (but solely with respect to its organizational existence and status and organizational power and authority as to the execution, delivery and performance of this Agreement and the other Loan Documents); (ii) Section 3.02(a) (but solely with respect to its authorization of this Agreement and the other Loan Documents); (iii) Section 3.02(b)(i)(A) (but solely with respect to non-conflict of this Agreement and the other Loan Documents (limited to their execution, delivery and performance of the Loan Documents, incurrence of the Obligations thereunder and the granting of guarantees and security interests in respect of such Obligations) with its certificate or article of incorporation or other charter document); (iv) Section 3.03 (but solely with respect to execution and delivery by it, and enforceability against it, of this Agreement and the other Loan Documents); (v) Section 3.11(b); (vi) Section 3.12; (vii) Section 3.19 (but solely with respect to the validity and perfection of the Liens on the Collateral and subject to Permitted Liens); (viii) Section 3.24; and (ix) Section 3.27(c) (in each case, solely as such representation relates to use of proceeds of any Indebtedness that is related to the applicable Limited Condition Transaction).
“Specified Transaction” shall mean, with respect to any period, any (a) acquisition, Investment, the signing of a letter of intent or purchase agreement with respect to any acquisition or Investment, (b) any sale, transfer or other disposition of assets or property other than in the ordinary course, (c) any

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capital expenditure, construction, repair, replacement, improvement, development, (d) any merger or consolidation, amalgamation or any similar transaction, (e) any incurrence, issuance or repayment of Indebtedness, (f) any dividend, distribution or other similar payment, (g) any Subsidiary designation or (h) any other event, in each case with respect to which the terms of the Loan Documents permitting such transaction require “pro forma compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “pro forma basis” or to be given “pro forma effect.”
“Specified Unrestricted Subsidiary” shall mean any Unrestricted Subsidiary designated as an Unrestricted Subsidiary after the Fourteenth Amendment Effective Date (other than the Hurricane Subsidiaries).
“Standard Securitization Undertaking” shall mean any representations, warranties, covenants, repurchase obligations and indemnities made by or entered into by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower in connection with a permitted Securitization which the Parent Borrower has determined in good faith to be customary in a Securitization, including, without limitation, any obligation of a seller of Securitization Assets in a Securitization to repurchase, indemnify or pay deemed collections of Securitization Assets arising as a result of a breach of a representation, warranty or covenant, and any other undertaking relating to the origination, sale or servicing of the Securitization Assets and other assets of an entity engaging in any Securitization (including any special purpose parent of any entity engaging in such Securitization).
“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms hereof, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, limited liability company, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” shall mean any subsidiary (direct or indirect) of the Parent Borrower. In no event will any L/C Securities Issuer constitute a subsidiary (direct or indirect) of the Parent Borrower.
“Subsidiary Guarantor” shall mean on the Sixth Amendment Effective Date, each Restricted Subsidiary specified on Schedule 1.01(f) and, at any time thereafter, shall include each other Restricted Subsidiary that is not an Excluded Subsidiary; provided that if at any time any Subsidiary Guarantor is designated as (i) an Unrestricted Subsidiary or Excluded Project Subsidiary pursuant to and in accordance with Section 6.10 or (ii) an Excluded Subsidiary pursuant to and in accordance with clause (c) of the definition thereof, thereafter, such Person shall not be deemed a Subsidiary Guarantor.
“Successor Rate” shall have the meaning assigned to such term in Section 2.08(b)(ii).
“Successor Rate Conforming Changes” shall mean, with respect to any proposed Successor Rate, any conforming changes to the definition of Canadian Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, as agreed between the Administrative Agent and the Parent Borrower, to reflect the adoption of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent in consultation with the Parent Borrower determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines with the consent of the Parent Borrower). For the avoidance of doubt, any amendment effectuating any Successor Rate Conforming Changes shall be made in consultation with the Parent Borrower.

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“Sustainability Pricing Adjustment Date” has the meaning specified in the definition of “Applicable Margin”.
“Sustainability Structuring Agent” shall have the meaning assigned to such term in the preamble.
“Tax Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Tax Equity Partner” shall mean any tax equity partner that has entered into a joint venture agreement, limited liability company agreement or similar arrangement with an Excluded Project Subsidiary in connection with the consummation of a Permitted Tax Equity Financing.
“Tax-Exempt Bonds” shall mean any bonds or other securities issued by a Governmental Authority (including any quasi-governmental agencies) for the direct or indirect benefit of the Borrowers or any Subsidiary Guarantor or, if permitted by Applicable Law, by the Borrowers or any Subsidiary Guarantor, the payment of interest on which is exempt from applicable federal, state and/or local taxes.
“Tax Group” shall have the meaning assigned to such term in Section 6.06(b)(xii).
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges, liabilities or withholdings (including interest, fines, penalties or additions to tax) imposed by any Governmental Authority.
“Tenth Amendment” shall mean the Tenth Amendment to Second Amended and Restated Credit Agreement, dated as of the Tenth Amendment Effective Date, among the Parent Borrower, each Subsidiary Guarantor, the Administrative Agent, the Collateral Agent and each Revolving Lender and each Issuing Bank Party thereto, pursuant to which such Revolving Lenders and Issuing Banks consented to the extension to the Tranche C Revolving Termination Date and certain other matters set forth therein.
“Tenth Amendment Effective Date” shall mean October 30, 2024.
“Term Borrowing” shall mean a Borrowing comprised of Term Loans.
“Term Commitment” shall mean, with respect to each Lender, the commitment to make Term Loans hereunder on the Closing Date, if any, its 2024 New Term Commitment, if any, any New Term Commitment, if any, and/or any Refinancing Term Commitment, if any, of such Lender, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate principal amount of the Term Commitments, as of the Eighth Amendment Effective Date, after the funding of the 2024 New Term Loans, is $0. The aggregate principal amount of the Term Commitments, as of the Eleventh Amendment Effective Date, after the funding of the 2024-2 New Term Loans, is $0.
“Term CORRA” shall mean, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then the Administrative Agent shall so notify the Borrowers and, at the option of the Borrowers, (i) Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term CORRA Determination Day; or (ii) the Term CORRA Reference Rate for such Periodic Term CORRA Determination Day shall be deemed to equal Daily Compounded CORRA on such day; provided, further, that if Term CORRA shall ever be less than the Floor, then Term CORRA shall be deemed to be the Floor.

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“Term CORRA Administrator” shall mean Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.
“Term CORRA Borrowing” shall mean a Borrowing comprised of Term CORRA Loans.
“Term CORRA Loan” shall mean a Loan made pursuant to Section 2.01 that bears interest at a rate based on Term CORRA.
“Term CORRA Reference Rate” shall mean the forward-looking term rate based on CORRA.
“Term Lender” shall mean a Lender with a Term Commitment or an outstanding Term Loan, and includes each 2024 New Term Lender.
“Term Loans” shall mean, collectively, the Loans made to the Parent Borrower on the Closing Date pursuant to Section 2.01(a), the 2024 New Term Loans, any New Term Loans and/or any Refinancing Term Loans.
“Term SOFR” when used in reference to any Loan or Borrowing, shall refer to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Term SOFR Rate.
“Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR Reference Rate.
“Term SOFR Rate” shall mean, for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 6:00 a.m., New York time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that, if such Term SOFR Rate is less than 0.00%, the Term SOFR Rate shall be deemed 0.00%.
“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Administrative Agent shall so notify the Borrowers and, at the option of the Borrowers, (i) the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Day or (ii) the Term SOFR Reference Rate for such Term SOFR Determination Day shall be deemed to equal Daily Simple SOFR on such day.
“Test Period” shall mean, for any date of determination under this Agreement, a single period consisting of the most recent four consecutive fiscal quarters of the Parent Borrower (whether or not such quarters are all within the same fiscal year) for which financial statements described in Section 5.04(a) or Section 5.04(b), as applicable, have been delivered, or were required to be delivered (or, at the sole option of the Parent Borrower, are internally available (as determined in good faith by the Parent Borrower); provided, that, such internally available financial statements are also delivered to the Administrative Agent and each Lender).
“Texas Genco Retirement Plan” shall mean a non-contributory defined benefit pension plan maintained for participation by eligible Texas-based employees of the Parent Borrower.
“Third Party Securities” shall mean, with respect to any Securitization, notes, bonds or other debt instruments, beneficial interests in a trust, undivided ownership interests in receivables or other securities

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issued for cash consideration by the relevant Securitization Vehicle to banks, financing conduits, investors or other financing sources (other than the Parent Borrower or any Subsidiary except in respect of the Sellers’ Retained Interest) the proceeds of which are used to finance, in whole or in part, the purchase by such Securitization Vehicle of Securitization Assets in a Securitization. The amount of any Third Party Securities shall be deemed to equal the aggregate principal, stated or invested amount of such Third Party Securities which are outstanding at such time.
“Thirteenth Amendment” shall mean the Thirteenth Amendment to Second Amended and Restated Credit Agreement, dated as of the Thirteenth Amendment Effective Date, among the Parent Borrower, APX and the Administrative Agent.
“Thirteenth Amendment Effective Date” shall mean December 20, 2024.
“Total Assets” shall mean the total consolidated assets of the Parent Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Parent Borrower (but calculated on a pro forma basis to give pro forma effect to any applicable transaction).
“Total Debt” shall mean, on any date of determination (without duplication), the aggregate amount of all third-party Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date of the type described in clause (a) (solely to the extent such Indebtedness matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the sole option of the Parent Borrower or any Restricted Subsidiary, to a date more than one year from the date of its creation) or (b) (other than letters of credit (including Letters of Credit) or bank guarantees, to the extent undrawn and unreimbursed within three (3) Business Days and which are not cash collateralized or backstopped) or (d) of the definition thereof, in each case, in the amount that would be reflected on a balance sheet prepared at such time on a consolidated basis in accordance with GAAP, as such amount may be adjusted to reflect the effect (as determined by the Parent Borrower in good faith) of any hedge agreement or other derivative instrument entered into in respect of the currency exchange risk relating to such Indebtedness, calculated on a mark-to-market basis; provided, however, that (i) Total Debt will exclude all Indebtedness of Excluded Subsidiaries (but, for the avoidance of doubt, not Guarantees of such Indebtedness by the Loan Parties) and (ii) Total Debt will include the amount of any outstanding Indebtedness incurred pursuant to Section 6.01(b)(xxvi) (if any) that exceeds the Fair Market Value of the consumer loan assets related thereto (as determined in good faith by the Parent Borrower) (and then solely in the amount of such excess).
“Total Revolving Commitment” shall mean, at any time, the aggregate amount of the Revolving Commitments, as in effect at such time. As of the Fourteenth Amendment Effective Date, the Total Revolving Commitment is $4,595,000,000.00.
“Tranche A Revolving Commitment” shall mean, with respect to any Lender, the commitment, if any, of such Lender to make Tranche A Revolving Loans (and to acquire participations in Letters of Credit) hereunder as set forth on Schedule 1.01(e) (as such schedule may be restated pursuant to Section 9.04) or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender assumed its Tranche A Revolving Commitment as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender in accordance with Section 9.04. As of the Fourteenth Amendment Effective Date, the Tranche A Revolving Commitments of the Tranche A Revolving Lenders aggregate $0.
“Tranche A Revolving Exposure” shall mean, with respect to any Tranche A Revolving Lender at any time, the sum of the Dollar Equivalent of the (a) the aggregate principal amount at such time of all outstanding Tranche A Revolving Loans of such Tranche A Revolving Lender, plus (b) the aggregate amount at such time of such Tranche A Revolving Lender’s Tranche A Revolving L/C Exposure.
“Tranche A Revolving L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit of each Tranche A Revolving Lender at such time and (b) the aggregate amount of all L/C Disbursements of each Tranche A Revolving Lender that have not been

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reimbursed at such time. The Tranche A Revolving L/C Exposure of any Tranche A Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Tranche A Revolving L/C Exposure at such time.
“Tranche A Revolving Lender” shall mean any Lender with a Tranche A Revolving Commitment or a Tranche A Revolving Loan.
“Tranche A Revolving Loan” shall mean any Revolving Loans made pursuant to Tranche A Revolving Commitments.
“Tranche A Revolving Termination Date” shall mean the earlier of (x) the date on which all Tranche A Revolving Commitments are terminated and (y) May 28, 2024.
“Tranche B Revolving Commitment” shall mean, with respect to any Lender, the commitment, if any, of such Lender to make Tranche B Revolving Loans (and to acquire participations in Letters of Credit) hereunder as set forth on Schedule 1.01(e) (as such schedule may be restated pursuant to Section 9.04) or in the Assignment and Assumption or Joinder Agreement pursuant to which such Lender assumed its Tranche B Revolving Commitment as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender in accordance with Section 9.04. As of the Eighth Amendment Effective Date, the Tranche B Revolving Commitments of the Tranche B Revolving Lenders aggregate $0.
“Tranche B Revolving Exposure” shall mean, with respect to any Tranche B Revolving Lender at any time, the sum of the Dollar Equivalent of the (a) the aggregate principal amount at such time of all outstanding Tranche B Revolving Loans of such Tranche B Revolving Lender, plus (b) the aggregate amount at such time of such Tranche B Revolving Lender’s Tranche B Revolving L/C Exposure.
“Tranche B Revolving L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit of each Tranche B Revolving Lender at such time and (b) the aggregate amount of all L/C Disbursements of each Tranche B Revolving Lender that have not been reimbursed at such time. The Tranche B Revolving L/C Exposure of any Tranche B Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Tranche B Revolving L/C Exposure at such time.
“Tranche B Revolving Lender” shall mean any Lender with a Tranche B Revolving Commitment or a Tranche B Revolving Loan.
“Tranche B Revolving Loan” shall mean any Revolving Loans made pursuant to Tranche B Revolving Commitments.
“Tranche B Revolving Termination Date” shall mean the earlier of (x) the date on which all Tranche B Revolving Commitments are terminated and (y) July 5, 2023.
“Tranche C Revolving Commitment” shall mean, with respect to any Lender, (i) prior to the Fourteenth Amendment Effective Date, the commitment, if any, of such Lender to make Tranche C Revolving Loans (and to acquire participations in Letters of Credit) hereunder as set forth on Schedule 1.01(e) (as such schedule may be restated pursuant to Section 9.04) and (ii) from and after the Fourteenth Amendment Effective Date, the commitment, if any, of such Lender to make Tranche C Revolving Loans (and to acquire participations in Letters of Credit) hereunder as set forth on Schedule 1.01(e) attached as Annex B to the Fourteenth Amendment (as such schedule may be restated pursuant to Section 9.04) or, in the case of any Lender that becomes a party hereto pursuant to an Assignment and Assumption or Joinder Agreement pursuant to which such Lender assumed its Tranche C Revolving Commitment, the amount set forth in such Assignment and Assumption or Joinder Agreement, as applicable, in each case, as the same may be (a) reduced from time to time pursuant to Section 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender in accordance with Section 9.04. As of the Fourteenth Amendment Effective Date, the Tranche C Revolving Commitments of the Tranche C

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Revolving Lenders aggregate $4,595,000,000.00. For the avoidance of doubt, the Tranche C Revolving Commitments include the 2025 New Revolving Commitments.
“Tranche C Revolving Exposure” shall mean, with respect to any Tranche C Revolving Lender at any time, the sum of the Dollar Equivalent of the (a) the aggregate principal amount at such time of all outstanding Tranche C Revolving Loans of such Tranche C Revolving Lender, plus (b) the aggregate amount at such time of such Tranche C Revolving Lender’s Tranche C Revolving L/C Exposure.
“Tranche C Revolving L/C Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all Letters of Credit of each Tranche C Revolving Lender at such time and (b) the aggregate amount of all L/C Disbursements of each Tranche C Revolving Lender that have not been reimbursed at such time. The Tranche C Revolving L/C Exposure of any Tranche C Revolving Lender at any time shall equal its Pro Rata Percentage of the aggregate Tranche C Revolving L/C Exposure at such time.
“Tranche C Revolving Lender” shall mean any Lender with a Tranche C Revolving Commitment or a Tranche C Revolving Loan, and shall include the 2025 New Revolving Lenders.
“Tranche C Revolving Loan” shall mean any Revolving Loans made pursuant to Tranche C Revolving Commitments.
“Tranche C Revolving Termination Date” shall mean the earlier of (x) the date on which all Tranche C Revolving Commitments are terminated and (y) October 30, 2029.
“Transactions” shall mean, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party, (b) the borrowings hereunder, the issuance of Letters of Credit and the use of proceeds of each of the foregoing, (c) the granting of Liens pursuant to the Security Documents, (d) the re-evidencing in full of all Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, (e) the replacement of the revolving credit facility (including the letter of credit facility and the swingline loan facility thereunder) under the Existing Credit Agreement with the revolving credit facility (including the letter of credit facility and swingline loan facility thereunder) under this Agreement, (f) [reserved], (g) any other transactions related to or entered into in connection with any of the foregoing and (h) the payment of fees, costs and expenses incurred in connection with the foregoing.
“Twelfth Amendment” shall mean the Twelfth Amendment to Second Amended and Restated Credit Agreement, dated as of the Twelfth Amendment Effective Date, among the Borrower, the Administrative Agent, the Collateral Agent and the 2024 New Term Lenders.
“Twelfth Amendment Effective Date” shall mean November 26, 2024.
“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Term SOFR Rate, the Term CORRA Reference Rate, the Alternate Base Rate, the Canadian Base Rate, Daily Simple SOFR and Daily Compounded CORRA.
“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York or any other applicable jurisdiction.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from

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time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uniform Customs” shall have the meaning assigned to such term in Section 9.07.
“Unrestricted Cash” shall mean, without duplication, on any date, (a) all cash and Cash Equivalents included in the cash and Cash Equivalents accounts listed on the consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries as at such date (other than any such amounts listed as “restricted cash” thereon) and (b) all margin deposits related to commodity positions listed as assets on the consolidated balance sheet of the Parent Borrower and the Restricted Subsidiaries.
“Unrestricted Subsidiary” shall mean any Subsidiary that is designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to a certificate executed by a Responsible Officer of the Parent Borrower, but only to the extent that such Subsidiary (a) has no Indebtedness other than Non-Recourse Debt; (b) except as permitted by Section 5.13, is not party to any agreement, contract, arrangement or understanding with the Parent Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Parent Borrower; (c) is a Person with respect to which neither the Parent Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results except as otherwise permitted by this Agreement; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries except as otherwise permitted by this Agreement. Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of the certificate executed by a Responsible Officer of the Parent Borrower giving effect to such designation and certifying that such designation complied with the conditions described under Section 6.10 and was permitted by Section 6.04. If, at any time, any Unrestricted Subsidiary fails to meet the requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and (A) any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01, the Parent Borrower will be in default of such covenant and (B) any assets of such Subsidiary will be deemed to be held by a Restricted Subsidiary as of such date. The Parent Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under Section 6.01, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period and (2) no Specified Event of Default would be in existence following such designation. The Unrestricted Subsidiaries on the Sixth Amendment Effective Date are set forth on Schedule 1.01(h).
“Valuation Date” shall mean (i) in connection with borrowing any Revolving Loan, the date two Business Days prior to the making, continuing or converting of any Revolving Loan, (ii) in connection with any Letter of Credit not denominated in dollars, as of the last Business Day of each of March, June, September and December (with the valuation of the stated amount of any such Letter of Credit being based on the most recent such Valuation Date to have occurred), (iii) in connection with any reimbursement obligations with respect to any L/C Disbursement pursuant to Section 2.02(f) or Section 2.23(d)(ii), the date on which the applicable payment is required and (iv) in connection with any other determination of the Dollar Equivalent of any amount, the date of such determination.

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“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any power of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 8.02Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including”, and words of similar import, shall not be limiting and shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all rights and interests in tangible and intangible assets and properties of any kind whatsoever, whether real, personal or mixed, including cash, securities, Equity Interests, accounts and contract rights. The word “control”, when used in connection with the Collateral Trustee’s rights with respect to, or security interest in, any Collateral, shall have the meaning specified in the UCC with respect to that type of Collateral. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The phrase “permitted by” and the phrase “not prohibited by” shall be synonymous, and any transaction not specifically prohibited by the terms of the Loan Documents shall be deemed to be permitted by the Loan Documents. Except as otherwise expressly provided herein, (a) any definition of, or reference to, any Loan Document or any other agreement, instrument or document in this Agreement shall mean such Loan Document or other agreement, instrument or document as amended, restated, amended and restated, supplemented or otherwise modified from time to time (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein) and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article VI or any related definition to eliminate the effect of any change in GAAP occurring after the Closing Date on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Lenders.
Section 8.03Classification of Loans, Commitments and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”, “Tranche A Revolving Loans”, “Tranche B Revolving Loans” or “Tranche C Revolving Loans”) or by Type (e.g., a “Term SOFR Loan”) or by Class and Type (e.g., a “Term SOFR Revolving Loan”). Commitments also may be classified and referred to by Class (e.g., a “Revolving Commitments”, “Tranche A Revolving Commitments”, “Tranche B Revolving Commitments” or “Tranche C Revolving Commitments”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Term SOFR Borrowing”) or by Class and Type (e.g., a “Term SOFR Revolving Borrowing”).

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Section 8.04Exchange Rates and Conversion of Foreign Currencies
(a)Compliance under Article VI. For purposes of determining compliance under Article VI with respect to any amount in a foreign currency, the U.S. dollar-equivalent amount thereof will be calculated based on the relevant currency exchange rate in effect at the time of such incurrence. The maximum amount of Indebtedness, Liens, Investments and other basket amounts that the Parent Borrower and its Subsidiaries may incur under Article VI shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, Liens, Investments and other basket amounts, solely as a result of fluctuations in the exchange rate of currencies, if as of the initial date of calculation the Parent Borrower determined that each such maximum amount had not been exceeded. When calculating capacity for the incurrence of additional Indebtedness, Liens, Investments and other basket amounts by the Parent Borrower and its Subsidiaries under Article VI the exchange rate of currencies shall be measured as of the date of calculation.
(b)Dollar Equivalents. The Administrative Agent shall determine the Dollar Equivalent of any amount as of each Valuation Date (whether to determine compliance with any covenants specified herein or otherwise), and a determination thereof by the Administrative Agent shall be conclusive absent manifest error. Such determination shall become effective as of such Valuation Date. The Administrative Agent may, but shall not be obligated to, rely on any determination made by any Loan Party in any document delivered to the Administrative Agent. The Administrative Agent may determine or redetermine the Dollar Equivalent of any amount on any date either in its reasonable discretion or upon the reasonable request of the Required Lenders.
(c)Rounding-Off. The Administrative Agent may set up appropriate rounding off mechanisms or otherwise round-off amounts hereunder to the nearest higher or lower amount in whole dollar or cent to ensure amounts owing by any party hereunder or that otherwise need to be calculated or converted hereunder are expressed in whole dollars or in whole cents, as may be necessary or appropriate.
Section 8.05Limited Condition Transactions. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, when calculating any applicable ratio (including the Fixed Charge Coverage Ratio, the Consolidated Total Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated First Lien Net Leverage Ratio), basket (including baskets measured as a percentage of Total Assets or Consolidated Cash Flow, if any) or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom, the accuracy of representations and warranties or the satisfaction of applicable covenants in connection with any action (including a Specified Transaction or any other transaction or plan undertaken or proposed to be undertaken in connection therewith) undertaken in connection with the consummation of a Limited Condition Transaction), the date of determination of such ratio or other compliance (including whether any Default or Event of Default has occurred, is continuing or would result therefrom or the accuracy of representations and warranties (other than, in the case of clause (a) below, the Specified Representations) or the satisfaction of applicable covenants) shall, in each case at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election” and such date selected, the “LCT Test Date”), be deemed to be the date that (a) in the case of any acquisition or other Investment (including with respect to any Indebtedness contemplated or incurred in connection therewith) or any designation of a Restricted Subsidiary, Unrestricted Subsidiary or Excluded Subsidiary, either, at the option of the Parent Borrower, (i) as of the date the definitive acquisition agreement for such acquisition or other Investment is entered into (or any documentation or agreement with a substantially similar effect as a binding acquisition agreement becomes effective) or (ii) at the time the relevant acquisition or other Investment is consummated, (b) in the case of any Restricted Payment (including with respect to any Indebtedness contemplated or incurred in connection therewith), either, at the option of the Parent Borrower, (i) at the time such Restricted Payment is declared or (ii) at the time of the making of such Restricted Payment and/or (c) in the case of any irrevocable Indebtedness repurchase or repayment (including with respect to any Indebtedness contemplated or incurred in connection therewith), either, at the option of the Parent Borrower, (i) at the time of delivery of notice with respect to such repurchase or repayment or (ii) at the time of the making of such repurchase or

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repayment, in each case, after giving effect to the relevant transaction, any related Indebtedness (including the intended use of proceeds thereof) and all other permitted pro forma adjustments (including Pro Forma Cost Savings) on a pro forma basis and if, after such applicable ratios and other provisions are measured on a pro forma basis after giving effect to such Limited Condition Transaction and such other related and specified actions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof, the granting of any Liens and the making of any Restricted Payment) as if they had occurred at the beginning of the Test Period being used to calculate such financial ratio or otherwise determine compliance with this Agreement ending prior to the LCT Test Date, the Parent Borrower could have taken such action on the relevant LCT Test Date in compliance with such applicable ratios and provisions, such applicable ratios and provisions shall be deemed to have been complied with. For the avoidance of doubt, if any of such ratios or other provisions are not complied with as a result of fluctuations in any ratio or other financial measurement (including due to fluctuations in Consolidated Cash Flow) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will nevertheless be deemed to have been complied with solely for purposes of determining whether the Limited Condition Transaction (and all related transactions) are permitted hereunder; provided that, if such ratios or other financial tests improve as a result of such fluctuations, such improved ratios and other financial measurements, as the case may be, may be utilized at the option of the Parent Borrower and such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related and specified actions. If the Parent Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Limited Condition Transaction and related and specified actions on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires or irrevocable notice is rescinded, as applicable, without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other related and specified actions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.
Section 8.06Divisions.
Any reference herein to a merger, transfer, amalgamation, consolidation, assignment, sale or disposition, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such division or allocation), as if it were a merger, transfer, amalgamation, consolidation, assignment, sale or disposition, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
Section 8.07Financial Ratios.
Notwithstanding anything to the contrary in this Agreement,
(a)with respect to any amounts incurred or any single transaction or series of related transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, the financial covenant set forth in Section 6.12, any Fixed Charge Coverage Ratio test, any Consolidated First Lien Net Leverage Ratio test, any Consolidated Secured Net Leverage Ratio test, and/or any Consolidated Total Net Leverage Ratio test) (any such amounts, including such amounts that are based off Consolidated Cash Flow or Total Assets, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio) (any such amounts, the “Incurrence-Based Amounts”), the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to such Incurrence-Based Amounts;

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(b)the Borrowers may classify (and reclassify) any Fixed Amounts as having been incurred under any Incurrence-Based Amounts within Section 2.24, Section 6.01, Section 6.02 (including the definition of “Permitted Liens”) and Section 6.06 (including the definition of “Permitted Investments”) (but not across such Sections and definitions), and, if any applicable ratios or financial tests for such Incurrence-Based Amounts would be satisfied in any fiscal quarter following the fiscal quarter in which such Fixed Amounts were incurred, such Fixed Amounts shall be deemed automatically reclassified as having been incurred under such Incurrence-Based Amounts if not elected by the Borrowers; and
(c)in the event an item of Indebtedness (or any portion thereof) is incurred or issued, any Lien is incurred or other transaction is undertaken in reliance on any ratio-based exceptions, thresholds and baskets, such ratio(s) shall be calculated without regard to the incurrence of any Revolving Loans solely to the extent such Revolving Loans are incurred substantially concurrently with the event for which such ratio(s) are being tested; provided that, immediately prior to the making of any such Investment and the concurrent incurrence of such Revolving Loans, the aggregate amount of all Unrestricted Cash shall be no less than the amount of such Investment.
Section 8.08Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans or Commitments in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.
Section 8.09Calculation of Baskets and Ratios. If any of the baskets or thresholds set forth in this Agreement are exceeded solely as a result of fluctuations to Total Assets or Consolidated Cash Flow for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations. For purposes of determining compliance with any basket or threshold in this Agreement, Total Assets and Consolidated Cash Flow shall be calculated on a pro forma basis.
Article IX.

The Credits
Section 9.01Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein:
(a)on the Closing Date, in accordance with and upon the terms and conditions set forth in the Restatement Agreement, (i) each Exchanging Term Lender (as defined in the Restatement Agreement) agrees to exchange all of its Existing Term Loans (as defined in the Restatement Agreement) with Term Loans hereunder in an equal principal amount and (ii) each Additional Term Lender (as defined in the Restatement Agreement) agrees to make Term Loans in the form of Additional Term Loans (as defined in the Restatement Agreement) in dollars to the Parent Borrower in an amount notified to such Additional Term Lender by the Administrative Agent;
(b)[reserved]; and
(c)each Revolving Lender agrees, severally and not jointly, to fund Revolving Loans in dollars or an Alternative Currency to one or more Borrowers, at any time and from time to time on or after the Sixth Amendment Effective Date and until the earlier of the Maturity Date for the applicable Class of Revolving Commitments and the termination of the applicable Revolving Commitment of such Revolving Lender in accordance with the terms hereof in an aggregate principal amount at any time outstanding that will not result in the Dollar Equivalent of such Revolving Lender’s (w) Revolving Exposure exceeding such Revolving Lender’s Revolving Commitment, (x) Tranche A Revolving Exposure exceeding such Revolving Lender’s Tranche A Revolving Commitment, (y) Tranche B Revolving Exposure exceeding such Revolving Lender’s Tranche B Revolving Commitment or (z) Tranche C Revolving Exposure exceeding such Revolving Lender’s Tranche C Revolving Commitment.

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Within the limits set forth in clause (c) above and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Revolving Loans. Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
Section 9.02Loans. (a)  Subject to the first proviso in this clause (a) and Section 2.2(h), each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class; provided that, any Borrowing of Revolving Loans on or after the Sixth Amendment Effective Date and until the applicable Maturity Date shall be made ratably with respect to the aggregate Tranche A Revolving Commitments, the aggregate Tranche B Revolving Commitments and the aggregate Tranche C Revolving Commitments; provided, further, that the failure of any Lender to make any Loan required to be made by it shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender); provided that, for the avoidance of doubt, as of the Eighth Amendment Effective Date, Term Borrowings shall only be available as Term SOFR Loans or ABR Loans unless a Benchmark Transition Event has occurred pursuant to Section 2.04 with respect to Term SOFR. Except for Loans deemed made pursuant to Section 2.02(f) or Section 2.02(g), the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of the Dollar Equivalent of $1,000,000 and not less than the Dollar Equivalent of $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.
(a)Subject to Section 2.08 or Section 2.15, each Borrowing shall be comprised entirely of ABR Loans, Term SOFR Loans, Daily Simple SOFR Loans (other than with respect to a Borrowing of Tranche A Revolving Loans), Canadian Base Rate Loans or Term CORRA Loans as the Borrowers may request pursuant to Section 2.03. Each Lender may at its option make any Term SOFR Loan, Daily Simple SOFR Loan (other than with respect to Tranche A Revolving Loans) or Term CORRA Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that, any exercise of such option shall (i) not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (ii) not result in increased costs for the Borrowers pursuant to Section 2.14, 2.15, 2.16 or 2.20 and (iii) take into account the obligations of each Lender to mitigate increased costs pursuant to Section 2.21 hereof. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than 20 Term SOFR Borrowings, Daily Simple SOFR Borrowings and/or Term CORRA Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(b)Except with respect to Loans made pursuant to Section 2.02(f) and as otherwise set forth in Section 2.01(a), each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 11:00 a.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by a Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. For the avoidance of doubt, all Revolving Loans made on or after the Sixth Amendment Effective Date and prior to the Tranche B Revolving Termination Date and/or the Tranche A Revolving Termination Date, as applicable, shall be made by each Revolving Lender pro rata in accordance with its respective Pro Rata Percentage.
(c)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative

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Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers to but excluding the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing (in lieu of interest which would otherwise become due to such Lender pursuant to Section 2.06) or (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent clearly demonstrable error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement.
(d)Notwithstanding any other provision of this Agreement, the Borrowers shall not be entitled to request any Revolving Borrowing which is a Term SOFR Borrowing or a Term CORRA Borrowing if the Interest Period requested with respect thereto would end after the latest applicable Maturity Date at such time with respect to which the aggregate amount of Revolving Commitments maturing on or after such Maturity Date shall equal or exceed the amount of such Revolving Borrowing.
(e)If the Issuing Bank shall not have received from the Borrowers the payment required to be made by Section 2.23(e) with respect to a Letter of Credit within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Revolving Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Revolving Lender shall pay by wire transfer of immediately available funds in dollars to the Administrative Agent not later than 5:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 3:00 p.m., New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender’s Pro Rata Percentage of the Dollar Equivalent of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Revolving Loan of such Lender and such payment shall be deemed to have reduced the Revolving L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Revolving Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrowers pursuant to Section 2.23(e) prior to the time that any Revolving Lender makes any payment pursuant to this Section 2.02(f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Revolving Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrowers severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this Section 2.02(f) to but excluding the date such amount is paid, to the Administrative Agent for the account of the Issuing Bank at (i) in the case of the Borrowers, a rate per annum equal to the interest rate applicable to Revolving Loans pursuant to Section 2.06(a) (in lieu of interest which would otherwise become due to such Lender pursuant to Section 2.06), and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate; and provided, further, that under no circumstances shall such Lender be entitled to seek indemnity from any Loan Party in respect of any interest so accrued or paid.
(f)Notwithstanding anything to the contrary in this Agreement or any other Loan Document (but subject in all cases to Section 2.08), (i) Loans denominated in dollars may only be Term SOFR Loans, Daily Simple SOFR Loans or ABR Loans and (ii) Loans denominated in Canadian Dollars may only be Term CORRA Loans or Canadian Base Rate Loans.
(g)For the avoidance of doubt, (i) all Revolving Loans borrowed on or after the Sixth Amendment Effective Date and prior to the Tranche B Revolving Termination Date will be made by Revolving Lenders (including Tranche A Revolving Lenders, Tranche B Revolving Lenders and Tranche C Revolving Lenders) in accordance with their respective Pro Rata Percentage at such time (acting as a single Class), (ii) all Revolving Loans borrowed on or after the Tranche B Revolving Termination Date and prior to the Tranche A Revolving Termination Date will be made by Revolving Lenders (including Tranche A Revolving Lenders and Tranche C Revolving Lenders) in accordance

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with their respective Pro Rata Percentage at such time (acting as a single Class); provided that, for the avoidance of doubt, Tranche A Revolving Loans borrowed in dollars shall only be available as ABR Loans and Term SOFR Loans, and not Daily Simple SOFR Loans, and (iii) all Revolving Loans borrowed on or after the Tranche A Revolving Termination Date and prior to the Tranche C Revolving Termination Date will be made by Revolving Lenders in accordance with their respective Pro Rata Percentage at such time (acting as a single Class). Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) each Borrowing of Revolving Loans advanced on or after the Sixth Amendment Effective Date and prior to the Tranche B Revolving Termination Date shall, until the Tranche B Revolving Termination Date, consist of Tranche A Revolving Loans, Tranche B Revolving Loans and Tranche C Revolving Loans subject to a single Interest Period and (y) each Borrowing of Revolving Loans advanced on or after the Tranche B Revolving Termination Date and prior to the Tranche A Revolving Termination Date shall, until the Tranche A Revolving Termination Date, consist of Tranche A Revolving Loans and Tranche C Revolving Loans subject to a single Interest Period.
(i)     Except as specifically provided for in the Eleventh Amendment, the terms and provisions applicable to the 2024-2 New Term Loans shall be identical to those of the existing 2024 New Term Loans (including with respect to call protection, interest rate margins and interest rate floors, but other than with respect to upfront fees, OID or similar fees and as otherwise provided in the Eleventh Amendment and this Agreement), and in connection therewith, the 2024-2 New Term Loans shall be subject to all of the terms and provisions of this Agreement and the other Loan Documents pertaining thereto, as modified by the Eleventh Amendment. In connection with the foregoing, from and after the Eleventh Amendment Effective Date, all references in this Agreement and the other Loan Documents to the 2024 New Term Loans shall be deemed to include the 2024-2 New Term Loans and the 2024-2 New Term Loans shall (x) be deemed to constitute a portion of the outstanding balance of the 2024 New Term Loans for all purposes under this Agreement and the other Loan Documents, (y) be of the same Class as the 2024 New Term Loans funded on the Eight Amendment Effective Date and (z) be secured on a pari passu basis with the 2024 New Term Loans funded on the Eighth Amendment Effective Date.
Section 9.03Borrowing Procedure. In order to request a Borrowing (other than a deemed Borrowing pursuant to Section 2.01(a) or Section 2.02(f), as to which this Section 2.03 shall not apply), a Borrower shall notify the Administrative Agent by telephone (promptly confirmed by electronic communication) or shall hand deliver or send by electronic communication to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Term SOFR Borrowing or a Term CORRA Borrowing, not later than 1:00 p.m., New York City time, three Business Days (or such later time as the Administrative Agent may reasonably agree), before a proposed Borrowing (or, in the case of a Borrowing on the Eighth Amendment Effective Date, prior to 1:00 p.m. New York City time on the Business Day immediately preceding the proposed Borrowing (or such later time as the Administrative Agent may reasonably agree)), (b) in the case of an ABR Borrowing or a Daily Simple SOFR Borrowing, not later than 1:00 p.m., New York City time, on the date of a proposed Borrowing (or such later time as the Administrative Agent may reasonably agree) and (c) in the case of a Canadian Base Rate Borrowing, not later than 11:00 a.m., New York City time, one Business Day before a proposed Borrowing (or such later time as the Administrative Agent may reasonably agree). Subject to the second proviso below, each Borrowing Request shall be irrevocable, shall be signed by or on behalf of a Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Term Borrowing or a Revolving Borrowing, and whether such Borrowing is to be a Term SOFR Borrowing, Daily Simple SOFR Borrowing, an ABR Borrowing, a Canadian Base Rate Borrowing or a Term CORRA Borrowing; provided, however, that, (x) each Term Borrowing shall be either a Term SOFR Borrowing or an ABR Borrowing and (y) Daily Simple SOFR Borrowings may only be requested with respect to Borrowings of Revolving Loans other than Tranche A Revolving Loans; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the Borrower of such Borrowing, (iv) the number and location of the account to which funds are to be disbursed; (v) the amount of such Borrowing; (vi) for Revolving Loans, the currency of such Borrowing (provided that, each ABR Borrowing shall be denominated in dollars), and (vii) if such Borrowing is to be a Term SOFR Borrowing or a Term CORRA Borrowing, the initial Interest Period with respect thereto and the Class of Loans to which such initial Interest Period will apply;

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provided, further, that, a Borrowing Request may state that such Borrowing Request is conditioned upon the consummation of any transaction or other event so specified, in which case such Borrowing Request may be revoked (or the borrowing date extended) by a Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied, in any case, without premium, penalty or any other cost whatsoever; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no currency is specified with respect to the requested Borrowing, then the applicable Borrower shall be deemed to have selected dollars. If no Interest Period with respect to any Term SOFR Borrowing or Term CORRA Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given in accordance with this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.
Section 9.04Repayment of Loans; Evidence of Debt. (a)  The Borrowers, jointly and severally, hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender (i) the principal amount of each Term Loan of such Lender made to the Borrowers as provided in Section 2.11 and (ii) the then unpaid principal amount of each Revolving Loan of such Revolving Lender made to the Borrowers on the applicable Maturity Date with respect to such Revolving Loan of such Revolving Lender. Each Loan shall be repaid in the currency in which it was made.
(a)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender to the Borrowers from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement, and shall provide copies of such accounts to the Borrowers upon its reasonable request (at the Borrowers’ sole cost and expense).
(b)The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Subsidiary Guarantor and each Lender’s share thereof, and shall provide copies of such accounts to the Borrowers upon its reasonable request (at the Borrowers’ sole cost and expense).
(c)The entries made in the accounts maintained pursuant to Sections 2.04(b) and 2.04(c) shall be conclusive evidence of the existence and amounts of the obligations therein recorded absent clearly demonstrable error; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
(d)Any Lender may request that Loans made by it hereunder be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns (i) in the form of Exhibit F, if such promissory note relates to Revolving Borrowings, or (ii) in the form of Exhibit G, if such promissory note relates to Term Loans or, in any such case, any other form reasonably acceptable to the Administrative Agent. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a promissory note, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.
Section 9.05Fees. (a)  The Borrowers, jointly and severally, agree to pay to each Lender, through the Administrative Agent, no later than 30 Business Days after the last day of March, June, September and December in each year and on each date on which any Revolving Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a “Commitment Fee”) equal to 0.50% per annum on the average daily unused amount of the Revolving Commitments of such Lender

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during the preceding quarter (or shorter or longer period commencing with the Closing Date and ending with the applicable Maturity Date with respect to the Commitments of such Lender or the date on which the applicable Commitments of such Lender shall expire or be terminated); provided that, if the Consolidated Total Net Leverage Ratio as of the end of any quarter shall be equal to or less than 3:00 to 1:00, the Commitment Fee payable in respect of such quarter shall be equal to 0.375% per annum. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the Closing Date and shall cease to accrue on the date on which the Commitment of such Lender shall expire or be terminated as provided herein.
(a)Unless previously paid, the Borrowers, jointly and severally, agree to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times from time to time agreed to in writing by the Borrowers and the Administrative Agent, including pursuant to that certain fee letter, dated as of May 4, 2011, between the Parent Borrower and Citigroup Global Markets Inc., as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “Administrative Agent Fees”).
(b)The Borrowers, jointly and severally, agree to pay (i) to each Revolving Lender, through the Administrative Agent, no later than 30 Business Days after the last day of March, June, September and December of each year and on the date on which the Revolving Commitment of such Revolving Lender shall be terminated as provided herein (each, an “L/C Fee Payment Date”) a fee (an “L/C Participation Fee”) calculated on such Revolving Lender’s Pro Rata Percentage of the daily aggregate Revolving L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements which are earning interim interest pursuant to Section 2.23(h)) during the preceding quarter (or shorter or longer period commencing with the Closing Date and ending with the Maturity Date with respect to the Revolving Commitment of such Revolving Lender or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Revolving Lenders shall have been terminated) at a rate per annum equal to the Applicable Margin used to determine the interest rate on Revolving Borrowings comprised of Term SOFR Loans pursuant to Section 2.06 and (ii) to the Issuing Bank with respect to each outstanding Letter of Credit issued at the request of a Borrower a fronting fee, which shall accrue at such rate as shall be separately agreed upon between the Borrowers and the Issuing Bank, on the Dollar Equivalent of the drawable amount of such Letter of Credit, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of such Letter of Credit (or as otherwise separately agreed upon between the Borrowers and the applicable Issuing Bank), as well as the Issuing Bank’s customary documentary and processing charges with respect to the issuance, amendment, renewal or extension of any Letter of Credit issued at the request of a Borrower or processing of drawings thereunder (the fees in this clause (ii), collectively, the “Issuing Bank Fees”). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.
(c)All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees actually owed and due shall be refundable under any circumstances.
(d)Notwithstanding anything herein to the contrary, during such period as a Lender is a Defaulting Lender, such Defaulting Lender will not be entitled to any fees accruing during such period pursuant to Section 2.05(a) or 2.05(c)(i) (without prejudice to the rights of the non-Defaulting Lenders in respect of such fees); provided that, (i) to the extent that all or a portion of such Defaulting Lender’s Pro Rata Percentage of any Revolving L/C Exposure is reallocated to the non-Defaulting Lenders pursuant to Section 2.26, such fees that would have accrued for the benefit of such Defaulting Lender will instead accrue for the benefit of and be payable to such non-Defaulting Lenders, pro rata in accordance with their respective Revolving Commitments, and (ii) to the extent that all or any portion of such Defaulting Lender’s Pro Rata Percentage of any Revolving L/C Exposure cannot be so reallocated, such fees will instead accrue for the benefit of and be payable to the Issuing Bank (and the pro rata payment provisions of Section 2.17 will automatically be deemed adjusted to reflect the provisions of this Section 2.05(e)).

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Section 9.06Interest on Loans. (a)  Subject to the provisions of Section 2.07, (x) the outstanding Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin and (y) the outstanding Loans comprising each Canadian Base Rate Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Canadian Base Rate is determined by reference to clause (a) of the definition thereof and over a year of 360 days when the Canadian Base Rate is determined by reference to clause (b) of the definition thereof) at a rate per annum equal to the Canadian Base Rate plus the Applicable Margin.
(a)Subject to the provisions of Section 2.07, (i) the Loans comprising each Term SOFR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, (ii) the Loans comprising each Term CORRA Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Term CORRA Reference Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (iii) the Loans comprising each Daily Simple SOFR Borrowing and each Daily Compounded CORRA Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to Daily Simple SOFR or Daily Compounded CORRA, as applicable, for such Borrowing plus the Applicable Margin.
(b)Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. Subject to Section 2.08, the applicable Alternate Base Rate, Canadian Base Rate, Term SOFR Rate, Daily Simple SOFR, Daily Compounded CORRA or Term CORRA Reference Rate for each Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto. Interest on Loans denominated in dollars shall be payable in dollars, and interest on Loans denominated in an Alternative Currency shall be payable in such Alternative Currency.
Section 9.07Default Interest. If the Borrowers shall default in the payment of the principal of or interest on any Loan or any other amount becoming due and payable hereunder or under any other Loan Document, by acceleration or otherwise, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to an ABR Loan or, with respect to any Obligation denominated in an Alternative Currency, the Canadian Base Rate, plus 2.00%.
Section 9.08Alternate Rate of Interest. (i) Subject to clauses (ii), (iii), (iv), (v) and (vi) of this Section 2.08, if
(1)the Administrative Agent determines reasonably and in good faith (which determination shall be conclusive absent manifest error) (i) prior to the commencement of any Interest Period for a Term SOFR Borrowing or a Term CORRA Borrowing that adequate and reasonable means do not exist for ascertaining the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) or Term CORRA (including because the Term CORRA Reference Rate is not available or published on a current basis), as applicable, for such Interest Period or (ii) prior to the Borrowing of a Daily Simple SOFR Loan that adequate and reasonable means do not exist for ascertaining Daily Simple SOFR; or
(2)the Administrative Agent is advised by the Required Lenders reasonably and in good faith that (i) prior to the commencement of any Interest Period for a Term SOFR Borrowing or a Term CORRA Borrowing, the Term SOFR Rate or Term CORRA, as applicable, for such Interest Period

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will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Term SOFR Borrowing or Term CORRA Borrowing, as applicable, for such Interest Period or (ii) prior to the Borrowing of a Daily Simple SOFR Loan, Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Daily Simple SOFR Borrowing;
then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders by telephone or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Parent Borrower and the Lenders, or the Required Lenders notify the Administrative and the Parent Borrower, as the case may be, that the circumstances giving rise to such notice no longer exist with respect to the relevant benchmark rate (which notice shall be delivered within five (5) Business Days after such circumstances cease to exist) and (y) the applicable Borrower delivers a notice of conversion or continuation in accordance with the terms of Section 2.10 or a Borrowing Request in accordance with the terms of Section 2.03, any notice of conversion or continuation that requests the conversion of any Borrowing to a Term SOFR Borrowing, a Term CORRA Borrowing or a Daily Simple SOFR Borrowing, or continuation of any Borrowing as a Term SOFR Borrowing or a Term CORRA Borrowing, or any notice of Borrowing that requests a Term SOFR Borrowing, a Term CORRA Borrowing or a Daily Simple SOFR Borrowing, may be revoked by such Borrower and, failing that, shall instead be deemed to be a notice of conversion or continuation or a Borrowing Request for an ABR Loan (or, if Daily Simple SOFR is not subject to this Section 2.08(i), a Daily Simple SOFR Loan) or a Canadian Base Rate Loan (or, if Daily Compounded CORRA is not subject to this Section 2.08(i), a Daily Compounded CORRA Loan), as applicable. Furthermore, if any Term SOFR Loan, Term CORRA Loan or Daily Simple SOFR Loan is outstanding on the date of the Borrowers’ receipt of the notice from the Administrative Agent referred to in this Section 2.08 with respect to the Term SOFR Rate, Term CORRA or Daily Simple SOFR, as applicable, then until (x) the Administrative Agent notifies the Borrowers and the Lenders, or the Required Lenders notify the Administrative and the Borrowers, as the case may be, that the circumstances giving rise to such notice no longer exist with respect to the relevant benchmark rate (which notice shall be delivered within five (5) Business Days after such circumstances cease to exist) and (y) the applicable Borrower delivers a new notice of conversion or continuation in accordance with the terms of Section 2.10 or a new Borrowing Request in accordance with the terms of Section 2.03, any (A) such Term SOFR Loan or Term CORRA Loan shall on the last day of the Interest Period applicable to such Term SOFR Loan or Term CORRA Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan (or, if Daily Simple SOFR is not subject to this Section 2.08(i), a Daily Simple SOFR Loan) or a Canadian Base Rate Loan (or, if Daily Compounded CORRA is not subject to this Section 2.08(i), a Daily Compounded CORRA Loan), as applicable, or (B) any such Daily Simple SOFR Loan shall on the Business Day immediately following the date of receipt of such notice be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time; or, with respect to a replacement of Term CORRA, Toronto Time) on the fifth (5th)

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Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Compounded CORRA, all interest payments will be payable on the last day of each Interest Period.
(ii)Notwithstanding anything to the contrary herein (including in Section 9.08 of this Agreement) or in any other Loan Document, the Administrative Agent will have the right, in consultation with the Parent Borrower, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)The Administrative Agent will promptly notify the Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (v) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Parent Borrower or any Lender pursuant to this Section 2.08, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.08.
(iv)Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate and Term CORRA) and either (a) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (b) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (a) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (b) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)A Borrower may revoke any request for a Borrowing of Term SOFR Loans, Term CORRA Loans or Daily Simple Loans, a conversion to a Term SOFR Loans, Term CORRA Loans or Daily Simple Loans or a continuation of a Term SOFR Loan or Term CORRA Loan, in each case, during any Benchmark Unavailability Period and, failing that, such Borrower will be deemed to have converted any such request into a request for a Borrowing of, or conversion to, an ABR Loan (or, for so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event, a Daily Simple SOFR Loan) or a Canadian Base Rate Loan (or, for so long as Daily Compounded CORRA is not the subject of a Benchmark Transition Event, a Daily Compounded CORRA Loan), as applicable. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR or the Canadian Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR or the Canadian Base Rate, as applicable. Furthermore, if any Term SOFR Loan, Term CORRA Loan or Daily Simple Loan is outstanding on the date of the Parent Borrower’s receipt of notice of the

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commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, Daily Simple SOFR or Term CORRA, as applicable, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.08, (A) any Term SOFR Loan or Term CORRA Loan shall on the last day of the Interest Period applicable to such Term SOFR Loan or Term CORRA Loan (or the next succeeding Business Day if such day is not a Business Day) be converted by the Administrative Agent to, and shall constitute, an ABR Loan (or, for so long as Daily Simple SOFR is not the subject of a Benchmark Transition Event, a Daily Simple SOFR Loan) or a Canadian Base Rate Loan (or, for so long as Daily Compounded CORRA is not the subject of a Benchmark Transition Event, a Daily Compounded CORRA Loan), as applicable, and (B) any such Daily Simple SOFR Loan shall on the Business Day immediately following the date of receipt of such notice be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
Section 9.09Termination and Reduction of Commitments. (a)  Unless previously terminated in accordance with the terms hereof, (i) the Term Commitments in respect of the Term Loans made on the Closing Date shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date, (ii) the 2024 New Term Commitments (other than the 2024-2 New Term Commitments) shall automatically terminate upon the initial funding of the 2024 New Term Loans on the Eighth Amendment Effective Date, (iii) the 2024-2 New Term Commitments shall automatically terminate upon the initial funding of the 2024-2 New Term Loans on the Eleventh Amendment Effective Date and (iv) the Revolving Commitments and the L/C Commitment shall automatically terminate on the applicable Maturity Date with respect to such Revolving Commitments (provided that, notwithstanding anything else herein to the contrary, the Maturity Date applicable to the L/C Commitment shall be the Tranche C Revolving Termination Date unless such date is extended with the prior written consent of, in the case of the L/C Commitment, the Issuing Banks). If any Letter of Credit remains outstanding on the Maturity Date with respect to the Revolving Commitments applicable to such Letter of Credit (and, at the time thereof, after giving effect to the reallocations of Letter of Credit participations provided for in Section 2.23(d)(iii) and the repayment of the applicable Revolving Loans at such time, the Revolving Exposure of the applicable Revolving Lenders exceeds the available Revolving Commitments of such Revolving Lenders), the Borrowers shall deposit with the Administrative Agent an amount in cash equal to 103% of the aggregate undrawn amount of such Letter of Credit to secure the full obligations with respect to any drawings that may occur thereunder, which amount shall be promptly returned to the Borrowers upon each such Letter of Credit being terminated or cancelled.
(a)Upon at least three Business Days’ prior irrevocable written notice by the Parent Borrower to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, in each case without premium or penalty, the Revolving Commitments; provided, however, that (i) each partial reduction of the Revolving Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii)  the Total Revolving Commitment shall not be reduced to an amount that is less than the Aggregate Revolving Exposure then in effect; provided, further, that a notice of termination may state that such termination is conditioned upon the effectiveness of other credit facilities or any other event, in which case such notice may be revoked (or the termination date extended) by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified termination date) if such condition is not satisfied.
(b)Each reduction in the Revolving Commitments shall be made, at the Borrowers’ option, to either (i) on a pro rata basis all Classes of Revolving Commitments outstanding on such date or (ii) the Classes of Revolving Commitments outstanding on such date in the order of the maturity date thereof, in each case, ratably among the applicable Lenders in accordance with their Pro Rata Percentages; provided, however, that (i) to the extent applicable, the Tranche A Revolving Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Tranche A Revolving Loans and the Tranche A Revolving L/C Exposure then outstanding, (ii) to the extent applicable, the Tranche B Revolving Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Tranche B Revolving Loans and the Tranche B Revolving L/C Exposure then outstanding and (iii) to the extent applicable, the Tranche C Revolving Commitments may not be reduced to an amount less than the sum of the aggregate principal amount of Tranche C Revolving Loans and the Tranche C Revolving L/C Exposure then outstanding. The

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Borrowers shall pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Dollar Equivalent of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.
(c)The Borrowers may terminate the unused amount of the Commitment of a Defaulting Lender upon not less than ten Business Days’ prior notice by the Parent Borrower to the Administrative Agent (which will promptly notify the Lenders thereof), and in such event the provisions of Section 2.26(e) shall apply to all amounts thereafter paid by the Borrowers for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that, such termination will not be deemed to be a waiver or release of any claim the Borrowers, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender.
Section 9.10Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior irrevocable notice by the Parent Borrower to the Administrative Agent (a) not later than 1:00 p.m., New York City time, on the day of conversion, to convert any Term SOFR Borrowing or Daily Simple SOFR Borrowing into an ABR Borrowing, any Term SOFR Borrowing into a Daily Simple SOFR Borrowing or any ABR Borrowing into a Daily Simple SOFR Borrowing, (b) not later than 1:00 p.m., New York City time, one Business Day prior to conversion, to convert any Term CORRA Borrowing into a Canadian Base Rate Borrowing and (c) not later than 1:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Term SOFR Borrowing, any Daily Simple SOFR Borrowing into a Term SOFR Borrowing or any Canadian Base Rate Borrowing into a Term CORRA Borrowing or to continue any Term SOFR Borrowing as a Term SOFR Borrowing or a Term CORRA Borrowing as a Term CORRA Borrowing for an additional Interest Period, and (d) not later than 1:00 p.m., New York City time, three Business Days prior to conversion or continuation, to convert or continue the Interest Period with respect to any Term SOFR Borrowing or Term CORRA Borrowing of the Borrowers to another permissible Interest Period or an additional Interest Period, as applicable, subject in each case to the following; provided that, for the avoidance of doubt, as of the Eighth Amendment Effective Date, Term Borrowings may only be converted into Term SOFR Loans or ABR Loans unless a Benchmark Transition Event has occurred pursuant to Section 2.04 with respect to Term SOFR:
(i)each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;
(ii)if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;
(iii)each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued and unpaid interest on any Term SOFR Loan or Term CORRA Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;
(iv)if any Term SOFR Borrowing or Term CORRA Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;
(v)any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Term SOFR Borrowing or Term CORRA Borrowing;
(vi)any portion of a Term SOFR Borrowing or Term CORRA Borrowing that cannot be converted into or continued as a Term SOFR Borrowing or Term CORRA Borrowing (as applicable)

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by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;
(vii)[reserved]; and
(viii)after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Term SOFR Loan or a Term CORRA Loan.
Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (A) the identity, amount and currency of the Borrowing that a Borrower requests be converted or continued, (B) whether such Borrowing is to be converted to or continued as a Term SOFR Borrowing, a Term CORRA Borrowing, a Daily Simple SOFR Loan, a Canadian Base Rate Borrowing or an ABR Borrowing, (C) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (D) if such Borrowing is to be converted to or continued as a Term SOFR Borrowing or Term CORRA Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Term SOFR Borrowing or Term CORRA Borrowing, such Borrower shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into (x) in the case of Loans denominated in dollars, a Term SOFR Borrowing with an Interest Period of one month and (y) in the case of Loans denominated in Canadian Dollars, a Term CORRA Borrowing with an Interest Period of one month.
Section 9.11Repayment of Term Loans. (a)  All Term Loans and New Term Loans outstanding on the Fourth Amendment Effective Date have been repaid in full.
(a)In the event and on each occasion that any Term Commitments shall be reduced or shall expire or terminate other than as a result of the making of a Term Loan, the installments payable on each applicable repayment date, as applicable, shall be reduced pro rata by an aggregate amount equal to the amount of such reduction, expiration or termination.
(b)With respect to (a) 2024 New Term Loans, on the last Business Day of each March, June, September and December, commencing with the last Business Day of the Parent Borrower’s first fiscal quarter following the Eleventh Amendment Effective Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders holding 2024 New Term Loans, an amount equal to $3,318,153.27, and (b) any other Term Loans, on the dates and in the amounts (as applicable) set forth in the applicable Joinder Agreement, the Borrowers shall pay to the Administrative Agent, for the account of the applicable Lenders, principal amounts as set forth in such Joinder Agreement, in each case, as adjusted from time to time pursuant to the terms hereof; provided that the amortization schedule for the 2024 New Term Loans may provide for amortization in such other percentage(s) to be agreed by Borrowers and the Administrative Agent to ensure that the 2024-2 New Term Loans are fungible for U.S. federal income tax purposes with the 2024 New Term Loans.
(c)To the extent not previously repaid, the outstanding principal amount of all Term Loans (in each case, as adjusted from time to time pursuant to Sections 2.11(b), 2.12 and 2.13(b)) will be due and payable on the applicable Maturity Date for such applicable Class of Term Loans, in each case,

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together with accrued and unpaid interest and Fees on the amount to be paid to but excluding the date of such payment.
(d)All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.
Section 9.12Prepayment. (a)  The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, subject to the provisions of Section 2.12(d) below, upon at least three Business Days’ prior written notice by the Parent Borrower (or telephone notice promptly confirmed by written notice) in the case of Term SOFR Loans and Term CORRA Loans, or written notice by the Parent Borrower (or telephone notice promptly confirmed by written notice) at least one Business Day prior to the date of prepayment in the case of Daily Simple SOFR Loans, ABR Loans and Canadian Base Rate Loans, to the Administrative Agent before 11:00 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of the Dollar Equivalent of $1,000,000 and not less than the Dollar Equivalent of $5,000,000; provided, further, that partial prepayments may be made in respect of Tranche A Revolving Loans and Tranche B Revolving Loans on the Tranche A Revolving Termination Date and Tranche B Revolving Termination Date, respectively, without a pro rata payment of any Revolving Loans of a different Class that constitute the same Borrowing.
(a)Except as otherwise set forth in Section 2.12(e) below, optional prepayments of Term Loans shall be applied among the Classes of Term Loans as directed by the Borrowers in their sole and absolute discretion (or, in the case of no such direction, pro rata to each of the Classes of Term Loans) and within each Class of Term Loans subject to such prepayment prepayments will be applied to the remaining scheduled amortization payments of such applicable Class of Term Loans as directed by the Borrowers (or in the absence of such direction, in direct order of maturity, to the amortization payments of such applicable Class of Term Loans) and will be applied ratably to the Term Loans of such Class included in the prepaid Borrowing.
(b)Each notice of prepayment shall be substantially in the form of Exhibit H, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein; provided that, a notice of prepayment may state that such prepayment is conditioned upon the effectiveness of other credit facilities or any other event, in which case such notice may be revoked (or the prepayment date extended) by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied. All prepayments and failures to prepay under this Section 2.12 shall be subject to Section 2.16. All prepayments under this Section 2.12 shall be accompanied by accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment.
(c)Any (i) amendment, amendment and restatement or other modification of this Agreement consummated after the Twelfth Amendment Effective Date but on or prior to the date that is six months after the Twelfth Amendment Effective Date or (ii) voluntary prepayment of all but not less than all of the 2024 New Term Loans then outstanding consummated after the Twelfth Amendment Effective Date but on or prior to the date that is six months after the Twelfth Amendment Effective Date with the proceeds of a substantially concurrent issuance or incurrence of new bank loans (which voluntary prepayment shall be deemed to have occurred even if a portion of the 2024 New Term Loans then outstanding are replaced, converted or re-evidenced with, into or by such new term loans so long as all but not less than all of such 2024 New Term Loans then outstanding are so prepaid) the primary purpose of which, in the case of either clause (i) or clause (ii), is to decrease the Applicable Margin with respect to the 2024 New Term Loans then outstanding, shall be accompanied by a fee payable to the Lenders holding the 2024 New Term Loans then outstanding (which shall include any Non-Consenting Lender that is repaid in connection with any such amendment or amendment and restatement), in an amount equal to 1.00% of the aggregate principal amount of such 2024 New Term Loans then outstanding only if such amendment, amendment and restatement, other modification or prepayment is not otherwise undertaken in connection with another material transaction or series of related material transactions.

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(d)(i)  Notwithstanding anything to the contrary in this Agreement, including but not limited to Sections 2.12(a), 2.12(b), 2.17, 2.18 and 2.19 (which provisions shall not be applicable to this Section 2.12(e)) or any other Loan Document, any Purchasing Borrower Party shall have the right at any time and from time to time prior to the Latest Maturity Date in respect to any Term Borrowing to purchase Loans under such Term Borrowing from the applicable Lenders at a discount to the par value of such Loans (each, a “Discounted Voluntary Purchase”) pursuant to and in accordance with this Section 2.12(e). Each Discounted Voluntary Purchase shall be subject to each of the following conditions: (A) no Discounted Voluntary Purchase shall be made, directly or indirectly, with the proceeds of any Loan, (B) any Discounted Voluntary Purchase may, at the election of the Purchasing Borrower Party, be offered in respect of one or more Classes of Term Loans, but shall be offered pro rata to all Term Lenders within the Classes of Term Loans selected by the Purchasing Borrower Party, (C) such Purchasing Borrower Party shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the Discounted Voluntary Purchase (after giving effect to any related waivers, supplements or amendments obtained in connection with such Discounted Voluntary Purchase) and (2) each of the conditions to such Discounted Voluntary Purchase contained in this Section 2.12(e) has been satisfied, (D) no Discounted Voluntary Purchase shall be deemed to be a prepayment pursuant to this Section 2.12 and (E) any Term Loans repurchased in any Discounted Voluntary Purchase by any Purchasing Borrower Party shall, without further action by any Person, be deemed cancelled and no longer outstanding (and may not be resold by any Purchasing Borrower Party) for all purposes of this Agreement and all other Loan Documents, including (x) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (y) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (z) the determination of Required Lenders, Majority Term Lenders or for any similar or related purpose, under this Agreement or any other Loan Document, and the Administrative Agent is hereby authorized to make appropriate entries in the Register to reflect any such cancellation.
(i)To the extent that a Purchasing Borrower Party seeks to make a Discounted Voluntary Purchase, such Purchasing Borrower Party will deliver to the Administrative Agent written notice substantially in the form of Exhibit I and with such changes as agreed to by the Administrative Agent (each, a “Discounted Purchase Option Notice”) not later than 11:00 a.m., New York City time, at least ten Business Days prior to the proposed Acceptance Date that such Purchasing Borrower Party desires to purchase Term Loans in an aggregate principal amount specified therein by the Purchasing Borrower Party (each, a “Proposed Discounted Purchase Amount”), in each case at a discount to the par value of such Term Loans as specified below. The Proposed Discounted Purchase Amount of Term Loans shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. The Discounted Purchase Option Notice shall further specify with respect to the proposed Discounted Voluntary Purchase: (A) the Proposed Discounted Purchase Amount of Term Loans, (B) a discount range (which may be a single percentage) selected by the Purchasing Borrower Party with respect to such proposed Discounted Voluntary Purchase (representing the percentage of par of the principal amount of Term Loans to be prepaid) (the “Discount Range”) and (C) the date by which Term Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Purchase which shall be at least five Business Days following the date of the Discounted Purchase Option Notice (the “Acceptance Date”); provided that any Term Lender offered or approached to participate in any Discounted Voluntary Purchase (x) may elect or decline, in its sole discretion, to participate in such Discounted Voluntary Purchase, (y) shall make its own decision on whether to sell any of its Term Loans and, if it decides to do so, the principal amount of and price to be sought for such Term Loans and (z) shall, in its sole discretion, consult its own attorney, business advisor or tax advisor as to legal, business, tax and related matters concerning such Discounted Voluntary Purchase.
(ii)Upon receipt of a Discounted Purchase Option Notice in accordance with Section 2.12(e)(ii), the Administrative Agent shall promptly notify each Term Lender thereof. On or prior to the Acceptance Date, each such Term Lender may, in its discretion, specify, by delivering a written notice substantially in the form of Exhibit J and with such changes as agreed to by the Administrative Agent (each, a “Lender Participation Notice”) to the Administrative Agent, (A) a minimum price (the “Acceptable Price”) within the Discount Range (for example, 80.0% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of Term Loans with respect to which such Term Lender is willing

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to permit a Discounted Voluntary Purchase at the Acceptable Price (“Offered Loans”). Based on the Acceptable Prices and principal amounts of Term Loans specified by the Term Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Purchasing Borrower Party, shall determine the applicable discount for Term Loans (the “Applicable Discount”), which Applicable Discount shall be (x) the percentage specified by the Purchasing Borrower Party if the Purchasing Borrower Party has selected a single percentage pursuant to Section 2.12(e)(ii) for the Discounted Voluntary Purchase or (y) otherwise, the lowest Acceptable Price at which the Purchasing Borrower Party can pay the Proposed Discounted Purchase Amount in full (determined by adding the principal amounts of Offered Loans commencing with the Offered Loans with the lowest Acceptable Price); provided, however, that in the event that such Proposed Discounted Purchase Amount cannot be paid in full at any Acceptable Price, the Applicable Discount shall be the highest Acceptable Price specified by the Term Lenders that is within the Discount Range. The Applicable Discount shall be applicable to all Term Lenders who have offered to participate in the Discounted Voluntary Purchase and hold Qualifying Loans. Any Term Lender with outstanding Term Loans whose Lender Participation Notice is not received by the Administrative Agent on or prior to the Acceptance Date shall be deemed to have declined to participate in a Discounted Voluntary Purchase of any of its Term Loans at any discount to their par value within the Applicable Discount.
(iii)The Purchasing Borrower Party shall make a Discounted Voluntary Purchase by prepaying at the Applicable Discount those Term Loans (or the respective portions thereof) offered by the Term Lenders (the “Qualifying Lenders”) that specify an Acceptable Price that is equal to or lower than the Applicable Discount (the “Qualifying Loans”); provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest and other amounts due and payable with respect thereto at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Purchase Amount, calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest and other amounts due and payable with respect thereto at such time) would be less than the amount of the aggregate proceeds required to prepay the Proposed Discounted Purchase Amount, calculated by applying the Applicable Discount, the Purchasing Borrower Party shall prepay all Qualifying Loans.
(iv)Each Discounted Voluntary Purchase shall be made within four Business Days of the Acceptance Date (or such other date as the Administrative Agent may reasonably agree to, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty (but subject to the provisions of Section 2.12(d)), upon irrevocable notice substantially in the form of Exhibit K and with such changes as agreed to by the Administrative Agent (each a “Discounted Voluntary Purchase Notice”), delivered by the applicable Purchasing Borrower Party to the Administrative Agent no later than 11:00 a.m. (New York City time), three Business Days prior to the date of such Discounted Voluntary Purchase, which notice shall specify the date and amount of the Discounted Voluntary Purchase and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Purchase Notice, the Administrative Agent shall promptly notify each relevant Term Lender thereof. If any Discounted Voluntary Purchase Notice is given, the Purchasing Borrower Party shall pay the amount specified in such Discounted Voluntary Purchase Notice to the applicable Qualifying Lenders on the date specified therein, together with accrued and unpaid interest on the par principal amount of such applicable Qualifying Loans to but excluding the date of payment, and each such Discounted Voluntary Purchase shall be consummated pursuant to an Assignment and Assumption executed by the applicable Purchasing Borrower Party and each applicable Qualifying Lender and shall be recorded in the Register in accordance with Section 9.04(e).
(v)To the extent not expressly set forth herein, each Discounted Voluntary Purchase shall be consummated pursuant to reasonable procedures (including as to timing, rounding and calculation of Applicable Discount in accordance with Section 2.12(e)(iii) above) established by the Administrative Agent and the Parent Borrower.

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(vi)Prior to the delivery of a Discounted Voluntary Purchase Notice, upon written notice to the Administrative Agent, the Purchasing Borrower Party may withdraw its offer to make a Discounted Voluntary Purchase pursuant to any Discounted Purchase Option Notice.
(vii)Each of each Qualifying Lender and each Purchasing Borrower Party acknowledges and agrees that, with respect to any Discounted Voluntary Purchase, (A) it or any other party to such Discounted Voluntary Purchase may have, or come into possession of, information (collectively, the “Excluded Information”) regarding the Parent Borrower, its Subsidiaries, their respective securities or the Loan Documents (including financial results and business plans) that is not known or available to any Agent, any Arranger, any Issuing Bank, any Loan Party or any Lender and that may be material to its or such other party’s decision to enter into such Discounted Voluntary Purchase (including material non-public information with respect to the Parent Borrower, its Subsidiaries or their respective securities), and that it or any other party to such Discounted Voluntary Purchase may be entering into such Discounted Voluntary Purchase based on the Excluded Information, (B) it has independently and without reliance on any Agent, any Arranger, any Issuing Bank, any Loan Party or any Lender (and no, Agent, Arranger, Issuing Bank, Loan Party or Lender shall have any duty or responsibility to conduct any analysis on its behalf), and based on such information as it has deemed appropriate (including, if applicable, the Excluded Information), made its own independent analysis (including credit, legal, tax and bankruptcy analysis), consulted with its own advisors with respect thereto as it has deemed appropriate and determined to enter into such Discounted Voluntary Purchase and to consummate the transactions contemplated thereby, notwithstanding its lack of knowledge of the Excluded Information or the knowledge by any other party to such Discounted Voluntary Purchase of the Excluded Information, and (C) none of any Agent, any Arranger, any Issuing Bank, any Loan Party or any Lender shall have any liability to it with respect to the nondisclosure of the Excluded Information, and it hereby to the extent permitted by law waives and releases any claims it may have against any Agent, any Arranger, any Issuing Bank, any Loan Party or any Lender under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided that the Excluded Information shall not and does not affect the truth or accuracy of any representations or warranties made by it in any documents executed by it with respect to such Discounted Voluntary Purchase or any representations or warranties made by any Loan Party under any Loan Document.
(viii)None of any Agent, any Arranger, any Issuing Bank, any Lender or any of their respective affiliates assumes any responsibility for the accuracy or completeness of the information concerning the Borrowers, the Loan Parties, or any of their Affiliates (whether contained in the documents with respect to any Discounted Voluntary Purchase or otherwise) or for any failure to disclose events that may have occurred and may affect the significance or accuracy of such information.
Section 9.13Mandatory Prepayments. (a)  In the event of any termination in full of all the Revolving Commitments, the Borrowers shall, on the date of such termination, repay or prepay all its outstanding Revolving Borrowings and replace all its outstanding Letters of Credit and/or deposit an amount equal to the Revolving L/C Exposure in cash in a cash collateral account established with the Administrative Agent for the benefit of the Revolving Lenders and the Issuing Bank. If as a result of any partial reduction of the Revolving Commitments the Aggregate Revolving Exposure would exceed the Total Revolving Commitment, after giving effect thereto, then the Borrowers shall, on the date of such reduction, repay or prepay Revolving Borrowings and/or cash collateralize Letters of Credit in an amount sufficient to eliminate such excess. Each prepayment under this Section 2.13(a) shall be made on a pro rata basis among the Revolving Commitments based on the Pro Rata Percentages of each Lender.
(a)In the event that the Parent Borrower or any Restricted Subsidiary is required to make a mandatory prepayment of Term Loans pursuant to Section 6.04(e) with Excess Proceeds, the Borrowers shall make such prepayment within ten (10) Business Days following the date set forth in such Section 6.04(e); provided that, if at the time that any such prepayment would be required, the Borrowers are required to, or are required to offer to, repurchase, redeem, repay or prepay Indebtedness secured on a pari passu basis with the Guaranteed Obligations and constitute Priority Lien Obligations (as defined in the Collateral Trust Agreement) (any such Indebtedness, “Other Applicable Indebtedness”), then the Borrowers may apply the Excess Proceeds to redeem, repurchase, repay or prepay Term Loans and Other Applicable Indebtedness on a pro rata basis (determined on the basis of the aggregate

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outstanding principal amount of such applicable Term Loans and Other Applicable Indebtedness at such time); provided, however, that the portion of such Excess Proceeds allocated to the Other Applicable Indebtedness will not exceed the amount of such Excess Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Proceeds will be allocated to the prepayment of the Term Loans (in accordance with the terms hereof) and to the repurchase or repayment of Other Applicable Indebtedness, and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.12(b) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such Indebtedness repurchased, redeemed, repaid or prepaid with such prepayment amount, the declined amount of such prepayment amount will promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof (to the extent such prepayment amount would otherwise have been required to be so applied if such Other Applicable Indebtedness was not then outstanding).
(b)The Parent Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to Section 2.13(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each applicable Term Lender of the contents of such Borrower’s prepayment notice and of such Term Lender’s pro rata share of such prepayment, following which, (A) each applicable Term Lender will have the right to refuse such prepayment by giving written notice of such refusal to the Administrative Agent within one Business Day after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (“Declined Proceeds”) (in which case such Borrower shall not prepay any Term Loans of such Lender on the date that is specified in clause (B) below), (B) such Borrower will make all such prepayments not so refused upon the fourth Business Day after delivery of notice by the Parent Borrower pursuant to Section 2.05(b)(vi) and (C) any Declined Proceeds may be retained by the Borrowers.
(c)At the time of each prepayment, reduction or cash collateralization required under Section 2.13(a), the applicable Borrower shall deliver to the Administrative Agent and the applicable Issuing Bank a certificate signed by a Financial Officer of such Borrower setting forth in reasonable detail the calculation of the amount of such prepayment, reduction or cash collateralization. Each notice of reduction or cash collateralization shall specify the reduction or cash collateralization date, the Type and Class of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid and the amount of any reduction of Revolving Commitments.
(d)Each mandatory prepayment of Term Loans pursuant to Section 2.13(b) will be applied as directed by the Borrowers in their sole and absolute discretion (or, in the case of no such direction, pro rata to each of the Classes of Term Loans) and within each Class of Term Loans subject to such prepayment prepayments will be applied to the remaining scheduled amortization payments of such applicable Class of Term Loans as directed by the Borrowers in their sole and absolute discretion (or in the absence of such direction, in direct order of maturity, to the amortization payments of such applicable Class of Term Loans and ratably to the Term Loans of such Class included in the prepaid Borrowing); provided that, if no Term Lenders exercise the right to decline a mandatory prepayment of the Term Loans pursuant to Section 2.13(c) then, with respect to any such mandatory prepayment, the amount of such mandatory prepayment will be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are SOFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.16; provided, however, that any prepayment due under this Section 2.13, other than prepayments under Sections 2.13(a), may, at the Borrowers’ option, be made at the end of the next applicable Interest Period; provided, further, that any prepayment of New Term Loans or Refinancing Term Loans will be applied in the order specified in the applicable Joinder Agreement.
(e)All prepayments of Borrowings or reductions of Revolving Commitments pursuant to this Section 2.13 shall be accompanied by accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment and shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

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(f)Notwithstanding any provisions of this Section 2.13 to the contrary:
(i)to the extent that any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary or attributable to a Foreign Subsidiary giving rise to a mandatory prepayment pursuant to Section 2.13(b) are prohibited or delayed by (i) applicable local law (including laws related to financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance and similar legal principles, and in respect of restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the Board of Directors of the applicable Restricted Subsidiaries) or (ii) material organizational document or other contractual restrictions as a result of minority ownership or in any material agreements, in each case, from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 2.13(b), but may be retained by the applicable Foreign Subsidiary for so long, but only so long, as the applicable local law or restriction will not permit repatriation to the United States. Once such repatriation of any of such affected Net Proceeds is permitted under the applicable local law or restriction, such repatriation will be effected promptly and such repatriated Net Proceeds will be promptly applied (net of additional Taxes payable or reserved against as a result thereof) to the prepayment of the Term Loans pursuant to Section 2.13(b) to the extent provided herein; provided that, the Borrowers hereby agree, and will cause any applicable Subsidiary, to promptly take all commercially reasonable actions required by applicable local law to permit any such repatriation; or
(ii)to the extent that the Parent Borrower has reasonably determined in good faith that repatriation of any or all of the Net Proceeds of any Asset Sale by a Foreign Subsidiary or attributable to a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.13(b) would have material adverse Tax consequences to the Parent Borrower or any of its Subsidiaries, the Net Proceeds so affected will not be required to be applied to prepay Term Loans at the times provided in Section 2.13(b), but may be retained by the Parent Borrower or the applicable Subsidiary without being repatriated; provided that, in the case of this subclause (ii), on or before the date on which any such Net Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to Section 2.13(b):
(a)the applicable Borrower applies an amount equal to such Net Proceeds to such reinvestments or prepayments, as applicable, as if such Net Proceeds had been received by the Borrowers rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Proceeds had been repatriated (or, if less, the Net Proceeds that would be calculated if received by such Foreign Subsidiary); or
(b)such Net Proceeds are applied towards the permanent extinguishment (including, in the case of a revolving facility, a permanent reduction of commitments only) of Indebtedness of any Subsidiary.
For purposes of this Section 2.13(g), references to “law” mean, with respect to any Person, (1) the common law and any federal, state, local, foreign, multinational or international statutes, laws, treaties, judicial decisions, standards, rules and regulations, guidances, guidelines, ordinances, rules, judgments, writs, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions (including administrative or judicial precedents or authorities), in each case whether now or hereafter in effect, and (2) the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

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Section 9.14Reserve Requirements; Change in Circumstances. (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, the Administrative Agent or the Issuing Bank,
(ii)subject any Lender, the Administrative Agent or any Issuing Bank to any Taxes (other than Indemnified Taxes or Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender, the Administrative Agent or any Issuing Bank or the relevant interbank market any other condition affecting this Agreement or Term SOFR Loans, Daily Simple SOFR Loans or Term CORRA Loans made by such Lender or any Letter of Credit (except, in each case, any such reserve requirement which is reflected in the Term SOFR Rate or Term CORRA), and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining, continuing or converting to any Term SOFR Loan, Daily Simple SOFR Loan or Term CORRA Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to any Lender, the Administrative Agent or any Issuing Bank of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount reasonably deemed by such Lender, the Administrative Agent or such Issuing Bank to be material, then the Borrowers will pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
(a)If any Lender, the Administrative Agent or any Issuing Bank shall have determined that any Change in Law regarding capital adequacy or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, the Administrative Agent’s or the Issuing Bank’s capital or on the capital of such Lender’s, the Administrative Agent’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit purchased by, such Lender or the Letters of Credit issued by such Issuing Bank to a level below that which such Lender, the Administrative Agent or such Issuing Bank or such Lender’s, the Administrative Agent’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, the Administrative Agent’s or such Issuing Bank’s policies and the policies of such Lender’s, the Administrative Agent’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity) by an amount reasonably deemed by such Lender, the Administrative Agent or such Issuing Bank to be material, then from time to time the Borrowers shall pay to such Lender, the Administrative Agent or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, the Administrative Agent or such Issuing Bank or such Lender’s, the Administrative Agent’s or such Issuing Bank’s holding company for any such reduction suffered.
(b)A certificate of a Lender, the Administrative Agent or an Issuing Bank setting forth the amount or amounts reasonably determined by such Person to be necessary to compensate such Lender, the Administrative Agent or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section, the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate, shall be delivered to the Borrowers and shall, absent clearly demonstrable error, be final and conclusive and binding. The Borrowers shall pay such Lender, the Administrative Agent or the Issuing Bank, as the case may be, the amount or amounts shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

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(c)Failure or delay on the part of any Lender, the Administrative Agent or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the Administrative Agent’s or the Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be under any obligation to compensate any Lender, the Administrative Agent or any Issuing Bank under paragraph (a) or (b) above for increased costs or reductions with respect to any period prior to the date that is 270 days prior to such request; provided, further, that the foregoing limitation shall not apply to any increased costs or reductions arising out of the retroactive application of any Change in Law within such 270-day period. The protection of this Section shall be available to each Lender, the Administrative Agent and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the Change in Law that shall have occurred or been imposed.
Section 9.15Change in Legality. (a)  Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Term SOFR Loan, Daily Simple SOFR Loan or Term CORRA Loan or to give effect to its obligations as contemplated hereby with respect to any Term SOFR Loan, Daily Simple SOFR Loan or Term CORRA Loan, then, by written notice to the Parent Borrower (which notice shall include documentation or information in reasonable detail supporting the conclusions in such notice) and to the Administrative Agent:
(i)such Lender may declare that Term SOFR Loans, Daily Simple SOFR Loans and/or Term CORRA Loans in the affected currency or currencies will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Term SOFR Loans or Daily Simple SOFR Loans and Canadian Base Rate Loans will not thereafter (for such duration) be converted into Term CORRA Loans), whereupon any request for a Term SOFR Borrowing, Daily Simple SOFR Borrowing or Term CORRA Borrowing (or to convert an ABR Borrowing to a Term SOFR Borrowing or Daily Simple SOFR Borrowing or a Canadian Base Rate Borrowing to a Term CORRA Borrowing or to maintain a Daily Simple SOFR Loan at Daily Simple SOFR or to continue a Term SOFR Borrowing as a Term SOFR Borrowing or a Term CORRA Borrowing as a Term CORRA Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan or a Canadian Base Rate Loan (or a request to convert a Term SOFR Loan or a Daily Simple SOFR Loan into an ABR Loan or a Term CORRA Loan into a Canadian Base Rate Loan, as the case may be), as applicable, unless such declaration shall be subsequently withdrawn; and
(ii)such Lender may require that (x) all outstanding Term SOFR Loans, Daily Simple SOFR Loans or Term CORRA Loans made by it be converted to ABR Loans or Canadian Base Rate Loans, as applicable, in which event all such Term SOFR Loans, Daily Simple SOFR Loans or Term CORRA Loans shall be automatically converted to ABR Loans or Canadian Base Rate Loans, as applicable, as of the effective date of such notice as provided in paragraph (b) below and (y) cause the interest rate with respect to all outstanding Term CORRA Loans denominated in Canadian Dollars to be determined by an alternative rate mutually acceptable to the Parent Borrower and the applicable Lenders.
In the event any Lender shall exercise its rights under (i), (ii) or (iii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Term SOFR Loans, Daily Simple SOFR Loans or Term CORRA Loans that would have been made by such Lender or the converted Term SOFR Loans, Daily Simple SOFR Loans or Term CORRA Loans of such Lender shall instead be applied to repay the ABR Loans or Canadian Base Rate Loans, as applicable, made by such Lender in lieu of, or resulting from the conversion of, such Term SOFR Loans, Daily Simple SOFR Loans or Term CORRA Loans, as applicable. Any such conversion of a Term SOFR Loan, Daily Simple SOFR Loan or Term CORRA Loans under (i) above shall be subject to Section 2.16.
(a)For purposes of this Section 2.15, a notice to the Parent Borrower by any Lender shall be effective as to each Term SOFR Loan, Daily Simple SOFR Loan and Term CORRA Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Term SOFR Loan or Term CORRA Loan, as applicable; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

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Section 9.16Indemnity. The Borrowers shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Term SOFR Loan or Term CORRA Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Term SOFR Loan to an ABR Loan or any Term CORRA Loan to a Canadian Base Rate Loan, or the conversion of the Interest Period with respect to any Term SOFR Loan or Term CORRA Loan, in each case other than on the last day of the Interest Period in effect therefor or (iii) any Term SOFR Loan or Term CORRA Loan to be made by such Lender (including any Term SOFR Loan or Term CORRA Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by a Borrower hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include, in the case of a Lender, an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Term SOFR Loan or Term CORRA Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender believes it is entitled to receive pursuant to this Section 2.16, including the calculations and criteria applied to determine such amount or amounts, and other documentation or information reasonably supporting the conclusions in such certificate, shall be delivered to the Borrowers and shall, absent clearly demonstrable error, be final and conclusive and binding.
Section 9.17Pro Rata Treatment Except as required under Section 2.09(d), 2.12(a), 2.12(e), 2.13, 2.14, 2.15, 2.20, 2.21, 2.23(d)(ii), 2.23(d)(iii), 2.24, 2.25, 9.04, or 9.19, each Borrowing, each payment or prepayment of principal of any Borrowing by the Borrowers, each payment of reimbursement obligations, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Term Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type, in each case, by the Borrowers, shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.
Section 9.18Sharing of Setoffs. Each Lender agrees that if, other than as a result of any assignment of Loans pursuant to and in accordance with this Agreement (including any assignment to any Purchasing Borrower Party pursuant to and in accordance with Section 2.12(e) and any assignment by a Lender pursuant to and in accordance with Section 9.04), it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrowers or any other Loan Party, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and Revolving L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and Revolving L/C Exposure and participations in Loans and Revolving L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and Revolving L/C Exposure then outstanding as the principal amount of its Loans and Revolving L/C Exposure prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans and Revolving L/C Exposure outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to

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the extent of such recovery and the purchase price or prices or adjustment restored without interest; provided, further, that in the event that any Defaulting Lender exercises any such right of setoff, (a) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26 and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and (b) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The Borrowers expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.
Section 9.19Payments. (a)  The Borrowers shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon) (or such other time as otherwise required by Section 2.23(e)), New York City time, on the date when due in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to the Issuing Bank and (ii) payments pursuant to Sections 2.14, 2.16 or 2.20, which at the election of the Borrowers may be made directly to the Lender claiming the benefit of any such Sections) shall be made to the Administrative Agent at its offices at 390 Greenwich Street, New York, NY 10013 by wire transfer of immediately available funds (or as otherwise agreed by the Parent Borrower and the Administrative Agent). The Administrative Agent shall pay to each Lender any payment received on such Lender’s behalf promptly after the Administrative Agent’s receipt of such payment. All payments hereunder and under each other Loan Document shall be made in dollars or with respect to any Borrowing or L/C Disbursement in an Alternative Currency, in the applicable Alternative Currency.
(a)Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.
Section 9.20Taxes. (a)  Except as otherwise provided herein, any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers or any other Loan Party or the Administrative Agent shall be required to deduct or withhold any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable by the Borrowers or such other Loan Party shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent, such Issuing Bank or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions and withholdings been made, (ii) the Borrowers or such other Loan Party shall make (or cause to be made) such deductions and withholdings and (iii) the Borrowers or such other Loan Party shall pay (or cause to be paid) the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. In addition, the Borrowers or any other Loan Party hereunder shall pay (or cause to be paid) any Other Taxes imposed other than by deduction or withholding to the relevant Governmental Authority in accordance with applicable law.
(a)The Borrowers shall indemnify the Administrative Agent, each Issuing Bank and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Issuing Bank or such Lender, as the case may be, or any of their respective Affiliates, on or with respect to any payment by or on account of any obligation of the Borrowers or any Loan Party hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by

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the relevant Government Authority. A certificate as to the amount of such payment or liability shall be delivered to the Borrowers by an Issuing Bank or a Lender, or by the Administrative Agent on its behalf or on behalf of an Issuing Bank or a Lender, promptly upon such party’s determination of an indemnifiable event and such certificate shall be conclusive absent clearly demonstrable error; provided that the failure to deliver such certificate shall not affect the obligations of the Borrowers under this Section 2.20(b) except to the extent the Borrowers are actually prejudiced thereby. Payment under this Section 2.20(b) shall be made within 15 days from the date of delivery of such certificate; provided that the Borrowers shall not be obligated to make any such payment to the Administrative Agent, the Issuing Bank or the Lender (as the case may be) in respect of penalties, interest and other liabilities attributable to any Indemnified Taxes or Other Taxes if and to the extent that such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Lender, in each case, as determined by a court of competent jurisdiction by final and nonappealable judgment, or to the failure of the Administrative Agent, an Issuing Bank or a Lender to deliver a timely certificate as to the amount of an indemnifiable liability.
(b)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers or any other Loan Party to a Governmental Authority, and in any event within 60 days of such payment being due, the applicable Borrower shall deliver to the Administrative Agent, the relevant Lender or the relevant Issuing Bank, if applicable, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent, the relevant Lender or the relevant Issuing Bank, if applicable.
(c)Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrowers are located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the reasonable written request of the Borrowers, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate; provided that, such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender’s judgment such completion, execution or delivery would not materially prejudice the legal position of such Lender.
In addition, each Foreign Lender shall (i) furnish to the Administrative Agent and the Borrowers on or before it becomes a party to this Agreement, two accurate and complete copies of executed (a) U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form), (b) to the extent the Foreign Lender is not the beneficial owner, U.S. Internal Revenue Service Forms W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI (or successor form), U.S. Internal Revenue Service Forms W-8BEN or W-BEN-E, as applicable (or successor form), U.S. Internal Revenue Service Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable, or (c) U.S. Internal Revenue Service Form W-8ECI (or successor form), certifying, in each case, to such Foreign Lender’s legal entitlement to an exemption or reduction from U.S. federal withholding tax with respect to all interest payments hereunder, and (ii) provide new (a) U.S. Internal Revenue Service Forms W-8BEN or W-8BEN-E, as applicable (or successor form), (b) to the extent the Foreign Lender is not the beneficial owner, U.S. Internal Revenue Service Forms W-8IMY, accompanied by U.S. Internal Revenue Service Form W-8ECI (or successor form), U.S. Internal Revenue Service Forms W-8BEN or W-BEN-E, as applicable (or successor form), U.S. Internal Revenue Service Form W-9 (or successor form), and/or other certification documents from each beneficial owner, as applicable, or (c) U.S. Internal Revenue Service Form W-8ECI (or successor form), in each case, upon the expiration or obsolescence of any previously delivered form to reconfirm any complete exemption from, or any entitlement to a reduction in, U.S. federal withholding tax with respect to any interest payment hereunder; provided that any Foreign Lender that is not a “bank” within the meaning of Section 881(c)(3)(A) of the Tax Code and is relying on the so-called “portfolio interest exemption” shall also furnish a “Non-Bank Certificate” in the form of Exhibit M together with a Form W-8BEN (or W-8BEN-E or successor form).

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Notwithstanding any other provision of this Section 2.20(d), a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.20(d) that such Foreign Lender is not legally able to deliver.
(d)Any Lender that is a United States person, as defined in Section 7701(a)(30) of the Tax Code shall deliver to the Borrowers (with a copy to the Administrative Agent) two accurate and complete original signed copies of Internal Revenue Service Form W-9, or any successor form that such person is entitled to provide at such time in order to comply with United States back-up withholding requirements.
(e)If a payment made to a Lender hereunder may be subject to U.S. federal withholding tax under FATCA, such Lender shall deliver to the Borrowers and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent, such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrowers or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations or to determine the amount to deduct and withhold from such payment. Solely for purposes of this paragraph (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.20 shall survive the payment in full of all amounts due hereunder.
(h)For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
Section 9.21Assignment of Commitments Under Certain Circumstances; Duty to Mitigate. (a) In the event (i) any Lender or any Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15, (iii) the Borrowers are required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or any Issuing Bank pursuant to Section 2.20 or (iv) any Lender is a Defaulting Lender, a Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender or such Issuing Bank and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all

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of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (B) the Borrowers shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, of the Issuing Banks), which consent shall not unreasonably be withheld or delayed, and (C) the Borrowers or such assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or the Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided, further, that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s or the Issuing Bank’s claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder. Each of each Lender and each Issuing Bank agrees that, if a Borrower exercises its option under this Section 2.21(a), such Lender or such Issuing Bank, as applicable, shall, promptly after receipt of written notice from the Parent Borrower of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04 (including an Assignment and Assumption duly executed by such Lender or such Issuing Bank, as applicable, with respect to such assignment). In the event that a Lender or an Issuing Bank, as applicable, does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, the applicable Borrower shall be entitled (but not obligated), and such Lender or such Issuing Bank, as applicable, authorizes, directs and grants an irrevocable power of attorney (which power is coupled with an interest) to such Borrower, to execute and deliver, on behalf of such Lender or such Issuing Bank, as applicable, as assignor, all documentation necessary to effectuate such assignment in accordance with Sections 2.21 and 9.04 (including an Assignment and Assumption) in the circumstances contemplated by this Section 2.21(a) and any documentation so executed and delivered by such Borrower shall be effective for all purposes of documenting an assignment pursuant to and in accordance with Section 9.04.
(a)If (i) any Lender or any Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or any Issuing Bank delivers a notice described in Section 2.15 or (iii) the Borrowers are required to pay any additional amount to any Lender or any Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable efforts (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden reasonably deemed by it to be significant) (A) to file any certificate or document reasonably requested in writing by a Borrower or (B) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce or eliminate its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce or eliminate amounts payable pursuant to Section 2.20, as the case may be, in the future. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.
Section 9.22[Reserved].
Section 9.23Letters of Credit. (a)  General. Subject to the terms and conditions hereof, each Issuing Bank agrees to issue, upon a Borrower’s request, a Letter of Credit denominated in dollars or an Alternative Currency in such form as may be reasonably approved from time to time by the Issuing Bank

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at any time and from time to time while the Revolving Commitments remain in effect for such Borrower’s account or for the account of any of the Subsidiaries or any Minority Investment; provided that (A) the agreement of the Issuing Bank to issue Letters of Credit shall not extend beyond the Tranche C Revolving Termination Date, without the prior written consent of the Issuing Bank, (B) if such Letter of Credit is being issued for the account of a Subsidiary, such Borrower and such Subsidiary, as the case may be, shall be co-applicants with respect to such Letter of Credit, (C) if such Letter of Credit is being issued for the account of a Subsidiary or any Minority Investment, the Issuing Bank shall have received at least three Business Days (or such shorter period of time acceptable to the Issuing Bank) prior to the proposed date of issuance of such Letter of Credit all documentation and other information reasonably requested by it with respect to such Subsidiary or Minority Investment that is required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, (D) no Issuing Bank will be required to provide documentary, trade or commercial letters of credit or bankers’ acceptances of a similar nature without its prior written consent (in such Issuing Bank’s sole discretion) and (E) the Dollar Equivalent of the maximum amount of Letters of Credit at any time issued and outstanding of any Issuing Bank shall not exceed the amount set forth on Schedule 2.23(b) (as such schedule may be updated from time to time with the consent of the applicable Issuing Banks) without the prior written consent of the applicable Borrower and the applicable Issuing Bank (it being understood and agreed that (x) Natixis and the Parent Borrower hereby consent to the Dollar Equivalent of the maximum amount of Letters of Credit issued by Natixis prior to the Sixth Amendment Effective Date exceeding the amount set forth on Schedule 2.23(b) (as in effect on the Sixth Amendment Effective Date) that is applicable to Natixis until March 31, 2023 (or such later date as approved by Natixis in its sole discretion) by which date the Parent Borrower shall have terminated Letters of Credit issued by Natixis in such an amount that the aggregate amount of Letters of Credit issued by Natixis and still outstanding does not exceed the amount set forth on Schedule 2.23(b) and (y) no other consent (including pursuant to Section 9.08 of this Agreement) will be required to increase or decrease such amount and only the consent of such Borrower and the applicable Issuing Bank will be required to establish, increase or decrease the maximum amount of Letters of Credit with respect to such Issuing Bank), and no Issuing Bank shall have any obligation to issue, amend, renew, increase or extend any Letter of Credit issued or to be issued by it if such issuance, amendment, renewal, increase or extension shall (after giving effect thereto) cause the Dollar Equivalent of the maximum amount of Letters of Credit issued or to be issued by it to exceed the applicable foregoing maximum amount with respect to such Issuing Bank. This Section shall not be construed to impose an obligation upon any Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.
Notwithstanding the foregoing, no Issuing Bank is under any obligation to issue any Letter of Credit if at the time of such issuance:
(i)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect with respect to such Issuing Bank on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the Closing Date and which such Issuing Bank reasonably and in good faith deems material to it; or
(ii)such Issuing Bank shall have received from the applicable Borrower or the Administrative Agent prior to the issuance of such Letter of Credit notice that the issuance of such Letter of Credit is not permitted under this Agreement.

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(a)Notice of Issuance, Amendment, Renewal, Increase, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit or to amend, renew, increase or extend an existing Letter of Credit, the applicable Borrower shall hand deliver or deliver by means of electronic communication (including through the Internet or other electronic platform (including any digital agency business or electronic trading and communications platform provided thereby, approved by each such Issuing Bank)) to the Issuing Bank and the Administrative Agent (no less than three Business Days (or such shorter period of time acceptable to the Issuing Bank)) in advance of the requested date of issuance, amendment, renewal, increase or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed, increased or extended, the date of issuance, amendment, renewal, increase or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount and currency of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be reasonably necessary to prepare such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower shall also submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit. The Issuing Bank shall promptly (i) notify the Administrative Agent in writing of the amount and expiry date of each Letter of Credit issued by it and (ii) provide a copy of such Letter of Credit (and any amendments, renewals, increases or extensions thereof) to the Administrative Agent. A Letter of Credit shall be issued, amended, renewed, increased or extended only if, and upon issuance, amendment, renewal, increase or extension of each such Letter of Credit the applicable Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal, increase or extension, the Aggregate Revolving Exposure shall not exceed the Total Revolving Commitment and that the other conditions expressly set forth herein are satisfied in respect thereto.
(b)Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit and (ii) the date that is five Business Days prior to the latest applicable Maturity Date with respect to which the aggregate amount of Revolving Commitments maturing on or after such Maturity Date shall equal or exceed the Revolving L/C Exposure related to such Letter of Credit and all other Letters of Credit expiring on or after the date thereof, unless such Letter of Credit expires by its terms on an earlier date; provided, however, that a Letter of Credit may, upon the request of the applicable Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the applicable Maturity Date described above) unless the Issuing Bank notifies the beneficiary thereof at least 30 days (or within such longer period as specified in such Letter of Credit) prior to the then-applicable expiration date that such Letter of Credit will not be renewed.
(c)Participations.
(i)By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each such Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Pro Rata Percentage of the Dollar Equivalent of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Pro Rata Percentage of the Dollar Equivalent of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrowers (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.02(f). Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.23(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(ii)On the Fourth Amendment Effective Date, the participations in any issued and outstanding Letters of Credit shall be reallocated so that after giving effect thereto, the Revolving Lenders shall share ratably in such participations in accordance with the aggregate Revolving Commitments. On the Sixth Amendment Effective Date, the participations in any issued and outstanding Letters of Credit

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shall be reallocated so that after giving effect thereto, the Revolving Lenders shall share ratably in such participations in accordance with the aggregate Revolving Commitments. Thereafter, participations in any newly issued Letters of Credit shall be allocated in accordance with the aggregate Revolving Commitments.
(iii)On the Tranche A Revolving Termination Date, the participations in any issued and outstanding Letters of Credit shall be reallocated so that after giving effect thereto, the Tranche C Revolving Lenders shall share ratably in such participations in accordance with the aggregate Tranche C Revolving Commitments but only to the extent that such allocation would not cause the Tranche C Revolving Exposure of any Tranche C Revolving Lender to exceed such Lender’s Tranche C Revolving Commitments. Thereafter, participations in any newly issued Letters of Credit shall be allocated in accordance with the aggregate Revolving Commitments. If the allocation or reallocation described herein cannot, or can only partially, be effected as a result of the limitations set forth in this Section 2.23(d)(iii), the Borrowers shall, within three Business Days following notice by the Administrative Agent to the Parent Borrower, cash collateralize such Tranche C Revolving Lenders’ participations in the outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to this Section 2.23(d)(iii)) in accordance with Section 2.23(j)(ii).
(iv)On the Tranche B Revolving Termination Date, the participations in any issued and outstanding Letters of Credit shall be reallocated so that after giving effect thereto, the Tranche C Revolving Lenders and the Tranche A Revolving Lenders shall share ratably in such participations in accordance with the aggregate Tranche C Revolving Commitments and Tranche A Revolving Commitments but only to the extent that such allocation would not cause the Tranche C Revolving Exposure of any Tranche C Revolving Lender to exceed such Lender’s Tranche C Revolving Commitments or the Tranche A Revolving Exposure of any Tranche A Revolving Lender to exceed such Lender’s Tranche A Revolving Commitments. Thereafter, participations in any newly issued Letters of Credit shall be allocated in accordance with the aggregate Revolving Commitments. If the allocation or reallocation described herein cannot, or can only partially, be effected as a result of the limitations set forth in this Section 2.23(d)(iv), the Borrowers shall, within three Business Days following notice by the Administrative Agent to the Parent Borrower, cash collateralize such Tranche C Revolving Lenders’ and/or such Tranche A Revolving Lenders’ participations in the outstanding Letters of Credit (after giving effect to any partial reallocation pursuant to this Section 2.23(d)(iv)) in accordance with Section 2.23(j)(ii).
(d)Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrowers shall pay or cause to be paid to the Administrative Agent an amount equal to such L/C Disbursement in the currency of such drawing not later than two hours after the Parent Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Parent Borrower shall have received such notice later than 1:00 p.m., New York City time, on any Business Day, not later than 12:00 (noon), New York City time, on the immediately following Business Day. If the Borrowers fail to make the L/C Disbursement on the date and at the time required, then if such payment relates to a Letter of Credit denominated in an Alternative Currency, automatically and with no further action required, the Borrowers’ reimbursement obligation shall be permanently converted into an obligation to reimburse the Dollar Equivalent, calculated using the applicable Exchange Rate on the date when such payment was due, of such L/C Disbursement.
(e)Obligations Absolute. The Borrowers’ obligations to reimburse L/C Disbursements as provided in Section 2.23(e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:
(i)any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;
(ii)any amendment or waiver of, or any consent to departure from, all or any of the provisions of any Letter of Credit or any Loan Document;

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(iii)the existence of any claim, setoff, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;
(iv)any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;
(v)payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and
(vi)any other act or omission to act or delay of any kind of the Issuing Bank, any Lender, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder.
Without limiting the generality of the foregoing, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrowers hereunder to reimburse L/C Disbursements will not be excused by the gross negligence or willful misconduct of the Issuing Bank. However, the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Bank’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment, in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (A) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (B) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank.
(f)Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed in writing (including by electronic communication), to the Administrative Agent and the Borrowers of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the Issuing Bank and the applicable Revolving Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Revolving Lender notice thereof.
(g)Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrowers shall reimburse such L/C Disbursement in full on the date required by Section 2.23(e), the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement to but excluding the earlier of

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the date of payment by the Borrowers or the date on which interest shall commence to accrue thereon as provided in Section 2.02(f), at the rate per annum that would apply to such amount if such amount were an ABR Revolving Loan.
(h)Resignation or Removal of the Issuing Bank. Any Issuing Bank may resign at any time by giving 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrowers, and may be removed at any time by the Parent Borrower by notice to such Issuing Bank, the Administrative Agent and the Lenders. Upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional, extend, or increase the amount of Letters of Credit hereunder without affecting its rights and obligations with respect to Letters of Credit previously issued by it. At the time such removal or resignation shall become effective, the Borrowers shall pay all accrued and unpaid fees pursuant to Section 2.05(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form reasonably satisfactory to the Parent Borrower and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank set forth in this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but, after receipt by the Administrative Agent, the Lenders and the Parent Borrower of notice of resignation from an Issuing Bank or after the receipt by an Issuing Bank, the Administrative Agent and the Lenders of notice of removal from the Parent Borrower, as applicable, such Issuing Bank shall not be required to issue additional Letters of Credit or extend or increase the amount of Letters of Credit then outstanding. The provisions of this Section 2.23(i) shall, with respect to CS, be subject to Section 2.23(l) and, in the event of a conflict, the provisions of Section 2.23(l) shall control.
(i)Cash Conversion / Cash Collateralization.
(i)In the event that the Loans become immediately due and payable on any date pursuant to Section 7.01, all amounts (i) that the Borrowers are at the time or thereafter become required to reimburse or otherwise pay to the Administrative Agent in respect of drawings made under any Letters of Credit denominated in an Alternative Currency (other than amounts in respect of which the Borrowers have deposited cash collateral pursuant to Section 2.23(j)(ii), if such cash collateral was deposited in the applicable Alternative Currency to the extent so deposited or applied), (ii) that the Lenders are at the time or thereafter become required to pay to the Administrative Agent and the Administrative Agent is at the time or thereafter becomes required to distribute to the applicable Issuing Bank pursuant to Section 2.02(f) in respect of unreimbursed drawings made under any Letters of Credit and (iii) of each Lender’s participation in any Letters of Credit denominated in an Alternative Currency under which a drawing has been made shall, automatically and with no further action required, be converted into the Dollar Equivalent, calculated using the applicable Exchange Rates on such date (or in the case of any drawing made after such date, on the date such drawing is made), of such amounts. On and after such conversion, all amounts accruing and owed to the Administrative Agent, the applicable Issuing Bank or any Lender in respect of the obligations described in this Section 2.23(j)(i) shall accrue and be payable in dollars at the rates otherwise applicable hereunder.
(ii)If a Specified Event of Default shall occur and be continuing, or the maturity of the Loans has been accelerated and/or the Commitments have been terminated, the Borrowers shall, on the Business Day the Parent Borrower receives notice from the Administrative Agent or the Majority Revolving Lenders thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the ratable benefit of the Issuing Banks and the Lenders with Revolving L/C Exposure, an amount in cash in dollars equal to the Revolving L/C Exposure as of such date. Such deposit shall be held, upon the occurrence of any such Event of Default, and for so long as such Event of

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Default is continuing, by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers with respect to Letters of Credit under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Cash Equivalents, which investments shall be made by the Administrative Agent in accordance with its internal policies applied to transactions of the size and nature provided for in the Loan Documents, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Upon the occurrence and during the continuance of a Specified Event of Default, or acceleration of the maturity of the Loans, and/or termination of the Commitments, moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of the Majority Revolving Lenders), be applied to satisfy the Guaranteed Obligations hereunder. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence and during the continuance of a Specified Event of Default or acceleration of the maturity of the Loans and/or termination of the Commitments, such amount (to the extent not applied as aforesaid) shall be returned to the Borrowers within three Business Days after all such Events of Default have been cured or waived.
(j)Additional Issuing Banks. The Borrowers may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and such Lender, designate one or more additional Lenders to act as an issuing bank under the terms of the Agreement. Any Lender designated as an issuing bank pursuant to this Section 2.23(k) shall be deemed to be an “Issuing Bank” (in addition to being a Lender) in respect of Letters of Credit issued or to be issued by such Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Bank and such Lender.
(k)[Reserved].
(l)Deemed Reissuance of Letters of Credit. At any time and from time to time on or after the Sixth Amendment Effective Date, upon at least three Business Days’ (or such shorter time period as the applicable Issuing Bank may agree) prior written request by a Borrower to the applicable Issuing Bank and the Administrative Agent, (i) a Letter of Credit issued under this Agreement may, subject to the prior written consent (in its sole discretion) of the applicable Issuing Bank and the acknowledgement (but, for the avoidance of doubt, not the consent) of the Administrative Agent (and the prior payment in full of all accrued and unpaid fees due and owing with respect to such Letter of Credit), be deemed to no longer be issued and outstanding under this Agreement and instead be deemed issued and outstanding as a letter of credit under such other letter of credit facility to which a Borrower and such Issuing Bank are a party and which such Borrower and such Issuing Bank have designated in the applicable written request for deemed reissuance and (ii) a letter of credit issued and outstanding by an Issuing Bank under another letter of credit facility to which such Borrower and such Issuing Bank are a party may, subject to the prior written consent of such Issuing Bank and the acknowledgement (but, for the avoidance of doubt, not the consent) of the Administrative Agent, be deemed to no longer be issued and outstanding under such letter of credit facility and instead be deemed and constitute a “Letter of Credit” issued and outstanding under this Agreement for all purposes of the Loan Documents (and be subject to all terms and provisions applicable to Letters of Credit hereunder and thereunder), subject to the satisfaction (or waiver in accordance with Section 9.08) of the conditions set forth in Section 4.01 on the date of such deemed issuance.
Section 9.24Incremental Facilities. (a)  A Borrower may, by written notice by the Parent Borrower to the Administrative Agent, elect to request, from time to time, on one or more occasions, (i) the establishment of one or more new term loan commitments (by way of adding one or more new term loan facilities and/or increasing the term loans under an existing term loan facility prior to its maturity date) (the “New Term Commitments”) and/or (ii) the establishment of one or more new revolving commitments (by way of adding one or more revolving credit facilities and/or increasing any existing Class of Revolving Commitments prior to their applicable Maturity Date) denominated in dollars or an Alternative Currency (the “New Revolving Commitments” and, together with the New Term

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Commitments, the “New Commitments”), in each case, to the extent agreed by the Persons providing the same, in a principal amount (A) not less than the Dollar Equivalent of $50,000,000 individually (or such lesser amount which shall be reasonably approved by the Administrative Agent or that shall constitute the remaining available amount of New Commitments permitted to be established pursuant to and in accordance with this Section 2.24(a)), and integral multiples of the Dollar Equivalent of $5,000,000 in excess thereof, and (B) not to exceed, for all New Commitments established pursuant to this Section 2.24(a) after the Fourteenth Amendment Effective Date (other than amounts incurred pursuant to the Ratio-Based Prong), an aggregate amount equal to the sum of the Dollar Equivalent of (1) (X) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $2,710,000,000, (y) 10.50% of Total Assets and (z) 85.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (Y) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $4,500,000,000, (y) 10.50% of Total Assets and (z) 85.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) (this clause (1), the “Free and Clear Amount”), plus (2) amounts available under Section 6.01(b)(xxii) at such time (it being understood that usage of such amounts shall reduce availability under such basket on a dollar-for-dollar basis) (this clause (2), the “Reallocated Amount”), plus (3) the aggregate amount of any voluntary prepayment, redemption, repurchase or other retirement of Term Loans and/or any permanent reductions of the commitments under any Revolving Facility (including loan buybacks and open market purchases permitted under this Agreement and the other Loan Documents or termination from the “yank-a-bank” provisions, to the extent of the actual purchase price paid in cash) and/or the amount of any permanent prepayment of Indebtedness secured on a pari passu basis with the Guaranteed Obligations (this clause (3), the “Prepayment Amount”), plus (4) in the case of New Commitments that serve to effectively refinance, replace and/or extend the maturity of then-existing Term Loans, Revolving Commitments and/or Revolving Loans, an amount equal to the portion of such Term Loans, Revolving Commitments and/or Revolving Loans to be replaced with such New Commitments (this clause (4), the “Replacement Amount” and, the Replacement Amount, collectively with the Free and Clear Amount, the Reallocated Amount and the Prepayment Amount, the “Non-Ratio Based Prong”), in the case of the Prepayment Amount and the Replacement Amount, to the extent not funded or effected with any long term Indebtedness (other than revolving Indebtedness); provided that, any Borrower shall also have the right to obtain additional New Commitments without regard to the Non-Ratio Based Prong in an unlimited amount (the “Ratio-Based Prong” and, the Ratio-Based Prong, together with the Non-Ratio Based Prong, the “Maximum Incremental Amount”) so long as, in the case of this Ratio-Based Prong, on a pro forma basis after giving effect to the incurrence of such New Commitments incurred pursuant to this Section 2.24 or any Indebtedness incurred pursuant to Section 6.01(b)(xxiii), and the application of the proceeds thereof (without netting the cash proceeds thereof, and, in the case of any New Commitments in the form of New Revolving Commitments, Revolving Commitments and/or Revolving Loans, or revolving facilities or revolving commitments pursuant to Section 6.01(b)(xxiii) then being established, assuming a full drawing thereunder), (1) in the case of Indebtedness secured by a Lien on the Collateral that ranks pari passu with the Lien securing the Guaranteed Obligations, the Consolidated First Lien Net Leverage Ratio would not exceed, on a pro forma basis, (X) prior to the Hurricane Acquisition Closing Date, 1.25:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 3.50:1.00 (or, to the extent incurred in connection with an acquisition, Investment (including a prospective Investment as contemplated by the definition of “Specified Transaction”), disposition or capital expenditure, the Consolidated First Lien Net Leverage Ratio (on a pro forma basis for such transaction and the incurrence of such Indebtedness) would not exceed the greater of (A) (X) prior to the Hurricane Acquisition Closing Date, 1.25:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 3.50:1.00, and (B) the Consolidated First Lien Net Leverage Ratio immediately prior to such acquisition, Investment (including a prospective Investment as contemplated by the definition of “Specified Transaction”), disposition or capital expenditure), (2) in the case of Indebtedness secured by a Lien on the Collateral that ranks junior to the Lien securing the Guaranteed Obligations, the Consolidated Secured Net Leverage Ratio would not exceed, on a pro forma basis, (X) prior to the Hurricane Acquisition Closing Date, 1.75:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 4.00:1.00 (or, to the extent incurred in connection with an acquisition, Investment (including a prospective Investment as contemplated by the definition of “Specified Transaction”), disposition or capital expenditure, the Consolidated Secured Net Leverage Ratio (on a pro forma basis for such transaction and the incurrence of such Indebtedness) would not exceed the greater of (A) (X) prior to the Hurricane Acquisition Closing Date, 1.75:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 4.00:1.00, and (B) the Consolidated Secured Net Leverage Ratio immediately prior to such acquisition, Investment (including a prospective Investment as

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contemplated by the definition of “Specified Transaction”), disposition or capital expenditure) and (3) in the case of unsecured Indebtedness or Indebtedness secured only by a Lien on assets that do not constitute Collateral either (A) the Consolidated Total Net Leverage Ratio would not exceed, on a pro forma basis, (X) prior to the Hurricane Acquisition Closing Date, 4.00:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 4.50:1.00 (or, to the extent incurred in connection with an acquisition, Investment (including a prospective Investment as contemplated by the definition of “Specified Transaction”), disposition or capital expenditure, the Consolidated Total Net Leverage Ratio (on a pro forma basis for such transaction and the incurrence of such Indebtedness) would not exceed the greater of (I) (X) prior to the Hurricane Acquisition Closing Date, 4.00:1.00, and (Y) on and after the Hurricane Acquisition Closing Date, 4.50:1.00, and (II) the Consolidated Total Net Leverage Ratio immediately prior to such acquisition, Investment (including a prospective Investment as contemplated by the definition of “Specified Transaction”), disposition or capital expenditure) or (B) the Fixed Charge Coverage Ratio would be no less than, on a pro forma basis, 2.00:1.00 (or, to the extent incurred in connection with an acquisition, Investment (including a prospective Investment as contemplated by the definition of “Specified Transaction”), disposition or capital expenditure, the Fixed Charge Coverage Ratio (on a pro forma basis for such transaction and the incurrence of such Indebtedness) would be no less than the lesser of (I) 2.00:1.00 and (II) the Fixed Charge Coverage Ratio immediately prior to such acquisition, Investment (including a prospective Investment as contemplated by the definition of “Specified Transaction”), disposition or capital expenditure), it being understood and agreed that, unless the Parent Borrower otherwise elects, availability under the Ratio-Based Prong shall be deemed used prior to availability under the Free and Clear Amount, the Reallocated Amount, the Prepayment Amount or the Replacement Amount to the maximum extent permitted thereunder. Any such New Commitments established pursuant to this Section 2.24(a) shall be subject to any restrictions thereon set forth in Sections 6.01 and 6.02. Each such notice shall specify the date (each, an “Increased Amount Date”) on which the applicable Borrower proposes that the New Commitments shall be effective, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent. Such New Commitments shall become effective as of such Increased Amount Date; provided that, (A) subject to Section 1.05, the availability of any New Commitments will be subject solely to (I) no Event of Default existing on such Increased Amount Date immediately before or immediately after giving effect to such New Commitments (or, if the proceeds of the loans made pursuant to such New Commitments are used to finance a Limited Condition Transaction, no Specified Event of Default existing on such Increased Amount Date immediately before or immediately after giving effect to such New Commitments, which may be waived by the lenders providing such New Commitments) and (II) the satisfaction on the Increased Amount Date of the condition set forth in Section 4.01(d); (B) the New Commitments shall be effected pursuant to one or more Joinder Agreements executed by the Borrowers, the Lenders providing such New Commitments and the Administrative Agent, and each of which shall be recorded in the Register; (C) the applicable Borrower shall make any payments required pursuant to Section 2.16 in connection with the New Commitments, as applicable; and (D) the applicable Borrower shall deliver or cause to be delivered, to the extent reasonably requested by the Administrative Agent, any customary and appropriate legal opinions or other documents in connection with any such transaction. Any New Term Loans, New Revolving Commitments or New Revolving Loans (other than any New Commitments, New Term Loans and New Revolving Loans provided by way of increasing the principal amount of any existing term loan facility or existing revolving credit facility, as applicable) made on an Increased Amount Date shall be designated as a separate Class of Term Loans for all purposes of this Agreement and the other Loan Documents.
(b)     On any Increased Amount Date on which New Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (i) each of the Lenders with Revolving Commitments shall assign to each Lender with a New Revolving Commitment (each, a “New Revolving Lender”) and each of the New Revolving Lenders shall purchase from each of the Lenders with Revolving Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing Lenders with Revolving Loans and New Revolving Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such New Revolving Commitments to the Revolving Commitments, (ii) each New Revolving Commitment shall be deemed for all purposes a Revolving

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Commitment and each loan made thereunder (a “New Revolving Loan”) shall be deemed, for all applicable purposes and as of the Increased Amount Date, a Revolving Loan and (iii) each New Revolving Lender shall become a Lender as of the Increased Amount Date with respect to its New Revolving Commitment and all matters relating thereto.
(a)On any Increased Amount Date on which any New Term Commitments of any Class are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a New Term Commitment (each, a “New Term Lender”) of any Class shall make a loan to the applicable Borrower (a “New Term Loan”) in an amount equal to its New Term Commitment of such Class, and (ii) each New Term Lender of any Class shall become a Lender hereunder with respect to its New Term Commitment of such Class and the New Term Loans of such Class made by such Lender pursuant thereto.
(b)The Administrative Agent shall notify the Lenders promptly upon receipt of the Parent Borrower’s notice of each Increased Amount Date and in respect thereof (i) the Class of New Term Commitments and New Term Lenders of such Class or the Class of New Revolving Commitments and New Revolving Lenders of such Class, as applicable, and (ii) in the case of each notice to any Lender with Revolving Loans, the respective interests in such Lender’s Revolving Loans subject to the assignments contemplated by Section 2.24(b).
(c)(A) any New Term Loans that are not provided by increasing the principal amount of any existing term loan facility may provide for the ability to participate (i) with respect to any voluntary prepayments, on a pro rata basis, greater than pro rata basis, or less than a pro rata basis with the then-outstanding Term Loans and (ii) with respect to any mandatory prepayments, on a pro rata basis (only in respect of New Term Loans that are pari passu with the then-outstanding Term Loans) or less than a pro rata basis with the then-outstanding Term Loans (and on greater than a pro rata basis with respect to prepayments of any such New Term Loans with the proceeds of Refinancing Term Loans) and (B) any New Revolving Loans and New Revolving Commitments that are not provided by increasing the principal amount of any existing revolving credit facility may provide for the ability to (i) participate with respect to Borrowings and mandatory repayments on a non pro rata basis with the then existing Revolving Loans and the Revolving Commitments and (ii) permanently repay and terminate the related revolving commitments on a non pro rata basis with the then existing Revolving Loans and the Revolving Commitments.
(d)As of the Increased Amount Date, (1) solely in the case of any New Term Loans and New Term Commitments provided by way of increasing the principal amount of any existing term loan facility, the terms, provisions and documentation of such New Term Loans and New Term Commitments shall be identical (other than with respect to upfront fees, original issue discount and arrangement, structuring or similar fees payable in connection therewith) to the applicable Term Loans being increased, in each case, as existing on such Increased Amount Date and (2) the terms and provisions of any other New Term Loans and the New Term Commitments (excluding pricing, fees, rate floors, maturity, or amortization terms and except as otherwise set forth herein or in the applicable Joinder Agreement), other than such terms and provisions that (x) are applicable only after the Maturity Date of the then-existing Term Loans and (y) are conformed (or added) to the Loan Documents for the benefit of the Lenders of the then-existing Term Loans and the Administrative Agent, as applicable, pursuant to an amendment hereto (with any such amendment being effected in consultation with the Administrative Agent, but only requiring execution by the Borrowers) shall (A) reflect then-current market terms and conditions (taken as a whole) at the time of incurrence of such New Term Loans (as reasonably determined by the Parent Borrower in good faith), (B) not be materially more favorable to the lenders or agent of such New Term Loans and New Term Commitments, taken as a whole (as reasonably determined by the Parent Borrower in good faith), or (C) be reasonably satisfactory to the Administrative Agent; provided, however, that (i) the Maturity Date for any Class shall be determined by the applicable Borrower and the applicable New Term Lenders and shall be set forth in the applicable Joinder Agreement, (ii) the rate of interest applicable to the New Term Loans of each Class shall be determined by the applicable Borrower and the applicable New Term Lenders and shall be set forth in the applicable Joinder Agreement; provided that, the all-in yield (including interest rate margins, any interest rate floors, original issue discount and upfront fees (based on a four-year average life to maturity or the remaining life to maturity), but excluding customary

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arrangement, commitment, structuring, amendment, underwriting and/or similar fees paid or payable to any arranger or any arranger’s Affiliates with respect to such New Term Loans of any Class) applicable to any broadly syndicated dollar-denominated New Term Loans that rank pari passu in right of security and payment with the 2024 New Term Loans as of the date of funding thereof shall not be more than 0.50% per annum higher than the corresponding all-in yield (determined on the same basis) applicable to such 2024 New Term Loans, unless the interest rate margin (and the interest rate floor, if applicable) with respect to such then outstanding 2024 New Term Loans is increased by an amount equal to the difference between the all-in yield with respect to such New Term Loans of such Class and the all-in yield on such 2024 New Term Loans minus 0.50% per annum (this clause (ii), the “MFN Adjustment”), and (iii) any New Term Loans incurred during a Collateral Release Period shall be unsecured and may be subject to substantially the same provisions with respect to a Collateral Reinstatement Event and subsequent Collateral Release Event as the Revolving Loans; provided, further, that the MFN Adjustment shall not apply to New Term Loans (a) that mature on or after the sixth month anniversary of the Maturity Date of the 2024 New Term Loans, (b) that are incurred after the sixth month anniversary of the Eighth Amendment Effective Date, (c) that are incurred in reliance on any component of the Non-Ratio Based Prong, (d) the proceeds of which are used to consummate a Permitted Acquisition or (e) in an amount of up to (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $1,300,000,000, (y) 5.0% of Total Assets and (z) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $2,250,000,000, (y) 5.0% of Total Assets and (z) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis).
(e)As of the Increased Amount Date, (1) solely in the case of any New Revolving Loans and the New Revolving Commitments provided by way of increasing the principal amount of any existing revolving credit facility, the terms, provisions and documentation of such New Revolving Loans and New Revolving Commitments shall be identical (other than with respect to upfront fees, original issue discount and arrangement, structuring or similar fees payable in connection therewith) to the applicable Revolving Loans and the Revolving Commitments being increased, in each case, as existing on such Increased Amount Date and (2) the terms and provisions of any other New Revolving Loans and the New Revolving Commitments (excluding pricing, fees, rate floors, maturity, or amortization terms and except as otherwise set forth herein or in the applicable Joinder Agreement), other than such terms and provisions that (x) are applicable only after the Maturity Date of the then-existing Revolving Loans and Revolving Commitments and (y) are conformed (or added) to the Loan Documents for the benefit of the Lenders of the of the then-existing Revolving Loans and Revolving Commitments and the Administrative Agent, as applicable, pursuant to an amendment hereto (with any such amendment being effected in consultation with the Administrative Agent, but only requiring execution by the applicable Borrower) shall (A) reflect then-current market terms and conditions (taken as a whole) at the time of incurrence or establishment of such New Revolving Loans and New Revolving Commitments (as reasonably determined by the Parent Borrower in good faith), (B) not be materially more favorable to the lenders or agent of such New Revolving Loans and New Revolving Commitments, taken as a whole (as reasonably determined by the Parent Borrower in good faith), or (C) be reasonably satisfactory to the Administrative Agent.
(f)Each Joinder Agreement may, without the consent of any Person other than the Administrative Agent, the applicable Borrower and the Lenders providing such New Commitments, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the opinion of the Administrative Agent and the applicable Borrower, to effect the provisions of this Section 2.24 and the transactions contemplated thereby.
(g)Notwithstanding anything herein to the contrary, the Borrowers and the Administrative Agent may effectuate changes to the amortization schedule of any class of existing Term Loans to the extent (but only to the extent) necessary to allow for the New Term Loans to be treated as “fungible” for tax purposes with such Class of existing Term Loans.
Section 9.25Refinancing Facilities. (a)  A Borrower may, by written notice by the Parent Borrower to the Administrative Agent, elect to request the establishment of one or more new tranches of (i) term loan commitments (the “Refinancing Term Commitments”) and (ii) revolving commitments (the

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“Refinancing Revolving Commitments” and, together with the Refinancing Term Commitments, the “Refinancing Commitments”), in each case, in an aggregate amount not less than the Dollar Equivalent of $50,000,000 individually (or such lesser amount which shall be reasonably approved by the Administrative Agent), and integral multiples of the Dollar Equivalent of $5,000,000 in excess thereof, the proceeds of which shall be used solely in exchange for, or to extend, renew, replace or refinance, in whole or part Indebtedness that is existing Term Loans, Revolving Loans or Revolving Commitments (such Indebtedness, “Refinancing Loans”). Each such notice shall specify the date (each, a “Refinancing Amount Date”) on which the applicable Borrower proposes that the Refinancing Commitments shall be effective, which shall be a date not less than ten Business Days after the date on which such notice is delivered to the Administrative Agent. Such Refinancing Commitments shall become effective as of such Refinancing Amount Date; provided that, (A) the Refinancing Commitments shall be provided by one or more Lenders and/or any other Person that is an eligible assignee pursuant to and in accordance with Section 9.04(b); provided, however, that any Lender offered or approached to provide all or a portion of the Refinancing Commitments may elect or decline, in its sole discretion, to provide a Refinancing Commitment; (B) the Refinancing Commitments shall be effected pursuant to one or more Joinder Agreements executed by the applicable Borrower, the Lenders and/or Persons that are eligible assignees pursuant to and in accordance with Section 9.04(b), in each case, providing such Refinancing Commitments and the Administrative Agent, and each of which shall be recorded in the Register; (C) the effectiveness of any Joinder Agreement will be subject only to the satisfaction (or waiver) on the date thereof of such of the conditions set forth in Section 4.01 as may be requested by the providers of Refinancing Loans; (D) the applicable Borrower shall pay all fees and expenses due and payable to the Agents and the Lenders in connection with the Refinancing Commitments, as applicable; and (E) the applicable Borrower shall deliver or cause to be delivered, to the extent reasonably requested by the Administrative Agent, any customary and appropriate legal opinions or other documents in connection with any such transaction. Any Refinancing Term Loans, Refinancing Loans and/or Refinancing Commitments made on a Refinancing Amount Date shall be designated as a separate Class of Term Loans, Revolving Loans and/or Refinancing Commitments, respectively, for all purposes under this Agreement and the other Loan Documents.
(a)To the extent applicable as of the Refinancing Amount Date, the terms and provisions of any Refinancing Term Loans (excluding pricing, fees, rate floors, maturity, or amortization terms and except as otherwise set forth herein or in a Joinder Agreement), other than such terms and provisions that (x) are applicable only after the Maturity Date of the applicable Term Loans subject to such refinancing and (y) are conformed (or added) to the Loan Documents for the benefit of the applicable Term Lenders whose Term Loans are subject to such refinancing and the Administrative Agent, as applicable, pursuant to an amendment hereto (with any such amendment being effected in consultation with the Administrative Agent, but only requiring execution by the applicable Borrower) shall (A) reflect then-current market terms and conditions (taken as a whole) at the time of incurrence of such Refinancing Term Loans (as reasonably determined by the Parent Borrower in good faith), (B) not be materially more favorable to the lenders or agent of such Refinancing Term Loans, taken as a whole (as reasonably determined by the Parent Borrower in good faith), or (C) be reasonably satisfactory to the Administrative Agent; provided, however, that (i) the rate of interest applicable to the Refinancing Term Loans of each Class shall be determined by the applicable Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement and (ii) any Refinancing Term Loans incurred during a Collateral Release Period shall be unsecured and may be subject to substantially the same provisions with respect to a Collateral Reinstatement Event and subsequent Collateral Release Event as the Revolving Loans.
(b)On any Refinancing Amount Date on which any Refinancing Term Commitments of any Class are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a Refinancing Term Commitment (each, a “Refinancing Term Lender”) of any Refinancing Series shall make a Loan to the applicable Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of any Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto.
(c)To the extent applicable as of the Refinancing Amount Date, the terms and provisions of any Refinancing Revolving Loans and Refinancing Revolving Commitments (excluding pricing, fees,

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rate floors, maturity, or amortization terms and except as otherwise set forth herein or in a Joinder Agreement), other than such terms and provisions that (x) are applicable only after the Maturity Date of the applicable Revolving Loans and Revolving Commitments subject to such refinancing and (y) are conformed (or added) to the Loan Documents for the benefit of the applicable Revolving Lenders whose Revolving Loans and Revolving Commitments are subject to such refinancing and the Administrative Agent, as applicable, pursuant to an amendment hereto (with any such amendment being effected in consultation with the Administrative Agent, but only requiring execution by the applicable Borrower) shall (A) reflect then-current market terms and conditions (taken as a whole) at the time of incurrence or establishment of such Refinancing Revolving Loans and Refinancing Revolving Commitments (as reasonably determined by the Parent Borrower in good faith), (B) not be materially more favorable to the lenders or agent of such Refinancing Revolving Loans and Refinancing Revolving Commitments, taken as a whole (as reasonably determined by the Parent Borrower in good faith), or (C) be reasonably satisfactory to the Administrative Agent; provided, however, that (i) the rate of interest applicable to such Refinancing Revolving Loans shall be determined by the applicable Borrower and the applicable new Lenders and shall be set forth in each applicable Joinder Agreement and (ii) any Refinancing Revolving Loans incurred during a Collateral Release Period shall be unsecured and may be subject to substantially the same provisions with respect to a Collateral Reinstatement Event and subsequent Collateral Release Event as the Revolving Loans.
(d)On any Refinancing Amount Date on which any Refinancing Revolving Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Lender with a Refinancing Revolving Commitment (each, a “Refinancing Revolving Lender”) shall commit to make Revolving Loans to the applicable Borrower (“Refinancing Revolving Loans”) in an amount equal to its Refinancing Revolving Commitment and (ii) each Refinancing Revolving Lender shall become a Lender hereunder with respect to the Refinancing Revolving Commitment.
(e)Each Joinder Agreement may, without the consent of any Person other than the Administrative Agent, the applicable Borrower and the Lenders providing such Refinancing Commitments, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the opinion of the Administrative Agent and the applicable Borrower, to effect the provisions of this Section 2.25 and the transactions contemplated thereby.
(f)There is no requirement that any Joinder Agreement be subject to any “most favored nation” pricing provisions.
Section 9.26Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Revolving Lender becomes, and during the period it remains, a Defaulting Lender:
(a)if any Revolving L/C Exposure exists at the time such Revolving Lender becomes a Defaulting Lender then so long as such Revolving L/C Exposure exists, all or any part of the Revolving L/C Exposure of such Defaulting Lender shall automatically, for so long as such Revolving L/C Exposure is outstanding, be reallocated among the non-Defaulting Revolving Lenders in accordance with their respective Pro Rata Percentages but only to the extent the sum of all non-Defaulting Revolving Lenders’ Revolving Exposures plus such Defaulting Lender’s Revolving L/C Exposure does not exceed the total of all non-Defaulting Revolving Lenders’ Revolving Commitments; provided that, subject to Section 9.22, neither such reallocation nor any payment by a non-Defaulting Revolving Lender pursuant thereto will constitute a waiver or release of any claim the Borrowers, the Administrative Agent, the Issuing Bank or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to no longer be a Defaulting Lender;
(b)if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrowers shall, within one Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank only the Borrowers’ obligations corresponding to such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (a) above) in accordance with the procedures set forth in Section 2.23(j) for so long as such Revolving L/C Exposure is outstanding;

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(c)in furtherance of the foregoing, each of the Issuing Bank is hereby authorized by the Borrowers (which authorization is irrevocable and coupled with an interest) to give, in its discretion, through the Administrative Agent, a Borrowing Request pursuant to Section 2.03 in such amounts and in such times as may be required to (i) reimburse an outstanding L/C Disbursement and/or (ii) cash collateralize the obligations of the Borrowers in respect of outstanding Letters of Credit in an amount at least equal to the aggregate amount of the obligations (contingent or otherwise) of such Defaulting Lender in respect of such Letter of Credit;
(d)so long as such Lender is a Defaulting Lender or if any Issuing Bank has a good faith and reasonable belief that any Lender has defaulted in fulfilling its obligations generally under other agreements in which it commits to extend credit, then no Issuing Bank shall be required to issue, amend, renew, increase or extend any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the available Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrowers in accordance with clauses (a) and (b) above, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with clause (a) (and such Defaulting Lender shall not participate therein); and
(e)any amount paid by the Borrowers or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but will instead be retained by the Administrative Agent in a segregated account until (subject to the last paragraph of this Section 2.26) the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by Applicable Law, to the making of payments from time to time in the following order of priority: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent under this Agreement; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank (pro rata as to the respective amounts owing to each of them) under this Agreement; third, to the payment of post-default interest and then current interest due and payable to the Lenders hereunder other than Defaulting Lenders, ratably among them in accordance with the amounts of such interest then due and payable to them; fourth, to the payment of fees then due and payable to the non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them; fifth, to pay principal and unreimbursed L/C Disbursements then due and payable to the non-Defaulting Lenders hereunder ratably in accordance with the amounts thereof then due and payable to them; sixth, to the ratable payment of other amounts then due and payable to the non-Defaulting Lenders; and, seventh, after the termination of the Commitments and payment in full of all obligations of the Borrowers hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
In the event that the Administrative Agent, the Parent Borrower and the Issuing Banks each agrees in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent shall so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any amounts then held in the segregated account referred to in Section 2.26(e)), such Lender will, to the extent applicable, purchase at par such portion of outstanding Loans of the other Lenders and/or make such other adjustments as the Administrative Agent may determine to be necessary to cause the Revolving Exposure, Revolving L/C Exposure of the Revolving Lenders to be held in accordance with their Pro Rata Percentage in accordance with their respective Commitments, whereupon such Lender will cease to be a Defaulting Lender and will be a non-Defaulting Lender (and such Revolving Exposure, Revolving L/C Exposure of each Revolving Lender will automatically be adjusted on a prospective basis to reflect the foregoing); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-

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Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender having been a Defaulting Lender.
Subject to Section 9.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
Article X.

Representations and Warranties
Each Borrower represents and warrants to the Arrangers, the Administrative Agent, the Collateral Agent, each of the Issuing Banks and each of the Lenders that:
Section 10.01Organization; Powers. Each of the Borrowers and their Restricted Subsidiaries (other than any Immaterial Subsidiary) (a) is duly organized or formed, validly existing and, subject to Section 4.2(b) of the Fourteenth Amendment, in good standing under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect, as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to so qualify or to so be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (d) has the power and authority, and the legal right, to execute, deliver and perform its obligations under this Agreement, each of the other Loan Documents and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party, including, in the case of the Borrowers, to borrow hereunder, in the case of each Loan Party, to grant the Liens contemplated to be granted by it under the Security Documents and, in the case of each Subsidiary Guarantor, to Guarantee the Guaranteed Obligations hereunder as contemplated by the Guarantee and Collateral Agreement.
Section 10.02Authorization; No Conflicts. The Transactions (a) have been duly authorized by all requisite corporate, partnership or limited liability company and, if required, stockholder, partner or member action and (b) will not (i) violate (A) any applicable provision of any material law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrowers or any other Loan Party, (B) any order of any Governmental Authority or arbitrator or (C) any provision of any indenture or any material agreement or other material instrument to which the Borrowers or any of their Restricted Subsidiaries is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture or material agreement or other material instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrowers or any other Loan Party (other than Liens created under the Security Documents).
Section 10.03Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws now or hereafter in effect relating to creditors’ rights generally and (including with respect to specific performance) subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and to the discretion of the court before which any proceeding therefor may be brought.

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Section 10.04Governmental Approvals. No action, consent or approval of, registration or filing with, notice to, or any other action by, any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of UCC financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages, (c) such other actions specifically described in Section 3.19, (d) any immaterial actions, consents, approvals, registrations or filings or (e) such as have been made or obtained and are in full force and effect.
Section 10.05Financial Statements. The Parent Borrower has, on or prior to the Closing Date, furnished to the Arrangers and the Lenders consolidated balance sheets and related statements of income, equity and cash flows of the Parent Borrower and its consolidated Subsidiaries (i) as of and for the fiscal year ended December 31, 2015 audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter ended March 31, 2016, certified by a Financial Officer of the Parent Borrower and reviewed by KPMG LLP, independent public accountants, as provided in Statement on Auditing Standards No. 100. Such financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries, as applicable, as of such dates and for such periods, subject to normal year-end audit adjustments and the absence of footnotes in the case of the financial statements referred to in clause (ii) above. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent Borrower and its consolidated Subsidiaries, as applicable, as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis (except, with respect to such financial statements referred to in clause (ii) above, for normal year-end adjustments and the absence of footnotes).
Section 10.06No Material Adverse Effect. Since December 31, 2024, no event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.
Section 10.07Title to Properties; Possession Under Leases. (a)  The Borrowers and the other Loan Parties have good and marketable title to, valid leasehold interests in, or a license or other right to use, all their respective material properties and material assets that are included in the Collateral (including all Mortgaged Property) and including valid rights, title and interests in or rights to control or occupy easements or rights of way used in connection with such properties and assets, free and clear of all Liens or other exceptions to title other than Permitted Liens and minor defects in title that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes.
(a)Except as set forth in Schedule 3.07 or where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (i) each of the Loan Parties has complied with all material obligations under all material leases to which it is a party and all such material leases are in full force and effect and (ii) each of the Loan Parties enjoys peaceful and undisturbed possession under all such material leases.
(b)Except as set forth in Schedule 3.07, none of the Borrowers or any of the other Loan Parties has received any notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation (i) as of the Closing Date or (ii) at any time thereafter, which in the case of clause (ii) has had, or could reasonably be expected to have, a Material Adverse Effect.
Section 10.08Subsidiaries. Schedule 3.08 sets forth as of the Sixth Amendment Effective Date a list of all Subsidiaries, including each Subsidiary’s exact legal name (as reflected in such Subsidiary’s certificate or articles of incorporation or other constitutive documents) and jurisdiction of incorporation or formation and the percentage ownership interest of the Borrowers (direct or indirect) therein, and identifies each Subsidiary that is a Loan Party. As of the Sixth Amendment Effective Date, the shares of Capital Stock or other Equity Interests so indicated on Schedule 3.08 are owned by the Borrowers, directly or indirectly, free and clear of all Liens (other than Liens created under the Security Documents and, in the case of Equity Interests (other than Pledged Securities), Permitted Liens, and in respect of

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Pledged Securities, the Permitted Liens set forth in clauses (g) and (o) of the definition thereof) and all such shares of capital stock are fully paid, and to the extent issued by a corporation, non-assessable.
Section 10.09Litigation; Compliance with Laws. (a)  Except as set forth on Schedule 3.09, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of the Parent Borrower, threatened against the Parent Borrower or any Restricted Subsidiary or any business, property or material rights of the Parent Borrower or any Restricted Subsidiary (i) that, as of the Closing Date, involve any Loan Document or the Transactions or, at any time thereafter, involve any Loan Document or the Transactions and which could reasonably be expected to be material and adverse to the interests of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, or the Lenders, or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(a)Except as set forth on Schedule 3.09, none of the Parent Borrower or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect (but not including, in each case, any Environmental Law which is the subject of Section 3.17 or any energy regulation matter which is the subject of Section 3.23).
(b)All material permits are in effect for each Mortgaged Property as currently constructed.
Section 10.10Agreements. None of the Parent Borrower or any of the Restricted Subsidiaries is in default under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
Section 10.11Federal Reserve Regulations. (a)  None of the Parent Borrower or any of the Restricted Subsidiaries is engaged principally, or as one of its material activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(a)No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for purchasing or carrying Margin Stock or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Borrowers in a violation of Regulation X or to involve any broker or dealer in a violation of Regulation T. No Indebtedness being reduced or retired out of the proceeds of any Loans or Letters of Credit was or will be incurred for the purpose of purchasing or carrying any Margin Stock. Following the application of the proceeds of the Loans and the Letters of Credit, Margin Stock will not constitute more than 25% of the value of the assets of the Parent Borrower and the Restricted Subsidiaries. None of the transactions contemplated by this Agreement will violate or result in the violation of any of the provisions of the Regulations of the Board, including Regulation T, U or X. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.
Section 10.12Investment Company Act. None of the Borrowers or any of the other Loan Parties is an “investment company” as defined in, and subject to registration under, the Investment Company Act of 1940, as amended from time to time.
Section 10.13Use of Proceeds. The Borrowers will use the proceeds of (a) the Term Loans on the Closing Date, together with other funds available to it, to (i) re-evidence in full all Term Loans (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement, on the terms and subject to the conditions set forth herein, including via the assignment by certain of the Lenders under

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and as defined in the Existing Credit Agreement who do not remain Lenders hereunder on the Closing Date to certain of the Lenders hereunder as of the Closing Date of certain of the Term Loans under and as defined in the Existing Credit Agreement, which shall thereafter be continued as and be deemed to be a portion of the Term Loans hereunder, and (ii) pay or cause to be paid fees, costs and expenses incurred in connection with the Transactions in accordance with the terms and conditions of this Agreement, (b) the Revolving Loans to finance the working capital needs and other general corporate purposes of the Borrowers and its respective Subsidiaries (including, without limitation, for capital expenditures, acquisitions and other Investments, funding Minority Investments and permitted joint ventures, earn-out payments, deferred purchase price payments and/or purchase price adjustments), Restricted Payments, refinancing of Indebtedness, the payment of fees and expenses in connection with this Agreement and the transactions related thereto and any other transactions or purposes not prohibited by the terms of the Loan Documents (including to replenish balance sheet cash used to finance any of the foregoing), (c) the 2024 New Term Loans to finance the working capital needs and other general corporate purposes of the Parent Borrower and its respective Subsidiaries, including, without limitation, to repay Indebtedness outstanding on the Eighth Amendment Effective Date, to pay fees and expenses in connection with the transactions contemplated by the Eighth Amendment and for any other purposes not prohibited by the terms of the Loan Documents, (d) the 2024-2 New Term Loans (A) to finance in part the repayment of certain Indebtedness of certain Restricted Subsidiaries of the Parent Borrower outstanding on the Eleventh Amendment Effective Date, (B) to pay fees and expenses in connection with the transactions contemplated by the Eleventh Amendment, (C) to fund the working capital needs and other general corporate purposes of the Parent Borrower and its Subsidiaries and (D) for any other purposes not prohibited by the terms of the Loan Documents, (e) any New Term Loans and New Revolving Loans to finance the working capital needs and other general corporate purposes of the Parent Borrower and its respective Subsidiaries (including, without limitation, for capital expenditures, acquisitions and other Investments, funding Minority Investments and permitted joint ventures, earn-out payments, deferred purchase price payments and/or purchase price adjustments), Restricted Payments, refinancing of Indebtedness, the payment of fees and expenses in connection with this Agreement and the transactions related thereto and any other transactions or purposes not prohibited by the terms of the Loan Documents and (f) the Refinancing Term Loans and Refinancing Revolving Commitments solely for the purposes set forth in Section 2.25(a). The Borrowers will request the issuance of Letters of Credit solely for the working capital requirements and general corporate purposes of the Parent Borrower and its Subsidiaries or any Minority Investment.
Section 10.14Tax Returns. The Parent Borrower and each of the Restricted Subsidiaries has timely filed or timely caused to be filed all material Federal, state, local and non-U.S. tax returns or materials required to have been filed by it and all such tax returns are correct and complete in all material respects. The Parent Borrower and each of the Restricted Subsidiaries has timely paid or caused to be timely paid all material Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP or except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Borrowers have made adequate provision in accordance with GAAP for all Taxes accrued and not yet due and payable. Subject to Section 4.3 of the Sixth Amendment, except as permitted in clauses (z) and (bb) of the definition of “Permitted Liens,” no Lien for Taxes has been filed (except for Taxes not yet delinquent that are being contested in good faith by appropriate proceedings), and to the knowledge of the Parent Borrower and each of the Restricted Subsidiaries, based on the receipt of written notice, no claim is being asserted, with respect to any Tax. Neither the Parent Borrower nor any of the Restricted Subsidiaries (a) intends to treat the Loans, the Transactions or any of the other transactions contemplated by any Loan Document as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4) or (b) is aware of any facts or events that would result in such treatment.
Section 10.15No Material Misstatements. No written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Parent Borrower or any Restricted Subsidiary to any Arranger, the Administrative Agent, the Collateral Agent, any Co-Manager, any Issuing Bank or any Lender for use in connection with the Transactions or the other transactions contemplated by the Loan Documents or in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto (including any Pricing Certificate) contained, contains or will, when furnished, contain any material misstatement of fact or omitted, omits or will, when furnished, omit to state any material fact

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necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that, to the extent any such written information, report, financial statement, exhibit or schedule is based upon or constitutes a forecast or projection (including pro forma financial statements) or is information of a general economic or industry nature, each Borrower represents only that it acted in good faith and upon assumptions believed to be reasonable at the time made and at the time such information, report, financial statement, exhibit or schedule is made available to any Arranger, the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers and their Restricted Subsidiaries, and that no assurance can be given that such projections will be realized.
Section 10.16Employee Benefit Plans. Except as could not reasonably be expected to result in a Material Adverse Effect, the Parent Borrower and each ERISA Affiliate is in compliance with the applicable provisions of ERISA and, in respect of the Benefit Plans and Multiemployer Plans, the Tax Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.
Section 10.17Environmental Matters. (a)  Except as set forth in Schedule 3.17 or except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Parent Borrower or any of the Restricted Subsidiaries:
(i)has failed to comply with any Environmental Law or to take all actions necessary to obtain, maintain, renew and comply with any permit, license, registration or other approval required under Environmental Law;
(ii)has become a party to any administrative or judicial proceeding, or possesses knowledge of any such proceeding that has been threatened, that could result in the termination, revocation or modification of any permit, license, registration or other approval required under Environmental Law;
(iii)possesses knowledge that the Parent Borrower or any of the Restricted Subsidiaries has become subject to any Environmental Liability on any Mortgaged Property (A) is subject to any Lien imposed pursuant to Environmental Law or (B) contains Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability;
(iv)has received written notice of any claim or threatened claim, with respect to any Environmental Liability other than those which have been fully and finally resolved and for which no obligations remain outstanding; or
(v)possesses knowledge of any facts or circumstances that could reasonably be expected to result in any Environmental Liability or could reasonably be expected to materially interfere with or prevent continued material compliance with Environmental Laws in effect as of the Closing Date and the date of each Credit Event by the Parent Borrower or the Restricted Subsidiaries.
(a)Since the Closing Date, there has been no change in the status of the matters disclosed on Schedule 3.17 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
The representations and warranties in this Section 3.17 are the sole representations and warranties in any Loan Document with respect to environmental matters, including those relating to Environmental Law or Hazardous Materials.
Section 10.18Insurance. Schedule 3.18 sets forth a true, complete and correct description of all material insurance coverage maintained by or on behalf of the Parent Borrower and the Restricted

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Subsidiaries as of the Sixth Amendment Effective Date. As of the Sixth Amendment Effective Date, such insurance is in full force and effect and all premiums that are due and owed have been duly paid. The Parent Borrower and the Restricted Subsidiaries are insured by financially sound insurers (subject to the proviso in Section 5.02) and such insurance is in such amounts and covering such risks and liabilities (and with such deductibles, retentions and exclusions) as are maintained by companies of a similar size operating in the same or similar businesses.
Section 10.19Security Documents. (a)  The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Collateral described therein and proceeds thereof (other than money not constituting identifiable proceeds of any Collateral), subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law and to the discretion of the court before which any proceeding therefor may be brought, and (i) in the case of the Pledged Securities, upon the earlier of (A) when such Pledged Securities are delivered to the Collateral Trustee and (B) when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), (ii) in the case of Deposit Accounts not constituting Excluded Perfection Assets or Counterparty Accounts, by the execution and delivery of control agreements providing for “control” as described in Section 9-104 of the UCC, (iii) in the case of Securities Accounts not constituting Excluded Perfection Assets or Counterparty Accounts, upon the earlier of (A) the filing of financing statements in the offices specified on Schedule 3.19(a) and (B) the execution and delivery of control agreements providing for “control” as described in Section 9-106 of the UCC and (iv) in the case of all other Collateral described therein (other than Excluded Perfection Assets, Intellectual Property Collateral, money not credited to a Deposit Account or letter of credit rights not constituting supporting obligations), when financing statements in appropriate form are filed in the offices specified on Schedule 3.19(a), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, all right, title and interest of the Secured Parties in such Collateral and proceeds thereof, as security for the Guaranteed Obligations hereunder, in each case prior and superior to the rights of any other Person (except, in the case of all Collateral other than Pledged Securities in the possession of the Collateral Trustee, with respect to Permitted Liens, and in respect of Pledged Securities in the possession of the Collateral Trustee, the Permitted Liens set forth in clauses (g) and (o) of the definition thereof and with respect to any other Priority Lien Obligations).
(a)Each Intellectual Property Security Agreement is effective to create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid, binding and enforceable security interest in the Intellectual Property Collateral described therein and proceeds thereof (other than money not constituting identifiable proceeds of any Intellectual Property Collateral), subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law and to the discretion of the court before which any proceeding therefor may be brought. When each Intellectual Property Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, respectively, together with financing statements in appropriate form filed in the offices specified in Schedule 3.19(a), in each case within the time period prescribed by applicable law, such Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in (if and to the extent perfection may be achieved by such filings), all right, title and interest of the grantors thereunder in the Intellectual Property Collateral, as security for the Guaranteed Obligations hereunder, in each case prior and superior in right to any other Person (except with respect to Permitted Liens) (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications, patents, patent applications, copyright registrations and copyright applications acquired by the grantors after the Closing Date).
(b)Each of the Mortgages is effective to create in favor of the Collateral Trustee, for the ratable benefit of the Secured Parties, a legal, valid, binding, subsisting and enforceable Lien on, and security interest in all of the Loan Parties’ right, title and interest in and to the Mortgaged Property described therein and proceeds thereof (other than money not constituting identifiable proceeds of any

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Mortgaged Property), subject to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect generally affecting rights of creditors and (including with respect to specific performance) principles of equity, whether considered in a proceeding in equity or in law, and to the discretion of the court before which any proceeding therefor may be brought. When the Mortgages are filed in the offices specified on Schedule 3.19(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereof in such Mortgaged Property and proceeds thereof, as security for the Guaranteed Obligations hereunder, in each case prior and superior in right to any other Person (except the Permitted Liens set forth in clauses (e), (f), (g), (h), (i), (j) (solely with respect to Permitted Refinancing Indebtedness refinancing Indebtedness secured by a Permitted Lien set forth in clause (e), (g), (h), (i), (m) or (o) of the definition thereof), (m), (o) and (x) of the definition thereof and with respect to any other Priority Lien Obligations).
Notwithstanding any other provision of this Agreement or any other Loan Document, the Borrowers do not and shall not make any representation or warranty under this Section 3.19 during or related to any Collateral Release Period.
Section 10.20Location of Real Property. Schedule 3.20 lists completely and correctly as of the Sixth Amendment Effective Date (a) all real property owned or leased by the Borrowers and the other Loan Parties (except for such real property that (i) does not constitute Collateral or (ii) constitutes an Excluded Perfection Asset) and (b) all real property (except for (i) such interest therein that does not constitute Collateral, (ii) such interest therein that constitutes an Excluded Perfection Asset or (iii) where the Fair Market Value of such interest therein is less than $10,000,000 individually or $50,000,000 in the aggregate) to which the Borrowers and the other Loan Parties have an interest via easement, license or permit and, in the case of each of clauses (a) and (b), the addresses thereof, indicating for each parcel whether it is owned or leased.  As of the Sixth Amendment Effective Date, the Borrowers and the other Loan Parties own in fee or have valid leasehold or easement interests in, as the case may be, all the real property set forth on Schedule 3.20.
Section 10.21Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against the Parent Borrower or any Restricted Subsidiary pending or, to the knowledge of the Parent Borrower, threatened. The hours worked by and payments made to employees of the Parent Borrower and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, material local or material foreign law applicable to such matters in any material respect. All payments due from the Parent Borrower or any Restricted Subsidiary, or for which any claim may be made against the Parent Borrower or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Restricted Subsidiary, except as could not reasonably be expected to have a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Restricted Subsidiary is bound.
Section 10.22Intellectual Property. Except in each case as could not reasonably be expected to result in a Material Adverse Effect, (a) the Parent Borrower and each of the Restricted Subsidiaries owns, or is licensed or otherwise has the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and (b) the use thereof by the Parent Borrower and the Restricted Subsidiaries does not infringe upon the rights of any other Person.
Section 10.23Energy Regulation. (a)  The Borrowers and any Subsidiary Guarantor that is a holding company as such term is defined in PUHCA is exempt in accordance with 18 CFR § 366.3 from the accounting, record-retention and reporting requirements of PUHCA.
(a)The Borrowers are not subject to regulation as a “public utility” as such term is defined in the FPA. Each Subsidiary Guarantor that is a “public utility” within the meaning of the FPA and not otherwise exempt from regulation under Section 205 and 206 of the FPA (“FPA-Jurisdictional Subsidiary Guarantors”), has a validly-issued order from FERC, not subject to any pending challenge or investigation, except as could not reasonably be expected to result in a Material Adverse Effect and

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other than generic proceedings generally applicable in the industry: (x) authorizing it to engage in wholesale sales of electric energy, capacity and certain ancillary services and, to the extent permitted under its market-based rate tariff, other transactions at market-based rates and (y) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority, including blanket authorizations to issue securities and to assume liabilities pursuant to Section 204 of the FPA (together, “FPA MBR Authorizations, Exemptions and Waivers”). As of the Sixth Amendment Effective Date, except as could not reasonably be expected to result in a Material Adverse Effect and except as set forth on Schedule 3.23(b), the FERC has not imposed any rate caps, mitigation measures, or other limitations on the FPA MBR Authorizations, Exemptions and Waivers of any FPA-Jurisdictional Subsidiary Guarantor or any of the FPA-Jurisdictional Subsidiary Guarantors’ authority to engage in sales of electricity at market-based rates, other than (i) rate caps and mitigation measures generally applicable to wholesale suppliers participating in the applicable FERC-jurisdictional electric market (although, to the knowledge of the Parent Borrower, there are no generally applicable challenges currently pending before FERC to the market-based rate authorization of wholesale suppliers in the electric markets in which the Subsidiary Guarantors described in the previous sentence make wholesale sales under their market-based rate tariffs).
(b)Each Subsidiary Guarantor participating in the wholesale or retail power market that is not a FPA-Jurisdictional Subsidiary Guarantor (“Non-FPA-Jurisdictional Subsidiary Guarantors”) has made all filings with and obtained all authorizations necessary from the applicable Governmental Authority to generate electric energy and sell electric energy, capacity or ancillary services at wholesale or retail (“Non-FPA Sales Authorizations”), and, except as could not reasonably be expected to result in a Material Adverse Effect, the applicable Governmental Authority has not imposed any specific rate cap or mitigation measure on such Non-FPA Sales Authorizations (other than generic proceedings generally applicable in the industry). To each Non-FPA-Jurisdictional Subsidiary Guarantor’s knowledge, as of the Closing Date, the rates charged by such Non-FPA-Jurisdictional Subsidiary Guarantor are not subject to any pending challenge or investigation.
(c)Except as could not reasonably be expected to result in a Material Adverse Effect and except as set forth on Schedule 3.23(d), there are no complaint proceedings pending with the FERC or the PUCT seeking abrogation or modification or refunds, or otherwise investigating the rates, terms or conditions, of a sale of power by the Borrowers or the Subsidiary Guarantors.
(d)Except as could not reasonably be expected to result in a Material Adverse Effect, each of the Borrowers and each of the Subsidiary Guarantors, as applicable, has filed or caused to be filed with the applicable state or local utility commission or regulatory bodies, ERCOT and the FERC all forms, applications, notices, statements, reports and documents (including all exhibits and amendments thereto) required to be filed by it under all Applicable Laws, including PUHCA, the FPA and state utility laws and the respective rules thereunder, all of which complied with the applicable requirements of the appropriate act and rules, regulations and orders thereunder in effect on the date each was filed.
(e)None of the Borrowers or any of the Subsidiary Guarantors is subject to any material state laws or material regulations respecting rates or the financial or organizational regulation of utilities, other than (i) with respect to those Subsidiary Guarantors that are QFs, such state regulations contemplated by 18 C.F.R. Section 292.602(c), (ii) “lightened regulation” by the New York State Public Service Commission (the “NYPSC”) of the type described in the NYPSC’s order issued on September 23, 2004 in Case 04-E-0884, (iii) the assertion of jurisdiction by the State of California over maintenance and operating standards of all generating facilities pursuant to SB 39XX, (iv) with respect to Subsidiary Guarantors making sales of wholesale energy within ERCOT, regulations issued by the PUCT and (v) with respect to Subsidiary Guarantors that are retail electric providers, regulations issued by the respective state legislatures and regulatory Commissions. Other than the approval of the NYPSC, which was granted by an order issued in Case 10-E-0405 (November 18, 2010), no approval is required to be obtained in connection with the Transactions by Borrowers or the Subsidiary Guarantors from the PUCT, the FERC, or any other state or federal Governmental Authority with jurisdiction over the energy sales or financing arrangements of the Borrowers and the Subsidiary Guarantors.

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(f)As of the Sixth Amendment Effective Date, (i) each Facility identified as a “QF” in Schedule 3.23(g) is a QF under PURPA and the current rules and regulations promulgated thereunder; (ii) each Person identified as an “EWG” in Schedule 3.23(g) is an “exempt wholesale generator” within the meaning of PUHCA and the Energy Policy Act of 2005, as amended, and (iii) each Person identified as a FUCO in Schedule 3.23(g) is a “foreign utility company” within the meaning of PUHCA.
Section 10.24Solvency. Immediately after the consummation of the Transactions on the Closing Date and immediately following the making of each Loan (or other extension of credit hereunder) and after giving effect to the application of the proceeds of each Loan (or other extension of credit hereunder), (a) the fair value of the assets of the Loan Parties, taken as a whole, at a fair valuation, taking into account the effect of any indemnities, contribution or subrogation rights, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties, taken as a whole, taking into account the effect of any indemnities, contribution or subrogation rights, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Closing Date.
Section 10.25[Reserved].
Section 10.26Anti-Terrorism Laws. To the extent applicable, each Loan Party and its Subsidiaries are in compliance with Anti-Terrorism Laws in all material respects.
Section 10.27Anti-Corruption Laws and Sanctions.
(a)The Parent Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Parent Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
(b)The Parent Borrower and its Subsidiaries and, to the knowledge of the Parent Borrower, their respective officers, directors and employees, are not Sanctioned Persons.
(c)No part of the proceeds of the Loans or the Letters of Credit will be used, directly, or to the knowledge of the Parent Borrower, indirectly (i) in violation of the Anti-Corruption Laws or (ii) in violation of Section 6.14.
Article XI.

Conditions of Lending
The obligations of the Lenders to make Loans and the obligations of the Issuing Banks to issue Letters of Credit hereunder (other than, for the avoidance of doubt, requesting only a conversion of Loans to another Type, or a continuation of Term SOFR Loans or Term CORRA Loans or selection of an Interest Period and other than in connection with an amendment entered into in accordance Section 2.24 and Section 2.25) are subject to the satisfaction (or waiver in accordance with Section 9.08) of the

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following conditions, in each case, subject to the provisions set forth herein in connection with Limited Condition Transactions:
Section 11.01All Credit Events. On the date of each Borrowing on or after the Closing Date, and on the date of each issuance, amendment, extension or renewal of a Letter of Credit on or after the Closing Date (each such event being called a “Credit Event”):
(a)The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance, amendment, extension or renewal of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance, amendment, extension or renewal of such Letter of Credit as required by Section 2.23(b).
(b)The representations and warranties set forth in each Loan Document shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality (or Material Adverse Effect) in the text thereof.
(c)At the time of and immediately after such Credit Event, no Default or Event of Default shall have occurred and be continuing.
(d)After giving effect to such Credit Event, the Aggregate Revolving Exposure does not exceed the Total Revolving Commitment.
Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Credit Event as to the matters specified in Sections 4.01(b), 4.01(c) and 4.01(d).
Section 11.02Conditions Precedent to the Closing Date. On the Closing Date, the conditions set forth in Section 4.1 of the Restatement Agreement.
Article XII.

Affirmative Covenants
Each Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable) shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full or reimbursement thereof shall have been cash-collateralized in an amount equal to 103% of the Revolving L/C Exposure as of such time, such Borrower will, and will cause each of its Restricted Subsidiaries to:
Section 12.01Corporate Existence. Subject to Section 6.08, do or cause to be done all things necessary to preserve and keep in full force and effect (a) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries (other than any Immaterial Subsidiary), in accordance with the respective organizational documents (as the same may be amended from time to time) of the Parent Borrower or any such Restricted Subsidiary and (b) the rights (charter and statutory), licenses and franchises of the Parent Borrower and its Restricted Subsidiaries; provided, however, that no Borrower shall be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if (i) the Parent Borrower

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shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Lenders and (ii) if a Restricted Subsidiary is to be dissolved, such Restricted Subsidiary has no assets.
Section 12.02Insurance. (a)  Except to the extent any such insurance is not generally available in the marketplace from commercial insurers, keep its properties that are of an insurable character adequately insured in accordance with industry standards at all times by financially sound insurers (provided, however, that there shall be no breach of this Section 5.02 if any such insurer becomes financially unsound and such Loan Party obtains reasonably promptly insurance coverage from a different financially sound insurer), which, in the case of any insurance on any Mortgaged Property, are licensed to do business in the States where the applicable Mortgaged Property is located; maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), in each case as is customary with companies of a similar size operating in the same or similar businesses; maintain such other insurance as may be required by law; and maintain such other insurance as otherwise required by the Security Documents.
(a)If any Mortgaged Property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” provide, maintain and keep in force at all times (subject, in each case, to the terms and conditions of Section 5.09(b)) flood insurance covering such Mortgaged Property in an amount not less than the lesser of (i) the outstanding principal amount of Indebtedness secured by the applicable Mortgage or (ii) the maximum amount of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973 (or any greater limits to the extent required by applicable law from time to time).
Section 12.03Taxes. Pay, and cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material Taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings, and for which the applicable Restricted Subsidiary has set aside on its books adequate reserves in accordance with GAAP, or where the failure to effect such payment is not adverse in any material respect to the Lenders.
Section 12.04Financial Statements, Reports, etc. In the case of the Parent Borrower, furnish to the Administrative Agent for distribution to each Lender:
(a)within 90 days after the end of each fiscal year beginning with the fiscal year ending on December 31, 2016, its consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition as of the close of such fiscal year of the Parent Borrower and its consolidated Subsidiaries at such time and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants reasonably satisfactory to the Administrative Agent (which shall not be qualified in any material respect, except for qualifications (A) as a result of maturities of Indebtedness within the following twelve-month period, (B) relating to accounting changes (with which such independent public accountants shall concur) in response to FASB releases or other authoritative pronouncements, (C) relating to the activities, operations, assets or liabilities of any Unrestricted Subsidiary, and/or (D) relating to any breach or anticipated breach of any financial covenant) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
(b)within 45 days after the end of each of the first three fiscal quarters of each fiscal year beginning with the fiscal quarter ending on June 30, 2016, its unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows showing the financial condition as of the close of such fiscal quarter of the Parent Borrower and its consolidated Subsidiaries at such time and

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the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by one of its Financial Officers to the effect that such financial statements, while not examined by independent public accountants, reflect in the opinion of the Parent Borrower all adjustments necessary to present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis as of the end of and for such periods in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
(c)(i) concurrently with any delivery of financial statements under Section 5.04(a), a letter from the independent public accountants rendering the opinion on such statements (which letter may be limited to accounting matters and disclaim responsibility for legal interpretations) stating whether, in connection with their audit examination, anything has come to their attention which would cause them to believe that any Default or Event of Default existed on the date of such financial statements and if such a condition or event has come to their attention and (ii) concurrently with any delivery of financial statements under Section 5.04(a) or 5.04(b), an Officer’s Certificate of a Financial Officer of the Parent Borrower (A) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) to the extent such Officer’s Certificate is being delivered for a fiscal quarter or fiscal year in which a Compliance Period is in effect setting forth computations in reasonable detail as is reasonably satisfactory to the Administrative Agent demonstrating compliance with the financial covenant set forth in Section 6.12 as of the last day of the fiscal year or fiscal quarter with respect to which such financial statements are being delivered;
(d)within 30 days following the commencement of each fiscal year of the Parent Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flows as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;
(e)within 135 days after the end of each fiscal year beginning with the fiscal year ending December 31, 2019, a Pricing Certificate setting forth the calculations of the Applicable Sustainability Adjustment for the preceding fiscal year and, if applicable, the quantity set forth in clause (i) of the definition of “Baseline Sustainability Amount” (as it may have been previously adjusted pursuant to this Section 5.04(e)) for the preceding fiscal year calculated after giving pro forma effect to any acquisition or disposition of assets (including, without limitation, in the form of Equity Interests) consummated by the Parent Borrower or any of its Subsidiaries during such fiscal year in accordance with the Credit Agreement (each, a “Pro Forma Greenhouse Gas Emission Amount”), and all information supporting such calculations reasonably requested by Administrative Agent;
(f)promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent Borrower or any Restricted Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any domestic national securities exchange, or distributed to its shareholders generally, as the case may be;
(g)promptly after the receipt thereof by the Parent Borrower or any of the Restricted Subsidiaries, a copy of any “management letter” received by any such Person from its certified public accountants and the management’s response thereto; and
(h)promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Parent Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request.

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Section 12.05Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly after the Parent Borrower obtains knowledge thereof:
(a)any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;
(b)the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any arbitrator or Governmental Authority, against the Parent Borrower or any Restricted Subsidiary that could reasonably be expected to result in a Material Adverse Effect;
(c)the occurrence of any ERISA Event that could reasonably be expected to result in a Material Adverse Effect; and
(d)any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.
Section 12.06Information Regarding Collateral. (a)  No later than the date on which the Parent Borrower delivers an Officer’s Certificate pursuant to Section 5.04(c)(ii) for the relevant period, furnish, and will cause each Loan Party to furnish, to each of the Administrative Agent, the Collateral Agent and the Collateral Trustee written notice of (i) any change (A) in any Loan Party’s corporate name as set forth in its certificate of incorporation, certificate of formation or other relevant organizational documents, (B) except during any Collateral Release Period, any office or facility (other than any location within the control of the Administrative Agent, the Collateral Agent or the Collateral Trustee) at which material portions of Collateral owned by it are located (including the establishment of any such new office or facility) (it being understood and agreed that with respect to any such office or facility at which is located any Collateral with a Fair Market Value in excess of (X) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $250,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $500,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period, the Parent Borrower shall provide prompt notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Trustee), (C) in any Loan Party’s corporate structure or (D) except during any Collateral Release Period, in any Loan Party’s Federal Taxpayer Identification Number; (ii) any formation or acquisition after the Closing Date of any Subsidiary that is not an Excluded Subsidiary; (iii) any sale, transfer, lease, issuance or other disposition (by way of merger, consolidation, operation of law or otherwise) after the Closing Date of any Equity Interests of any Subsidiary that is not an Excluded Subsidiary to any Person other than the Parent Borrower or another Subsidiary; and (iv) any Subsidiary that is an Excluded Subsidiary as of the Closing Date or at any time thereafter ceasing to be an Excluded Subsidiary. Except during a Collateral Release Period, each Borrower agrees not to effect or permit any change referred to in the preceding sentence unless a reasonable period has been provided (such period to be at least 3 Business Days) for making all filings under the UCC or otherwise and taking all other actions, in each case that are required in order for the Collateral Trustee to continue at all times following such change to have a valid, legal and perfected (subject to the limitations set forth in Section 3.19) security interest in all the Collateral (other than any Excluded Perfection Assets). The Parent Borrower also agrees promptly to notify each of the Administrative Agent, the Collateral Agent and the Collateral Trustee if any material portion of the Collateral is damaged or destroyed, other than during a Collateral Release Period.
(a)In the case of the Parent Borrower, each year, at the time of delivery of the annual financial statements with respect to the preceding fiscal year pursuant to Section 5.04(a) except during a Collateral Release Period, deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower setting forth (i) the information required pursuant to Section I of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section and (ii) any liquidation or dissolution during such preceding fiscal year of any Subsidiary Guarantor.

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(b)Promptly after the occurrence of a Collateral Reinstatement Event, furnish and cause each Loan Party to furnish to each of the Administrative Agent, the Collateral Agent and the Collateral Trustee prompt written notice of any event described in Section 5.06(a)(i)(B) or Section 5.06(a)(i)(D) that occurred during the applicable Collateral Release Period.
Section 12.07Maintaining Records; Access to Properties and Inspections; Environmental Assessments. (a)  Keep, and cause each Restricted Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP and all applicable requirements of law are made of all financial operations. No more than once in any fiscal year (except if an Event of Default has occurred and is continuing) the Parent Borrower will, and will cause each of its Restricted Subsidiaries to, permit, if requested by the Administrative Agent, any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Parent Borrower or any of its Restricted Subsidiaries at reasonable times and as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Parent Borrower or any of its Restricted Subsidiaries with the officers thereof and independent accountants therefor.
(a)At its election, the Administrative Agent may retain, or require the Borrowers to retain, an independent engineer or environmental consultant to conduct an environmental assessment of any Mortgaged Property or facility of the Parent Borrower or any Restricted Subsidiary. Any such environmental assessments conducted pursuant to this Section 5.07(b) shall be at the Borrowers’ sole cost and expense only if conducted following the occurrence of (i) an Event of Default or (ii) any event, circumstance or condition that could reasonably be expected to result in an Event of Default, in the case of each of clause (i) and (ii) that concerns or relates to any Environmental Liabilities of the Parent Borrower or any Restricted Subsidiary; provided that the Borrowers shall only be responsible for such costs and expenses to the extent that such environmental assessment is limited to that which is reasonably necessary to assess the subject matter of such Event of Default or such event, circumstance or condition that could reasonably be expected to result in an Event of Default. In addition, environmental assessments conducted pursuant to this Section 5.07(b) shall not be conducted more than once every twelve months with respect to any parcel of Mortgaged Property or any single facility of the Parent Borrower or any Restricted Subsidiary unless such environmental assessments are conducted following the occurrence of (i) an Event of Default or (ii) any event, circumstance or condition that could reasonably be expected to result in an Event of Default, in the case of each of clause (i) and (ii) that concerns or relates to any Environmental Liabilities of the Parent Borrower or any Restricted Subsidiary. The Borrowers shall, and shall cause each of their Restricted Subsidiaries to, reasonably cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent to have reasonable access to each property or facility at reasonable times and after reasonable notice to the Parent Borrower of the plans to conduct such an environmental assessment. Environmental assessments conducted under this Section 5.07(b) shall be limited to visual inspections of the Mortgaged Property or facility, interviews with representatives of the Borrowers or facility personnel, and review of applicable records and documents pertaining to the property or facility.
(b)In the event that the Administrative Agent reasonably believes that Hazardous Materials have been Released or are threatened to be Released on any Mortgaged Property or other facility of the Parent Borrower or any Restricted Subsidiary or that any such property or facility is not being operated in compliance with applicable Environmental Law, in each case where the Release, threatened Release or failure to comply has resulted in, or could reasonably be expected to result in, a material Environmental Liability of the Parent Borrower any of the Restricted Subsidiaries, the Administrative Agent may, at its election and after reasonable notice to the Parent Borrower, retain, or require the Borrowers to retain, an independent engineer or other qualified environmental consultant to reasonably assess the subject matter of such Release, threatened Release or failure to comply with applicable Environmental Law. Such environmental assessments may include detailed visual inspections of the Mortgaged Property or facility, including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and groundwater samples as well as such other reasonable investigations or analyses in each case as are reasonable and necessary to

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assess the subject matter of the Release, threatened Release or failure to comply. The Borrowers shall, and shall cause each of their Restricted Subsidiaries to, reasonably cooperate in the performance of any such environmental assessment and permit any such engineer or consultant designated by the Administrative Agent to have reasonable access to each property or facility at reasonable times and after reasonable notice to the Parent Borrower of the plans to conduct such an environmental assessment. All environmental assessments conducted pursuant to this Section 5.07(c) shall be at the Borrowers’ sole cost and expense.
Section 12.08Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in Section 3.13.
Section 12.09Additional Collateral, etc. (a) Except during a Collateral Release Period, with respect to any Collateral acquired after the Closing Date or with respect to any property or asset which becomes Collateral pursuant to the definition thereof after the Closing Date, (A) with respect to any Deposit Account, Securities Account or Commodities Account, within the time period set forth in (and in all cases subject to) the second paragraph of Section 5.10 applicable to such Deposit Account, Securities Account or Commodities Account and (B) with respect to any other Collateral or any other property or asset which becomes Collateral, within 60 days following the date of such acquisition or designation, or in each case, such longer period as consented to by the Administrative Agent in its sole discretion, (i) execute and deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee such amendments to the Guarantee and Collateral Agreement or such other Security Documents as the Collateral Agent or the Collateral Trustee, as the case may be, deems necessary or reasonably advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a security interest in such Collateral and (ii) take all actions necessary or reasonably requested by the Administrative Agent to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected (subject to the limitations set forth in Section 3.19) first priority security interest in such Collateral (other than any Excluded Perfection Assets and, except with respect to Pledged Securities in the possession of the Collateral Trustee, subject to Permitted Liens, and in respect of Pledged Securities in the possession of the Collateral Trustee, the Permitted Liens set forth in clauses (g) and (o) of the definition thereof and with respect to any other Priority Lien Obligations), including the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent, the Collateral Agent or the Collateral Trustee (it being understood and agreed that no Control Agreements shall be required pursuant to this Section 5.09(a) (x) in respect of any Counterparty Accounts and (y) on and after the Sixth Amendment Effective Date). Notwithstanding anything set forth herein or in any other Loan Document to the contrary, this Section 5.09(a) shall not apply to Intellectual Property Collateral acquired after the Closing Date or with respect to any property or asset which becomes Intellectual Property Collateral pursuant to the definition of Collateral after the Closing Date (it being agreed and understood that such Intellectual Property Collateral shall be subject to the applicable provisions of the Guarantee and Collateral Agreement).
(a)Except during a Collateral Release Period, with respect to any fee interest in any Collateral consisting of real property or any lease of Collateral consisting of real property acquired or leased after the Closing Date by the Borrowers or any other Loan Party or which becomes Collateral pursuant to the definition thereof (other than any Excluded Perfection Assets), subject to the last sentence of this Section 5.09(b), within 90 days following the date of such acquisition or such longer period as consented to by the Administrative Agent in its sole discretion, (i) execute and deliver a first priority Mortgage in favor of the Collateral Trustee, for the benefit of the Secured Parties, covering such real property and complying with the provisions herein and in the Security Documents, (ii) provide the Secured Parties with (A) title and extended coverage insurance (or, if approved by the Administrative Agent in its sole discretion, a UCC title insurance policy) covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent, the Collateral Agent or the Collateral Trustee, which may be the value of the generation assets, if applicable, situated thereon), together with such endorsements as are reasonably required by the Administrative Agent, the Collateral Agent or the Collateral Trustee and are obtainable in the State in which such Mortgaged Property is located, as well as a current ALTA survey thereof complying with the requirements set forth in Schedule 5.09(b) and all of the other provisions herein and in the Security Documents, together with a surveyor’s certificate and

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(B) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent, the Collateral Agent or the Collateral Trustee in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Collateral Trustee, (iii) if any such Collateral (other than any Excluded Perfection Assets) consisting of fee-owned real property is required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” deliver to the Administrative Agent (A) a policy of flood insurance that (1) covers such Collateral and (2) is written in an amount reasonably satisfactory to the Administrative Agent, (B) a “life of loan” standard flood hazard determination with respect to such Collateral and (C) a confirmation that the Borrowers or such other Loan Party has received the notice requested pursuant to Section 208(e)(3) of Regulation H of the Board, (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Collateral Trustee and (v) deliver to the Administrative Agent a notice identifying the consultant’s reports, environmental site assessments or other documents relied upon by the Borrowers or any other Loan Party to determine that any such real property included in such Collateral does not contain Hazardous Materials of a form or type or in a quantity or location that could, or to determine that the operations on any such real property included in such Collateral is in compliance with Environmental Law except to the extent any non-compliance could not, reasonably be expected to result in a material Environmental Liability. Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any real property acquired by any Loan Party after the Fifth Amendment Effective Date unless the Administrative Agent has provided each Revolving Lender, by way of posting such materials on the Approved Electronic Platform, at least ten (10) Business Days prior to entering into such Mortgage, (x) a completed a “life of loan” standard flood hazard determination with respect to such real property from a third-party vendor if such Mortgaged Property relates to a property not located in a “special flood hazard area” or (y) a completed a “life of loan” standard flood hazard determination with respect to such real property from a third-party vendor as well as the documentation listed in clause (iii) hereof if such Mortgaged Property relates to a property located in a “special flood hazard area” and the 90-day period (or such longer period as consented to by the Administrative Agent in its sole discretion) set forth in the first sentence of this Section 5.09(b) shall be automatically extended, as necessary, to accommodate the notice period set forth in this sentence.
(b)Except during a Collateral Release Period (other than for purposes of providing Guarantees of the Guaranteed Obligations hereunder), with respect to any new Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary) created or acquired after the Closing Date (which, for the purposes of this Section 5.09(c), shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary, an Excluded Foreign Subsidiary or an Excluded Project Subsidiary) by the Parent Borrower or any of the Subsidiaries, within 60 days following such creation or the date of such acquisition or such longer period as consented to by the Administrative Agent in its sole discretion, (i) execute and deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee such amendments to the Guarantee and Collateral Agreement as the Administrative Agent, the Collateral Agent or the Collateral Trustee deems necessary or reasonably advisable to grant to the Collateral Trustee, for the benefit of the Secured Parties, a valid, perfected first priority security interest in the Equity Interests in such new Subsidiary that are owned by the Parent Borrower or any of the Subsidiaries, (ii) deliver to the Collateral Trustee the certificates, if any, representing such Equity Interests, together with undated instruments of transfer or stock powers, in blank, executed and delivered by a duly authorized officer of the Parent Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary that is not an Excluded Subsidiary or an Unrestricted Subsidiary (A) to become a party to the Guarantee and Collateral Agreement to, among other things, provide Guarantees of the Guaranteed Obligations hereunder, the Collateral Trust Agreement and the Intellectual Property Security Agreements and (B) to take such actions necessary or reasonably requested by the Administrative Agent to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected (subject to the limitations set forth in Section 3.19) first priority security interest (except with respect to Pledged Securities, subject to Permitted Liens, and in respect of Pledged Securities, the Permitted Liens in clauses (g) and (o) of the definition thereof) in the Collateral described in the Guarantee and Collateral Agreement and the Intellectual Property Security Agreement with respect to

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such new Subsidiary that is not an Excluded Subsidiary, including the recording of instruments in the United States Patent and Trademark Office and the United States Copyright Office (but not in any intellectual property offices in any jurisdiction outside the United States), the execution and delivery by all necessary Persons of Control Agreements (other than (x) with respect to any Counterparty Accounts and (y) on and after the Sixth Amendment Effective Date) and the filing of UCC financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent, the Collateral Agent or the Collateral Trustee and (iv) deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee, if reasonably requested, legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Collateral Trustee.
(c)Except during a Collateral Release Period, with respect to any new Excluded Foreign Subsidiary (other than an Unrestricted Subsidiary or an Excluded Subsidiary pursuant to clause (b) or (c) of the definition thereof) created or acquired after the Closing Date by the Parent Borrower or any of its Subsidiaries, within 60 days following such creation or the date of such acquisition or such longer period as consented to by the Administrative Agent in its sole discretion, (i) execute and deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee such amendments to the Guarantee and Collateral Agreement as the Administrative Agent, the Collateral Agent or the Collateral Trustee deems necessary or advisable in order to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected first priority security interest in the Equity Interests in such new Excluded Foreign Subsidiary that is directly owned by the Parent Borrower or any of its Domestic Subsidiaries (provided that in no event shall more than 66% of the total outstanding voting first-tier Equity Interests in any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Collateral Trustee the certificates representing such Equity Interests, together with undated instruments of transfer or stock powers, in blank, executed and delivered by a duly authorized officer of the Parent Borrower or such Domestic Subsidiary, as the case may be, and take such other action as may be necessary or, in the reasonable opinion of the Administrative Agent, the Collateral Agent or the Collateral Trustee, desirable to perfect the security interest of the Collateral Trustee thereon and (iii) deliver to the Administrative Agent, the Collateral Agent and the Collateral Trustee, if reasonably requested, legal opinions (which may be delivered by in-house counsel if admitted in the relevant jurisdiction) relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Collateral Trustee.
Section 12.10Further Assurances. (a)  From time to time duly authorize, execute and deliver, or cause to be duly authorized, executed and delivered, such additional instruments, certificates, financing statements, agreements or documents, and take all such actions (including filing UCC and other financing statements, except during a Collateral Release Period), as the Administrative Agent, the Collateral Agent or the Collateral Trustee may reasonably request, for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or (except during a Collateral Release Period) perfecting or renewing the rights of the Administrative Agent, the Collateral Agent, the Issuing Bank, the Collateral Trustee and the Secured Parties with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by the Parent Borrower or any Restricted Subsidiary which assets or property may be deemed to be part of the Collateral), as applicable, pursuant hereto or thereto. Upon the exercise by the Administrative Agent, the Collateral Agent, the Issuing Bank, the Collateral Trustee or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent, the Issuing Bank, the Collateral Trustee or such Lender may be required to obtain from the Parent Borrower or any of the Restricted Subsidiaries for such governmental consent, approval, recording, qualification or authorization.
Except during a Collateral Release Period or on or after the Sixth Amendment Effective Date, on or prior to the 45th day after the date any additional Deposit Account, Securities Account or Commodities Account is opened during the period commencing on the Closing Date and ending on the Sixth

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Amendment Effective Date (except to the extent any such account is an Excluded Asset, an Excluded Perfection Asset or a Counterparty Account) or such longer period as consented to by the Administrative Agent in its sole discretion, at its sole expense, with respect to any such Deposit Account, Securities Account or Commodities Account, each applicable Subsidiary Guarantor shall take any actions required for the Collateral Trustee to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, including executing and delivering and causing the relevant depositary bank or securities intermediary to execute and deliver a Control Agreement in form and substance reasonably satisfactory to the Collateral Trustee. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or in any other Loan Document (including the Guarantee and Collateral Agreement), in no event shall any Loan Party be required to enter into any Control Agreement pursuant to this Agreement or any other Loan Document at any time on and after the Sixth Amendment Effective Date.
Section 12.11[Reserved].
Section 12.12Maintenance of Energy Regulatory Authorizations and Status. (a)  Each of the FPA-Jurisdictional Subsidiary Guarantors shall maintain and preserve its (i) FPA MBR Authorizations, Exemptions and Waivers and (ii) status as either an EWG within the meaning of PUHCA or the status of its Facility as a QF under PURPA, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.
(a)Each of the Non-FPA-Jurisdictional Subsidiary Guarantors shall maintain and preserve its (i) Non-FPA Sales Authorizations and (ii) status as either an EWG within the meaning of PUHCA or the status of its Facility as a QF under PURPA, except to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.
Section 12.13Transactions with Affiliates. (a) Not make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Parent Borrower (each, an “Affiliate Transaction”) involving aggregate payments in excess of (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $125,000,000, (y) 0.50% of Total Assets and (z) 4.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $250,000,000, (y) 0.50% of Total Assets and (z) 4.0% of Consolidated Cash Flow for the most recently ended Test Period, unless:
(i)the Affiliate Transaction is on terms that are no less favorable to the Parent Borrower (as reasonably determined by the Parent Borrower) or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Parent Borrower or such Restricted Subsidiary with an unrelated Person; and
(ii)the Parent Borrower delivers to the Administrative Agent:
(1)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $200,000,000, (y) 0.75% of Total Assets and (z) 6.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date for the most recently ended Test Period, the greatest of (x) $350,000,000, (y) 0.75% of Total Assets and (z) 6.0% of Consolidated Cash Flow for the most recently ended Test Period, a resolution of the Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 5.13 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

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(2)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $650,000,000, (y) 2.50% of Total Assets and (z) 20.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $1,250,000,000, (y) 2.50% of Total Assets and (z) 20.0% of Consolidated Cash Flow for the most recently ended Test Period, an opinion as to the fairness to the Parent Borrower or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor.
(a)The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of the prior paragraph:
(i)any employment agreement or director’s engagement agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Parent Borrower or any of its Restricted Subsidiaries or approved by a Responsible Officer of the Parent Borrower in good faith;
(ii)transactions between or among the Parent Borrower and/or its Restricted Subsidiaries;
(iii)transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Parent Borrower solely because the Parent Borrower owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(iv)payment of directors’ fees;
(v)any issuance of Equity Interests (other than Disqualified Stock) of the Parent Borrower or its Restricted Subsidiaries;
(vi)Restricted Payments that do not violate the provisions of Section 6.06;
(vii)any agreement in effect as of the Closing Date or any amendment thereto or replacement thereof and any transaction contemplated thereby or permitted thereunder, so long as any such amendment or replacement agreement taken as a whole is not more disadvantageous to the Lenders than the original agreement as in effect on the Closing Date;
(viii)payments or advances to employees or consultants that are incurred in the ordinary course of business or that are approved by a Responsible Officer of the Parent Borrower in good faith;
(ix)the existence of, or the performance by the Parent Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Parent Borrower or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this Section 5.13(b)(ix) to the extent that the terms of any such amendment or new agreement are not otherwise more disadvantageous to the Lenders in any material respect;
(x)transactions permitted by, and complying with, the provisions of Section 6.08;
(xi)transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in compliance with the terms of this Agreement that are fair to the Parent Borrower and its Restricted Subsidiaries, in the reasonable determination of a Financial Officer of the Parent Borrower, or are on terms not materially less

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favorable taken as a whole as might reasonably have been obtained at such time from an unaffiliated party;
(xii)any repurchase, redemption or other retirement of Capital Stock of the Borrower held by employees of the Parent Borrower or any of its Subsidiaries;
(xiii)loans or advances to employees or consultants;
(xiv)any Permitted Investment in another Person involved in a Permitted Business;
(xv)transactions in which the Parent Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Parent Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 5.13(a)(i);
(xvi)the issuance of any letters of credit to support obligations of any Excluded Subsidiary;
(xvii)transactions between or among Excluded Subsidiaries, and any Guarantee, guarantee and/or other credit support provided by the Parent Borrower and/or any Restricted Subsidiary in respect of any Subsidiary or any Minority Investment so long as all holders of Equity Interests in such Subsidiary or Minority Investment (including the Parent Borrower or any Restricted Subsidiary, as applicable) shall participate directly or indirectly in such applicable Guarantee, guarantee and/or other credit support or shall provide a commitment in respect of any related obligation, in each case, on a pro rata basis relative to their Equity Interests in such Minority Investment; provided that, any such transaction shall be fair and reasonable and beneficial to the Parent Borrower and its Restricted Subsidiaries (taken as a whole) and consistent with Prudent Industry Practice;
(xviii)transactions relating to management, marketing, administrative or technical services between the Parent Borrower and its Restricted Subsidiaries, or between Restricted Subsidiaries;
(xix)any tax sharing agreement between or among the Parent Borrower and its Subsidiaries so long as such tax sharing agreement is on fair and reasonable terms with respect to each participant therein;
(xx)any customary transaction with a Securitization Vehicle effected as part of a Securitization permitted hereunder; and
(xxi)any agreement to do any of the foregoing.
Article XIII.

Negative Covenants
Each Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable) shall have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full or reimbursement thereof shall have been cash-collateralized in an amount equal to 103% of the Revolving

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L/C Exposure as of such time, such Borrower will not, nor (except with respect to Section 6.08 which applies only to the Borrowers) will it cause or permit any of its Restricted Subsidiaries to:
Section 13.01Incurrence of Indebtedness and Issuance of Preferred Stock. (a)  Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Borrowers shall not issue any Disqualified Stock and shall not permit any of their Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Borrowers may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of their respective Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, so long as the Fixed Charge Coverage Ratio is equal to or greater than 2.00:1.00 for the most recently ended Test Period (calculated on a pro forma basis).
(a)The provisions of Section 6.01(a) shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
(i)(A) the incurrence of Indebtedness and Letters of Credit hereunder and under the other Loan Documents (other than any Indebtedness and Letters of Credit arising from New Commitments pursuant to and in accordance with Section 2.24) and (B) the incurrence by the Borrowers, any Subsidiary Guarantor and any Excluded Subsidiary pursuant to and in accordance with clause (c) of the definition thereof (and the guarantee thereof by the Borrowers, the Subsidiary Guarantors and/or any Excluded Subsidiary pursuant to and in accordance with clause (c) of the definition thereof) of Indebtedness and letters of credit under other Credit Facilities and Indebtedness and Letters of Credit arising from New Commitments pursuant to and in accordance with Section 2.24 in an aggregate principal amount at any one time outstanding under this clause (i)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Parent Borrower and its Restricted Subsidiaries thereunder) not to exceed the difference between (x) (X) prior to the Hurricane Acquisition Closing Date, the greater of (I) $10,930,250,000 and (II) 42% of Total Assets, and (Y) on and after the Hurricane Acquisition Closing Date, the greater of (I) $15,000,000,000 and (II) 42% of Total Assets, and (y) the aggregate principal amount at such time outstanding under clause (i)(A) above less the aggregate amount of all repayments, optional or mandatory, of the principal of any term Indebtedness under a Credit Facility that have been made by the Parent Borrower or any of its Restricted Subsidiaries since the Issue Date with the Net Proceeds of Asset Sales (other than Excluded Proceeds) and less, without duplication, the aggregate amount of all repayments or commitment reductions with respect to any revolving credit borrowings under a Credit Facility that have been made by the Parent Borrower or any of its Restricted Subsidiaries since the Issue Date as a result of the application of the Net Proceeds of Asset Sales (other than Excluded Proceeds), in each case in accordance with Sections 2.13(b) and 6.04 (excluding temporary reductions in revolving credit borrowings as contemplated by Section 6.04);
(ii)the incurrence by the Parent Borrower and its Restricted Subsidiaries of the Existing Indebtedness;
(iii)the incurrence by the Borrowers of Indebtedness represented by the Senior Notes and the Senior Secured Notes issued on or prior to the Fourteenth Amendment Effective Date (or, solely with respect to the Senior Secured First Lien Notes issued by the Borrowers in connection with the consummation of the Jetson Acquisition and/or the Hurricane Acquisition referred to in the definition of “Senior Secured Notes”, on or prior to the Jetson Acquisition Closing Date and/or the Hurricane Acquisition Closing Date, as applicable) and the related Guarantees thereof by the Subsidiary Guarantors and any Excluded Subsidiary pursuant to and in accordance with clause (c) of the definition thereof;
(iv)the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement or lease of property (real or personal), plant or equipment used or useful in the business of the Parent Borrower or any of its Restricted Subsidiaries or incurred within 180 days thereafter, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred

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pursuant to this clause (iv), in an aggregate outstanding principal amount not to exceed as of any date of incurrence (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $1,800,000,000, (y) 7.0% of Total Assets and (z) 55.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $3,000,000,000, (y) 7.0% of Total Assets and (z) 55.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) (the “Non-Ratio Based Purchase Money Basket”); provided that, the Parent Borrower or any Restricted Subsidiary may incur additional amounts under this clause (iv) (without regard to, and at any time prior to the utilization of amounts under, the Non-Ratio Based Purchase Money Basket) in an unlimited amount long as the Consolidated Total Net Leverage Ratio does not exceed (A) prior to the Hurricane Acquisition Closing Date, 3.00:1.00 for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, 4.00:1.00 for the most recently ended Test Period (calculated on a pro forma basis).
(v)the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge Indebtedness that was permitted by this Agreement to be incurred under Section 6.01(a) or Sections 6.01(b)(ii), 6.01(b)(iii), 6.01(b)(iv), 6.01(b)(v), 6.01(b)(vi), 6.01(b)(xv), 6.01(b)(xvi), 6.01(b)(xvii), 6.01(b)(xviii), 6.01(b)(xix), 6.01(b)(xxii), 6.01(b)(xxiii), 6.01(b)(xxiv), 6.01(b)(xxv) and 6.01(b)(xxvi);
(vi)the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Parent Borrower and any of its Restricted Subsidiaries; provided, however, that:
(1)if any Borrower or Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not a Borrower or Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Guaranteed Obligations; and
(2)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Parent Borrower or a Restricted Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Parent Borrower or a Restricted Subsidiary;
will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Parent Borrower or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (vi);
(vii)the issuance by any of the Parent Borrower’s Restricted Subsidiaries to the Parent Borrower or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(1)any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Parent Borrower or a Restricted Subsidiary; and
(2)any sale or other transfer of any such preferred stock to a Person that is not either the Parent Borrower or a Restricted Subsidiary;
will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (vii);
(viii)the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of Hedging Obligations;

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(ix)the Guarantee by (i) the Borrowers or any of the Subsidiary Guarantors of Indebtedness of the Borrowers or a Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 6.01; (ii) any of the Excluded Project Subsidiaries of Indebtedness of any other Excluded Project Subsidiary; and (iii) any of the Excluded Foreign Subsidiaries of Indebtedness of any other Excluded Foreign Subsidiary; provided that, if the Indebtedness being guaranteed is subordinated to or pari passu with the Guaranteed Obligations, then the guarantee shall be subordinated to the same extent as the Indebtedness guaranteed;
(x)the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five Business Days;
(xi)the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of Indebtedness in respect of (i) workers’ compensation claims, self-insurance obligations, bankers’ acceptance and (ii) performance and surety bonds provided by the Parent Borrower or a Restricted Subsidiary in the ordinary course of business;
(xii)the incurrence of Non-Recourse Debt by any Excluded Project Subsidiary, and any Non-Recourse Guarantee in respect thereof;
(xiii)the incurrence of Indebtedness arising (or deemed to be arising) from agreements of the Parent Borrower or any Restricted Subsidiary providing for indemnification, earn-outs, seller notes, adjustment of purchase price or any similar obligations, in each case, incurred or assumed in connection with any acquisition or Investment or the disposition of any business, assets or Equity Interests of any Subsidiary; provided that, the aggregate maximum liability associated with such provisions may not exceed the gross proceeds (including non-cash proceeds) of such disposition;
(xiv)the incurrence by the Parent Borrower or any Restricted Subsidiary of Indebtedness represented by letters of credit, guarantees or other similar instruments supporting Hedging Obligations of the Parent Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries) permitted to be incurred by this Agreement;
(xv)Indebtedness, Disqualified Stock or preferred stock of Persons or assets that are acquired by the Parent Borrower or any Restricted Subsidiary or merged into the Parent Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided that, such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either:
(1)the Borrowers would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a); or
(2)the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition or merger;
(xvi)Environmental CapEx Debt; provided that, prior to the incurrence of any Environmental CapEx Debt, the Parent Borrower shall deliver to the Administrative Agent an Officer’s Certificate designating such Indebtedness as Environmental CapEx Debt;
(xvii)Indebtedness incurred to finance Necessary Capital Expenditures; provided that, prior to the incurrence of any Indebtedness to finance Necessary Capital Expenditures, the Parent Borrower shall deliver to the Administrative Agent an Officer’s Certificate designating such Indebtedness as Necessary CapEx Debt;

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(xviii)Indebtedness of the Parent Borrower or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(xix)the incurrence by the Parent Borrower or any of its Restricted Subsidiaries of Contribution Indebtedness;
(xx)the incurrence by the Parent Borrower and/or any of its Restricted Subsidiaries of Indebtedness that constitutes a Permitted Tax Lease;
(xxi)the issuance of Third Party Securities by a Securitization Vehicle and the incurrence of Securitization Related Indebtedness in an aggregate outstanding principal amount not to exceed as of any date of issuance (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $2,500,000,000, (y) 10% of Total Assets and (z) 80.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $4,250,000,000, (y) 10% of Total Assets and (z) 80.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and to the extent constituting Indebtedness, any Standard Securitization Undertaking relating thereto;
(xxii)the incurrence, issuance or assumption by the Parent Borrower and/or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xxii), in an aggregate outstanding principal amount not to exceed as of any date of incurrence, issuance or assumption (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $1,300,000,000, (y) 5.0% of Total Assets and (z) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $2,250,000,000, (y) 5.0% of Total Assets and (z) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis); provided that, the amount of Indebtedness permitted to be incurred, issued or assumed pursuant to this clause (xxii) shall be reduced on a dollar-for-dollar basis by the amount of Indebtedness incurred in reliance on the Reallocated Amount;
(xxiii)the incurrence by a Borrower and/or any of its Restricted Subsidiaries of senior or subordinated notes (including notes issued in a public offering, Rule 144A or other private placement or bridge financing in lieu of the foregoing) or senior or subordinated loans (and/or commitments in respect of any of the foregoing) issued or incurred in lieu of New Commitments (such notes or loans, “Incremental Equivalent Debt”); provided that, (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt shall not exceed the Maximum Incremental Amount less the aggregate principal amount of New Commitments (and loans made pursuant to such New Commitments) established pursuant to Section 2.24, (ii) to the extent any Incremental Equivalent Debt is secured by the Collateral, it shall be secured only on a pari passu or junior basis with the Liens securing the Obligations and be subject to a customary intercreditor agreement reasonably acceptable to the Administrative Agent and the Parent Borrower, (iii) the aggregate outstanding principal amount of Incremental Equivalent Debt that is guaranteed by any Restricted Subsidiary that is not a Loan Party or secured by assets other than the Collateral (other than cash collateral or letters of credit, which may be used as exclusive security) shall not exceed as of any date of incurrence or issuance (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $300,000,000, (y) 1.25% of Total Assets and (z) 10.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $600,000,000, (y) 1.25% of Total Assets and (z) 10.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis); (iv) no Event of Default shall immediately before or immediately after giving effect to the incurrence of such Incremental Equivalent Debt (or, if the proceeds of such Incremental Equivalent Debt are used to finance a Limited Condition Transaction, no Specified Event of Default existing on such Increased Amount Date immediately before or immediately after giving effect to the incurrence of such Incremental Equivalent Debt, (v) the covenants and defaults applicable to such Incremental Equivalent Debt (excluding pricing, fees, rate floors, maturity, amortization or redemption terms and except as otherwise set forth herein or in the definitive documentation therefor), other than such

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covenants and defaults that (x) are applicable only after the Maturity Date of the then-existing Term Loans and (y) are conformed (or added) to the Loan Documents for the benefit of the Lenders of the then-existing Term Loans and the Administrative Agent, as applicable, pursuant to an amendment hereto (with any such amendment being effected in consultation with the Administrative Agent, but only requiring execution by the applicable Borrower) shall (A) reflect then-current market terms and conditions (taken as a whole) at the time of incurrence or issuance of such Incremental Equivalent Debt (as reasonably determined by the Parent Borrower in good faith), (B) not be materially more favorable to the holders of such Incremental Equivalent Debt, taken as a whole (as reasonably determined by the Parent Borrower in good faith), or (C) be reasonably satisfactory to the Administrative Agent, (vi) (A) any prepayment of Incremental Equivalent Debt may provide for the ability to participate (I) with respect to any voluntary prepayments, on a pro rata basis, greater than pro rata basis, or less than a pro rata basis with any then-existing Term Loans and (II) with respect to any mandatory prepayments, on a pro rata basis (only in respect of an Incremental Term Facility that is pari passu with any then-existing Term Loans) or less than a pro rata basis with any then-existing Term Loans (and on greater than a pro rata basis with respect to prepayments of any such Incremental Equivalent Debt with the proceeds of Refinancing Term Loans) and (vii) any Incremental Equivalent Debt incurred during a Collateral Release Period shall be unsecured and may be subject to substantially the same provisions with respect to a Collateral Reinstatement Event and subsequent Collateral Release Event as the Revolving Loans;
(xxiv)the incurrence of Indebtedness by the Parent Borrower or any Restricted Subsidiary under any Liquidity Facility in an aggregate principal amount (or accreted value, as applicable) not to exceed as of any date of incurrence (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $1,300,000,000, (y) 5.0% of Total Assets and (z) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $2,250,000,000, (y) 5.0% of Total Assets and (z) 40.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis);
(xxv)the incurrence, issuance or assumption by the Parent Borrower and/or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (xxv), not to exceed the aggregate amount of Restricted Payments that are permitted to be made pursuant to Section 6.06(b)(v) and Section 6.06(b)(xi) at the time of incurrence, issuance or assumption; provided that, the aggregate amount incurred, issued or assumed under this clause (xxv) (and not reclassified) shall reduce the corresponding baskets under Section 6.06(b)(v) and Section 6.06(b)(xi) on a dollar-for-dollar basis (which reduction shall be allocated as among such baskets as directed by the Parent Borrower in its sole discretion);
(xxvi)Indebtedness incurred in connection with consumer financing programs (including any related warehouse facilities) in an aggregate outstanding principal amount not to exceed the Fair Market Value of the consumer loan assets related thereto (as determined in good faith by the Parent Borrower);
(xxvii)to the extent constituting Indebtedness, any Banking Services Obligations; and
(xxviii)the incurrence of Indebtedness (or any guarantee thereof) by the Parent Borrower and/or any Restricted Subsidiary that is not a Subsidiary Guarantor (including any Excluded Project Subsidiary) in an aggregate principal amount not to exceed as of any date of incurrence (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $1,000,000,000, (y) 5.0% of Total Assets and (z) 35.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $1,850,000,000, (y) 5.0% of Total Assets and (z) 35% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) for the purposes of financing the construction or upgrade of gas turbine power generating facilities located in Texas.
(b)Incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrowers or any Subsidiary Guarantor unless such

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Indebtedness is also contractually subordinated in right of payment to the Guaranteed Obligations on substantially identical terms; provided, however, that no Indebtedness of the Borrowers shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrowers solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.
(c)Indebtedness under this Agreement outstanding on the Closing Date will initially be deemed to have been incurred on such date in reliance on the exception provided by Section 6.01(b)(i). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 6.01; provided, in each such case, that the amount thereof is included in the Fixed Charges of the Parent Borrower as accrued.
(d)For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced.
(e)The amount of any Indebtedness outstanding as of any date will be (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of (x) the Fair Market Value of such asset at the date of determination and (y) the amount of the Indebtedness of the other Person; provided that any changes in any of the above shall not give rise to a default under this Section 6.01.
Section 13.02Liens. Create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless, to the extent any such Liens are created, incurred or otherwise become effective during a Collateral Release Period, all Guaranteed Obligations are secured on an equal and ratable basis with the other obligations secured by such Lien.
Section 13.03Limitation on Sale and Leaseback Transactions. Enter into any sale and leaseback transaction (other than (x) a Permitted Tax Lease, which shall not be restricted by this Section 6.03 and (y) any sale and leaseback transaction existing on the Closing Date and set forth on Schedule 6.03); provided that the Parent Borrower or any Restricted Subsidiary may enter into a sale and leaseback transaction if:
(a)the Parent Borrower or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the provisions of Section 6.01 and (b) incurred a Lien to secure such Indebtedness pursuant to Section 6.02;
(b)the gross proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction, as determined in good faith by a Financial Officer of the Parent Borrower; and
(c)if such sale and leaseback transaction constitutes an Asset Sale, the transfer of assets in that sale and leaseback transaction is permitted by, and the Parent Borrower applies the proceeds of such transaction in compliance with, the provisions of Sections 2.13(b) and 6.04.

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Section 13.04Asset Sales. (a) Consummate an Asset Sale unless:
(i)the Parent Borrower (or its Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(ii)at least 75% of the consideration received in the Asset Sale by the Parent Borrower or such Restricted Subsidiary is in the form of cash. For purposes of this clause (ii), each of the following will be deemed to be cash:
(1)any liabilities, as shown on the Parent Borrower’s most recent consolidated balance sheet or in the footnotes thereto (or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Parent Borrower’s or such Restricted Subsidiary’s consolidated balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet), of the Parent Borrower or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Guaranteed Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Parent Borrower or such Restricted Subsidiary from further liability;
(2)the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Asset Sale;
(3)any securities, notes or other obligations received by the Parent Borrower or any such Restricted Subsidiary from such transferee that are converted by the Parent Borrower or such Restricted Subsidiary into cash within 180 days of the receipt of such securities, notes or other obligations, to the extent of the cash received in such conversion;
(4)any stock or assets of the kind referred to in Section 6.04(b)(ii) or 6.04(b)(iv);
(5)any non-cash proceeds received in the form of Real Estate, Indebtedness or Capital Stock and Cash Equivalents that are pledged to the Collateral Trustee to the extent required under Section 5.09; and
(6)any Designated Non-Cash Consideration received by the Parent Borrower or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value not to exceed (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $900,000,000, (y) 3.50% of Total Assets and (z) 30.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $1,750,000,000, (y) 3.50% of Total Assets and (z) 30.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) at the time of the receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
(a)Within 24 months after the receipt of any Net Proceeds from an Asset Sale (other than Excluded Proceeds), or, if a Borrower (or the applicable Restricted Subsidiary, as the case may be), at its option, enters into a binding commitment or letter of intent (together with any binding commitment or letter of intent provided in Section 6.04(c)(i), each, an “Acceptable Commitment”) to apply such Net Proceeds within such 24-month period, within 30 months after the receipt of such Net Proceeds, such Borrower (or its Restricted Subsidiary) may apply such Net Proceeds:

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(i)in the case of an Asset Sale by a Restricted Subsidiary that is not a Subsidiary Guarantor, to repay Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor (other than Indebtedness owed to the Parent Borrower or another Restricted Subsidiary);
(ii)to voluntarily prepay or repurchase Term Loans, New Term Loans or Refinancing Term Loans (in each case, to the extent such prepayment or repurchase is made at par);
(iii)to acquire all or substantially all of the assets of, or any business unit, division or line of business of, or any Capital Stock of, another Person engaged primarily in a Permitted Business, if, after giving effect to any such acquisition of Capital Stock, such Person is or becomes a Restricted Subsidiary and a Subsidiary Guarantor;
(iv)to make a capital expenditure;
(v)to acquire, maintain, develop, construct, improve, upgrade, restore or repair other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or
(vi)any combination of the foregoing.
(b)Pending the final application of such Net Proceeds in accordance with this Section 6.04, the Borrowers may temporarily reduce revolving credit borrowings (including, for the avoidance of doubt, Revolving Borrowings) or otherwise use the Net Proceeds in any manner that is not prohibited by this Agreement.
(c)Notwithstanding the preceding paragraph, (i) any amounts reinvested or contractually committed (including pursuant to a letter of intent) to be so reinvested by the Borrowers (or any of their Restricted Subsidiaries) pursuant to one or more transactions contemplated in clauses (i) through (vi) of this Section 6.04(b) within the 180 day period prior to the receipt of the Net Proceeds of an Asset Sale (other than Excluded Proceeds) shall be deemed to be reinvested or committed to be reinvested in accordance with this Section 6.04 so long as, to the extent so committed, such amounts are used within 30 months after the receipt of such Net Proceeds and (ii) in the event that regulatory approval is necessary for an asset or investment, or the construction, repair or restoration of any asset or investment has commenced (including pursuant to clause (i) above), then the Borrowers or any of their Restricted Subsidiaries shall have an additional 365 days to apply the Net Proceeds from such Asset Sale in accordance with the preceding paragraph.
(d)Any Acceptable Commitment that is later canceled or terminated for any reason before such Net Proceeds are so applied shall be treated as a permitted application of the Net Proceeds if the Parent Borrower or such Restricted Subsidiary enters into another Acceptable Commitment within the later of (a) nine months of such cancellation or termination or (b) 30 months after the initial receipt of such Net Proceeds.
(e)When the aggregate amount of Net Proceeds from Asset Sales received after the Closing Date (other than Excluded Proceeds) that are not applied or invested as provided in this Section 6.04 (including pursuant to Section 6.04(c)(i)) exceeds, in any Fiscal Year, individually for each such Asset Sale, (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $200,000,000, (y) 0.75% of Total Assets and (z) 6.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $350,000,000, (y) 0.75% of Total Assets and (z) 6.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) or, in an aggregate for all such Asset Sales, (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $400,000,000, (y) 1.60% of Total Assets and (z) 12.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $750,000,000, (y) 1.60% of Total Assets and (z) 12.0% of Consolidated Cash Flow for

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the most recently ended Test Period (calculated on a pro forma basis) (the aggregate amount of such Net Proceeds that exceeds such amounts, being “Excess Proceeds”), the Borrowers will make a mandatory prepayment of Term Loans pursuant to and in accordance with the terms of Section 2.13(a) in an amount equal to the Applicable Prepayment Event Percentage of all such Excess Proceeds received.
Section 13.05Dividend and Other Payment Restrictions Affecting Subsidiaries. (a)  Directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than an Excluded Subsidiary) to:
(i)pay dividends or make any other distributions on its Capital Stock to the Parent Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries), or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Parent Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries);
(ii)make loans or advances to the Parent Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries); or
(iii)transfer any of its properties or assets to the Parent Borrower or any of its Restricted Subsidiaries (other than Excluded Subsidiaries).
(a)The restrictions in Section 6.05(a) above shall not apply to encumbrances or restrictions existing under or by reason of:
(i)this Agreement and other agreements governing Existing Indebtedness on the Closing Date;
(ii)the Senior Notes Documents, the Additional Senior Notes Documents and any documents relating to the Senior Secured Notes;
(iii)applicable law, rule, regulation or order;
(iv)customary non-assignment provisions in contracts, agreements, leases, permits and licenses;
(v)purchase money obligations for property acquired and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 6.05(a)(iii);
(vi)any agreement for the sale or other disposition of the stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;
(vii)Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
(viii)Liens permitted to be incurred under Section 6.02 and associated agreements that limit the right of the debtor to dispose of the assets subject to such Liens;
(ix)provisions limiting the disposition or distribution of assets or property in joint venture, partnership, membership, stockholder and limited liability company agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, including owners’, participation or similar agreements governing projects owned through an undivided interest, which limitation is applicable only to the assets that are the subject of such agreements;

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(x)restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in connection with a Permitted Business;
(xi)restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or similar agreement to which the Parent Borrower or any Restricted Subsidiary is a party entered into in connection with a Permitted Business; provided that such agreement prohibits the encumbrance of solely the property or assets of the Parent Borrower or such Restricted Subsidiary that are the subject of that agreement, the payment rights arising thereunder and/or the proceeds thereof and not to any other asset or property of the Parent Borrower or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;
(xii)any instrument governing Indebtedness or Capital Stock of a Person acquired by the Parent Borrower or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Agreement to be incurred;
(xiii)Indebtedness of a Restricted Subsidiary existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Parent Borrower;
(xiv)with respect only to Section 6.05(a)(iii), restrictions encumbering property at the time such property was acquired by the Parent Borrower or any of its Restricted Subsidiaries, so long as such restriction relates solely to the property so acquired and was not created in connection with or in anticipation of such acquisition;
(xv)provisions limiting the disposition or distribution of assets or property in agreements governing Non-Recourse Debt, which limitation is applicable only to the assets that are the subject of such agreements;
(xvi)customary restrictions created in connection with any Permitted Securitization Indebtedness permitted under Section 6.01(b)(xxi) that, in the good faith determination of a Responsible Officer of the Parent Borrower, are necessary or advisable to effect such Permitted Securitization Indebtedness; and
(xvii)any encumbrance or restrictions of the type referred to in Sections 6.05(a)(i), 6.05(a)(ii) and 6.05(a)(iii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (xvi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of a Financial Officer of the Parent Borrower, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewals, increase, supplement, refunding, replacement or refinancing.
Section 13.06Restricted Payments. (a)  Directly or indirectly (w) declare or pay any dividend or make any other payment or distribution on account of the Parent Borrower’s or any of its Restricted Subsidiaries’ Equity Interests (including any payment in connection with any merger or consolidation involving the Parent Borrower or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Parent Borrower’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Parent Borrower or to the Parent Borrower or a Restricted Subsidiary); (x) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Parent Borrower) any Equity Interests of the Parent Borrower or any direct or indirect parent of the Parent

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Borrower (other than any such Equity Interests owned by the Parent Borrower or any Restricted Subsidiary); (y) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Borrowers or any Subsidiary Guarantor with an aggregate outstanding principal amount of greater than (A) prior to the Hurricane Acquisition Closing Date, the greatest of (i) $100,000,000, (ii) 0.50% of Total Assets and (iii) 4.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (i) $250,000,000, (ii) 0.50% of Total Assets and (iii) 4.0% of Consolidated Cash Flow for the most recently ended Test Period and that is contractually subordinated to the Guaranteed Obligations (excluding any intercompany Indebtedness between or among the Parent Borrower and any of its Restricted Subsidiaries), except (1) a payment of interest or principal at the Stated Maturity thereof, (2) a payment, purchase, redemption, defeasance, acquisition or retirement of any subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement or (3) AHYDO Catch-Up Payments; or (z) make any Restricted Investment (all such payments and other actions set forth in these clauses (w) through (z) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(i)in the case of any Restricted Payments set forth in clauses (w), (x) and (y) of the definition thereof that are made in reliance on Section 6.06(a)(ii)(1), no Specified Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and
(ii)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Parent Borrower and its Restricted Subsidiaries since the Original Issue Date (excluding Restricted Payments permitted by Sections 6.06(b)(ii), 6.06(b)(iii), 6.06(b)(iv), 6.06(b)(vi), 6.06(b)(vii), 6.06(b)(viii), 6.06(b)(ix), 6.06(b)(x) and 6.06(b)(xi)), is less than the sum, without duplication, of:
(1)Consolidated Cash Flow of the Parent Borrower, minus 140% of Consolidated Interest Expense of the Parent Borrower, in each case for the period (taken as one accounting period) from March 31, 2009 to the end of the Parent Borrower’s most recently ended fiscal quarter for which financial statements are publicly available at the time of such Restricted Payment, plus
(2)100% of the Fair Market Value of any property or assets and the aggregate net cash proceeds, in each case received by the Parent Borrower or any of its Restricted Subsidiaries since the Original Issue Date in exchange for Qualifying Equity Interests or from the issue or sale of Qualifying Equity Interests of the Parent Borrower (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Parent Borrower that have been converted into or exchanged for such Qualifying Equity Interests (other than Qualifying Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary), plus
(3)to the extent that any Restricted Investment that was made after the Original Closing Date is sold for cash or otherwise liquidated or repaid for cash after the Original Issue Date, the cash return with respect to such Restricted Investment (less the cost of disposition, if any) to the extent not already included in the Consolidated Cash Flow of the Parent Borrower since the Original Issue Date, plus
(4)100% of any cash received by the Parent Borrower or a Restricted Subsidiary after the Original Issue Date from an Unrestricted Subsidiary, to the extent that such cash was not otherwise included in Consolidated Cash Flow of the Parent Borrower for such period, plus

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(5)to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the Original Issue Date, the Fair Market Value of the Parent Borrower’s Investment in such Subsidiary as of the date of such redesignation, plus
(6)100% of Retained Prepayment Amount Proceeds and Declined Proceeds.
(a)The provisions of Section 6.06(a) shall not prohibit:
(i)the payment of any dividend within 90 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Agreement;
(ii)so long as no Event of Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the aggregate proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests of the Parent Borrower (other than Disqualified Stock) or from the contribution of equity capital (unless such contribution would constitute Disqualified Stock) to the Parent Borrower; provided that, the amount of any such proceeds that are utilized for any such Restricted Payment will be excluded from clause 6.06(a)(y)(2);
(iii)so long as no Event of Default has occurred and is continuing or would be caused thereby, the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Borrowers or any Subsidiary Guarantor that is contractually subordinated to the Guaranteed Obligations with the proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(iv)the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;
(v)so long as no Event of Default has occurred and is continuing or would be caused thereby, (A) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Parent Borrower or any Restricted Subsidiary held by any current or former officer, director or employee of the Parent Borrower or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, severance agreement, shareholders’ agreement or similar agreement, employee benefit plan or (B) the cancellation of Indebtedness owing to the Parent Borrower or any of its Restricted Subsidiaries from any current or former officer, director or employee of the Parent Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Parent Borrower or any of its Restricted Subsidiaries; provided that, the aggregate price paid for the actions in clause (A) may not exceed at the time of such purchase or redemption (I) (X) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $50,000,000, (y) 0.25% of Total Assets and (z) 2.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (Y) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $125,000,000, (y) 0.25% of Total Assets and (z) 2.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) in any twelve-month period (with unused amounts in any period being carried over to succeeding periods) and (II) (X) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $125,000,000, (y) 0.50% of Total Assets and (z) 4.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (Y) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $250,000,000, (y) 0.50% of Total Assets and (z) 4.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis) in the aggregate since the Fourteenth Amendment Effective Date; provided, further, that (1) such amount in any calendar year may be increased by the cash proceeds of “key man” life insurance policies received by the Parent Borrower and its Restricted Subsidiaries after the Closing Date less any amount previously applied to the making of Restricted Payments pursuant to this Section 6.06(b)(v) since the Closing Date and (2) cancellation of the Indebtedness owing to the Parent Borrower from employees, officers, directors and consultants of the Parent Borrower or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Parent Borrower from such Persons shall be permitted under this Section 6.06(b)(v) as if it were a repurchase, redemption, acquisition or retirement for value subject hereto; provided, however, that the amount of Restricted Payments permitted to be made pursuant to

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clause (A) above shall be reduced on a dollar-for-dollar basis by the amount of Indebtedness incurred, issued or assumed in reliance on Section 6.01(b)(xxv);
(vi)the repurchase of Equity Interests in connection with the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options and the repurchases of Equity Interests in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;
(vii)so long as no Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of (A) preferred stock outstanding on the Closing Date, (B) Disqualified Stock of the Parent Borrower or any Restricted Subsidiary issued on or after the Issue Date in accordance with the terms of this Agreement or (C) preferred stock issued on or after the Issue Date in accordance with the terms of this Agreement or, in the event that any of the instruments described in (A) through (C) above have been converted into or exchanged for Qualifying Equity Interests, other Restricted Payments in an amount no greater than and with timing of such payments not earlier than the dividends that would have otherwise been payable on such instruments;
(viii)payments to holders of the Parent Borrower’s Capital Stock in lieu of the issuance of fractional shares of its Capital Stock;
(ix)the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of the Parent Borrower pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights is not for the purpose of evading the limitations of this covenant (all as determined in good faith by a Financial Officer of the Parent Borrower);
(x)[reserved];
(xi)so long as no Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments since the Fourteenth Amendment Effective Date in an aggregate amount not to exceed, as of the date such Restricted Payment is made, (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $950,000,000, (y) 3.75% of Total Assets and (z) 30.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis), and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $1,750,000,000 (y) 3.75% of Total Assets and (z) 30.0% of Consolidated Cash Flow for the most recently ended Test Period (calculated on a pro forma basis); provided that, the amount of Restricted Payments permitted to be made pursuant to this clause (xi) shall be reduced on a dollar-for-dollar basis by the amount of Indebtedness incurred, issued or assumed in reliance on Section 6.01(b)(xxv);
(xii)the payment of any dividend or distribution in an amount not to exceed the aggregate Taxes of a consolidated, combined, unitary, affiliated or similar income tax group of which Parent Borrower is the common parent (a “Tax Group”) from any Restricted Subsidiary to another Restricted Subsidiary or to the Parent Borrower for any taxable period in which the Parent Borrower or such Restricted Subsidiary (or its “tax owner,” so long as such Restricted Subsidiary is treated as a “disregarded entity” for U.S. federal income tax purposes) is a member of such Tax Group; provided that, such distributions shall not exceed the amount of Taxes that such Restricted Subsidiary would have paid had it been a stand-alone taxpayer;
(xiii)the Parent Borrower may make distributions of, or Investments in Securitization Assets for purposes of inclusion in any Securitization permitted under Section 6.01(b)(xxi);
(xiv)additional Restricted Payments so long as, as of the date such Restricted Payments are made, the Consolidated Total Net Leverage Ratio, on a pro forma basis, does not exceed, (a) in the case of Restricted Payments set forth in clauses (w) and (x) of the definition thereof, (A) prior to

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the Hurricane Acquisition Closing Date, 2.00:1.00, and (B) on and after the Hurricane Acquisition Closing Date, 2.50:1.00, and (b) in the case of Restricted Payments set forth in clause (y) of the definition thereof, (A) prior to the Hurricane Acquisition Closing Date, 2.25:1.00, and (B) on and after the Hurricane Acquisition Closing Date, 2.75:1.00; and
(xv)the distribution, as a return of capital, dividend or otherwise, of shares of Capital Stock of, Indebtedness issued by, or assets of, one or more Unrestricted Subsidiaries.
The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Parent Borrower or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 6.06 will be determined by a Financial Officer of the Parent Borrower whose certification with respect thereto will be delivered to the Administrative Agent.
Section 13.07[Reserved].
Section 13.08Merger, Consolidation or Sale of Assets. (a) The Parent Borrower will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Parent Borrower is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Parent Borrower and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless, subject to Section 9.22:
(i)either (A) the Parent Borrower is the surviving corporation or (B) the Person formed by or surviving any such consolidation or merger (if other than the Parent Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(ii)the Person formed by or surviving any such consolidation or merger (if other than the Parent Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Parent Borrower under the Loan Documents pursuant to joinder agreements or other documents and agreements reasonably satisfactory to the Administrative Agent;
(iii) immediately after such transaction, no Default or Event of Default exists; and
(iv)(A) the Parent Borrower or the Person formed by or surviving any such consolidation or merger (if other than the Parent Borrower), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the provisions of Section 6.01(a) or (B) the Fixed Charge Coverage Ratio of the Parent Borrower or the Person formed by or surviving any such consolidation or merger (if other than the Parent Borrower) is greater after giving pro forma effect to such consolidation or merger and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period than the Parent Borrower’s actual Fixed Charge Coverage Ratio for the period.
(a)In addition, the Parent Borrower shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
(b)This Section 6.08 shall not apply to (i) a merger of the Parent Borrower with an Affiliate solely for the purpose of reincorporating the Parent Borrower in another jurisdiction or forming a direct holding company of the Parent Borrower; and (ii) any sale, transfer, assignment, conveyance, lease or

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other disposition of assets between or among the Parent Borrower and its Restricted Subsidiaries, including by way of merger or consolidation.
(c)Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Parent Borrower and its Restricted Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Sections 6.08(a) through and including 6.08(d), the successor corporation formed by such consolidation or into or with which the Parent Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement and the other Loan Documents referring to the “Parent Borrower” shall refer instead to the successor corporation and not to the Parent Borrower), and may exercise every right and power of the Parent Borrower under this Agreement and the other Loan Documents with the same effect as if such successor Person had been named as the Parent Borrower herein; provided, however, that the predecessor Parent Borrower shall not be relieved from its payment obligations hereunder except in the case of a sale of all of the Parent Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.08(a) through and including 6.08(d).
(d)A Borrower (other than the Parent Borrower) will not, directly or indirectly, consolidate or merge with or into another Person (other than the Parent Borrower), unless either (A) such Borrower is the surviving Person or (B) the Person formed by or surviving any such consolidation or merger is a Loan Party.
Section 13.09[Reserved].
Section 13.10Designation of Restricted, Unrestricted and Excluded Project Subsidiaries. (a)  The Parent Borrower may designate, by a certificate executed by a Responsible Officer of the Parent Borrower, any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Specified Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 6.06 or under one or more clauses of the definition of Permitted Investments, as determined by the Parent Borrower; provided, however, that to the extent an Excluded Subsidiary is designated as an Unrestricted Subsidiary, the amount of the Investment deemed to have been made in respect of such Unrestricted Subsidiary will be calculated without duplication of the amount of the Investment made as a result of such Excluded Subsidiary’s initial designation as such plus any subsequent Investments made in such Excluded Subsidiary prior to such subsequent designation. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. A Responsible Officer of the Parent Borrower may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Specified Event of Default.
(a)The Parent Borrower may designate, by a certificate executed by a Responsible Officer of the Parent Borrower, any Restricted Subsidiary or Unrestricted Subsidiary to be an Excluded Project Subsidiary if that designation would not cause a Specified Event of Default. If a Restricted Subsidiary or Unrestricted Subsidiary that is not an Excluded Project Subsidiary is designated as an Excluded Project Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Parent Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Excluded Project Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the provisions of Section 6.06 or under one or more clauses of the definition of Permitted Investments, as determined by the Parent Borrower; provided, however, that to the extent an Excluded Subsidiary (other than an Excluded Project Subsidiary) or an Unrestricted Subsidiary is designated as an Excluded Project Subsidiary, the amount of the Investment deemed to have been made in respect of such Excluded Project Subsidiary will be calculated without duplication of the amount of the Investment made as a result of such Excluded Subsidiary’s or Unrestricted Subsidiary’s initial designation as such plus any subsequent Investments made in such Excluded

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Subsidiary or Unrestricted Subsidiary prior to such subsequent designation. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary or Unrestricted Subsidiary otherwise meets the definition of an Excluded Project Subsidiary. A Responsible Officer of the Parent Borrower may redesignate any Excluded Project Subsidiary (including, for the avoidance of doubt, any Hurricane Subsidiary) to be a Restricted Subsidiary that is not an Excluded Project Subsidiary or an Unrestricted Subsidiary if that redesignation would not cause a Specified Event of Default.
(b)Any designation of a Subsidiary as an Unrestricted Subsidiary or Excluded Project Subsidiary will be evidenced to the Administrative Agent by delivering to the Administrative Agent a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 6.06. If, at any time, any Unrestricted Subsidiary or Excluded Project Subsidiary should fail to meet the preceding requirements as, respectively, an Unrestricted Subsidiary or Excluded Project Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary or Excluded Project Subsidiary for the purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary or an Excluded Project Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 6.01, the Parent Borrower will be in default of such covenant. The Board of Directors of the Parent Borrower may at any time designate any Unrestricted Subsidiary or Excluded Project Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary or Excluded Project Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 6.01(a), calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable four-quarter reference period and (ii) no Specified Event of Default would be in existence following such designation.
Section 13.11[Reserved].
Section 13.12Leverage Ratio. Permit (a) at any time during a Collateral Release Period during a Compliance Period, the Consolidated Total Net Leverage Ratio, calculated as of the last day of the most recently ended fiscal quarter during such Compliance Period, to be greater than 5.50 to 1.00 and (b) at any other time during a Compliance Period, the Consolidated First Lien Net Leverage Ratio, calculated as of the last day of the most recently ended fiscal quarter during such Compliance Period (commencing with the first full fiscal quarter after the Closing Date), to be greater than 4.00 to 1.00.
Section 13.13Fiscal Year. With respect to any Borrower, change its fiscal year-end to a date other than December 31.
Section 13.14Use of Proceeds. Directly or, to the knowledge of the Borrowers, indirectly use the proceeds of any Loan or Letter of Credit or otherwise make available such proceeds to any Subsidiary or any other Person to fund, finance or facilitate any activities or business of or with any Person that is, at the time of such funding, a Sanctioned Person or in any country or territory that is at the time of such funding a Sanctioned Country or in any other manner that would result in a violation of Sanctions by any Person (including a Lender, Arranger, Administrative Agent, Issuing Bank or otherwise).
Article XIV.

Events of Default
Section 14.01Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):
(a)any representation or warranty made or deemed made in or in connection with any Loan Document (other than those specified in clause (l) below) or the Borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan

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Document by any Loan Party, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished and (to the extent capable of being cured) is not cured within 30 days thereafter; provided that, inaccuracy in any material respect of any representation or warranty made in connection with a Borrowing of Revolving Loans or an issuance, amendment, extension or renewal of a Letter of Credit shall not constitute a Default or Event of Default for purposes of any Term Loan unless and until the date that the Majority Revolving Lenders have actually declared all Revolving Loans to be immediately due and payable and terminated the Revolving Commitments as a result of such inaccuracy and such declaration has not been rescinded on or before such date;
(b)default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)default shall be made in the payment of any interest on any Loan or any L/C Disbursement or any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(d)default shall be made in the due observance or performance by the Parent Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.05, 5.08 or 5.11 or in Article VI; provided that, a default in the due observance or performance by the Parent Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in Section 6.12 shall not constitute an Event of Default with respect to any Term Loans until the date on which the Administrative Agent or the Majority Revolving Lenders shall declare the Revolving Loans (including, for the avoidance of doubt, any New Revolving Loans and Refinancing Revolving Loans) to be due and payable or shall terminate the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments);
(e)default shall be made in the due observance or performance by the Parent Borrower or any Restricted Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) or (d) above or clause (l) below) and such default shall continue unremedied for a period of 45 days after notice thereof from the Administrative Agent to the Parent Borrower, the Collateral Agent, the Collateral Trustee or any Lender to the Parent Borrower; provided that, a default in the due observance or performance by any Borrower of any covenant, condition or agreement contained in Section 5.04(e) shall not constitute an Event of Default with respect to any Term Loans until the date on which the Administrative Agent or the Majority Revolving Lenders shall declare the Revolving Loans (including, for the avoidance of doubt, any New Revolving Loans and Refinancing Revolving Loans) to be due and payable or shall terminate the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments);
(f)the Parent Borrower or any Restricted Subsidiary shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Material Indebtedness (other than Indebtedness hereunder), when and as the same shall become due and payable, or (B) any other event or condition occurs that results in any Material Indebtedness (other than Indebtedness hereunder) becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness (other than Indebtedness hereunder) or any trustee or agent on its or their behalf to cause any Material Indebtedness (other than Indebtedness hereunder) to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that, this clause (f) shall not apply to (I) in the case of subclause (B) above, secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, (II) any Material Indebtedness if (x) the sole remedy of the holder thereof in the event of the non-payment of such Material Indebtedness or the non-payment or non-performance of obligations related thereto or (y) the sole option is to elect, in each case, to convert such Material Indebtedness into Equity Interests (other than Disqualified Stock) (or cash in lieu of fractional shares) and (C) in the case of Material Indebtedness which the holder thereof may elect to convert into Equity Interests (other than Disqualified Stock), such Material Indebtedness from

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and after the date, if any, on which such conversion has been effected; provided, further, that such event or condition is unremedied and is not waived or cured by the holders of such Indebtedness prior to any acceleration of the Loans and termination of the Commitments pursuant to the final paragraph of this Section 7.01; provided, further, that a breach of any financial covenant under any other Indebtedness shall not constitute an Event of Default unless the lenders under such Indebtedness document have accelerated the Indebtedness thereunder or terminated such commitments thereunder as a result of such breach; provided, further, that clauses (A) and (B) shall not apply to (1) any Non-Recourse Debt of the Parent Borrower and the Restricted Subsidiaries (except to the extent that the Parent Borrower or any of the Restricted Subsidiaries that are not parties to such Non-Recourse Debt (other than Exempt Subsidiaries) is then liable for any such Non-Recourse Debt of a Significant Subsidiary that is Indebtedness for borrowed money thereunder and such liability, individually or in the aggregate, exceeds (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $250,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $500,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period) or (2) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Parent Borrower or any Restricted Subsidiary constituting Permitted Tax Equity Guarantees or a Standard Securitization Undertaking;
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Parent Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Parent Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Parent Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Parent Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary; and, in each of clauses (i), (ii) or (iii), the order or decree remains unstayed and in effect for 60 consecutive days;
(h)the Parent Borrower or any of its Restricted Subsidiaries (other than the Exempt Subsidiaries) that is a Significant Subsidiary or any group of Restricted Subsidiaries (other than the Exempt Subsidiaries) that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; (iv) makes a general assignment for the benefit of its creditors; or (v) generally is not paying its debts as they become due;
(i)one or more judgments for the payment of money in an aggregate amount in excess of (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $250,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $500,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period (excluding therefrom any amount covered by insurance) shall be rendered against the Parent Borrower or any Restricted Subsidiary (other than an Exempt Subsidiary) or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Parent Borrower or any of its Restricted Subsidiaries to enforce any such judgment; provided that, this clause (i) shall not apply to (A) any Non-Recourse Debt of the Parent Borrower and the Restricted Subsidiaries (except to the extent that the Parent Borrower or any of the Restricted Subsidiaries that are not parties to such Non-Recourse Debt is then liable for any such Non-Recourse Debt of a Significant Subsidiary that is Indebtedness for borrowed money thereunder and such liability, individually or in the

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aggregate, exceeds (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $250,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $500,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period) or (B) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Parent Borrower or any Restricted Subsidiary constituting Permitted Tax Equity Guarantees or a Standard Securitization Undertaking;
(j)an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect; provided, however, that the parties acknowledge and agree that that certain Irrevocable Standby Letter of Credit (or any renewal, extension or replacement thereof that does not increase the face amount thereof) issued by the Sumitomo Mitsui Banking Corporation in favor of the Benefits Committee of the Texas Genco Retirement Plan, dated as of June 28, 2005, for an amount not exceeding $54,900,000, shall not be deemed to be a liability for purposes of determining whether a Material Adverse Effect has occurred for purposes of this Section 7.01(j) is exceeded (but that any other letter of credit or other security provided pursuant to Section 401(a)(29) of the Tax Code that constitutes an ERISA Event shall be deemed to be a liability for purposes of this Section 7.01);
(k)except as permitted by this Agreement or as a result of the discharge of such Subsidiary Guarantor in accordance with the terms of the Loan Documents, any Guarantee by a Significant Subsidiary (or group of Subsidiaries that taken as a whole would be deemed a Significant Subsidiary) under the Guarantee and Collateral Agreement shall be held by a final decision issued in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Subsidiary Guarantor (or any group of Subsidiary Guarantors) that constitutes a Significant Subsidiary shall deny or disaffirm in writing its or their obligations under its or their Guarantee(s) under the Guarantee and Collateral Agreement;
(l)material breach by any Borrower or any of the other Loan Parties of any material representation or warranty or covenant, condition or agreement in the Security Documents, the repudiation by any Borrower or any of the other Loan Parties of any of its material obligations under any of the Security Documents or the unenforceability of any of the Security Documents against any Borrower or any of the other Loan Parties for any reason with respect to Collateral having an aggregate Fair Market Value that exceeds (A) prior to the Hurricane Acquisition Closing Date, the greatest of (x) $250,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period, and (B) on and after the Hurricane Acquisition Closing Date, the greatest of (x) $500,000,000, (y) 1.0% of Total Assets and (z) 8.0% of Consolidated Cash Flow for the most recently ended Test Period in the aggregate; or
(m)there shall have occurred a Change of Control;
then, and in every such event (other than an event with respect to the Parent Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event either or both of the following actions may be taken: (i) the Administrative Agent may with the consent of the Majority Revolving Lenders, and at the request of the Majority Revolving Lenders shall, by notice to the Parent Borrower, terminate forthwith the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments) and (ii)(A) the Administrative Agent may with the consent of the Majority Revolving Lenders, and at the request of the Majority Revolving Lenders shall, by notice to the Parent Borrower, declare the Revolving Loans and/or (B) the Administrative Agent may with the consent of the Majority Term Lenders, and at the request of the Majority Term Lenders shall, by notice to the Parent Borrower, declare the Term Loans, in the case of each of clauses (A) and (B), then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of such Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand,

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protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; and in any event with respect to an event in respect of the Borrowers described in paragraph (g) or (h) above, the Revolving Commitments shall automatically terminate and the principal of such Loans so declared to be due and payable then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent and the Collateral Agent shall have the right to take all or any actions and exercise any remedies available to a secured party under the Security Documents or applicable law or in equity; provided that, notwithstanding any provision to the contrary in any Loan Document, during any period during which an Event of Default under Section 6.12 exists solely with respect to the Revolving Loans (including, for the avoidance of doubt, any New Revolving Loans and Refinancing Revolving Loans), the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments) and/or the Letters of Credit, the Administrative Agent may with the consent of the Majority Revolving Lenders, and at the request of the Majority Revolving Lenders shall, by notice to the Parent Borrower, take any of the foregoing actions solely as they relate to the Revolving Loans (including, for the avoidance of doubt, any New Revolving Loans and Refinancing Revolving Loans), the Revolving Commitments (including, for the avoidance of doubt, any New Revolving Commitments and Refinancing Revolving Commitments) and the Letters of Credit.
Notwithstanding anything herein to the contrary or in any other Loan Document:
(i)none of the Administrative Agent, the Required Lenders, the Majority Term Lenders or the Majority Revolving Lenders may take any of the actions described in this Section 7.01 with respect to any Default or Event of Default resulting from any action, inaction, omission or the occurrence of any event, in each case, that is reported publicly or otherwise disclosed to the Lenders more than two years following such date of disclosure or public report, from and after which time any such Default or Event of Default shall be deemed not to “exist” or be “continuing”; provided, that, it is understood and agreed that a press release, a filing with the SEC or a posting to the applicable Approved Electronic Platform for the Credit Facilities shall constitute such a public report or disclosure; provided, further, that, no such two year limitation shall apply if (x) prior to the expiration of such two year period, the Administrative Agent has commenced any remedial action with respect to such Default or Event of Default or has provided the Borrowers with a reservation of rights letter with respect to such Default or Event of Default or (y) a Responsible Officer of any Loan Party had actual knowledge of the occurrence of any such Default or Event of Default and failed to provide notice thereof pursuant to Section 5.05(a);
(ii)any Default or Event of Default arising from any failure to deliver a notice of Default with respect to any Default or Event of Default or any other information or documentation required to be delivered within a specified time period shall automatically be deemed cured and to be no longer continuing immediately upon either (a) the delivery of such notice, information or documentation, as applicable or (b) in the case of a notice of Default with respect to any Default or Event of Default, the cessation of the existence of the underlying Default or Event of Default, so long as, in each case, (x) at such time the Loans have not been accelerated by the Lenders pursuant to this Section 7.01 and (y) at the time of such failure to deliver a notice of Default with respect to any Default or Event of Default or any other information or documentation required to be delivered within a specified time period, no Responsible Officer of the Parent Borrower had knowledge of the same; and
(iii)no Event of Default shall arise as a result of any limitation or threshold in dollars being exceeded solely as a result of changes in exchange rates from those rates applicable on the first day

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of the fiscal quarter in which such determination occurs or in respect of which such determination is made.
Section 14.02Application of Proceeds. Without limitation of, and after giving effect to, Section 6.7 of the Guarantee and Collateral Agreement and Section 3.4 of the Collateral Trust Agreement, all proceeds received by the Administrative Agent or the Collateral Agent, as the case may be, either from the Collateral Trustee or any other Person in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Security Document shall be held by the Administrative Agent or the Collateral Agent as Collateral for, and applied in full or in part by the Administrative Agent or the Collateral Agent against, the applicable Guaranteed Obligations hereunder then due and owing in the following order of priority: first, to the ratable payment of (a) all costs and expenses of such sale, collection or other realization, including reasonable and documented fees, costs and expenses of the Agents and their agents and counsel, and all other expenses, liabilities and advances made or incurred by the Agents in connection therewith, and all amounts in each case for which such Agents are entitled to payment, reimbursement or indemnification under the Loan Documents (in their capacity as such), and to the payment of all costs and expenses paid or incurred by the Agents in connection with the exercise of any right or remedy under the Loan Documents, all in accordance with the terms of the Loan Documents, (b) any principal and interest owed to the Administrative Agent in respect of outstanding Revolving Loans advanced on behalf of any Lender by the Administrative Agent for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers and (c) any amounts owed to the Issuing Bank under a Letter of Credit issued by it for which it has not then been reimbursed by any Lender or the Borrowers; second, to the extent of any excess proceeds, to the payment of all other Guaranteed Obligations hereunder for the ratable benefit of the holders thereof; and third, to the extent of any excess proceeds, to the payment to or upon the order of the applicable Loan Party or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.
Section 14.03Cure Right. Notwithstanding anything to the contrary contained in this Section 7.03, in the event that the Borrowers fail to comply with the requirements of Section 6.12, until the expiration of the 15th day subsequent to the date the certificate calculating such compliance is required to be delivered pursuant to Section 5.04(c), the Parent Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of the Parent Borrower (collectively, the “Cure Right”), and upon the receipt by the Parent Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Parent Borrower of such Cure Right compliance with the financial covenant set forth in Section 6.12 shall be recalculated giving effect to the following pro forma adjustments:
(i)Consolidated Cash Flow shall be increased, solely for the purpose of measuring compliance with Section 6.12 and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and
(ii)if, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of Section 6.12, the Borrowers shall be deemed to have satisfied the requirements of Section 6.12 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.12 that had occurred shall be deemed cured for the purposes of this Agreement.
Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised and (c) the Cure Amount shall be no greater than the amount required for purposes of complying with Section 6.12 as of the relevant date of determination.

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Article XV.

The Agents, the Arrangers and the Lenders
Each of the Lenders and the Issuing Banks hereby irrevocably appoints each of the Administrative Agent, the Collateral Agent and the Sustainability Structuring Agent (the Administrative Agent, the Collateral Agent and the Sustainability Structuring Agent are referred to collectively as the “Agents”) as its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized by the Lenders to execute any and all documents (including releases and documents pursuant to the Collateral Trust Agreement and the other Security Documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto. Each of the Lenders and the Issuing Banks hereby irrevocably (a) acknowledges and agrees that the Collateral Trustee (as defined in the Collateral Trust Agreement) has been appointed as the Secured Parties’ agent in respect of the Collateral Trust Agreement and the other Security Documents, in each case as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (b) expressly authorizes and directs the Collateral Trustee (as defined in the Collateral Trust Agreement) to execute such documents or instruments as may be required or contemplated by the Collateral Trust Agreement and the other Security Documents, in each case, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents. Each of the Lenders and the Issuing Banks hereby agrees to be bound by the priority of the security interests and allocation of the benefits of the Collateral and proceeds thereof set forth in the Security Documents.
Each institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Borrower or any Subsidiary or any Affiliate thereof as if it were not an Agent hereunder.
Notwithstanding anything herein to the contrary, if at any time the Required Lenders determine that the Person serving as Administrative Agent is (without taking into account any provision in the definition of “Defaulting Lender” requiring notice from the Administrative Agent or any other party) a Defaulting Lender, the Required Lenders (determined after giving effect to Section 9.08) may, by notice to the Parent Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Parent Borrower, appoint a replacement Administrative Agent hereunder. Such removal will, to the fullest extent permitted by Applicable Law, be effective on the earlier of (a) the date a replacement Administrative Agent is appointed and (b) the date 30 days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).
No Agent or Lender shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) none of any Agent, any Arranger, any Co-Manager or any Lender shall be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing and, in performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Parent Borrower or any of its Subsidiaries, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent, the Collateral Agent or the Sustainability Structuring

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Agent is required to exercise as directed in writing by the Required Lenders, the Majority Revolving Lenders, the Majority Term Lenders or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08, as applicable; provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Bankruptcy Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Bankruptcy Law, and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to the Parent Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as any Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it under or in connection with any Loan Document except to the extent caused by its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to such Agent by the Parent Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrowers. Upon any such resignation of the Administrative Agent, the Collateral Agent or the Sustainability Structuring Agent, the Required Lenders (or, in the case of the Sustainability Structuring Agent, the Majority Revolving Lenders) shall have the right to appoint a successor, subject to the Borrowers’ approval (not to be unreasonably withheld or delayed) so long as no Default or Event of Default shall have occurred and be continuing. If no successor shall have been so appointed by the Required Lenders (or, in the case of the Sustainability Structuring Agent, the Majority Revolving Lenders) and shall have accepted such

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appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent.
Each Co-Manager and each Arranger, in each case, in its capacity as such, shall have no duties or responsibilities, and shall incur no liability, under this Agreement or any other Loan Document.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent, the Co-Managers, the Arrangers, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent, the Arrangers, or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
To the extent required by any applicable law, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any applicable withholding tax. If any payment has been made to any Lender by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding tax ineffective or for any other reason, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.
Article XVI.

Miscellaneous
Section 16.01Notices. (a)  Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent any telecommunication device capable of creating a written record (including electronic mail), as follows:
(i)if to the Borrowers, to it at NRG Energy, Inc., 804 Carnegie Center, Princeton, NJ 08540, Attention of Treasurer, Chief Financial Officer and General Counsel (Email: ogc@nrg.com);

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(ii)if to the Administrative Agent, the Collateral Agent or to Citicorp North America, Inc., in its capacity as an Issuing Bank hereunder, to Citibank N.A., 1615 Brett Road, OPS III, New Castle, DE 19720, Attention of Citi Loan Operations (Tel No. 302-894-6010; Email: glagentofficeops@citi.com); and
(iii)if to an Issuing Bank (other than Citicorp North America, Inc., in its capacity as an Issuing Bank hereunder) or a Lender, to it at its address (or email address) set forth on the Administrative Questionnaire delivered by such Issuing Bank or such Lender to the Administrative Agent or the Assignment and Assumption or the Joinder Agreement pursuant to which such Issuing Bank or such Lender shall have become a party hereto.
(a)All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt if delivered by hand or overnight courier service or sent by electronic mail, (ii) on the date five Business Days after dispatch by certified or registered mail if mailed, (iii) on the date on which such notice or other communication has been made generally available on an Approved Electronic Platform, Internet website or similar telecommunication device to the class of Person(s) being notified (regardless of whether any such Person must accomplish, and whether or not any such Person shall have accomplished, any action prior to obtaining access to such items, including registration, disclosure of contact information, compliance with a standard user agreement or undertaking a duty of confidentiality) and such Person has been notified in respect of such posting that a communication has been posted to such Approved Electronic Platform, Internet website or similar telecommunication device if delivered by posting to such Approved Electronic Platform, Internet website or similar telecommunication device requiring that a user have prior access to such Approved Electronic Platform, Internet website or similar telecommunication device or (iv) on the date on which transmitted to an electronic mail address (or by another means of electronic delivery) if delivered by electronic mail or any other telecommunications device, in the case of each of clauses (i) – (iv), delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01; provided, however, that notices and other communications to the Administrative Agent pursuant to Article II or Article VIII shall not be effective until received by the Administrative Agent.
(b)Notwithstanding Sections 9.01(a) and 9.01(b) (unless the Administrative Agent requests that the provisions of Sections 9.01(a) and 9.01(b) be followed) and any other provision in this Agreement or any other Loan Document providing for the delivery of any Approved Electronic Communication by any other means, the Loan Parties shall deliver all Approved Electronic Communications to the Administrative Agent by properly transmitting such Approved Electronic Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com or such other electronic mail address (or similar means of electronic delivery) as the Administrative Agent may notify to the Borrowers. Nothing in this Section 9.01(c) shall prejudice the right of the Administrative Agent or any Lender to deliver any Approved Electronic Communication to any Loan Party in any manner authorized in this Agreement or to request that the Parent Borrower effect delivery in such manner.
(c)Posting of Approved Electronic Communications. (i)  Each Lender and each Loan Party agree that the Administrative Agent may, but shall not be obligated to, make the Approved Electronic Communications available to the Lenders by posting such Approved Electronic Communications on IntraLinks™ or a substantially similar electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
(i)Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a dual firewall and a User ID/Password Authorization System) and the Approved Electronic Platform is secured through a single-user-per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each Lender and each Loan Party acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and

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other risks associated with such distribution. In consideration for the convenience and other benefits afforded by such distribution and for the other consideration provided hereunder, the receipt and sufficiency of which is hereby acknowledged, each Lender and each Loan Party hereby approves distribution of the Approved Electronic Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
(ii)THE APPROVED ELECTRONIC PLATFORM AND THE APPROVED ELECTRONIC COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES WARRANT THE ACCURACY, ADEQUACY OR COMPLETENESS OF THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM AND EACH EXPRESSLY DISCLAIMS ANY LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE APPROVED ELECTRONIC COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM.
(iii)Each Lender and each Loan Party agree that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Approved Electronic Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally-applicable document retention procedures and policies.
Section 16.02Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect (but such representations and warranties shall be deemed made by the Borrowers only at such times and as of such dates as set forth in Section 4.01(b)) as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable) under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20, 2.21 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Bank.
Section 16.03Binding Effect. This Agreement shall become effective when it shall have been executed by the Parent Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto. Upon the satisfaction of the conditions precedent set forth in Section 4.02, this Agreement shall become effective, binding upon and enforceable against the Parent Borrower and each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders.
Section 16.04Successors and Assigns. (a)  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the

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Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(a)Each Lender may assign to one or more assignees (other than any natural person, the Borrowers or any of their Affiliates, except, for the avoidance of doubt, any Purchasing Borrower Party pursuant to and in accordance with Section 2.12(e)) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) (x) except in the case of an assignment of a Term Loan to a Lender or an Affiliate or Related Fund of a Lender, the Administrative Agent and the Borrowers (and, in the case of any assignment of a Revolving Commitment and/or a Revolving Loan, the Issuing Banks) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed); provided that, (A) the consent of the Borrowers shall not be required to any such assignment (1) during the continuance of a Specified Event of Default or (2) to a Lender or an Affiliate or Related Fund of a Lender, and (B) other than in respect of an assignment of a Revolving Commitment and/or a Revolving Loan, the Borrowers shall be deemed to have consented to any such assignment unless the Parent Borrower shall object thereto by written notice to the Administrative Agent within fifteen Business Days after having received notice thereof, and (y) except in the case of an assignment to a Lender or an Affiliate or Related Fund of a Lender, the amount of the Commitment or Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $2,500,000 in the case of any assignment of a Revolving Commitment or (B) $1,000,000 in the case of any assignment of a Term Loan (or, in each case, if less, the entire remaining amount of such Lender’s Commitment or Loans, as the case may be, and Related Funds shall be aggregated for this purpose), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption (such Assignment and Assumption to be (x) electronically executed and delivered to the Administrative Agent via an electronic settlement system then acceptable to the Administrative Agent, which shall initially be the settlement system of ClearPar, LLC, or (y) manually executed and delivered), together with a processing and recordation fee of $3,500 (which shall be payable by either the assignor or the assignee, as they may agree); provided, however, that no such processing and recordation fee shall be payable in connection with assignments made by a Lender to an affiliate thereof, by or to an Arranger or an affiliate thereof or to a Lender or an affiliate or Related Fund of a Lender or a Person under common management with a Lender and (iii) the assignee, if it shall not be a Lender immediately prior to the assignment, shall deliver to the Administrative Agent an Administrative Questionnaire. No Lender is permitted to assign all or any portion of its interests, rights or obligations under this Agreement (including all or a portion of its Commitment and the Loans at any time owing to it) except as specifically set forth in the immediately preceding sentence and any purported assignment not in conformity therewith shall be null and void. Upon acceptance and recording pursuant to Section 9.04(e), from and after the effective date specified in each Assignment and Assumption, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits and obligations of Sections 2.14, 2.16, 2.20, 2.21 and 9.05, as well as to any Fees accrued for its account and not yet paid). Notwithstanding the foregoing (but subject to the consent rights set forth in the first sentence of this Section 9.04(b)), an assignment by a Lender to one of its Affiliates or Related Funds will be effective, valid, legal and binding without regard to whether the assignor has delivered an Assignment and Assumption or Administrative Questionnaire to the Administrative Agent (and the acceptance and recordation thereof under paragraph (e) of this Section shall not be required); provided that the Administrative Agent and the Borrowers shall be entitled to deal solely with the assignor unless and until the date that an Assignment and Assumption and Administrative Questionnaire have been delivered to the Administrative Agent with respect to the applicable assignee.
(b)By executing and delivering (to the Administrative Agent or the assigning Lender in the case of an assignment by a Lender to one of its Affiliates or Related Funds pursuant to the last sentence of paragraph (b) of this Section) an Assignment and Assumption, the assigning Lender thereunder and

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the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender represents and warrants that it is the legal and beneficial owner of the interest being assigned thereby and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption; (ii) unless otherwise agreed to by the assigning Lender and the assignee, the interest being assigned by such assigning Lender is free and clear of any lien, encumbrance or other adverse claim; (iii) such assigning Lender has full power and authority, and has taken all action necessary, to execute and deliver the applicable Assignment and Assumption and to consummate the transactions contemplated thereby; (iv) such assigning Lender assumes no responsibility with respect to (A) any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document, (B) the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or any Collateral thereunder, (C) the financial condition of the Parent Borrower, any Subsidiary, any Affiliate of the Parent Borrower or any other Person obligated in respect of any Loan Document or (D) the performance or observance by the Parent Borrower, any Subsidiary, any Affiliate of the Parent Borrower or any other Person obligated in respect of any Loan Document of any of their respective obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (v) such assignee represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver the applicable Assignment and Assumption and to consummate the transactions contemplated thereby and to become a Lender under this Agreement, (B) it meets all the requirements to be an assignee under Section 9.04(b) (subject to such consents, if any, as may be required under Section 9.04(b)), (C) from and after the effective date set forth in the applicable Assignment and Assumption, it shall be bound by the provisions of this Agreement as a Lender hereunder and, to the extent of the interest being assigned to it pursuant to the applicable Assignment and Assumption, shall have the obligations of a Lender hereunder, (D) it is sophisticated with respect to decisions to acquire assets of the type represented by the interest being assigned to it pursuant to the applicable Assignment and Assumption and either it, or the Person exercising discretion in making its decision to acquire such interest, is experienced in acquiring assets of such type (it being understood and agreed that the representation and warranty set forth in this Section 9.04(c)(v)(D) shall not apply to any assignee that is a Purchasing Borrower Party in connection with any Discounted Voluntary Purchase pursuant to and in accordance with Section 2.12(e)), (E) it has received a copy of this Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.04, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the applicable Assignment and Assumption and to purchase the interest being assigned to it thereby and (F) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Co-Managers, the Arrangers, such assigning Lender or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the applicable Assignment and Assumption and to purchase the interest assigned thereby; (vi) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, the Co-Managers, the Arrangers, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(c)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent),

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to (i) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank and each other Lender hereunder (and interest accrued thereon) and (ii) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its applicable percentage thereof. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(d)The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in the City of New York a copy of each Assignment and Assumption delivered to it and one or more registers for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Borrowers, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Issuing Bank, the Collateral Agent, any Arranger and any Lender, at any reasonable time and from time to time upon reasonable prior notice, and the Administrative Agent hereby agrees, so long as MSSF is a Lender or an Issuing Bank, to (i) furnish to MSSF, upon MSSF’s request, a copy of the Register, (ii) cooperate with MSSF in granting access to the Platform to any Lenders (or potential Lenders) identified by MSSF and (iii) maintain MSSF’s access to the Platform. In the case of any assignment made in accordance with the last sentence of paragraph (b) of this Section that is not reflected in the Register, the assigning Lender shall maintain a comparable register reflecting such assignment.
(e)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder) and, if required, the written consent of the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Assumption, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Bank and the Borrowers. No assignment shall be effective unless it has been recorded in the Register as provided in this Section 9.04(f). Notwithstanding the foregoing, an assignment by a Lender to an Affiliate or Related Fund pursuant to the last sentence of paragraph (b) of this Section shall not be required to be recorded in the Register to be effective; provided that, (i) such assignment is recorded in a comparable register maintained by the assignor as provided in paragraph (b) of this Section and (ii) the Administrative Agent and the Borrowers shall be entitled to deal solely and directly with the assignor unless and until the date that an Assignment and Assumption and Administrative Questionnaire have been delivered to the Administrative Agent with respect to the applicable assignee.
(f)Each Lender may, without the consent of the Borrowers, the Issuing Banks or the Administrative Agent, sell participations to one or more banks or other entities (other than, for the avoidance of doubt, any natural person) in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions and related obligations contained in Sections 2.14, 2.16, 2.20 and 2.21 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant), and such participating banks or other entities shall deliver any forms required to be delivered under such Sections directly to such Lender, (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees

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payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans, increasing or extending the Commitments or releasing any Subsidiary Guarantor or all or substantially all of the Collateral) and (v) each Lender that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each participating bank or other entity and the principal amounts (and stated interest) of each such participating bank’s or other entity’s interest in the Loans or other obligations under the Loan Documents; provided, further, that no Lender shall have any obligation to disclose all or any portion of any such register to any Person (including the identity of any participating bank or other entity or any information relating to interests in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations; provided, further, the entries in such register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.
(g)Any Lender or participant may, in connection with any assignment, pledge or participation or proposed assignment, pledge or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, each such disclosure shall be subject to an agreement by such assignee or participant or proposed assignee or participant pursuant to and in accordance with Section 9.16(f).
(h)Each Lender may, without the consent of the Borrowers, the Issuing Banks or the Administrative Agent, at any time pledge or assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and, in the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrowers, the Issuing Banks or the Administrative Agent, collaterally pledge or assign all or any portion of its rights under this Agreement, including the Loans and promissory notes or any other instrument evidencing its rights as a Lender hereunder, to any holder of, trustee for, or any other representative of any holders of, obligations owed or securities issued by such fund as security for such obligations or securities; provided that no such pledge or assignment described in this clause (i) shall release such Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(i)Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Parent Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to

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by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.
(j)The Borrowers shall not assign or delegate any of their rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.
Section 16.05Expenses; Indemnity. (a) Each Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers and the Issuing Banks, including the reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent, in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated); provided that, the Borrowers shall not be responsible for the reasonable fees, charges and disbursements of more than one separate law firm (in addition to one local counsel per relevant jurisdiction or special counsel, including special workout or regulatory counsel) pursuant to its obligations under this sentence only. Each Borrower also agrees to pay all documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, including the fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel (including special workout counsel) for the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or any Lender.
(a)Each Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Sustainability Structuring Agent, the Co-Managers, the Arrangers, each Lender, the Issuing Banks and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder (including the undertaking of each Indemnitee under Section 9.21) or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence or Release of Hazardous Materials, or any non-compliance with Environmental Law, on any property owned or operated by the Borrowers or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrowers or any of the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or to the extent such judgment finds that any such loss, claim, damage, liability or related expense has resulted from such Indemnitee’s material breach of the Loan Documents, (y) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent or any other Agent or Arranger, acting in its capacity as such) that does not involve any act or omission of the Parent Borrower or any of its Subsidiaries or (z) apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b)To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Collateral Agent, the Arrangers or the Issuing Banks under paragraph (a) or

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(b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Arrangers or the Issuing Banks, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Arrangers or the Issuing Banks in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the Aggregate Revolving Exposure (including, for the avoidance of doubt any New Revolving Loans and Refinancing Revolving Loans), outstanding Term Loans and unused Commitments at the time.
(c)To the extent permitted by applicable law, the Borrowers shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, the Co-Managers, the Arrangers, any Lender or the Issuing Banks. All amounts due under this Section 9.05 shall be payable promptly upon written demand therefor.
Section 16.06Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured and shall notify the Administrative Agent promptly of any such setoff. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
Section 16.07Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY, DISPUTE, PROCEEDING OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS MOST RECENTLY PUBLISHED AND IN EFFECT, ON THE DATE SUCH LETTER OF CREDIT WAS ISSUED, BY THE INTERNATIONAL CHAMBER OF COMMERCE (THE “UNIFORM CUSTOMS”) AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.
Section 16.08Waivers; Amendment; Replacement of Non-Consenting Lenders. (a)  No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or the Issuing Banks in exercising

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any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrowers or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Parent Borrower in any case shall entitle the Parent Borrower to any other or further notice or demand in similar or other circumstances.
(a)Neither this Agreement nor any provision hereof may be waived, amended or modified except (A) as expressly provided in Sections 2.24, 2.25 or 9.19 or as otherwise expressly provided in any Loan Document as in effect on the Eighth Amendment Effective Date and (B) pursuant to an agreement or agreements in writing entered into by a Borrower and the Required Lenders; provided, however, that except as expressly necessary to effect the provisions of Sections 2.24, 2.25 or 9.19 as in effect on the Eighth Amendment Effective Date no such waiver, agreement or modification shall (i) decrease or forgive the principal amount of, or extend the maturity or any scheduled principal payment date or date for the payment of any interest on, any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender directly affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, default interest, Defaults, Events of Default or a mandatory prepayment or a change in any financial ratio shall not constitute a decrease or forgiveness of the principal amount of, or the extension of the maturity or any scheduled principal payment date or date for payment of any interest on, any Loan or any date for reimbursement of an L/C Disbursement, or the waiver or excusal of any such payment or any part thereof, or decrease of the rate of interest on any Loan or L/C Disbursement), (ii) increase or extend the Commitment or decrease or extend the date for payment of any Fees of any Lender directly affected thereby without the prior written consent of such Lender (it being understood that waivers or modifications of the applicability of the MFN Adjustment, conditions precedent, covenants, Defaults, Events of Default or a mandatory prepayment or change in financial ratio shall not constitute an increase or extension of the Commitments of any Lender or an extension of the date for payment of any Fees of any Lender), (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Sections 2.02, 2.09 and 2.18 requiring ratable distribution or sharing or ratable funding, the provisions of Section 9.04(k), the provisions of this Section or the definition of the term “Required Lenders” or release all or substantially all of the Subsidiary Guarantors, except in connection with a release expressly permitted under the Loan Documents, without the prior written consent of each affected Lender, (iv) amend or modify the definition of the term “Majority Revolving Lenders” or “Pro Rata Percentage” without the prior written consent of each Revolving Lender, (v) amend or modify the definition of the term “Majority Term Lenders” without the prior written consent of each Term Lender (or, if there are no Term Lenders at such time, without the consent of the Required Lenders), (vi) except upon payment in full of the Guaranteed Obligations hereunder (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable), release all or substantially all of the Collateral, except in connection with a disposition expressly permitted under the Loan Documents, without the prior written consent of each Lender, (vii) change the provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of one Class differently from the rights of Lenders holding Loans of any other Class without the prior written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class, (viii) modify the protections afforded to an SPC pursuant to the provisions of Section 9.04(j) without the written consent of such SPC or (ix) change the currency in which any Loan or Commitment of any Lender is denominated without the written consent of such Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Sustainability Structuring Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Sustainability Structuring Agent, as applicable (it being understood and agreed that only the prior written consent of the applicable Borrower and the applicable

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Issuing Bank will be required to establish, increase or decrease the maximum Revolving L/C Exposure in respect of Letters of Credit at any time outstanding issued by such Issuing Bank pursuant to and in accordance with Section 2.23(a)).
(b)Notwithstanding anything to the contrary contained in this Section 9.08 or any other provision of this Agreement:
(i)(x) any amendment, modification, termination, discharge or waiver of any term or provision of Section 6.12 (including the underlying definitions used therein solely insofar as they are used for purposes of the financial covenant set forth therein and not for any other purpose under this Agreement) or the proviso at the end of the last paragraph of Section 7.01 or Section 7.03 or any waiver of any Default or Event of Default as a result of a failure to comply with Section 6.12, and/or any waiver of any such Default of Event of Default, or with respect to any such provision, for purposes of Section 4.01 or 4.02, and/or for purposes of any other provision requiring the absence of a Default or Event of Default (including the availability of any baskets or other exceptions or carve-outs to any covenant hereunder) to the extent such Default or Event of Default relates to Section 6.12, and any amendment to the definition of “Applicable Sustainability Adjustment” (but not to the amount of any adjustment provided for therein), “Baseline Sustainability Amount”, “KPI Metrics” or any definitions or provisions directly or indirectly related thereto, shall, in each case, require, and be effective pursuant to, an agreement or agreements in writing entered into by the Parent Borrower and the Majority Revolving Lenders only, and shall not require the prior written consent of the Required Lenders, and (y) the Parent Borrower and the Administrative Agent may enter into amendments implementing changes relating to the Benchmark Replacement and other Benchmark Replacement Conforming Changes and/or the Successor Rate and other Successor Rate Conforming Changes, in each case, in accordance with the applicable terms of Section 2.08;
(ii)this Agreement and any other Loan Document (i) may be amended solely with the consent of the Administrative Agent and the Parent Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct, amend or cure any ambiguity, mistake, inconsistency or defect or correct any typographical or obvious error or other manifest error in any Loan Document or any necessary or desirable technical change (including, without limitation, to effect administrative changes of a technical or immaterial nature or incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document) and (ii) may be amended in a manner that, in the reasonable opinion of the Parent Borrower and Administrative Agent, is more favorable to all Lenders, and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within ten (10) Business Days following receipt of notice thereof;
(iii)the Parent Borrower may enter into any amendment to this Agreement in accordance with Sections 2.24, 2.25 or 9.19 as expressly necessary to effect the provisions thereof as in effect on the Eighth Amendment Effective Date and such amendments shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document;
(iv)any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the rights or duties of Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders;
(v)this Agreement may be amended (or amended and restated) without the consent of any Lender (but with the consent of the Loan Parties and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated (but such Lender shall continue to be entitled to the benefits of Section 2.16 and Section 2.20), such Lender shall have no other commitment or other obligation hereunder and such Lender shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; and

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(vi)this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Loan Parties to add one or more additional credit facilities to this Agreement, to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(c)Each Lender grants (i) to the Administrative Agent the right (with the prior written consent of the Borrowers) to purchase all, or all of any Class, of such Lender’s Commitments and Loans owing to it and any related promissory notes held by it and all its rights and obligations hereunder and under the other Loan Documents and (ii) to the Parent Borrower the right to (A) repay all, or all of any Class, of such Lender’s Loans owing to it and any related promissory notes held by it on a non-pro rata basis or (B) cause an assignment of all, or all of any Class, of such Lender’s Commitments and Loans owing to it and any related promissory notes held by it and all its rights and obligations hereunder and under the other Loan Documents to one or more eligible assignees pursuant to Section 9.04, which right, in each case of clauses (i), (ii)(A) and (ii)(B) above, may be exercised by the Administrative Agent or the Parent Borrower, as the case may be, if such Lender (a “Non-Consenting Lender”) refuses to execute any amendment, modification, termination, waiver or consent to this Agreement; provided that, such Non-Consenting Lender shall receive in connection with such repayment, purchase or assignment, as applicable, payment equal to the aggregate amount of outstanding Loans owed to such Lender, together with all accrued and unpaid interest, fees and other amounts (other than indemnification and other contingent obligations that expressly survive pursuant to the terms of any Loan Document, in each case, not then due and payable) owed to such Lender under the Loan Documents at such time; and provided, further, that any such assignee under clauses (i) and (ii)(B) above shall agree to such amendment, modification, termination, waiver or consent. Each Lender agrees that, if the Administrative Agent or the Parent Borrower, as the case may be, exercises its option under clauses (i) and (ii)(B) of this Section 9.08(d), such Lender shall promptly, after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 9.04 (including an Assignment and Assumption duly executed by such Lender with respect to such assignment). In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one Business Day after receipt of such notice, the Parent Borrower shall be entitled (but not obligated), and such Lender authorizes, directs and grants an irrevocable power of attorney (which power is coupled with an interest) to the Parent Borrower, to execute and deliver, on behalf of such Lender as assignor, all documentation necessary to effectuate such assignment in accordance with Section 9.04 (including an Assignment and Assumption duly executed by such Lender with respect to such assignment) in the circumstances contemplated by this Section 9.08(d) and any documentation so executed and delivered by the Parent Borrower shall be effective for all purposes of documenting an assignment pursuant to and in accordance with Section 9.04.
(d)Notwithstanding anything herein to the contrary, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by Applicable Law, such Defaulting Lender shall not be entitled to vote in respect of waivers, amendments or modifications to any Loan Document and the Commitment and the outstanding Loans or other extensions of credit of such Defaulting Lender hereunder shall not be taken into account in determining whether the Required Lenders, Majority Revolving Lenders, Majority Term Lenders, all of the Lenders or any other class of Lenders, as required by this Section 9.08 or otherwise, have approved any such waiver, amendment or modification (and the definitions of “Required Lenders,” “Majority Revolving Lenders” and “Majority Term Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that, any such waiver, amendment or modification that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, shall require the prior written consent of such Defaulting Lender.

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Section 16.09Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 16.10Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 16.11WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (WHETHER IN CONTRACT, TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
Section 16.12Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 16.13Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by electronic transmission (including in .pdf or .tif format) shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” “delivery,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Assumption shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the

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case may be, to the extent and as provided for in any Applicable Law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 16.14Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 16.15Jurisdiction; Consent to Service of Process. (a)  Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court located in New York City, Borough of Manhattan, or Federal court of the United States of America sitting in the Southern District of New York, located in New York City, Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) arising out of or relating to this Agreement or the other Loan Documents (other than with respect to any action or proceeding by the Administrative Agent, the Collateral Agent, the Borrowers or any other Loan Party in respect of rights under any Security Document governed by laws other than the laws of the State of New York or with respect to any Collateral subject thereto), or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, the Arrangers, the Issuing Banks or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against each Borrower or its properties in the courts of any jurisdiction.
(a)Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(b)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 16.16Confidentiality. Each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its respective Affiliates and to its and its Affiliates’ respective partners, trustees, controlling persons, members, officers, directors, employees, representatives and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or any of its affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners or any bank regulatory authority), (c) to the extent required by Applicable Laws or by any subpoena or similar legal or administrative process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document (or any of the transactions contemplated hereby or thereby) or the enforcement of its rights hereunder or thereunder, (f) subject to an agreement containing provisions at least as restrictive as those of this Section 9.16 (including any “click through” or similar agreement), to (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Loan Documents, (ii) any pledgee referred to in Section 9.04(h) or (iii) any actual or prospective counterparty (or its advisors) to any interest rate swap or other similar derivative transaction relating to this Agreement or other transaction under which payments are to be made by reference to the Borrowers and its

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obligations under this Agreement or payments hereunder, (g) to credit insurance providers or, with prior written notice to the Parent Borrower, to the extent required by a potential or actual insurer or reinsurer in connection with providing insurance, reinsurance or other credit risk mitigation coverage under which payments are to be made or may be made by reference to the Parent Borrower, any of its Subsidiaries and any of their respective obligations, this Agreement or payments hereunder, (h) with the consent of the Borrowers, (i) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16, (j) to ratings agencies or (k) to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents. For the purposes of this Section, “Information” shall mean all financial statements, certificates, reports, agreements and other information received from the Parent Borrower or its Subsidiaries and related to the Parent Borrower or its business, other than any such financial statements, certificates, reports, agreements and other information that was available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure by the Borrowers or is or was independently developed by the Administrative Agent, the Collateral Agent, any Issuing Bank, any Lender or any of their respective affiliates; provided that any Information received from the Borrowers after the Closing Date shall be clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, each of the parties hereto agrees that each other party hereto (and each of its employees, representatives or agents) are permitted to disclose to any Persons, without limitation, the tax treatment and tax structure of the Loans and the other transactions contemplated by the Loan Documents and all materials of any kind (including opinions and tax analyses) that are provided to the Loan Parties, the Lenders, the Arrangers or any Agent related to such tax treatment and tax aspects. To the extent not inconsistent with the immediately preceding sentence, this authorization does not extend to disclosure of any other information or any other term or detail not related to the tax treatment or tax aspects of the Loans or the transactions contemplated by the Loan Documents. For the avoidance of doubt, nothing in this Section 9.16 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 9.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.
Section 16.17Mortgage Modifications. In connection with the Borrowers’ incurrence of additional Indebtedness pursuant to Section 2.24 or 2.25 and to the extent applicable additional Indebtedness is required by its terms to be secured by a first priority Lien pursuant to clause (a) of the definition of “Permitted Liens,” the Borrowers, solely to the extent reasonably requested by the Administrative Agent and subject to the time requirements to be set forth in the applicable definitive documentation executed in connection with the incurrence of such Indebtedness, shall take (or cause the applicable Subsidiary Guarantor to take) the following actions:
(a)enter into, and deliver to the Administrative Agent and the Collateral Trustee, at the direction and in the sole and reasonable discretion of the Administrative Agent and/or the Collateral Trustee (i) in the case of additional Indebtedness incurred pursuant to Section 2.24 or 2.25, a mortgage modification or new Mortgage, and (ii) in the case of additional Indebtedness required by its terms to be secured by a first priority Lien pursuant to clause (a) of the definition of “Permitted Liens,” a new Mortgage; in each case in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent;
(b)deliver a local counsel opinion in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Trustee;
(c)cause a title company approved by the Administrative Agent to have delivered to the Administrative Agent and the Collateral Trustee an endorsement to the title insurance policy delivered pursuant to the Existing Credit Agreement, date down(s) or other title insurance product evidence

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reasonably satisfactory to the Administrative Agent and/or the Collateral Trustee (including, without limitation, a title search) confirming and/or insuring that (i) the priority of the liens evidenced by insuring the continuing priority of the Lien of the Mortgage as security for such Indebtedness has not changed and (ii) confirming and/or insuring that (a) since the immediately prior incurrence of such additional Indebtedness, there has been no change in the condition of title and (b) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the Mortgage, other than the Permitted Liens (without adding any additional exclusions or exceptions to coverage);
(d)with respect to each Mortgaged Property required to be insured pursuant to the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1968, and the regulations promulgated thereunder, because it is located in an area which has been identified by the Secretary of Housing and Urban Development as a “special flood hazard area,” deliver to the Administrative Agent (i) a policy of flood insurance that (A) covers such Mortgaged Property and (B) is written in an amount reasonably satisfactory to the Administrative Agent, (ii) a “life of loan” standard flood hazard determination with respect to such Collateral and (iii) a confirmation that the Borrowers or such Subsidiary Guarantor has received the notice requested pursuant to Section 208(e)(3) of Regulation H of the Board; and
(e)upon the reasonable request of the Administrative Agent and/or the Collateral Trustee, deliver to the approved title company, the Collateral Trustee, the Administrative Agent and/or all other relevant third parties all other items reasonably necessary to maintain the continuing priority of the Lien of the Mortgage as security for such Indebtedness;
provided that, commencing on the Sixth Amendment Effective Date, the Administrative Agent may waive the requirements set forth in clauses (a), (b), (c) and (e) of this Section 9.17 in its sole and reasonable discretion.
Section 16.18Effect of Amendment and Restatement
. (a)  On the Closing Date, the Existing Credit Agreement shall be refinanced in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement, except to evidence the incurrence by the Borrowers of the “Obligations” under and as defined in the Existing Credit Agreement (whether or not such “Obligations” are contingent as of the Closing Date) and the Liens and security interests as granted under the applicable Loan Documents securing payment of such “Obligations” are in all respects continuing and in full force and effect and are reaffirmed hereby.
(a)The Lenders hereby authorize and direct the Collateral Trustee (as defined in the Collateral Trust Agreement) to execute and deliver all Security Documents and other documents or instruments necessary or advisable to effect this Agreement, including, for the avoidance of doubt, any modifications to any Mortgages previously executed and delivered to the Collateral Trustee (as defined in the Collateral Trust Agreement) by any Loan Party.
Section 16.19Permitted Amendments.
(a)Without limiting the foregoing, a Borrower may, by written notice from the Parent Borrower to the Administrative Agent from time to time, make one or more offers to all Lenders of an applicable Class to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to such Borrower. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendments and (ii) the date on which responses from the applicable Lenders in respect of such Permitted Amendment are required to be received (which shall not be less than three Business Days after the date of such notice). Only those Lenders that consent to such Permitted Amendment (the “Accepting Lenders”) will have the maturity of their applicable Loans and Commitments extended and be entitled to receive any increase in the

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Applicable Margin and any fees (including prepayment premiums or fees), in each case, as provided therein.
(b)The applicable Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent such documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Permitted Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Permitted Amendment, this Agreement shall be deemed amended, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the terms and provisions of the Permitted Amendment with respect to the Loans and Commitments of the Accepting Lenders (including any amendments necessary to treat the Loans and Commitments of the Accepting Lenders in a manner consistent with the other Loans and Commitments under this Agreement). Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 9.19 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions and customary Officer’s Certificates.
Section 16.20Certain Undertakings with Respect to Securitization Vehicles. (a) Each Secured Party, the Administrative Agent and the Collateral Agent agrees, and shall instruct the Collateral Trustee, that, prior to the date that is one year and one day after the payment in full of all the obligations of the Securitization Vehicle in connection with and under a Securitization, (i) the Collateral Agent and the other Secured Parties shall not be entitled, whether before or after the occurrence of any Event of Default, to (A) institute against, or join any other Person in instituting against, any Securitization Vehicle any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under the laws of the United States or any State thereof, (B) transfer and register the capital stock of any Securitization Vehicle or any other instrument evidencing any Sellers’ Retained Interest in the name of the Collateral Agent or a Secured Party or any designee or nominee thereof, (C) foreclose such security interest regardless of the bankruptcy or insolvency of the Parent Borrower or any Restricted Subsidiary, (D) exercise any voting rights granted or appurtenant to such capital stock of any Securitization Vehicle or any other instrument evidencing any Sellers’ Retained Interest or (E) enforce any right that the holder of any such capital stock of any Securitization Vehicle or any other instrument evidencing any Sellers’ Retained Interest might otherwise have to liquidate, consolidate, combine, collapse or disregard the entity status of such Securitization Vehicle and (ii) the Collateral Agent and other Secured Parties hereby waive and release any right to require (A) that any Securitization Vehicle be in any manner merged, combined, collapsed or consolidated with or into the Parent Borrower or any Restricted Subsidiary, including by way of substantive consolidation in a bankruptcy case or (B) that the status of any Securitization Vehicle as a separate entity be in any respect disregarded. Each Secured Party, the Administrative Agent and the Collateral Agent agree and acknowledge, and shall instruct the Collateral Trustee, that the agent acting on behalf of the holders of securitization indebtedness of the Securitization Vehicle is an express third party beneficiary with respect to this Section 9.20 and such agent shall have the right to enforce compliance by the Secured Parties, the Administrative Agent, the Collateral Agent and the Collateral Trustee with this Section.
(a)Upon the transfer or purported transfer by the Parent Borrower or any Restricted Subsidiary of Securitization Assets to a Securitization Vehicle in a Securitization, any Liens with respect to such Securitization Assets arising under this Agreement or any Security Document related to this Agreement shall automatically be released (and each of the Administrative Agent and the Collateral Agent, as applicable, is hereby authorized, and shall instruct the Collateral Trustee, to execute and enter into any such releases and other documents as the Parent Borrower may reasonably request in order to give effect thereto).
Section 16.21[Reserved].
Section 16.22PATRIOT Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers and each other Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other

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information that will allow such Lender or Administrative Agent, as applicable, to identify such Loan Party in accordance with the PATRIOT Act.
Section 16.23No Fiduciary Duty. Each Agent, each Arranger, each Co-Manager, each Lender and their respective Affiliates (collectively, solely for purposes of this Section 9.23, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their equity holders and/or their Affiliates. Each Borrower hereby agrees that nothing in the Loan Documents will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and such Borrower, its equity holders or its Affiliates, on the other hand. Each Borrower hereby acknowledges and agrees that (a) the transactions contemplated by this Agreement and the other Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other hand, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its equity holders or its Affiliates with respect to the transactions contemplated by this Agreement and the other Loan Documents (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its equity holders or its Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of any Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary duty to such Loan Party, in connection with such transaction or the process leading thereto.
Section 16.24Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 16.25Release and Reinstatement of Collateral.
(a)Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if at any time (including after a Collateral Reinstatement Event shall have occurred) a Collateral Release Event shall have occurred and be continuing, the Borrowers shall have the right to require that the Liens and other security interests created under the Security Documents shall no longer secure the Guaranteed Obligations, and that the Guaranteed Obligations shall no longer constitute Priority Lien Obligations under the Collateral Trust Agreement. Upon delivery to the Administrative

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Agent, the Collateral Agent and the Collateral Trustee of an Officer’s Certificate certifying to the occurrence of the Collateral Release Event and directing the Collateral Agent and the Collateral Trustee to release the Collateral securing the Guaranteed Obligations (the date of delivery of such Officer’s Certificate, the “Collateral Release Date”), all Liens and other security interests created under the Security Documents shall automatically cease to secure the Guaranteed Obligations and all covenants contained in this Agreement or any other Loan Document related to the grant or perfection of Liens on the Collateral to secure the Guaranteed Obligations shall be deemed to be of no force or effect. On and after the Collateral Release Date, the Collateral Agent shall, and shall direct the Collateral Trustee to, execute and deliver all such instruments, releases, financing statement amendments, Mortgage amendments or other agreements, and take all such further actions, at the request and expense of the Borrowers, as shall be necessary to effectuate the foregoing and ensure that the Guaranteed Obligations shall no longer constitute Priority Lien Obligations under the Collateral Trust Agreement and, each of the Lenders hereby irrevocably authorizes and directs the Administrative Agent, the Collateral Agent and the Collateral Trustee to execute and deliver each such instrument, release, financing statement amendment, Mortgage amendment or other agreement. Each Lender hereby authorizes the Administrative Agent, the Collateral Agent and the Collateral Trustee to enter into such amendments to the Collateral Trust Agreement and the other Security Documents as the Collateral Trustee, the Administrative Agent and the Collateral Agent reasonably deem necessary or advisable to effect the release of Liens and security interests securing the Guaranteed Obligations during a Collateral Release Period as contemplated in this Section 9.25.
(b)If, on any subsequent date, a Collateral Reinstatement Event shall occur, all Collateral and the Security Documents, and all Liens and security interests created thereunder, shall be reinstated automatically to secure the Guaranteed Obligations on the same terms as of the applicable Collateral Reinstatement Date, and the Loan Parties shall take all actions and deliver and execute all documents necessary or reasonably requested by the Administrative Agent to satisfy Section 5.09 and otherwise to grant to the Collateral Trustee, for the benefit of the Secured Parties, a perfected (subject to the limitations set forth in Section 3.19) first priority security interest in the Collateral (other than any Excluded Perfection Assets and, except with respect to Pledged Securities in the possession of the Collateral Trustee, subject to Permitted Liens, and in respect of Pledged Securities in the possession of the Collateral Trustee, the Permitted Liens set forth in clauses (g) and (o) of the definition thereof and with respect to any other Priority Lien Obligations) within 30 days of the occurrence of such Collateral Reinstatement Event (which 30 day period may be extended by the Administrative Agent in its reasonable discretion, without the requirement of any Lender consent) (the first date on which new security documentation is required to be delivered pursuant to the foregoing, the “Collateral Reinstatement Date”).
(c)In the event of any such reinstatement on a Collateral Reinstatement Date, no action taken or omitted to be taken by Parent Borrower or any of its Subsidiaries relating to the Borrowers’ and the Guarantor’s obligations to secure the Guaranteed Obligations with the Collateral prior to such reinstatement will give rise to a Default or Event of Default, and no Default or Event of Default will be deemed to exist or have occurred as a result of any failure by the Borrowers or any Guarantor to secure the Guaranteed Obligations with the Collateral prior to such reinstatement; provided that all Liens incurred pursuant to clause (bb) of the definition of “Permitted Liens” during the Collateral Release Period will be classified to have been incurred or issued pursuant to clause (f) of the definition of “Permitted Liens”. Notwithstanding that obligations to secure the Guaranteed Obligations with the Collateral may be reinstated after the Collateral Reinstatement Date, no Default, Event of Default or breach of any kind related to the obligations to secure the Guaranteed Obligations with the Collateral will be deemed to exist hereunder with respect to the such covenants, and none of the Borrowers or any of the Guarantors shall bear any liability for any actions taken or events occurring during the Collateral Release Period, or any actions taken at any time pursuant to any contractual obligation arising during any Collateral Release Period, in each case as a result of a failure to comply with such covenants during the Collateral Release Period (or, upon termination of the Release Period or after that time based solely on any action taken or event that occurred during the Collateral Release Period).

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Section 16.26Acknowledgement Regarding Any Supported QFCs.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree that with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions set out herein applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
Section 16.27Judgment Currency.
(a)The obligations of the Borrowers under the Loan Documents to make payments in dollars or an Alternative Currency, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or Lender under the Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date. Each Borrower shall indemnify and save the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This

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indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Administrative Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.
For purposes of determining the Dollar Equivalent, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 16.28Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender, Issuing Bank, Secured Party or any other Person (other than a Loan Party) (each, together with their respective successors and assigns, a “Payment Recipient”) who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient or other recipient that receives funds on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.28 and held in trust for the benefit of the Administrative Agent, and such Payment Recipient shall (and shall cause any other recipient that receives funds on its behalf to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Payment Recipient agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Payment Recipient shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge

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of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.28(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.28(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.28(a) or on whether or not an Erroneous Payment has been made.
(c)Each Payment Recipient authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned pursuant to Section 9.28(a).
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with Section 9.28(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrowers or the Administrative Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(e)Subject to Section 9.28(d) (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment in accordance with Section 9.04 and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable assigning Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by an assigning Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other

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distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to such Lender from time to time.
(f)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party; provided that this Section 9.28 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.
(g)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(h)Each party’s obligations, agreements and waivers under this Section 9.28 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 16.29Additional Borrowers.
(a)The Obligations of the Borrowers shall be joint and several in nature regardless of which such Person actually receives proceeds of any Credit Events hereunder or the amount of such proceeds received or the manner in which any Secured Party accounts for such proceeds on its books and records. Each Borrower hereby irrevocably appoints the Parent Borrower to act as its agent for all purposes of this Agreement and the other Loan Documents and agrees that (i) the Parent Borrower, may execute such documents on behalf of such Borrower as the Parent Borrower deems appropriate in its sole discretion and each Borrower shall be obligated by all of the terms of any such document executed on its behalf, (ii) any notice or communication delivered by any Secured Party to the Parent Borrower shall be deemed delivered to each Borrower and (iii) the Secured Parties may accept, and be permitted to rely on, any document, instrument or agreement executed by the Parent Borrower on behalf of each of the Loan Parties.

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(b)Any Borrower (other than the Parent Borrower) shall, for so long as it remains a Borrower, be a Subsidiary Guarantor. In the event of (x) a designation of any Borrower (other than the Parent Borrower) (such Borrower, a “Released Borrower”) as an Excluded Project Subsidiary pursuant to Section 6.10 or (y) any sale or other disposition of all of the Equity Interests in a Released Borrower to a Person that is not (either before or after giving effect to such transactions) the Parent Borrower or a Subsidiary Guarantor, then, in each case of clauses (x) and (y) above, such Released Borrower shall be automatically released and relieved of its obligations and rights (including its eligibility to request Borrowings) as a Borrower under this Agreement and all other Loan Documents; provided that, (i) in each case of clauses (x) and (y) above, each Borrower (other than such Released Borrower) shall have reaffirmed in writing all Obligations (including its obligations in respect of all Loans incurred by, and Letters of Credit issued on account of, such Released Borrower) and (ii) in respect of clause (y) above, such sale or other disposition is not prohibited by this Agreement and the proceeds of such sale or other disposition are applied in accordance with the applicable provisions hereof. At the expense of the Parent Borrower, the Administrative Agent shall execute and deliver to the Parent Borrower such documents as the Parent Borrower may reasonably request from time to time to evidence the release of a Released Borrower provided in this Section 9.29(b).

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